Exhibit 10.1
Execution Copy
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of December 10, 2010
among
OIL STATES INTERNATIONAL, INC.,
PTI GROUP INC.,
PTI PREMIUM CAMP SERVICES LTD.,
as Borrowers
THE LENDERS NAMED HEREIN,
WELLS FARGO BANK, N.A.,
as Administrative Agent, U.S. Collateral Agent,
the U.S. Swing Line Lender and an Issuing Bank,
ROYAL BANK OF CANADA,
as Canadian Administrative Agent,
Canadian Collateral Agent and the Canadian Swing Line Lender
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent
and
THE TORONTO-DOMINION BANK and THE BANK OF NOVA SCOTIA,
as Co-Documentation Agents

WELLS FARGO SECURITIES, LLC, RBC CAPITAL MARKETS
and J.P. MORGAN SECURITIES LLC
as Co-Lead Arrangers and Joint Bookrunners

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

Schedule 1.01(a)	Rolled Letters of Credit
Schedule 1.01(b)	U.S. Subsidiary Guarantors
Schedule 1.01(c)	Canadian Subsidiary Guarantors
Schedule 2.01	Lenders and Commitments
Schedule 3.08	Subsidiaries and Special Purpose Business Entities
Schedule 3.09	Litigation
Schedule 3.16(a)	Unfunded Plans
Schedule 3.16(b)	Canadian Benefit Plans
Schedule 3.17	Environmental Matters
Schedule 6.01	Outstanding Indebtedness on Effective Date
Schedule 6.02	Liens Existing on Effective Date
Schedule 6.04	Existing Investments

Exhibit A	[Reserved]
Exhibit B	Form of Assignment and Acceptance
Exhibit C-1	Form of U.S. Borrowing Request
Exhibit C-2	Form of Canadian Borrowing Request
Exhibit C-3	Form of Swing Line Borrowing Request
Exhibit D	[Reserved]
Exhibit E-1	Form of U.S. Pledge Agreement
Exhibit E-2	Form of Canadian Pledge Agreement
Exhibit F-1	Form of U.S. Security Agreement
Exhibit F-2	Form of Canadian Security Agreement
Exhibit F-3	Form of Australian Security Agreement
Exhibit G-1	Form of U.S. Subsidiary Guarantee Agreement
Exhibit G-2	Form of Canadian Subsidiary Guarantee Agreement
Exhibit G-3	Form of U.S. Borrower Guarantee Agreement
Exhibit G-4	Form of PTI Holdco Sub Guarantee Agreement
Exhibit G-5	Form of Australian Guarantee Agreement
Exhibit H-1	Form of Opinion of Vinson & Elkins L.L.P.
Exhibit H-2	Form of Opinion of Fraser Milner Casgrain LLP
Exhibit I	Form of Compliance Certificate
Exhibit J	Form of Discount Note

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THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 10, 2010, is among OIL STATES INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), PTI GROUP INC., a corporation amalgamated under the laws of the Province of Alberta (the “Canadian Parent”), PTI PREMIUM CAMP SERVICES LTD., a corporation amalgamated under the laws of the Province of Alberta (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers”), the Lenders (as defined in Article I), WELLS FARGO BANK, N.A. (“Wells Fargo”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as U.S. collateral agent (in such capacity, the “U.S. Collateral Agent”) for the Lenders, and ROYAL BANK OF CANADA (“RBC”), as administrative agent (in such capacity, the “Canadian Administrative Agent”) for the Canadian Lenders (as defined in Article I), and as Canadian collateral agent (in such capacity, the “Canadian Collateral Agent”) for the Canadian Lenders.
     The U.S. Borrower, the Canadian Parent, the lenders and agents party thereto, and Wells Fargo, as administrative agent for such lenders, are parties to that certain Credit Agreement dated as of October 30, 2003, as amended by Amendment No. 1 thereto dated as of January 31, 2005, Amendment No. 2 thereto dated as of December 5, 2006 and Amendment No. 3 thereto dated as of October 1, 2009 (as amended, the “Existing Credit Agreement”). The parties hereto desire to amend and restate the Existing Credit Agreement in its entirety.
     The U.S. Borrower has requested the U.S. Lenders to extend credit in the form of U.S. Loans to the U.S. Borrower in an aggregate principal amount at any time outstanding not in excess of U.S.$700,000,000. The Canadian Borrowers have requested the Canadian Lenders to extend credit in the form of Canadian Loans to the Canadian Borrowers in an aggregate principal amount at any time outstanding not in excess of U.S.$350,000,000 (or the Canadian Dollar Equivalent thereof). The Borrowers have requested the Issuing Banks to issue Letters of Credit to support payment obligations of the Borrowers and the Subsidiaries incurred in the ordinary course of business.
     To evidence the credit facilities requested hereunder, the parties hereto have agreed that this Agreement is an amendment and restatement of the Existing Credit Agreement, not a new or substitute credit agreement or novation of the Existing Credit Agreement, and each reference to a “Loan” or a “Letter of Credit” shall include each Loan made and each Letter of Credit issued heretofore under the Existing Credit Agreement as well as each Loan made and each Letter of Credit issued hereafter under this Agreement.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby (a) agree that the Existing Credit Agreement is amended and restated in its entirety by this Agreement and (b) further agree as follows:

ARTICLE I
Definitions
     SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Acceptance Fee” shall mean a fee payable in Canadian dollars by a Canadian Borrower to the Canadian Administrative Agent for the account of a Canadian Lender with respect to the acceptance of a B/A or the making of a B/A Equivalent Loan on the date of such acceptance or loan, calculated on the face amount of the B/A or the B/A Equivalent Loan at the rate per annum applicable on such date as set forth in the row labeled “Eurocurrency/B/A Spread” in the definition of the term “Applicable Percentage” on the basis of the number of days in the applicable Contract Period (including the date of acceptance and excluding the date of maturity) and a year of 365 days (it being agreed that the rate per annum applicable to any B/A Equivalent Loan is equivalent to the rate per annum otherwise applicable to the Bankers’ Acceptance which has been replaced by the making of such B/A Equivalent Loan pursuant to Section 2.22).
     “Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.
     “Administrative Agent Fee Letters” shall mean (a) the Fee Letter and (b) the letter dated as of December 10, 2010 between the Canadian Parent and the Canadian Administrative Agent.
     “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).
     “Administrative Agents” shall mean the Administrative Agent and the Canadian Administrative Agent.
     “Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied from time to time by the Applicable Administrative Agent.
     “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that for purposes of Section 6.07, the term “Affiliate” shall also include any person that directly or indirectly owns 5% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.
     “Agents” shall mean, collectively, the Administrative Agents and the Collateral Agents.

     “Aggregate L/C Exposure” shall mean, at any time, the sum of the U.S. L/C Exposure and the U.S. Dollar Equivalent of the Canadian L/C Exposure at such time.
     “Agreement” shall mean this Amended and Restated Credit Agreement dated as of December 10, 2010 among the Borrowers, the Lenders, and the Agents.
     “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.0% and (c) the Adjusted LIBO Rate for such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in U.S. dollars with a maturity of one month plus 1.0%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
     “Alternative Currency” shall mean the Euro, Pounds Sterling, Japanese Yen, Singapore Dollar, Australian Dollar, Hong Kong Dollar, Mexican Peso, Indian Rupee, Kuwaiti Dinar and each other currency (other than U.S. dollars or Canadian dollars) that is approved in accordance with Section 1.06.
     “Applicable Administrative Agent” shall mean (a) the Administrative Agent, with respect to any U.S. Loan or U.S. Letter of Credit, and (b) the Canadian Administrative Agent, with respect to any Canadian Loan or Canadian Letter of Credit.
     “Applicable Borrower” shall mean (a) the U.S. Borrower, with respect to the U.S. Revolving Credit Facility or the U.S. Term Loan Facility and (b) either the Canadian Parent or PTI Premium, with respect to the Canadian Revolving Credit Facility or the Canadian Term Loan Facility.
     “Applicable Collateral Agent” shall mean (a) the U.S. Collateral Agent, with respect to the U.S. Security Documents and the U.S. Collateral, or (b) the Canadian Collateral Agent, with respect to the Canadian Security Documents and the Canadian Collateral.
     “Applicable Issuing Bank” shall mean (a) Wells Fargo, JPMorgan Chase Bank, N.A., Capital One, N.A. or any other Issuing Bank that has issued, or has a commitment to issue, U.S. Letters of Credit, with respect to U.S. Letters of Credit, and (b) RBC, The Toronto-Dominion Bank, The Bank of Nova Scotia or any other Issuing Bank that has issued, or has a commitment to issue, Canadian Letters of Credit, with respect to Canadian Letters of Credit.
     “Applicable Lender” shall mean (a) when used with respect to the U.S. Revolving Credit Facility, the U.S. Term Loan Facility, the Canadian Revolving Credit Facility or the Canadian Term Loan Facility, a Lender that has a Commitment or holds a Loan with respect to such Facility, (b) with respect to the Letter of Credit Commitment, (i) the Issuing Banks and (ii) if any L/C Disbursements have been made by an Issuing Bank and not reimbursed or refinanced by Section 2.02(g), either the Canadian Revolving Lenders or the U.S. Revolving Lenders, as the case may be, and (c) with respect to the U.S. Swing Line Sublimit or the Canadian Swing Line Sublimit, the Applicable Swing Line Lender.

     “Applicable Percentage” shall mean, for any day, with respect to any Eurocurrency Loan, ABR Loan, B/A Loan, Canadian Prime Rate Loan, U.S. Base Rate Loan or the Commitment Fee, the applicable percentage set forth below under the applicable caption, based upon the Leverage Ratio as of the relevant date of determination:

		ABR, Canadian Prime
	Eurocurrency/B/A	Rate and U.S. Base	Commitment Fee
Leverage Ratio	Spread	Rate Spread	Percentage
Category 1
Less than 1.50 to 1.00	2.00%	1.00%	0.375%

Category 2
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	2.25%	1.25%	0.375%

Category 3
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	2.50%	1.50%	0.50%

Category 4
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	2.75%	1.75%	0.50%

Category 5
Greater than or equal to 3.00 to 1.00	3.00%	2.00%	0.50%
     Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements required by Section 5.04(a) or (b) and the Compliance Certificate required by Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements indicating another such change; provided, however, that at any time during which the U.S. Borrower has failed to deliver when due the financial statements required by Section 5.04(a) or (b) and the Compliance Certificate required by Section 5.04(c), respectively, the Leverage Ratio shall be deemed to be in Category 5 for purposes of determining the Applicable Percentage. Notwithstanding the foregoing, (x) from the Effective Date through but excluding the date of delivery to the Administrative Agent of financial statements required by Section 5.04(a) or (b) and the Compliance Certificate required by Section 5.04(c), respectively, the Leverage Ratio shall be deemed to be in Category 3 for purposes of determining the Applicable Percentage and (y) thereafter, the Applicable Percentage shall be based on the Leverage Ratio reflected in the most recently delivered financial statements required by Section 5.04(a) or (b) and the Compliance Certificate required by Section 5.04(c), respectively.
     “Applicable Pro Rata Percentage” shall mean the Canadian Applicable Pro Rata Percentage or the U.S. Applicable Pro Rata Percentage, as the context may require.

     “Applicable Required Lenders” shall mean (a) the Required U.S. Revolving Lenders with respect to the U.S. Revolving Credit Facility, (b) the Required U.S. Term Lenders with respect to the U.S. Term Loan Facility, (c) the Required Canadian Revolving Lenders with respect to the Canadian Revolving Credit Facility or (d) the Required Canadian Term Lenders with respect to the Canadian Term Loan Facility.
     “Applicable Swing Line Lender” shall mean (a) with respect to the U.S. Swing Line Sublimit, (i) the U.S. Swing Line Lender and (ii) if any U.S. Swing Line Loans are outstanding pursuant to Section 2.23(c), the U.S. Revolving Lenders and (b) with respect to the Canadian Swing Line Sublimit, (i) the Canadian Swing Line Lender and (ii) if any Canadian Swing Line Loans are outstanding pursuant to Section 2.23(c), the Canadian Revolving Lenders.
     “Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) of any or all of the property of the U.S. Borrower or any of its Subsidiaries to any person other than the U.S. Borrower or any of its Subsidiaries (other than (a) Equity Interests in the U.S. Borrower or directors’ qualifying shares in any Subsidiary, (b) inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, or (c) dispositions between or among Subsidiaries that are not Loan Parties)), provided that any asset sale or series of related asset sales described above having a value not in excess of U.S.$1,000,000 shall be deemed not to be an “Asset Sale” for purposes of this Agreement.
     “Assignee Group” shall mean two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04) and accepted by the Applicable Administrative Agent, in substantially the form of Exhibit B or such other form as shall be approved by the Applicable Administrative Agent.
     “Australian Guarantee Agreement” shall mean the Australian Guarantee Agreement, substantially in the form of Exhibit G-5, between PTI Australia 1 and PTI Australia 2 (as guarantors) in favor of the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.
     “Australian Security Agreements” shall mean the first ranking fixed and floating charges substantially in the form of Exhibit F-3 granted by PTI Australia 1 and PTI Australia 2 in favor of the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.
     “AutoBorrow Agreement” shall mean any agreement providing for automatic borrowing services between a Loan Party and a Swing Line Lender.

     “B/A Discount Rate” shall mean:
     (a) in relation to a Bankers’ Acceptance accepted by a Schedule I Bank, the CDOR Rate;
     (b) in relation to a Bankers’ Acceptance accepted by a Schedule II Bank or Schedule III Bank, the lesser of:
          (i) the annual interest rate equivalent to the arithmetic average of the Discount Rate then applicable to Bankers’ Acceptances accepted by the Schedule II Reference Banks or the Schedule III Reference Banks; and
          (ii) the CDOR Rate plus 0.10% per annum;
provided that, if both such rates are equal, then the “B/A Discount Rate” applicable thereto shall be the rate specified in (i) above; and
     (c) in relation to a B/A Equivalent Loan:
          (i) made by a Schedule I Bank, the CDOR Rate;
     (ii) made by a Schedule II Bank or Schedule III Bank, the rate determined in accordance with subparagraph (b) of this definition; and
     (iii) made by any other Lender, the CDOR Rate plus 0.10% per annum.
     “B/A Equivalent Loan” shall have the meaning assigned to such term in Section 2.22(h).
     “B/A Loan” shall mean a Borrowing comprised of one or more Bankers’ Acceptances or, as applicable, B/A Equivalent Loans. For greater certainty, all provisions of this Agreement that are applicable to Bankers’ Acceptances are also applicable, mutatis mutandis, to B/A Equivalent Loans.
     “Bankers’ Acceptance” and “B/A” shall mean a non-interest bearing draft denominated in Canadian dollars, drawn by a Canadian Borrower, and accepted by a Canadian Revolving Lender in accordance with this Agreement, and may include a depository note within the meaning of the Depository Bills and Notes Act (Canada) and a bill of exchange within the meaning of the Bills of Exchange Act (Canada).
     “Banking Services” shall mean each and any of the following bank services provided to the U.S. Borrower or any Subsidiary by any Lender or any Affiliate of a Lender: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
     “Banking Services Obligations” shall mean any and all obligations of the U.S. Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created,

arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrower Materials” shall have the meaning assigned to such term in Section 5.04.
     “Borrowing” shall mean a Canadian Revolving Borrowing, a Canadian Term Borrowing, a U.S. Revolving Borrowing, a U.S. Term Borrowing or a Swing Line Borrowing.
     “Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1, C-2, or C-3, as applicable, or such other form as shall be reasonably approved by the Applicable Administrative Agent.
     “Breakage Event” shall have the meaning assigned to such term in Section 2.15.
     “Business Day” shall mean (a) when used in connection with a Loan, Letter of Credit or payment denominated in U.S. dollars, any day other than a Saturday, Sunday or any day on which banks in Charlotte, Houston and New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in U.S. dollars in the London interbank market, (b) when used in connection with a Canadian Loan, Canadian Letter of Credit or payment denominated in Canadian dollars or U.S. dollars under the Canadian Revolving Credit Facility or Canadian Term Loan Facility, any day other than a Saturday, Sunday or any day on which banks in Toronto, Ontario and Calgary, Alberta are authorized or required by law to close and (c) when used in connection with a Letter of Credit or payment denominated in an Alternative Currency, any day on which banks are open for foreign exchange business in the principal financial center of the country of such Alternate Currency and on which the relevant office of the Applicable Issuing Bank is not authorized or required by law to close.
     “Calculation Date” shall mean (a) the first Business Day of each month, (b) the date of each Borrowing Request with respect to a Canadian Loan and (c) the Business Day preceding the issuance, amendment, extension or renewal of each Letter of Credit denominated in Canadian dollars or an Alternative Currency; provided, however, that none of the foregoing shall constitute a Calculation Date unless at the time thereof (or after giving effect to any Borrowing or Letter of Credit then being requested) Canadian Loans denominated in Canadian dollars or Letters of Credit denominated in Alternative Currencies are outstanding.
     “Canadian Applicable Pro Rata Percentage” shall mean with respect to any Canadian Revolving Lender or Canadian Term Lender, the Canadian Revolving Pro Rata Percentage or the Canadian Term Loan Pro Rata Percentage, respectively.
     “Canadian Benefit Plans” shall mean all employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by the Canadian Parent or any of the Canadian Subsidiaries, in each case covering employees in Canada.

     “Canadian Collateral” shall mean all “Collateral” as defined in any Canadian Security Document and, for the avoidance of doubt and in respect of the Australia Security Agreements, shall mean “Secured Property” as defined in the Australian Security Agreements.
     “Canadian Commitment” shall mean a Canadian Revolving Commitment or a Canadian Term Commitment, as the context requires.
     “Canadian Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
     “Canadian Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in U.S. dollars, the equivalent in Canadian dollars of such amount, determined by the Administrative Agent using the Exchange Rate then in effect.
     “Canadian dollars” and “C$” shall mean lawful currency of Canada.
     “Canadian GAAP” shall mean generally accepted accounting principles in Canada, as recommended from time to time by the Canadian Institute of Chartered Accountants, applied on a consistent basis.
     “Canadian L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements in respect of Canadian Letters of Credit that have not yet been reimbursed at such time. The Canadian L/C Exposure of any Canadian Revolving Lender at any time shall mean its Canadian Revolving Pro Rata Percentage of the aggregate Canadian L/C Exposure at such time.
     “Canadian L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
     “Canadian Lenders” shall mean Lenders having Canadian Commitments or outstanding Canadian Loans.
     “Canadian Loans” shall mean a Canadian Revolving Credit Loan or a Canadian Term Loan.
     “Canadian Pension Plans” shall mean each plan that is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by a Canadian Borrower or any of the Canadian Subsidiaries for its employees or former employees.
     “Canadian Pledge Agreement” shall mean the Canadian Pledge Agreement, substantially in the form of Exhibit E-2, among PTI Holdco Sub, the Canadian Borrowers, the Canadian Subsidiary Guarantors party thereto and the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.
     “Canadian Prime Rate” shall mean, on any day, the annual rate of interest equal to the greater of:

     (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its prime rate in effect at its principal office in Toronto, Ontario on such day for determining interest rates on Canadian dollar-denominated commercial loans made in Canada; and
     (b) the annual rate of interest equal to the sum of (i) the CDOR Rate in effect on such day and (ii) 1%.
When used in reference to any Loan or Borrowing, “Canadian Prime Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.
     “Canadian Revolving Borrowing” shall mean a group of Canadian Revolving Credit Loans of a single Type made, converted or continued by the Canadian Revolving Lenders on a single date and, in the case of a Eurocurrency Borrowing, as to which a single Interest Period is in effect and, in the case of a B/A Borrowing, as to which a single Contract Period is in effect.
     “Canadian Revolving Commitment” shall mean, with respect to each Canadian Revolving Lender, the commitment of such Canadian Revolving Lender to (a) make Canadian Revolving Credit Loans hereunder, (b) purchase participations in the Canadian L/C Exposure and (c) purchase participations in Canadian Swing Line Loans, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Canadian Revolving Credit Commitment”, or in the Assignment and Acceptance pursuant to which such Canadian Revolving Lender assumed its Canadian Revolving Commitment, as applicable, as the same may be (i) reduced from time to time pursuant to Section 2.09 and (ii) reduced or increased from time to time pursuant to assignments by or to such Canadian Revolving Lender pursuant to Section 9.04. The aggregate amount of the Canadian Revolving Commitments as of the Effective Date is $250,000,000.
     “Canadian Revolving Credit Exposure” shall mean, with respect to any Canadian Revolving Lender at any time, the aggregate principal amount at such time of all outstanding Canadian Revolving Credit Loans of such Lender denominated in U.S. dollars, plus the U.S. Dollar Equivalent of the aggregate principal amount at such time of all outstanding Canadian Revolving Credit Loans of such Canadian Revolving Lender denominated in Canadian dollars, plus the U.S. Dollar Equivalent of the aggregate amount at such time of such Canadian Revolving Lender’s Canadian Revolving Pro Rata Percentage of the Canadian L/C Exposure plus such Canadian Revolving Lender’s Canadian Revolving Pro Rata Percentage of the outstanding amount of all Canadian Swing Line Loans.
     “Canadian Revolving Credit Facility” shall mean at any time the aggregate amount of the Canadian Revolving Commitments of the Canadian Revolving Lenders at such time.
     “Canadian Revolving Credit Loans” shall mean (a) the Canadian dollar-denominated Revolving Credit Loans (including the aggregate face amount of outstanding B/As) made by the Canadian Revolving Lenders to the Canadian Borrowers hereunder and (b) the U.S. dollar-denominated Revolving Credit Loans made by the Canadian Revolving Lenders to the Canadian Borrowers. Each Canadian Revolving Credit Loan denominated in Canadian dollars shall be a

Canadian Prime Rate Loan or a B/A Loan. Each Canadian Revolving Credit Loan denominated in U.S. dollars and made to a Canadian Borrower shall be a Eurocurrency Loan or a U.S. Base Rate Loan.
     “Canadian Revolving Lender” shall mean any Canadian Lender that has a Canadian Revolving Commitment or holds a Canadian Revolving Credit Loan or a participation in a Canadian Letter of Credit or a Canadian Swing Line Loan.
     “Canadian Revolving Pro Rata Percentage” of any Canadian Revolving Lender, subject to any adjustment as provided in Section 2.24(c), shall mean the percentage of the aggregate Canadian Revolving Commitments represented by such Canadian Revolving Lender’s Canadian Revolving Commitment; provided that if the Canadian Revolving Commitments have terminated, the Canadian Revolving Pro Rata Percentages of the Canadian Revolving Lenders shall be determined based upon the Canadian Revolving Commitments most recently in effect, giving effect to any assignments.
     “Canadian Secured Parties” shall have the meaning assigned to such term in the Canadian Security Agreement.
     “Canadian Security Agreement” shall mean the Canadian Security Agreement, substantially in the form of Exhibit F-2, among the Canadian Borrowers and the Canadian Subsidiary Guarantors, as grantors, and the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.
     “Canadian Security Documents” shall mean the Canadian Security Agreement, the Canadian Pledge Agreement, Australian Security Agreements, and each other Security Document to which any Canadian Borrower, any Canadian Subsidiary Guarantor or any Subsidiary of a Canadian Borrower is a party and that purports to grant a Lien in the assets of any such person in favor of the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.
     “Canadian Subsidiaries” shall mean the Subsidiaries (other than the Canadian Parent) organized under the laws of Canada or any Province, territory or other political subdivision thereof.
     “Canadian Subsidiary Guarantee Agreement” shall mean the Canadian Subsidiary Guarantee Agreement, substantially in the form of Exhibit G-2, in favor of the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.
     “Canadian Subsidiary Guarantor” shall mean each Canadian Subsidiary (other than a Canadian Borrower) listed on Schedule 1.01(c), and each other Canadian Subsidiary that is or becomes a party to the Canadian Subsidiary Guarantee Agreement.
     “Canadian Swing Line Borrowing” shall mean a borrowing of a Canadian Swing Line Loan pursuant to Section 2.23(a)(ii) or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement.

     “Canadian Swing Line Lender” shall mean Royal Bank of Canada in its capacity as provider of Canadian Swing Line Loans, or any successor swing line lender hereunder.
     “Canadian Swing Line Loan” has the meaning assigned to such term in Section 2.23(a)(ii).
     “Canadian Swing Line Sublimit” shall mean $15,000,000. The Canadian Swing Line Sublimit is part of, and not in addition to, the Canadian Revolving Commitments.
     “Canadian Term Borrowing” shall mean a group of Canadian Term Loans of a single Type made, converted or continued by the Canadian Term Lenders on a single date, and in the case of a Eurocurrency Borrowing, as to which a single Interest Period is in effect.
     “Canadian Term Commitment” shall mean, with respect to each Canadian Term Lender, the commitment of such Canadian Term Lender to make a single Canadian Term Loan to PTI Premium on the Effective Date in an aggregate principal amount not to exceed the U.S. dollar amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate amount of the Canadian Term Commitments as of the Effective Date is $100,000,000.
     “Canadian Term Lender” shall mean any Canadian Lender that has a Canadian Term Commitment or holds a Canadian Term Loan.
     “Canadian Term Loan” shall mean the Canadian dollar and U.S. dollar-denominated term loans made by the Canadian Term Lenders to PTI Premium. Each Canadian Term Loan denominated in Canadian dollars shall be a Canadian Prime Rate Loan or a B/A Loan. Each Canadian Term Loan denominated in U.S. dollars shall be a Eurocurrency Loan or a U.S. Base Rate Loan.
     “Canadian Term Loan Facility” shall mean (a) at any time on or prior to the Effective Date, the aggregate amount of the Canadian Term Commitments at such time and (b) at any time after the Effective Date, the aggregate principal amount of the Canadian Term Loans of all Canadian Term Lenders outstanding at such time.
     “Canadian Term Loan Pro Rata Percentage” with respect to any Canadian Term Lender, (a) prior to the termination of the Canadian Term Commitments, the percentage of the aggregate Canadian Term Commitments represented by such Canadian Lender’s Canadian Term Commitment at such time and (b) following the termination of the Canadian Term Commitments, the percentage of the aggregate principal amount of the Canadian Term Loans represented by such Canadian Lender’s Canadian Term Loans at such time.
     “Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement.
     “Cash Collateralize” shall mean to pledge and deposit with or deliver to the Applicable Collateral Agent, for the benefit of the U.S. Secured Parties or the Canadian Secured Parties, as applicable, as collateral for the U.S. L/C Exposure or the Canadian L/C Exposure, as applicable, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Applicable Borrower, the Applicable Collateral Agent and the Applicable Issuing Banks (which documentation is hereby consented to by the Lenders). Derivatives of such term have corresponding meanings.
     “CDOR Rate” shall mean, for each day in any period, the annual rate of interest that is the rate based on an average rate applicable to Canadian dollar bankers’ acceptances for a term equal to the term of the relevant Contract Period (or for a term of one month for purposes of determining the Canadian Prime Rate) appearing on the Reuters Screen CDOR Page at approximately 10:00 a.m. (Standard Time), on such date, or if such date is not a Business Day, on the immediately preceding Business Day; provided that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate on such date shall be the Discount Rate quoted by the Canadian Administrative Agent (determined as of 10:00 a.m. (Standard Time) on such date) that would be applicable to Canadian dollar bankers’ acceptances in a comparable amount and with comparable maturity dates to the Bankers’ Acceptances requested by the applicable Canadian Borrower on such date or, if such date is not a Business Day, on the immediately preceding Business Day.
     “Change in Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the U.S. Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the U.S. Borrower by persons who were neither (i) nominated by the board of directors of the U.S. Borrower nor (ii) appointed by the directors so nominated or (c) the failure, without giving effect to the Exchangeable Shares, by the U.S. Borrower to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Canadian Parent.
     “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or an Issuing Bank (or, for purposes of Section 2.13, by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided however, for purposes of this Agreement and to the extent permitted by applicable laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement.

     “Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Canadian Revolving Credit Loans, Canadian Term Loans, U.S. Revolving Credit Loans or U.S. Term Loans, and (b) any Commitment, refers to whether such Commitment is a Canadian Revolving Commitment, Canadian Term Commitment, a U.S. Revolving Commitment or U.S. Term Commitment.
     “Co-Lead Arrangers” shall mean Wells Fargo Securities, LLC, RBC Capital Markets and J. P. Morgan Securities LLC, in such capacity.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” shall mean, collectively, all of the U.S. Collateral and the Canadian Collateral.
     “Collateral Agents” shall mean, collectively, the U.S. Collateral Agent and the Canadian Collateral Agent.
     “Commitment” shall mean, with respect to any Lender, such Lender’s U.S. Revolving Commitment, U.S. Term Commitment, Canadian Revolving Commitment or Canadian Term Commitment, and “Commitments” shall mean the U.S. Commitments and the Canadian Commitments.
     “Commitment Fees” shall have the meaning assigned to such term in Section 2.05(a).
     “Compliance Certificate” shall have the meaning assigned to such term in Section 5.04(c).
     “Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the U.S. Borrower dated October 2010.
     “Consolidated EBITDA” shall mean, for any period, EBITDA of the U.S. Borrower and the subsidiaries for such period, all determined on a consolidated basis.
     “Consolidated Interest Expense” shall mean, for any person for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations but excluding the amortization of debt discount and debt issuance costs) of such person for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of such person that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by such person with respect to interest rate Hedging Agreements.
     “Consolidated Net Income” shall mean, for any person for any period, the net income or loss of such person for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such subsidiary, (b) the income of any person in which any other person (other than such person or a wholly owned subsidiary thereof or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such person or a wholly owned subsidiary thereof by such person during such period, and (c) any gains or losses attributable to sales of assets out of the ordinary course of business.
     “Consolidated Net Worth” shall mean, at any time, the net worth or total shareholders’ equity of the U.S. Borrower and the subsidiaries on a consolidated basis determined in accordance with GAAP.
     “Contract Period” shall mean the term of a B/A Loan selected by a Canadian Borrower in accordance with Section 2.22, commencing on the date of such B/A Loan and expiring on a Business Day which shall be either 30 days, 60 days, 90 days or 180 days thereafter, provided that (a) subject to clause (b) below, each such period shall be subject to such extensions or reductions as may be reasonably determined by the Canadian Administrative Agent to ensure that each Contract Period shall expire on a Business Day, and (b) no Contract Period shall extend beyond the Maturity Date.
     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
     “Credit Event” shall have the meaning assigned to such term in Section 4.01.
     “Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.
     “Defaulting Lender” shall mean, subject to Section 2.24(d), any Lender that, as determined in good faith by the Applicable Administrative Agent, an Applicable Issuing Bank or a Swing Line Lender:
     (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, participations in respect of Letters of Credit or participations in Swing Line Loans, within three (3) Business Days of the date required to be funded by it hereunder;
     (b) has notified the U.S. Borrower, an Administrative Agent, any Issuing Bank, a Swing Line Lender or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its respective funding obligations hereunder or under other agreements generally;
     (c) has failed, within three (3) Business Days after request by an Administrative Agent, an Issuing Bank or a Swing Line Lender, to confirm in a manner satisfactory to such Administrative Agent, such Issuing Bank or such Swing Line Lender, as applicable, that it will comply with its funding obligations; or

     (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Insolvency Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
     “Discount Proceeds” shall mean the net cash proceeds to the applicable Canadian Borrower from the sale of a Bankers’ Acceptance pursuant hereto or, in the case of B/A Equivalent Loans, the amount of a B/A Equivalent Loan at the B/A Discount Rate, in any case, before deduction or payment of the fees to be paid to the Canadian Lenders under Section 2.06.
     “Discount Rate” shall mean, with respect to the issuance of a Bankers’ Acceptance, the rate of interest per annum, calculated on the basis of a year of 365 days, (rounded upwards, if necessary, to the nearest whole multiple of 1/100th of one percent) which is equal to the discount exacted by a purchaser taking initial delivery of such Bankers’ Acceptance, calculated as a rate per annum and as if the issuer thereof received the discount proceeds in respect of such Bankers’ Acceptance on its date of issuance and had repaid the respective face amount of such Bankers’ Acceptance on the maturity date thereof.
     “dollars”, “U.S. dollars”, “U.S.$” or “$” shall mean lawful money of the United States of America.
     “Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
     “EBITDA” shall mean, for any person for any period, Consolidated Net Income of such person for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any noncash charges or extraordinary losses for such period and (v) transaction costs associated with the Transactions in an aggregate amount not to exceed $30,000,000 plus such additional amounts as a result of currency exchange fluctuations in an amount reasonably acceptable to the Administrative Agent, and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other noncash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all noncash items of income for such period, all determined for such person on a consolidated basis in accordance with GAAP.
     “Effective Date” shall mean the date upon which all of the conditions set forth in Sections 4.01 and 4.02 are satisfied or waived in accordance with Section 9.08(b), which date shall not be later than March 31, 2011.

     “Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other person (other than a natural person).
     “Environmental Laws” shall mean all former, current and future federal, state, provincial, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.
     “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
     “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of any Plan to satisfy the Pension Funding Rules; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of a Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by a Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the receipt by a Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from a Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (g) the occurrence of a “prohibited transaction” with respect to which a Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which a Borrower or any such Subsidiary could otherwise be liable; or (h) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of a Borrower or any Subsidiary.
     “Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Event of Default” shall have the meaning assigned to such term in Article VII.
     “Exchange Rate” shall mean, on any day, (a) with respect to the Canadian Revolving Credit Facility and the Canadian Term Loan Facility only, for purposes of determining the U.S. Dollar Equivalent of Canadian dollars and the Canadian Dollar Equivalent, the Bank of Canada spot rate of exchange at which Canadian dollars may be exchanged into U.S. Dollars or at which U.S. Dollars may be exchanged into Canadian dollars, respectively at approximately 12:00 p.m. (Standard Time) on such day and (b) (i) for purposes of determining the U.S. Dollar Equivalent, the rate at which Canadian dollars or the applicable Alternative Currency may be exchanged into U.S. dollars and (ii) for purposes of determining the Canadian Dollar Equivalent, the rate at which U.S. dollars may be exchanged into Canadian dollars, in each case as set forth at approximately 12:00 p.m. (Standard Time) on such day on the applicable Bloomberg Currency Page. In the event that such rate does not appear on such Bloomberg Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the U.S. Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of Canadian dollars or U.S. dollars, as applicable, are then being conducted, at or about 12:00 p.m. (Standard Time) on such day for the purchase of U.S. dollars or Canadian dollars or Alternative Currencies, as the case may be, for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any method it deems commercially reasonable and appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
     “Exchangeable Shares” shall mean the non-voting Exchangeable Shares in the capital of PTI Holdco, issued to certain current or former shareholders of the Canadian Parent outstanding as of the Effective Date.
     “Excluded Taxes” shall mean, with respect to either Administrative Agent, any Lender, any Issuing Bank, either Swing Line Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on (or measured by) its overall net income (however denominated) and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or Swing Line Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.20(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Applicable Borrower with respect to such withholding tax pursuant to Section 2.19(a) and (d) any withholding taxes imposed because of FATCA (other than as a result of a Change in Law).
     “Existing Credit Agreement” shall have the meaning assigned to such term in the pre-amble.
     “Existing MAC Group Credit Agreement” shall mean the Amendment and Restatement Deed No. 2 — Loan Agreement dated as of October 15, 2010 among MAC Group, The MAC Linen Services Pty Ltd, MSL Nominees Pty Ltd and NAB.
     “Facility” shall mean the U.S. Revolving Credit Facility, the U.S. Term Loan Facility, the Canadian Revolving Credit Facility or the Canadian Term Loan Facility, in each case as the context may require.
     “FATCA” shall mean Sections 1471 through 1474 of the Code as of the date hereof and any regulations or official interpretations thereof.
     “FCPA” means the United States Foreign Corrupt Practices Act of 1977.
     “Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the rate (rounded upwards, if necessary, to the next 1/100 of 1%) for such transactions as determined by the Administrative Agent.
     “Fee Letter” shall mean the letter agreement dated as of October 14, 2010 among the Borrowers, the Wells Fargo Securities, LLC and the Administrative Agent.
     “Fees” shall mean, collectively, the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.
     “Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.
     “Foreign Lender” shall mean, with respect to a Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction and Canada and each Province thereof shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.
     “Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to an Issuing Bank, (a) such Defaulting Lender’s U.S. Revolving Pro Rata Percentage or Canadian Revolving Pro Rata Percentage, as applicable (determined, for the avoidance of doubt, without giving effect to any adjustment provided for in Section 2.24(c)) of the outstanding U.S. L/C Exposure or Canadian L/C Exposure, as applicable, less (b) any portion of the amount calculated under clause (a) above the risk participation with respect to which has been reallocated to other Applicable Lenders or Cash Collateralized in accordance with the terms hereof.
     “Fund” shall mean any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.
     “Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Granting Lender” shall have the meaning assigned to such term in Section 9.04(g).
     “Guarantee” of or by any person shall mean (a) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith. The term “Guarantee” as a verb has a corresponding meaning; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

     “Guarantee Agreements” shall mean, collectively, the U.S. Subsidiary Guarantee Agreement, the Canadian Subsidiary Guarantee Agreement, the U.S. Borrower Guarantee Agreement, the PTI Holdco Sub Guarantee Agreement and the Australian Guarantee Agreement.
     “Guarantors” shall mean, collectively, the U.S. Borrower, the Subsidiary Guarantors and PTI Holdco Sub.
     “Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
     “Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
     “Implementation Date” shall have the meaning assigned to it in the MAC Merger Agreement.
     “Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (provided that, for purposes hereof, the amount thereof shall be limited to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property), (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit and (j) all obligations of such person in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent that, by its terms, such Indebtedness is nonrecourse to such person.
     “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
     “Insolvency Law” shall mean, to the extent applicable, (a) Title 11 of the United States Code, (b) the Bankruptcy and Insolvency Act (Canada), (c) the Companies’ Creditors Arrangement Act (Canada) and (d) any similar federal, provincial, state, local or foreign bankruptcy or insolvency law applicable to the U.S. Borrower or any of its Subsidiaries, in each case as now constituted or hereafter amended or enacted.

     “Interest Coverage Ratio” for any period shall mean the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for the U.S. Borrower and the subsidiaries for such period. Solely for purposes of this definition, if, at any time the Interest Coverage Ratio is being determined, the U.S. Borrower or any subsidiary shall have completed a Permitted Acquisition or Asset Sale the consideration of which is greater than $25,000,000 since the beginning of the relevant four fiscal quarter period, the Interest Coverage Ratio shall be determined on a pro forma basis (using the criteria therefor described in Section 6.04(i)) as if such Permitted Acquisition or Asset Sale and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.
     “Interest Payment Date” shall mean (a) with respect to any ABR Loan, Canadian Prime Rate Loan, U.S. Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December, and the earlier of the Maturity Date and the date on which the applicable Commitment shall expire or be terminated as provided herein, and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the earlier of the Maturity Date and the date on which the applicable Commitment shall expire or be terminated as provided herein, and in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.
     “Interest Period” shall mean, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter, as a Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Issuing Bank” shall mean, as the context may require, (a) Wells Fargo, with respect to Letters of Credit issued by it, (b) JPMorgan Chase Bank, N.A., with respect to Letters of Credit issued by it, (c) RBC, with respect to Letters of Credit issued by it, (d) The Toronto-Dominion Bank, with respect to Letters of Credit issued by it, (e) The Bank of Nova Scotia, with respect to Letters of Credit issued by it, (f) Capital One, N.A., with respect to Letters of Credit issued by it, (g) with respect to each Rolled Letter of Credit, the Lender that issued such Rolled Letter of Credit, (h) any other Lender that may become an Issuing Bank pursuant to Section 2.21(j) or (l) with respect to Letters of Credit issued by such Lender, or (i) collectively, all the foregoing. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     “Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

     “ITA” shall mean the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder.
     “L/C Commitment” shall mean the commitment of each Issuing Bank to issue Letters of Credit pursuant to Section 2.21.
     “L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.
     “L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
     “Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.24), (b) any person that has become a party hereto pursuant to an Assignment and Acceptance and (c) the Swing Line Lenders.
     “Letter of Credit” shall mean any letter of credit issued (or, in the case of a Rolled Letter of Credit, deemed issued) pursuant to Section 2.21. A Letter of Credit shall be a “U.S. Letter of Credit” if issued for the account of the U.S. Borrower in U.S. dollars or an Alternative Currency, and a “Canadian Letter of Credit” if issued for the account of a Canadian Borrower in Canadian dollars.
     “Letter of Credit Application” shall mean an application and agreement for the issuance, amendment or extension of a Letter of Credit in the form from time to time in use by an Issuing Bank.
     “Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, the related Letter of Credit Application and any agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.
     “Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.04(a) or (b). Solely for purposes of this definition, if, at any time the Leverage Ratio is being determined, the U.S. Borrower or any subsidiary shall have completed a Permitted Acquisition or Asset Sale the consideration of which is greater than $25,000,000 since the beginning of the relevant four fiscal quarter period, the Leverage Ratio shall be determined on a pro forma basis (using the criteria therefor described in Section 6.04(i)) as if such Permitted Acquisition or Asset Sale, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.
     “LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1%) equal to (a) the applicable British Bankers Association Interest Settlement Rate for deposits in U.S. dollars (for delivery on the first day of such Interest Period) appearing on the Reuters “LIBOR01” screen (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) as of 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (b) if the rate as determined under clause (a) is not available at such time for any reason, then the applicable LIBO Rate with respect to any Eurocurrency Borrowing for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which the Administrative Agent or one of its affiliate banks offers to place deposits in Dollars for delivery on the first day of such Interest Period with first class banks in the London interbank market at approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of comparable term and amount and having a maturity equal to such Interest Period.
     “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, hypothec or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
     “Liquidity” shall mean, as of any date of determination, (a) the amount that the Borrowers are entitled to borrow as Canadian Revolving Credit Loans or U.S. Revolving Credit Loans hereunder (after giving effect to the outstanding principal amount of Canadian Revolving Credit Loans, U.S. Revolving Credit Loans, Swing Line Loans and the Aggregate L/C Exposure) plus (b) the amount of unrestricted cash (determined in accordance with GAAP) and Permitted Investments of the U.S. Borrower and its subsidiaries other than the MAC Group and its subsidiaries.
     “Loan Documents” shall mean, collectively, this Agreement, any Notes, if any, issued pursuant to Section 2.04(h), the Guarantee Agreements, the Security Documents, the Letter of Credit Documents, the Fee Letter and each other certificate, agreement, instrument or other document executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing; provided, however, that for purposes of Section 9.08, “Loan Documents” shall mean this Agreement, the Guarantee Agreements and the Security Documents.
     “Loan Parties” shall mean the Borrowers and the Guarantors.
     “Loans” shall mean, collectively, the U.S. Loans, the Canadian Loans and the Swing Line Loans.
     “MAC Group” shall mean The MAC Services Group Limited, a company organized under the laws of the Commonwealth of Australia.
     “MAC Merger” shall mean the acquisition by the U.S. Borrower (through a wholly owned indirect Subsidiary) of all outstanding Equity Interests of MAC Group, including the mergers contemplated by the MAC Merger Agreement in connection therewith.
     “MAC Merger Agreement” shall mean the Scheme Implementation Deed dated as of October 15, 2010 between MAC Group and the U.S. Borrower, as such agreement is in effect on the date hereof.

     “MAC Merger Instruments” shall mean, collectively, (a) the MAC Merger Agreement, (b) the Scheme of Arrangement dated as of October 15, 2010 between MAC Group and each person registered as a holder of fully paid ordinary shares in MAC Group in the MSL Share Register as at the Record Date (other than the Excluded Shareholders) (each such capitalized term as defined therein), (c) the Deed Poll dated as of October 15, 2010 by the U.S. Borrower and MAC Group in favor of each person registered as a holder of fully paid ordinary shares in MAC Group in the MSL Share Register as at the Record Date (other than the Excluded Shareholders) and (d) all schedules, certificates and exhibits relating thereto and ancillary agreements executed and delivered by MAC Group and other parties named in the MAC Merger Agreement, the Loan Parties in connection with the MAC Merger Agreement and the MAC Merger.
     “MAC Trust Account” shall mean the Australian dollar denominated trust account operated by MAC Group to hold monies on trust for the purpose of paying the Scheme Consideration to the Scheme Shareholders (as defined in the MAC Merger Agreement).
     “Margin Stock” shall have the meaning assigned to such term in Regulation U.
     “Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations or condition (financial or otherwise) of the U.S. Borrower and its subsidiaries (including, after the Implementation Date, MAC Group and its subsidiaries), taken as a whole, (b) material impairment of the ability of any Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders and the Agents under any Loan Document.
     “Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrowers and the Subsidiaries in an aggregate principal amount exceeding U.S.$25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of a Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
     “Material Subsidiary” shall mean any Subsidiary of the U.S. Borrower that, as of the most recent date for which financial statements required to be delivered pursuant to Sections 5.04(a) or (b) are available, has either (a) net tangible assets (excluding assets that are eliminated in the calculation of consolidated net tangible assets of the U.S. Borrower and its subsidiaries) that constitute more than 5% of the consolidated net tangible assets of the U.S. Borrower and its subsidiaries or (b) EBITDA greater than 5% of Consolidated EBITDA; provided that if (i) the combined net tangible assets of the Subsidiaries that are not considered to be Material Subsidiaries (referred to herein as the “Immaterial Subsidiaries”) exceeds 15% of consolidated net tangible assets of the U.S. Borrower and its subsidiaries, or (ii) the combined EBITDA of the Immaterial Subsidiaries exceeds 15% of Consolidated EBITDA, then one or more of such Immaterial Subsidiaries shall be deemed to be Material Subsidiaries in descending order based on the respective percentage of consolidated net tangible assets or percentage of Consolidated EBITDA until such excess shall have been eliminated; provided however that the MAC Group and its subsidiaries shall be disregarded for purposes of determining the “Material Subsidiaries”. Each Material Subsidiary listed on Schedules 1.01(b) and 1.01(c) is a Guarantor as of the Effective Date.
     “Maturity Date” shall mean December 10, 2015.
     “Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.
     “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “NAB” shall mean National Australia Bank Limited.
     “Obligations” shall mean all obligations defined as “Obligations” in the Subsidiary Guarantee Agreements and the Security Documents.
     “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
     “Participant” has the meaning assigned to such term in Section 9.04(d).
     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
     “Pension Act” shall mean the Pension Protection Act of 2006.
     “Pension Funding Rules” shall mean the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
     “Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Annex 1 to the Security Agreements.
     “Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(i).
     “Permitted Investments” shall mean:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, United States of America, Canada, the United Kingdom,

Australia or any other country that is a signatory to the Convention on the Organization for Economic Co-operation and Development (or by any agency, state, province or territory thereof to the extent such obligations are backed by the full faith and credit of such country or applicable state, province or territory), in each case maturing within one year from the date of acquisition thereof;
     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P, Moody’s, Canadian Bond Rating Service or Dominion Bond Rating Service Limited;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market and other deposit accounts issued or offered by, any domestic office of any Lender or any commercial bank organized under the laws of the United States of America, Canada, the United Kingdom or Australia or any state, province of territory thereof, that has a combined capital and surplus and undivided profits of not less than U.S.$500,000,000 (or, in the case of any bank that is a Lender, U.S.$200,000,000);
     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above; and
     (e) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.
     “person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
     “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code, and in respect of which the U.S. Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Platform” shall have the meaning assigned to such term in Section 5.04.
     “Pledge Agreements” shall mean, collectively, the U.S. Pledge Agreement and the Canadian Pledge Agreement.
     “Potential Defaulting Lender” shall mean, at any time, a Lender that has, or whose parent company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination that a Lender is a Potential Defaulting Lender will be made by an Administrative Agent in its sole discretion acting in good faith.
     “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office in San Francisco; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.
     “PTI Australia 1” shall mean PTI Holding Company 1 Pty Ltd ACN 146 700 441, a proprietary company incorporated in Australia, and the direct owner of 100% of the Equity Interests of PTI Australia 2.
     “PTI Australia 2” shall mean PTI Holding Company 2 Pty Ltd ACN 146 700 487, a proprietary company incorporated in Australia, and the direct owner of 100% of the Equity Interests of the MAC Group.
     “PTI Holdco” shall mean 892489 Alberta Inc., a corporation organized and existing under the laws of the Province of Alberta.
     “PTI Holdco Sub” shall mean 892493 Alberta Inc., a corporation organized and existing under the laws of the Province of Alberta, and the direct owner of 100% of the Equity Interests of the Canadian Parent.
     “PTI Holdco Sub Guarantee Agreement” shall mean the PTI Holdco Sub Guarantee Agreement, substantially in the form of Exhibit G-4, between PTI Holdco Sub and the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.
     “Public Lender” shall have the meaning assigned to such term in Section 5.04.
     “Refinancing Transactions” shall mean the refinancing of all obligations under the Existing Credit Agreement.
     “Register” shall have the meaning assigned to such term in Section 9.04(c).
     “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective partners, directors, officers, employees, agents and advisors of such person and such person’s Affiliates.
     “Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
     “Required Canadian Lenders” shall mean, at any time, Canadian Lenders having Canadian Loans, a share of the Canadian L/C Exposure and unused Canadian Revolving

Commitments representing at least a majority of the sum of all Canadian Loans outstanding, the Canadian L/C Exposure and unused Canadian Revolving Commitments at such time. For purposes of determining the Required Canadian Lenders at any time, the amount of any Canadian Loans denominated in Canadian dollars and the Canadian L/C Exposure shall be the U.S. Dollar Equivalent thereof at such time, as determined by the Administrative Agent using the then-applicable Exchange Rate.
     “Required Canadian Revolving Lenders“ shall mean, at any time, Canadian Revolving Lenders having Canadian Revolving Credit Loans, a share of the Canadian L/C Exposure and unused Canadian Revolving Commitments representing at least a majority of the sum of all Canadian Revolving Credit Loans outstanding, the Canadian L/C Exposure and unused Canadian Revolving Commitments at such time. For purposes of determining the Required Canadian Revolving Lenders at any time, the amount of any Canadian Revolving Credit Loans denominated in Canadian dollars and the Canadian L/C Exposure shall be the U.S. Dollar Equivalent thereof at such time, as determined by the Administrative Agent using the then-applicable Exchange Rate.
     “Required Canadian Term Lenders” shall mean, at any time, Canadian Term Lenders having Canadian Term Loans representing at least a majority of the sum of all Canadian Tern Loans outstanding at such time. For purposes of determining the Required Canadian Term Lenders at any time, the amount of any Canadian Term Loans denominated in Canadian dollars shall be the U.S. Dollar Equivalent thereof at such time, as determined by the Administrative Agent using the then-applicable Exchange Rate.
     “Required Lenders” shall mean, at any time, Lenders having Loans, a share of the Aggregate L/C Exposure and unused Revolving Commitments representing at least a majority of the sum of all Loans outstanding, the Aggregate L/C Exposure and unused Revolving Commitments at such time. For purposes of determining the Required Lenders at any time, the amount of any Canadian Loans denominated in Canadian dollars and Canadian L/C Exposure shall be the U.S. Dollar Equivalent thereof at such time, as determined by the Administrative Agent using the then-applicable Exchange Rate.
     “Required U.S. Lenders” shall mean, at any time, U.S. Lenders having U.S. Loans, a share of the U.S. L/C Exposure and unused U.S. Revolving Commitments representing at least a majority of the sum of all U.S. Loans outstanding, the U.S. L/C Exposure and unused U.S. Revolving Commitments at such time.
     “Required U.S. Revolving Lenders” shall mean, at any time, U.S. Revolving Lenders having U.S. Revolving Credit Loans, a share of the U.S. L/C Exposure and unused U.S. Revolving Commitments representing at least a majority of the sum of all U.S. Revolving Credit Loans outstanding, the U.S. L/C Exposure and unused U.S. Revolving Commitments at such time.
     “Required U.S. Term Lenders” shall mean, at any time, U.S. Term Lenders having U.S. Term Loans representing at least a majority of the sum of all U.S. Tern Loans outstanding at such time.

     “Reset Date” shall have the meaning assigned to such term in Section 1.05.
     “Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement or any other Loan Document.
     “Restricted Indebtedness” shall mean Subordinated Indebtedness of the U.S. Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).
     “Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the U.S. Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the U.S. Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the U.S. Borrower or any Subsidiary.
     “Revolving Commitments” shall mean the Canadian Revolving Commitments and the U.S. Revolving Commitments.
     “Revolving Credit Loans” shall mean U.S. Revolving Credit Loans or Canadian Revolving Credit Loans, as the context may require.
     “Rolled Letter of Credit” shall mean each Letter of Credit previously issued for the account of a Borrower that (a) is outstanding on the Effective Date and (b) is listed on Schedule 1.01(a).
     “Schedule I Bank” shall mean a bank that is a Canadian chartered bank listed on Schedule I under the Bank Act (Canada).
     “Schedule II Bank” shall mean a bank that is a Canadian chartered bank listed on Schedule II under the Bank Act (Canada).
     “Schedule II Reference Banks” shall mean no more than three Schedule II Banks as approved by the Canadian Administrative Agent and the Borrowers.
     “Schedule III Bank” shall mean a bank that is a Canadian bank listed on Schedule III under the Bank Act (Canada).
     “Schedule III Bank” shall mean no more than three Schedule III Banks as approved by the Canadian Administrative Agent and the Borrowers.
     “Scheme Consideration” shall have the meaning assigned to it in the MAC Merger Agreement.
     “SEC” shall mean the Securities and Exchange Commission, and any successor entity.

     “Second Court Date” shall have the meaning assigned to it in the MAC Merger Agreement.
     “Secured Parties” shall mean, collectively, the U.S. Secured Parties and the Canadian Secured Parties.
     “Security Agreements” shall mean, collectively, the U.S. Security Agreement, the Canadian Security Agreement and the Australian Security Agreement.
     “Security Documents” shall mean the Security Agreements, the Pledge Agreements, and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.
     “Solvent” shall mean, with respect to any person, (a) the fair value of the assets of such person exceeds its debts and liabilities, contingent or otherwise; (b) the present fair saleable value of the property of such person are greater than the amount that will be required to pay the probable liability associated with its debts and other liabilities, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such person is able to pay its debts and liabilities, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such person does not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.
     “S&P” shall mean Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereof which is a nationally recognized statistical rating organization.
     “SPC” shall have the meaning assigned to such term in Section 9.04(g).
     “Special Purpose Business Entity” shall mean each entity listed on Schedule 3.08 as being a Special Purpose Business Entity and any other entity formed by the Canadian Parent or any of its Subsidiaries, or in which the Canadian Parent or any of its Subsidiaries acquires an Equity Interest, in each case so long as (i) such entity is formed, or such Equity Interest is acquired, after October 30, 2003, (ii) such entity is, or proposes to engage in, a joint venture with persons that are, or are owned or controlled by, aboriginal peoples in Alaska or Canada, (iii) any loans or advances to, or investments in such Special Purpose Business Entity is permitted by Section 6.04, and (iv) the Canadian Parent delivers a certificate of a Responsible Officer to the Administrative Agents designating such Special Purpose Business Entity as such and certifying compliance with the foregoing requirements of this definition.
     “Specified Representations” shall mean, to the extent applicable to the MAC Group and its subsidiaries, the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.04(a), 3.12, 3.19 and 3.22.
     “Stage 1 CP Satisfaction Date” shall mean the date three Sydney Business Days before the Second Court Date.

     “Standard Time” shall mean eastern standard time or eastern daylight savings time, as applicable on the relevant date.
     “Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Subordinated Indebtedness” shall mean Indebtedness of a Loan Party that is subordinated to the prior payment in full of the Obligations on terms reasonably satisfactory to the Administrative Agent.
     “subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
     “Subsidiary” shall mean any subsidiary of the U.S. Borrower other than a Special Purpose Business Entity.
     “Subsidiary Guarantee Agreements” shall mean, collectively, the U.S. Subsidiary Guarantee Agreement, the Canadian Subsidiary Guarantee Agreement and the Australian Guarantee Agreement.
     “Subsidiary Guarantors” shall mean, collectively, the U.S. Subsidiary Guarantors, the Canadian Subsidiary Guarantors, PTI Holdco, PTI Australia 1 and PTI Australia 2.
     “Swing Line Borrowing” shall mean a U.S. Swing Line Borrowing or a Canadian Swing Line Borrowing, as the context may require.
     “Swing Line Lender” shall mean the U.S. Swing Line Lender or the Canadian Swing Line Lender, as the context may require.
     “Swing Line Loan” shall mean a U.S. Swing Line Loan or a Canadian Swing Line Loan, as the context may require.
     “Swing Line Payment Date” shall mean (a) if an AutoBorrow Agreement is in effect, the earliest to occur of (i) the date required by such AutoBorrow Agreement, (ii) demand is made by the Applicable Swing Line Lender and (iii) the Maturity Date, or (b) if an AutoBorrow Agreement is not in effect, the earlier to occur of (i) three (3) Business Days after demand is made by the Applicable Swing Line Lender if no Default or Event of Default exists, and otherwise upon demand by the Applicable Swing Line Lender and (ii) the Maturity Date.
     “Swing Line Sublimit” shall mean the U.S. Swing Line Sublimit or the Canadian Swing Line Sublimit, as the context may require.
     “Sydney Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in Sydney, Australia are authorized or required by law to close.
     “Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the U.S. Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than the U.S. Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the U.S. Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.
     “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, assessments, charges, liabilities or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Term Commitment” shall mean the U.S. Term Commitment and/or the Canadian Term Commitment, as the context may require.
     “Term Loans” shall mean the U.S. Term Loans or the Canadian Term Loans, as the context may require.
     “Total Canadian Revolving Commitment” shall mean, at any time, the aggregate amount of the Canadian Revolving Commitments, as in effect at such time.
     “Total Debt” at any time shall mean the Indebtedness of the U.S. Borrower and its subsidiaries at such time (excluding Indebtedness of the type described in clause (i) of the definition of such term, except to the extent of any unreimbursed drawings thereunder).
     “Total U.S. Revolving Commitment” shall mean, at any time, the aggregate amount of the U.S. Revolving Commitments, as in effect at such time.
     “Transactions” shall mean, collectively, (a) the consummation of the MAC Merger, (b) the entering by the Loan Parties into Loan Documents to which they are to be a party, (c) the Refinancing Transactions, and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
     “Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate, the

Alternate Base Rate, the Canadian Prime Rate, the U.S. Base Rate and the B/A Discount Rate applicable to Bankers’ Acceptances and B/A Equivalent Loans.
     “U.S. Applicable Pro Rata Percentage” shall mean with respect to any U.S. Revolving Lender or U.S. Term Lender, the U.S. Revolving Pro Rata Percentage or the U.S. Term Loan Pro Rata Percentage, respectively.
     “U.S. Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the rate of interest per annum publicly announced from time to time by the Canadian Administrative Agent as its base rate in effect at its principal office in Toronto, Ontario for determining interest rates on U.S. dollar-denominated commercial loans made in Canada, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.0% and (c) the sum of the Adjusted LIBO Rate in effect for such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in U.S. dollars with a maturity of one month plus 1.0%. Each change in the U.S. Base Rate shall be effective on the date such change is publicly announced as being effective.
     “U.S. Borrower Guarantee Agreement” shall mean the U.S. Borrower Guarantee Agreement, substantially in the form of Exhibit G-3, between the U.S. Borrower and the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.
     “U.S. Collateral” shall mean all “Collateral” as defined in any Security Document, other than Canadian Collateral.
     “U.S. Commitment” shall mean a U.S. Revolving Commitment or a U.S. Term Commitment, as the context requires.
     “U.S. Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
     “U.S. Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in Canadian dollars or an Alternative Currency, the equivalent in U.S. dollars of such amount, determined by the Administrative Agent using the Exchange Rate then in effect.
     “U.S. L/C Exposure” shall mean at any time the sum of (a) the U.S. Dollar Equivalent of the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time plus (b) the U.S. Dollar Equivalent of the aggregate principal amount of all L/C Disbursements in respect of U.S. Letters of Credit that have not yet been reimbursed at such time. The U.S. L/C Exposure of any U.S. Revolving Lender at any time shall mean its U.S. Revolving Pro Rata Percentage of the aggregate U.S. L/C Exposure at such time.
     “U.S. L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c)
     “U.S. Lenders” shall mean the Lenders having U.S. Commitments or outstanding U.S. Loans.
     “U.S. Loan” shall mean a U.S. Revolving Credit Loan or a U.S. Term Loan. Each U.S. Loan shall be an ABR Loan or a Eurocurrency Loan.

     “U.S. Pledge Agreement” shall mean the U.S. Pledge Agreement, substantially in the form of Exhibit E-1, among the U.S. Borrower, the Subsidiaries party thereto and the U.S. Collateral Agent for the benefit of the Secured Parties.
     “U.S. Revolving Borrowing” shall mean group of U.S. Revolving Credit Loans of a single Type made, converted or continued by the U.S. Revolving Lenders on a single date and, in the case of a Eurocurrency Borrowing, as to which a single Interest Period is in effect.
     “U.S. Revolving Commitment” shall mean, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to (a) make U.S. Revolving Credit Loans hereunder, (b) purchase participations in the U.S. L/C Exposure and (c) purchase participations in U.S. Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “U.S. Revolving Credit Commitment”, or in the Assignment and Acceptance pursuant to which such U.S. Revolving Lender assumed its U.S. Revolving Commitment, as applicable, as the same may be (i) reduced from time to time pursuant to Section 2.09 and (ii) reduced or increased from time to time pursuant to assignments by or to such U.S. Revolving Lender pursuant to Section 9.04. The aggregate amount of the U.S. Revolving Commitments as of the Effective Date is $500,000,000.
     “U.S. Revolving Credit Exposure” shall mean, with respect to any U.S. Revolving Lender at any time, the aggregate principal amount at such time of all outstanding U.S. Revolving Credit Loans of such U.S. Revolving Lender, plus the U.S. Dollar Equivalent of the aggregate amount at such time of such U.S. Revolving Lender’s U.S. Revolving Pro Rata Percentage of the U.S. L/C Exposure plus such U.S. Revolving Lender’s U.S. Revolving Pro Rata Percentage of the outstanding amount all U.S. Swing Line Loans.
     “U.S. Revolving Credit Facility” shall mean at any time the aggregate amount of the U.S. Revolving Commitments of the U.S. Revolving Lenders at such time.
     “U.S. Revolving Credit Loan” shall mean the U.S. dollar-denominated Revolving Credit Loans made by the U.S. Revolving Lenders to the U.S. Borrower.
     “U.S. Revolving Lender” shall mean any U.S. Lender that has a U.S. Revolving Commitment or holds a U.S. Revolving Credit Loan or a participation in a U.S. Letter of Credit or a U.S. Swing Line Loan.
     “U.S. Revolving Pro Rata Percentage” of any U.S. Revolving Lender, subject to any adjustment as provided in Section 2.24(c), the percentage of the aggregate U.S. Revolving Commitments represented by such U.S. Revolving Lender’s U.S. Revolving Commitment; provided that if the U.S. Revolving Commitments have terminated, the U.S. Revolving Pro Rata Percentages of the U.S. Revolving Lenders shall be determined based upon the U.S. Revolving Commitments most recently in effect, giving effect to any assignments.
     “U.S. Secured Parties” shall have the meaning assigned to such term in the U.S. Security Agreement.

     “U.S. Security Agreement” shall mean the U.S. Security Agreement, substantially in the form of Exhibit F-1, among the U.S. Borrower, the Subsidiaries party thereto and the U.S. Collateral Agent for the benefit of the Secured Parties.
     “U.S. Security Documents” shall mean the U.S. Security Agreement, the U.S. Pledge Agreement and each other Security Document to which the U.S. Borrower or any Domestic Subsidiary is a party and that purports to grant a Lien in the assets of any such person in favor of the U.S. Collateral Agent for the benefit of the Secured Parties.
     “U.S. Subsidiary Guarantee Agreement” shall mean the U.S. Subsidiary Guarantee Agreement, substantially in the form of Exhibit G-1, between the U.S. Subsidiary Guarantors and the U.S. Collateral Agent for the benefit of the Secured Parties.
     “U.S. Subsidiary Guarantor” shall mean each Subsidiary of the U.S. Borrower listed on Schedule 1.01(b), and each other Material Subsidiary that is or becomes a party to the U.S. Subsidiary Guarantee Agreement.
     “U.S. Swing Line Borrowing” shall mean a borrowing of a U.S. Swing Line Loan pursuant to Section 2.23(a)(i) or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement.
     “U.S. Swing Line Lender” shall mean Wells Fargo in its capacity as provider of U.S. Swing Line Loans, or any successor swing line lender hereunder.
     “U.S. Swing Line Loan” has the meaning assigned to such term in Section 2.23(a)(i).
     “U.S. Swing Line Sublimit” shall mean U.S.$75,000,000. The U.S. Swing Line Sublimit is part of, and not in addition to, the U.S. Revolving Commitments.
     “U.S. Term Borrowing” shall mean group of U.S. Term Loans of a single Type made, converted or continued by the U.S. Term Lenders on a single date and, in the case of a Eurocurrency Borrowing, as to which a single Interest Period is in effect.
     “U.S. Term Commitment” shall mean, with respect to each U.S. Term Lender, the commitment of such U.S. Term Lender to make a single U.S. Term Loan to the U.S. Borrower on the Effective Date in an aggregate principal amount not to exceed the U.S. dollar amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate amount of the U.S. Term Commitments as of the Effective Date is $200,000,000.
     “U.S. Term Lender” shall mean any U.S. Lender that has a U.S. Term Commitment or holds a U.S. Term Credit Loan.
     “U.S. Term Loan” shall mean the U.S. dollar-denominated term loans made by the U.S. Term Lenders to the U.S. Borrower.
     “U.S. Term Loan Facility” shall mean (a) at any time on or prior to the Effective Date, the aggregate amount of the U.S. Term Commitments at such time and (b) at any time after the

Effective Date, the aggregate principal amount of the U.S. Term Loans of all U.S. Term Lenders outstanding at such time.
     “U.S. Term Loan Pro Rata Percentage” with respect to any U.S. Term Lender, (a) prior to the termination of the U.S. Term Commitments, the percentage of the aggregate U.S. Term Commitments represented by such U.S. Lender’s U.S. Term Commitment at such time and (b) following the termination of the U.S. Term Commitments, the percentage of the aggregate principal amount of the U.S. Term Loans represented by such U.S. Lender’s U.S. Term Loans at such time.
     “wholly owned Subsidiary” of any person shall mean (a) any subsidiary of such person of which securities (except for directors’ qualifying shares and, in the case of PTI Holdco, the Exchangeable Shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person or (b) any subsidiary that is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction, provided that such person, directly or indirectly, owns the remaining Equity Interests in such subsidiary and, by contract or otherwise, controls the management and business of such subsidiary and derives economic benefits of ownership of such subsidiary to substantially the same extent as if such subsidiary were a wholly owned subsidiary.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the U.S. Borrower notifies the Administrative Agent that the Borrowers wish to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the U.S. Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrowers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the U.S. Borrower and the Required Lenders.
     SECTION 1.03 Several Obligations; Power of Attorney. (a) Subject to the U.S. Borrower’s obligations under the U.S. Borrower Guarantee Agreement, the obligations of the Borrowers to pay the principal of and interest on each Loan are several and not joint, and the Canadian Parent, its Subsidiaries and any other Canadian Subsidiaries shall not be liable for the payment obligations of the U.S. Borrower hereunder.
     (b) Each of the Canadian Borrowers hereby appoints the U.S. Borrower and each of its officers to be its attorneys in fact (its “Attorneys”) and in its name and on its behalf and as its act and deed or otherwise to sign all documents and carry out all such acts as are necessary or appropriate in connection with executing any Borrowing Request, any Loan Documents or any other instruments, certificates or documents delivered thereunder or in connection therewith (collectively, the “Documents”). This Power of Attorney shall be valid for the duration of the term of this Agreement. Each Canadian Borrower hereby ratifies any and all acts which any of its Attorneys shall do in order to execute on its behalf, or in connection with, the Documents mentioned herein.
     SECTION 1.04 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “U.S. Revolving Credit Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency U.S. Revolving Credit Loan”). Borrowings also may be classified and referred to by Class (e.g., a “U.S. Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency U.S. Revolving Borrowing”).
     SECTION 1.05 Exchange Rate Calculations. On each Calculation Date, the Administrative Agent shall (a) determine the Exchange Rate as of such Calculation Date and (b) give notice thereof to the Borrowers and to each Lender that shall have requested such information. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (each, a “Reset Date”) and shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between U.S. Dollars and Canadian dollars or any other Alternative Currency.
     SECTION 1.06 Additional Alternative Currencies. The Borrowers may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into U.S. dollars. Such request shall be subject to the approval of the Administrative Agent and the Applicable Issuing Bank. Any such request shall be made to the Administrative Agent not later than 12:00 p.m. (Standard Time), ten Business Days prior to the date of the requested Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and the Applicable Issuing Bank, in its or their sole discretion). The Administrative Agent shall promptly notify the Applicable Issuing Bank thereof. The Applicable Issuing Bank shall notify the Administrative Agent, not later than 12:00 p.m. (Standard Time), five Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit, as the case may be, in such requested currency. Any failure by the Applicable Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Issuing Bank to issue the requested Letters of Credit in such requested currency at that time. If the Administrative Agent and the Applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Borrowers.
ARTICLE II
The Credits
     SECTION 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:
     (a) each U.S. Revolving Lender agrees, severally and not jointly, to make U.S. Revolving Credit Loans in U.S. dollars to the U.S. Borrower, at any time and from time to time on or after the Effective Date, and until the earlier of the Maturity Date and the termination of the U.S. Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s U.S. Revolving Credit Exposure exceeding such Lender’s U.S. Revolving Commitment;
     (b) each Canadian Revolving Lender agrees, severally and not jointly, to make Canadian Revolving Credit Loans in Canadian dollars and/or U.S. dollars to either Canadian Borrower at any time and from time to time on or after the Effective Date, and until the earlier of the Maturity Date and the termination of the Canadian Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Canadian Revolving Credit Exposure exceeding such Lender’s Canadian Revolving Commitment;
     (c) each U.S. Term Lender agrees, severally and not jointly, to make a single U.S. Term Loan in U.S. dollars to the U.S. Borrower on the Effective Date, in a principal amount not to exceed such Lender’s U.S. Term Commitment;

     (d) each Canadian Term Lender agrees, severally and not jointly, to make a single Canadian Term Loan in Canadian dollars or U.S. dollars to PTI Premium on the Effective Date, in a principal amount not to exceed such Lender’s Canadian Term Commitment;
     (e) the U.S. Swing Line Lender agrees to make Swing Line Loans in U.S. dollars to the U.S. Borrower in accordance with Section 2.23;
     (f) the Canadian Swing Line Lender agrees to make Swing Line Loans in Canadian dollars or U.S. dollars to either Canadian Borrower in accordance with Section 2.23; and
     (g) within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Credit Loans and the Borrowers may prepay the Term Loans but no amount paid or repaid with respect to the Term Loans may be reborrowed.
     SECTION 2.02 Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Applicable Lenders ratably in accordance with their Applicable Pro Rata Percentages of the applicable Facility; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(g), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) in the case of ABR Loans or U.S. Base Rate Loans, an integral multiple of U.S.$100,000 and in a minimum amount of U.S.$500,000, (ii) in the case of Eurocurrency Loans, an integral multiple of U.S.$1,000,000 and in a minimum amount of U.S.$3,000,000, (iii) in the case of Canadian dollar-denominated Loans, an integral multiple of C$100,000 and in a minimum amount of C$1,000,000 or (iv) equal to the remaining available balance of the applicable Commitment.
     (b) Subject to Sections 2.08 and 2.14, (i) each Borrowing denominated in U.S. dollars shall be comprised entirely of ABR Loans (if made to the U.S. Borrower), U.S. Base Rate Loans (if made to a Canadian Borrower) or Eurocurrency Loans as the Applicable Borrower may request pursuant to Section 2.03 and (ii) each Borrowing denominated in Canadian dollars shall be comprised entirely of B/A Loans or Canadian Prime Rate Loans as a Canadian Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurocurrency Loan or Canadian Loan denominated in U.S. dollars by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement or cause any Borrower to incur any cost under Section 2.19 that would not have been incurred but for the exercise of such option. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurocurrency Borrowings outstanding hereunder at any time or more than ten B/A Borrowings outstanding hereunder at any time. For purposes of the foregoing, Eurocurrency Borrowings having different Interest Periods and B/A Borrowings having different Contract Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Except with respect to Loans made pursuant to Section 2.02(g), each U.S. Lender making Loans denominated in U.S. dollars to the U.S. Borrower shall make each such Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 1:00 p.m. (Standard Time) in the case of a Eurocurrency Borrowing, or 3:00 p.m. (Standard Time) in the case of an ABR Borrowing, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the U.S. Borrower in the applicable Borrowing Request. Except with respect to Loans made pursuant to Section 2.02(g), each Canadian Lender making Loans to a Canadian Borrower shall make each Canadian Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in Toronto, Ontario, as the Canadian Administrative Agent may designate not later than 1:00 p.m. (Standard Time) in the case of a Eurocurrency Borrowing or a B/A Borrowing, or 3:00 p.m. (Standard Time) in the case of a Canadian Prime Rate Borrowing or U.S. Base Rate Borrowing, and the Canadian Administrative Agent shall promptly credit the amounts so received to an account designated by such Canadian Borrower in the applicable Borrowing Request.
     (d) Unless the Applicable Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Applicable Administrative Agent such Lender’s Applicable Pro Rata Percentage of such Borrowing, the Applicable Administrative Agent may assume that such Lender has made such portion available to the Applicable Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Applicable Administrative Agent may, in reliance upon such assumption, make available to the Applicable Borrower on such date a corresponding amount. If the Applicable Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Applicable Administrative Agent, such Lender and the Applicable Borrower severally agree to repay to the Applicable Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Applicable Borrower until the date such amount is repaid to the Applicable Administrative Agent at (i) in the case of a Borrower, a rate per annum equal to the interest rate applicable to Loans pursuant to Section 2.06(a) or 2.06(c), as the case may be, and (ii) in the case of such Lender, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation (which determination shall be conclusive absent manifest error). If such Borrower and such Lender shall pay such interest to the Applicable Administrative Agent for the same or an overlapping period, the Applicable Administrative Agent shall promptly remit to the Applicable Borrower the amount of such interest paid by such Borrower for such period. If such Lender shall repay to the Applicable Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement; provided, however, that the foregoing does not constitute a waiver by any Borrower of any claim for damages permitted hereunder and attributable to such Lender. Any payment by a Borrower shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Applicable Administrative Agent.
     (e) Unless the Applicable Administrative Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to the Applicable Administrative Agent for the account of the Applicable Lenders, the Applicable Issuing Bank or

the Applicable Swing Line Lender hereunder that the Applicable Borrower will not make such payment, the Applicable Administrative Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Lenders, the Applicable Issuing Bank or the Applicable Swing Line Lender, as the case may be, the amount due. In such event, if the Applicable Borrower has not in fact made such payment, then each of the Applicable Lenders, the Applicable Issuing Bank or the Applicable Swing Line Lender, as the case may be, severally agrees to repay to the Applicable Administrative Agent forthwith on demand the amount so distributed to such Applicable Lender, such Applicable Issuing Bank or the Applicable Swing Line Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation.
     (f) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request any Borrowing if the Interest Period or Contract Period requested with respect thereto would end after the Maturity Date.
     (g) If an Issuing Bank shall not have received from the U.S. Borrower or the applicable Canadian Borrower, as the case may be, the payment required to be made by Section 2.21(e) within the time specified in such Section, such Issuing Bank will promptly notify the Applicable Administrative Agent of the U.S. Dollar Equivalent of such L/C Disbursement and the Applicable Administrative Agent will promptly notify each U.S. Revolving Lender or Canadian Revolving Lender, as applicable, of the U.S. Dollar Equivalent of such L/C Disbursement and its U.S. Revolving Pro Rata Percentage or Canadian Revolving Pro Rata Percentage, as applicable, thereof. Each such Revolving Lender shall pay by wire transfer of immediately available funds to the Applicable Administrative Agent not later than 2:00 p.m. (Standard Time) on such date (or, if such Revolving Lender shall have received such notice later than 12:00 p.m. (Standard Time) on any day, not later than 11:00 a.m. (Standard Time) on the immediately following Business Day), an amount equal to such Lender’s U.S. Revolving Pro Rata Percentage or Canadian Revolving Pro Rata Percentage, as applicable, of the U.S. Dollar Equivalent of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan or a Canadian Prime Rate Loan, as applicable, of such Lender and such payment shall be deemed to have reduced the U.S. L/C Exposure or the Canadian L/C Exposure, as applicable), and the Applicable Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from such Lenders. The Applicable Administrative Agent will promptly pay to such Issuing Bank any amounts received by it from a Borrower pursuant to Section 2.21(e) prior to the time that any Lender makes any payment pursuant to this paragraph (g); any such amounts received by the Applicable Administrative Agent thereafter will be promptly remitted by the Applicable Administrative Agent to the Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Lender shall not have made its U.S. Revolving Pro Rata Percentage or Canadian Revolving Pro Rata Percentage, as applicable, of such L/C Disbursement available to the Applicable Administrative Agent as provided above, such Lender and the Borrower for whose account such L/C Disbursement was made severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Applicable Administrative Agent for the account of such Issuing Bank at (i) in the case of such Borrower, a rate per annum equal to the interest rate applicable to Loans pursuant to Section 2.06(a) or 2.06(c), as the case may be, and (ii) in the case of such Lender, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation (which determination shall be conclusive absent manifest error); provided, however, that the foregoing does not constitute a waiver by any Borrower of any claim for damages permitted hereunder and attributable to such Lender. In addition, if there is a change in the rate of exchange prevailing between the Alternative Currency of such L/C Disbursement and the U.S. Dollar Equivalent thereof as determined by the Applicable Administrative Agent on the date of the L/C Disbursement and the date of actual payment of the amount due (whether by a U.S. Revolving Lender, a Canadian Revolving Lender or the Borrower for whose account such L/C Disbursement was made), the Borrower for whose account such L/C Disbursement was made covenants and agrees to pay, or cause to be paid, such additional amounts, if any, as may be necessary to ensure that the amount paid in U.S. Dollars, when converted at the rate of exchange prevailing on the date of payment, will produce the U.S. Dollar Equivalent of such L/C Disbursement which could have been purchased with the amount of the Alternative Currency of such L/C Disbursement at the rate of exchange prevailing on the date of the L/C Disbursement. For purposes of determining the U.S. Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Alternative Currency.
     SECTION 2.03 Borrowing Procedure. (a) In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(g) or a Swing Line Borrowing as to which this Section 2.03(a) shall not apply), the U.S. Borrower shall hand deliver, fax or send by electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurocurrency Borrowing, not later than 3:00 p.m. (Standard Time) three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing not later than 1:00 p.m. (Standard Time) on the day of the proposed Borrowing. Each such Borrowing Request shall be irrevocable, shall be signed by or on behalf of a Responsible Officer of the U.S. Borrower and shall specify the following information: (i) whether the Borrowing being requested is to be a U.S. Revolving Borrowing or a U.S. Term Borrowing, (ii) whether such Borrowing is to be a Eurocurrency Borrowing or an ABR Borrowing; (iii) the date of such Borrowing (which shall be a Business Day); (iv) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (v) the amount of such Borrowing; and (vi) if such Borrowing is to be a Eurocurrency Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurocurrency Borrowing is specified in any such notice, then the U.S. Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Applicable Lenders of any notice given pursuant to this Section 2.03(a) (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

     (b) In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(g), as to which this Section 2.03(b) shall not apply), a Canadian Borrower (or the U.S. Borrower on its behalf) shall hand deliver, fax or send by electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) to the Canadian Administrative Agent a duly completed Borrowing Request (a) in the case of a B/A Borrowing or a Eurocurrency Borrowing, not later than 3:00 p.m. (Standard Time) three Business Days before the proposed Borrowing and (b) in the case of a Canadian Prime Rate Borrowing or U.S. Base Rate Borrowing, not later than 3:00 p.m. (Standard Time) one Business Day before the proposed Borrowing. Each such Borrowing Request shall be irrevocable, shall be signed by or on behalf of a Responsible Officer of the applicable Canadian Borrower (or the U.S. Borrower on its behalf) and shall specify the following information: (i) whether the Borrowing then being requested is to be denominated in Canadian dollars or U.S. dollars; (ii) whether such borrowing is to be a Canadian Revolving Borrowing or a Canadian Term Borrowing; (iii) whether such borrowing is to be a Canadian Prime Rate Borrowing, a B/A Borrowing, a U.S. Base Rate Borrowing or a Eurocurrency Borrowing; (iv) the date of such Borrowing (which shall be a Business Day); (v) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (vi) the amount of such Borrowing; and (vii) if such Borrowing is to be a B/A Borrowing or a Eurocurrency Borrowing, the Contract Period or Interest Period, respectively, therefor; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Canadian Prime Rate Borrowing (if denominated in Canadian dollars) or a U.S. Base Rate Borrowing (if denominated in U.S. dollars). If no Contract Period or Interest Period with respect to a B/A Borrowing or Eurocurrency Borrowing has been specified in any such notice, then the applicable Canadian Borrower shall be deemed to have selected a Contract Period or Interest Period of one month’s duration. The Canadian Administrative Agent shall promptly advise the Applicable Lenders of any notice given pursuant to this Section 2.03(b) (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
     SECTION 2.04 Evidence of Debt; Repayment of Loans.
     (a) The U.S. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each U.S. Revolving Lender holding U.S. Revolving Credit Loans the then unpaid principal amount of each such Revolving Credit Loan of such Lender on the Maturity Date. Each Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Revolving Lender holding Canadian Revolving Credit Loans made to such Canadian Borrower, the then unpaid principal amount of each such Revolving Credit Loan of such Canadian Lender on the Maturity Date.
     (b) The U.S. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each U.S. Term Lender holding U.S. Term Loans (i) (A) on each March 31, June 30, September 30 and December 31, commencing March 31, 2011 and continuing through December 31, 2011, a principal amount equal to 1.25% of the aggregate principal amount of the U.S. Term Loans made on the Effective Date, and (B) on each March 31, June 30, September 30 and December 31, commencing March 31, 2012 and until the last such day to occur prior to the Maturity Date, a principal amount equal to 2.50% of the aggregate principal amount of the U.S. Term Loans made on the Effective Date and (ii) on the Maturity Date for the U.S. Term Loan Facility, an amount equal to the aggregate principal amount of all U.S. Term Loans outstanding on such date. Each Canadian Borrower hereby, jointly and severally, unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Term Lender holding Canadian Term Loans (i) on each March 31, June 30, September 30 and December 31, commencing March 31, 2011 and continuing through December 31, 2011, a principal amount equal to 1.25% of the aggregate principal amount of the Canadian Term Loans made on the Effective Date, and (B) on each March 31, June 30, September 30 and December 31, commencing March 31, 2012 and until the last such day to occur prior to the Maturity Date, a principal amount equal to 2.50% of the aggregate principal amount of the Canadian Term Loans made on the Effective Date and (ii) on the Maturity Date for the Canadian Term Loan Facility, an amount equal to the aggregate principal amount of all Canadian Term Loans outstanding on such date.
     (c) The U.S. Borrower shall repay each U.S. Swing Line Loan on the Swing Line Payment Date. Each Canadian Borrower shall repay each Canadian Swing Line Loan on the Swing Line Payment Date.
     (d) Except for any B/A Loan (the compensation for which is set forth in Section 2.22), each Loan shall bear interest from and including the date made on the outstanding principal balance thereof as set forth in Section 2.06.
     (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement, and the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.
     (f) The Administrative Agents shall maintain accounts in which they will record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Applicable Administrative Agent hereunder from any Borrower or any Subsidiary Guarantor and each Lender’s share thereof.
     (g) The entries made in the accounts maintained pursuant to paragraphs (e) and (f) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agents to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
     (h) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Applicable Borrower shall execute and deliver to such Lender a promissory note or promissory notes payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Applicable Administrative Agent and the Applicable Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
     SECTION 2.05 Fees. (a) The U.S. Borrower agrees to pay to each U.S. Revolving Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year, a commitment fee (the “U.S. Commitment Fee”) equal to the Applicable Percentage on the daily unused amount of the U.S. Revolving Commitments of such U.S. Revolving Lender to make U.S. Revolving Credit Loans to the U.S. Borrower during the preceding quarter. Each Canadian Borrower agrees to pay, jointly and severally, to each Canadian Revolving Lender, through the Canadian Administrative Agent, on the last Business Day of March, June, September and December in each year, a commitment fee (the “Canadian Commitment Fee”; together with the U.S. Commitment Fee, the “Commitment Fees”) equal to the Applicable Percentage on the daily unused amount of the Canadian Revolving Commitments of such Canadian Revolving Lender to make Canadian Revolving Credit Loans to the Canadian Borrowers during the preceding quarter. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fees due to each Revolving Lender shall commence to accrue on the Effective Date, and shall cease to accrue on the date on which the applicable Revolving Commitment of such Revolving Lender shall expire or be terminated as provided herein. For the avoidance of doubt, (i) U.S. Swing Line Loans are not deducted from the U.S. Revolving Commitments when calculating the commitment fee under this Section 2.05(a) and (ii) Canadian Swing Line Loans are not deducted from the Canadian Revolving Commitments when calculating the commitment fee under this Section 2.05(a).
     (b) Each Borrower agrees to pay to the Applicable Administrative Agent and each Lead Arranger, for its own account, the administration and arrangement fees separately agreed to from time to time by such Borrower and such Administrative Agent or such Lead Arranger, including, without limitation, the fees set forth in the Administrative Agent Fee Letters (the “Administrative Agent Fees”).
     (c) The U.S. Borrower agrees to pay to each U.S. Revolving Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year, commencing with the first such date to occur after the Effective Date, and on the date on which the U.S. Revolving Commitment of such Revolving Lender shall be terminated as provided herein, a fee (the “U.S. L/C Participation Fee”) calculated on such Lender’s U.S. Revolving Pro Rata Percentage of the daily aggregate U.S. L/C Exposure (in each case excluding the portion thereof attributable to unreimbursed L/C Disbursements in respect of Letters of Credit) during the preceding quarter (or shorter period commencing with the Effective Date or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Commitments of all Revolving Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Borrowings comprised of Eurocurrency Loans pursuant to Section 2.06. Each Canadian Borrower agrees to pay, jointly and severally, to each Canadian Revolving Lender, through the Canadian Administrative Agent, on the last Business Day of March, June, September and December of each year, commencing with the first such date to occur after the Effective Date, and on the date on which the Canadian Revolving Commitment of such Revolving Lender shall be terminated as provided herein, a fee (the “Canadian L/C Participation Fee”; together with the U.S. L/C Participation Fee, the “L/C Participation Fee”) calculated on such Lender’s Canadian Revolving Pro Rata Percentage of the daily aggregate Canadian L/C Exposure (in each case excluding the portion thereof attributable to unreimbursed L/C Disbursements in respect of Letters of Credit) during the preceding quarter (or shorter period commencing with the Effective Date or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Commitments of all Revolving Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Borrowings comprised of Eurocurrency Loans pursuant to Section 2.06. Each Borrower agrees to pay to the Applicable Issuing Bank with respect to each Letter of Credit issued at the request of such Borrower, (A) a fronting fee for each Letter of Credit equal to the greater of (1) 0.125% of the initial stated amount of such Letter of Credit and (2) $600 (or, with respect to any subsequent increase to the stated amount of any such Letter of Credit, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance, increase or extension and (B) issuance, payment, amendment and transfer fees specified from time to time by such Issuing Bank (collectively, the “Issuing Bank Fees”). All U.S. L/C Participation Fees and, unless otherwise agreed by the Applicable Issuing Bank, Issuing Bank Fees, shall be computed on the basis of the actual number of days elapsed in a year of 360 days. All Canadian L/C Participation Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.
     (d) The U.S. Borrower agrees to pay to each Lender, through the Administrative Agent, on the Effective Date a ticking fee calculated on such Lender’s U.S. Commitments and Canadian Commitments at a rate equal to 0.50% per annum for the period from and including December 28, 2010 until the Effective Date.
     (e) All Fees shall be paid on the dates due, in immediately available U.S. dollars (except with respect to L/C Participation Fees and Issuing Bank Fees in respect of Canadian Letters of Credit, each of which shall be payable in immediately available Canadian dollars), to the Applicable Administrative Agent for distribution, if and as appropriate, among the Revolving Lenders, except that the Issuing Bank Fees shall be paid directly to the Applicable Issuing Bank. Once paid, absent manifest error, none of the Fees shall be refundable under any circumstances.
     SECTION 2.06 Interest on Loans. (a) Subject to the provisions of Section 9.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in respect of ABR Loans in effect from time to time.
     (b) Subject to the provisions of Section 9.09, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in respect of Eurocurrency Loans in effect from time to time.

     (c) Subject to the provisions of Section 9.09, the Loans comprising each Canadian Prime Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Canadian Prime Rate plus the Applicable Percentage in respect of the Canadian Prime Rate Loans in effect from time to time.
     (d) Subject to the provisions of Section 9.09, the Loans comprising each B/A Borrowing shall be subject to an Acceptance Fee, payable by the applicable Canadian Borrower on the date of acceptance of the relevant B/A and calculated as set forth in the definition of the term “Acceptance Fee” in Section 1.01.
     (e) Subject to the provisions of Section 9.09, the Loans comprising each U.S. Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the U.S. Base Rate plus the Applicable Percentage in respect of U.S. Base Rate Loans in effect from time to time.
     (f) Subject to the provisions of Section 9.09, each U.S. Swing Line Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in respect of ABR Loans in effect from time to time.
     (g) Subject to the provisions of Section 9.09, each Canadian Swing Line Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to (i) if such Canadian Swing Line Loan is denominated in Canadian dollars, the Canadian Prime Rate plus the Applicable Percentage in respect of the Canadian Prime Rate Loans in effect from time to time and (ii) if such Canadian Swing Line Loan is denominated in U.S. dollars, the U.S. Base Rate plus the Applicable Percentage in respect of U.S. Base Rate Loans in effect from time to time.
     (h) Interest on each Loan shall be payable to the Applicable Administrative Agent on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBO Rate, Canadian Prime Rate, U.S. Base Rate, B/A Discount Rate, and Acceptance Fee shall be determined by the Applicable Administrative Agent, and such determination shall be conclusive absent manifest error.
     (i) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
     SECTION 2.07 Default Interest. If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum (subject to Section 9.09) and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate or the Canadian Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan (or a Canadian Prime Rate Loan, in the case of the Canadian Borrower) plus 2.00% (subject to Section 9.09).
     SECTION 2.08 Alternate Rate of Interest. In the event, and on each occasion, that (a) on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing the Administrative Agent is unable to determine the Adjusted LIBO Rate for Eurocurrency Loans comprising any requested Borrowing, or (b) if the Applicable Required Lenders shall, by 11:00 a.m. (Standard Time) at least one (1) Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Adjusted LIBO Rate for Eurocurrency Loans comprising such Borrowing will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurocurrency Loan during such Interest Period, then the Administrative Agent shall, as soon as practicable thereafter, give written, fax or electronic communication (e-mail) (or telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurocurrency Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing (or, in the case of a request by a Canadian Borrower, a U.S. Base Rate Borrowing). Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.
     SECTION 2.09 Termination and Reduction of Commitments. (a) The Revolving Commitments and the L/C Commitments shall automatically terminate on the Maturity Date.
     (b) The Term Commitments shall automatically terminate on the Effective Date immediately following the making of the U.S. Term Loan and Canadian Term Loans on such date.
     (c) Upon at least three Business Days’ prior irrevocable written, fax or electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) notice to the Applicable Administrative Agent, the U.S.

Borrower or a Canadian Borrower, as the case may be, may at any time in whole permanently terminate, or from time to time in part permanently reduce, any Class of Commitments; provided, however, that each partial reduction of any Class of Commitments shall be in an integral multiple of U.S.$1,000,000, or C$1,000,000, as the case may be.
     (d) Each reduction in any Class of Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. The applicable Borrower shall pay to the Applicable Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.
     SECTION 2.10 Conversion and Continuation of Borrowings. The Borrowers shall have the right at any time upon prior irrevocable notice to the Applicable Administrative Agent (a) not later than 1:00 p.m. (Standard Time) on the day of the proposed conversion, to convert any Eurocurrency Borrowing into an ABR Borrowing under the Commitments, (b) not later than 3:00 p.m. (Standard Time) one Business Day before the proposed conversion to convert any U.S. Base Rate Borrowing under the Canadian Commitments or to convert any B/A Borrowing into a Canadian Prime Rate Borrowing, (c) not later than 3:00 p.m. (Standard Time) three Business Days prior to conversion or continuation, to convert any ABR Borrowing or U.S. Base Rate Borrowing into a Eurocurrency Borrowing or to continue any Eurocurrency Borrowing as a Eurocurrency Borrowing for an additional Interest Period, (d) not later than 3:00 p.m. (Standard Time) three Business Days prior to conversion, to convert the Interest Period with respect to any Eurocurrency Borrowing to another permissible Interest Period and (e) not later than 1:00 p.m. (Standard Time) three Business Days prior to conversion or continuation, to convert any Canadian Prime Rate Borrowing to a B/A Borrowing or to continue any B/A Borrowing as a B/A Borrowing for an additional Contract Period, subject in each case to the following:
     (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
     (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) and, if applicable, Section 2.22, regarding the principal amount and maximum number of Borrowings of the relevant Type;
     (iii) each conversion shall be effected by each Lender and the Applicable Administrative Agent by recording for the account of such Lender the new Type and/or Interest Period or Contract Period for such Borrowing resulting from such conversion; accrued interest on any Eurocurrency Loan (or portion thereof) being converted shall be paid by the Applicable Borrower at the time of conversion;
     (iv) if any Eurocurrency Borrowing or B/A Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Applicable Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

     (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Borrowing or a B/A Borrowing;
     (vi) any portion of a Eurocurrency Borrowing or a B/A Borrowing that cannot be converted into or continued as a Eurocurrency Borrowing or a B/A Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period or Contract Period in effect for such Borrowing into an ABR Borrowing, a U.S. Base Rate Borrowing or a Canadian Prime Rate Borrowing, as the case may be;
     (vii) upon notice to the Borrowers from the Administrative Agent given at the request of the Applicable Required Lenders after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurocurrency Loan or a B/A Loan, respectively; and
     (viii) notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Loan.
     Each notice pursuant to this Section 2.10 shall be irrevocable, shall be hand delivered, faxed or sent by electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurocurrency Borrowing, an ABR Borrowing, a B/A Borrowing, a U.S. Base Rate Borrowing or a Canadian Prime Rate Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurocurrency Borrowing or a B/A Borrowing, the Interest Period or Contract Period with respect thereto. If no Interest Period or Contract Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Borrowing or a B/A Borrowing, the Applicable Borrower shall be deemed to have selected an Interest Period or Contract Period of one month’s or 30 days’, as the case may be, duration. The Applicable Administrative Agent shall promptly advise the Applicable Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If a Borrower shall not have given notice in accordance with this Section 2.10 to continue any Eurocurrency or B/A Borrowing into a subsequent Interest Period or Contract Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing, a U.S. Base Rate Borrowing or a Canadian Prime Rate Borrowing, as applicable.
     SECTION 2.11 Optional Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than Bankers’ Acceptances or B/A Equivalent Loans, which may, however, be defeased as provided below), in whole or in part, upon written, fax or electronic communication (e-mail) (or by telephone notice promptly confirmed by written, fax or electronic communication (e-mail)) delivered to the Applicable Administrative Agent by (i) 3:00 p.m. (Standard Time) at least three Business Days prior to the date designated for such prepayment, in the case of any prepayment of a Eurocurrency Borrowing, (ii) 1:00 p.m. (Standard Time) on the date designated for such prepayment in the case of any prepayment of an ABR Borrowing under the U.S. Commitments, or (iii) 3:00 p.m. (Standard Time) one Business Day prior to the date designated for such prepayment, in the case of an ABR Borrowing, a U.S. Base Rate Borrowing or a Canadian Prime Rate Borrowing under the Canadian Commitments; provided, however, that each partial prepayment shall be in an amount that is a minimum amount of U.S.$500,000 or an integral multiple of U.S.$100,000 in excess thereof (or C$500,000 and C$100,000, respectively, in the case of Borrowings denominated in Canadian dollars); and provided further that the Canadian Borrowers may defease any B/A or B/A Equivalent Loan by depositing with the Canadian Administrative Agent an amount that, together with interest accruing on such amount to the end of the Contract Period for such B/A or B/A Equivalent Loan is sufficient to pay such maturing Bankers’ Acceptances or B/A Equivalent Loans when due. The Applicable Administrative Agent shall promptly advise the Applicable Lenders of any notice given pursuant to this Section 2.11 and of each Lender’s portion of such prepayment.
     (b) The U.S. Borrower may, upon notice to the U.S. Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay U.S. Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the U.S. Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (Standard Time) on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000.
     (c) Either Canadian Borrower may, upon notice to the Canadian Swing Line Lender (with a copy to the Canadian Administrative Agent), at any time or from time to time, voluntarily prepay Canadian Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Canadian Swing Line Lender and the Canadian Administrative Agent not later than 1:00 p.m. (Standard Time) on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000.
     (d) Each notice of prepayment shall specify (i) the amount to be prepaid, (ii) the prepayment date and (iii) the Class and Type of Loans to be repaid and shall commit the Applicable Borrower to prepay such obligations by the amount specified therein on the date specified therein. All prepayments pursuant to this Section 2.11 shall be subject to Section 2.15, but shall otherwise be without premium or penalty. Each prepayment of outstanding U.S. Term Loans or Canadian Term Loans, respectively, pursuant to this Section 2.11 shall be applied to the principal repayment installments thereof in inverse order of maturity.
     SECTION 2.12 Mandatory Prepayments. In the event of any termination of all the U.S. Revolving Commitments or Canadian Revolving Commitments, the Applicable Borrower shall, on the date of such termination, repay or prepay all its outstanding U.S. Revolving Credit Loans or Canadian Revolving Credit Loans, as applicable, and replace all outstanding Letters of Credit and/or deposit an amount equal to the sum of the U.S. L/C Exposure or the Canadian L/C Exposure, as applicable, in cash in a cash collateral account established with the U.S. Collateral Agent for the benefit of the U.S. Secured Parties or the Canadian Collateral Agent for the benefit of the Canadian Secured Parties. In the event of any partial reduction of the U.S. Revolving Commitments or the Canadian Revolving Commitments,

then (i) at or prior to the effective date of such reduction, the Applicable Administrative Agent shall notify the Borrowers and the Lenders of the aggregate U.S. Revolving Credit Exposure or the aggregate Canadian Revolving Credit Exposure, as the case may be, after giving effect thereto, and (ii) if the aggregate U.S. Revolving Credit Exposure or the aggregate Canadian Revolving Credit Exposure, as the case may be, would exceed the Total U.S. Revolving Commitment or Total Canadian Revolving Commitment, respectively, after giving effect to such reduction, then the U.S. Borrower or the Canadian Borrowers, as the case may be, shall, on the date of such reduction, repay or prepay Revolving Borrowings (or defease B/A Borrowings as described in Section 2.11(a)) and/or replace or cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess. If on any Calculation Date, the aggregate U.S. Revolving Credit Exposure would exceed the Total U.S. Revolving Commitment, then on the immediately succeeding Reset Date the U.S. Borrower shall repay or prepay U.S. Revolving Borrowings and/or replace or cash collateralize outstanding U.S. Letters of Credit in an amount sufficient to eliminate such excess. If on any Calculation Date, the aggregate Canadian Revolving Credit Exposure would exceed the Total Canadian Revolving Commitment, then on the immediately succeeding Reset Date the Canadian Borrowers shall repay or prepay Canadian Revolving Borrowings (or defease B/A Borrowings as described in Section 2.11(a)) and/or replace or cash collateralize outstanding Canadian Letters of Credit in an amount sufficient to eliminate such excess.
     SECTION 2.13 Increased Costs; Capital Requirements. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by any Lender or Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate or B/A Discount Rate), (ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or Swing Line Loan, or any Eurodollar Loan or B/A Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.19 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or (iii) impose on any Lender or Issuing Bank or the London interbank market or other relevant interbank market, any other condition, cost or expense affecting this Agreement or Eurocurrency Loans or B/A Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making or maintaining any Eurocurrency Loan or B/A Loan (or of maintaining its obligation to make any such Loan) or increase the cost to any Lender or Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), in each case, by an amount deemed by such Lender or Issuing Bank (acting reasonably) to be material, then, the Applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, upon demand in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
     (b) If any Lender or Issuing Bank (acting reasonably) shall have determined that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender pursuant hereto, or the Letters of Credit issued by such Issuing Bank pursuant hereto, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank (acting reasonably) to be material, then from time to time in accordance with paragraph (c) below the Applicable Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
     (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Applicable Borrower and shall be conclusive absent manifest error. The Applicable Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
     (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender or Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120 day period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
     SECTION 2.14 Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the Applicable Borrower and to the Applicable Administrative Agent:
     (i) such Lender may declare that Eurocurrency Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans and U.S. Base Rate Loans will not thereafter (for such duration) be converted into Eurocurrency Loans), whereupon any request for a Eurocurrency Borrowing (or to convert an ABR Borrowing to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan or a U.S. Base Rate Loan (or a request to continue an ABR Loan or a U.S. Base Rate Loan as such or to convert a Eurocurrency Loan into an ABR Loan or a U.S. Base Rate Loan), unless such declaration shall be subsequently withdrawn; and
     (ii) such Lender may require that all outstanding Eurocurrency Loans made by it be converted to ABR Loans or U.S. Base Rate Loans, as the case may be, in which event all such Eurocurrency Loans shall be automatically converted to ABR Loans or U.S. Base Rate Loans, as the case may be, as of the effective date of such notice as provided in paragraph (b) below.
In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the ABR Loans or U.S. Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.
     (b) For purposes of this Section 2.14, a notice to the U.S. Borrower by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by such Borrower.
     SECTION 2.15 Breakage Costs. The Borrowers hereby severally indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurocurrency Loan prior to the end of the Interest Period in effect therefor, including, without limitation, as a result of any prepayment, the acceleration of the maturity of the Obligations or for any other reason, (ii) the conversion of any Eurocurrency Loan to an ABR Loan or U.S. Base Rate Loans or the conversion of the Interest Period with respect to any Eurocurrency Loan, in each case other than on the last day of the Interest Period in effect therefor, (iii) any Eurocurrency Loan or B/A Loan to be made by such Lender (including any Eurocurrency Loan or B/A Loan to be made pursuant to a conversion or continuation under Section 2.10 or 2.22, as applicable) not being made after notice of such Loan shall have been given by a Borrower hereunder or (iv) other than with respect to any Defaulting Lender, any assignment of a Eurocurrency Loan is made other than on the last day of the Interest Period for such Loan as a result of a request by the Applicable Borrower pursuant to Section 2.20 (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurocurrency Loan or B/A Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period or Contract Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Applicable Borrower and the Applicable Administrative Agent and shall be conclusive absent manifest error. The Applicable Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
     SECTION 2.16 Pro Rata Treatment. (a) Except as required under Section 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Applicable Lenders in accordance with their Applicable Pro Rata Percentages.
     (b) Notwithstanding any other provision of this Agreement or the Security Documents but subject to Section 2.24, it is the intent of the Secured Parties that each of the Secured Parties shall share in the aggregate proceeds of the Collateral on a pro rata basis as provided in paragraph (a) above. Accordingly, if the proceeds in respect of one class of Collateral (i.e., U.S. Collateral or Canadian Collateral) are insufficient to repay the Obligations intended to be secured by such class of Collateral pursuant to the Security Documents, the Agents, shall, to the extent they deem necessary, allocate and reallocate the proceeds of the Collateral to ensure that each Secured Party receives its Applicable Pro Rata Percentages of the proceeds of all the Collateral. If after giving effect to the allocations described in the preceding sentence any Secured Party shall have received less than its Applicable Pro Rata Percentages of the aggregate proceeds of all the Collateral, each Secured Party that received more than its Applicable Pro Rata Percentages of the aggregate proceeds of all the Collateral agrees to deliver to the Agents, for reallocation to the Secured Parties that received less than their Applicable Pro Rata Percentages of the proceeds of all the Collateral, the excess of the aggregate amount received by such Secured Party over the amount that would have been such Secured Party’s Applicable Pro Rata Percentages of the proceeds of all the Collateral.
     SECTION 2.17 Sharing of Setoffs. (a) Each Canadian Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against a Borrower or any other Loan Party, or pursuant to a secured claim or other security or interest arising from, or in lieu of, such secured claim, received by such Canadian Lender under any applicable Insolvency Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Canadian Loan as a result of which the unpaid portion of its Canadian Loans shall be proportionately less than the unpaid portion of the Canadian Loans of any other Canadian Lender of the same Class, it shall (i) notify the Applicable Administrative Agent of such fact and (ii) be deemed simultaneously to have purchased from such other Canadian Lender at face value, and shall promptly pay to such other Canadian Lender the purchase price for, a participation in the Canadian Loans of the same Class of such other Canadian Lender and, if applicable, subparticipations in Canadian L/C Exposure and Canadian Swing Line Loans of such other Canadian Lender, or make such other adjustments as shall be equitable, so that the aggregate unpaid amount of the Canadian Loans and participations in Canadian Loans, Canadian L/C Exposure and Canadian Swing Line Loans held by each Canadian Lender shall be in the same proportion to the aggregate unpaid amount of all Canadian Loans, Canadian L/C Exposure and Canadian Swing Line Loans then outstanding of the same Class as the amount of its

Canadian Loans, Canadian L/C Exposure and Canadian Swing Line Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the amount of all Canadian Loans, Canadian L/C Exposure and Canadian Swing Line Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase, purchases, subparticipations or adjustments shall be made pursuant to this Section 2.17(a) and the payment giving rise thereto shall thereafter be recovered, such purchase, purchases, subparticipations or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.
     (b) Each U.S. Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against a Borrower or any other Loan Party, or pursuant to a secured claim or other security or interest arising from, or in lieu of, such secured claim, received by such U.S. Lender under any applicable Insolvency Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any U.S. Loan as a result of which the unpaid portion of its U.S. Loans shall be proportionately less than the unpaid portion of the U.S. Loans of any other U.S. Lender of the same Class, it shall (i) notify the Applicable Administrative Agent of such fact and (ii) be deemed simultaneously to have purchased from such other U.S. Lender at face value, and shall promptly pay to such other U.S. Lender the purchase price for, a participation in the U.S. Loans of the same Class of such other U.S. Lenders and, if applicable, subparticipations in the U.S. L/C Exposure and U.S. Swing Line Loans of such other U.S. Lenders, or make such other adjustments as shall be equitable, so that the aggregate unpaid amount of the U.S. Loans and participations in U.S. Loans, U.S. L/C Exposure and U.S. Swing Line Loans held by each U.S. Lender shall be in the same proportion to the aggregate unpaid amount of all U.S. Loans, U.S. L/C Exposure and U.S. Swing Line Loans then outstanding of the same Class as the amount of its U.S. Loans, U.S. L/C Exposure and U.S. Swing Line Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the amount of all U.S. Loans, U.S. L/C Exposure and U.S. Swing Line Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase, purchases, subparticipations or adjustments shall be made pursuant to this Section 2.17(b) and the payment giving rise thereto shall thereafter be recovered, such purchase, purchases, subparticipations or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.
     (c) The provisions of Section 2.17(a) and (b) shall not be construed to apply to (i) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Exposure or Swing Line Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of Section 2.17(a) and (b) shall apply).
     (d) Each Loan Party expressly consents to the arrangements set forth in Section 2.17(a) and (b) above and agrees, to the extent it may effectively do so under applicable law, that any Lender holding a participation in a Loan or L/C Exposure pursuant to the foregoing arrangements may exercise against each Loan Party any and all rights of banker’s lien, setoff or counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

     SECTION 2.18 Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 4:00 p.m. (Standard Time) on the date when due in immediately available U.S. dollars (or Canadian dollars, in the case of payments relating to Commitments, Loans and Letters of Credit denominated in Canadian dollars), without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Applicable Issuing Bank) shall be made to the office of the Applicable Administrative Agent designated by such Applicable Administrative Agent. The Applicable Administrative Agent shall promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Canadian Administrative Agent, a specific Issuing Bank, or a specific Lender pursuant to Section 2.05, 2.08, 2.13, 2.14, 2.15, 2.19, or 9.05, but after taking into account payments effected pursuant to Section 9.05(a)) in accordance with each Lender’s Applicable Pro Rata Percentage thereof, to the Lenders for the account of their respective applicable lending offices, and like funds relating to the payment of any other amount payable to any Lender or Issuing Bank to such Lender or Issuing Bank for the account of its applicable lending office, in each case to be applied in accordance with the terms of this Agreement.
     (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
     SECTION 2.19 Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if a Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), such Agent, such Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or such Loan Party shall make such deductions and (iii) such Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) Each Borrower shall indemnify each Agent, Lender and Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Applicable Borrower by a Lender or an Issuing Bank (with a copy to the Applicable Administrative Agent), or by the Applicable Administrative Agent on its behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower or any other Loan Party to a Governmental Authority, the applicable Loan Party shall deliver to the Applicable Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Administrative Agent.
     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Applicable Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, if such payment otherwise would be subject to a withholding Tax, deliver to the Applicable Borrower (with a copy to the Applicable Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Applicable Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by the Applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Applicable Borrower or the Administrative Agent as will enable the Applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
     (f) Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
     (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
     (ii) duly completed copies of Internal Revenue Service Form W-8ECI,
     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
     (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Applicable Borrower to determine the withholding or deduction required to be made.
     (g) If an Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent, Lender or Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of such Agent, Lender or Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, Lender or Issuing Bank in the event such Agent, Lender or Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent, Lender or Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other person.
     (h) If a payment made to an Agent, Lender or Issuing Bank under this Agreement would be subject to U.S. Federal withholding tax imposed by FATCA if such Agent, Lender or Issuing Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Agent, Lender or Issuing Bank shall deliver to the U.S. Borrower or the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the U.S. Borrower or the Administrative Agent as may be necessary for the U.S. Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Agent, Lender or Issuing Bank has complied with its obligations under FATCA or to determine the amount to deduct and withhold from any such payments.
     SECTION 2.20 Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.13, (ii) any Lender or Issuing Bank delivers a notice described in Section 2.14, (iii) a Borrower is required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank pursuant to Section 2.19, or (iv) any Lender becomes a Defaulting Lender or a Potential Defaulting Lender, then the Applicable Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or Issuing Bank and the Applicable Administrative Agent, require such Lender or

Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) the Applicable Borrower shall have received the prior written consent of the Applicable Administrative Agent and the Applicable Issuing Banks, which consent shall not unreasonably be withheld or delayed, (C) the affected Lender or Issuing Bank shall have received in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in L/C Disbursements of such Lender or Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or Issuing Bank hereunder (including any amounts under Section 2.13 and Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and Fees) or the Applicable Borrower (in the case of all other amounts) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.19, such assignment is expected to result in a reduction in such compensation or payments thereafter. A Lender or Issuing Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender, Issuing Bank or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.
     (b) If (i) any Lender or Issuing Bank shall request compensation under Section 2.13, (ii) any Lender or Issuing Bank delivers a notice described in Section 2.14 or (iii) a Borrower is required to pay any additional amount to any Agent, Lender or Issuing Bank or any Governmental Authority on account of any Agent, Lender or Issuing Bank, pursuant to Section 2.19, then such Agent, Lender or Issuing Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce its claims for compensation under Section 2.13 or enable it to withdraw its notice pursuant to Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future and (B) would not subject such Agent, Lender or Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment.
     SECTION 2.21 Letters of Credit.
     (a) General. Each Borrower may request the issuance of a Letter of Credit denominated in U.S. dollars, Canadian dollars or in one or more Alternative Currencies for its own account or for the account of any of its Subsidiaries (in which case such Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Applicable Issuing Bank, at any time and from time to time while the Revolving Commitments remain in effect, but no later than five Business Days prior to the Maturity Date. This Section shall not be construed to impose an obligation upon any Issuing

Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.
     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit denominated in U.S. dollars, Canadian dollars or an Alternative Currency (or to amend, renew or extend an existing Letter of Credit issued in U.S. dollars, Canadian dollars or an Alternative Currency), the Applicable Borrower shall hand deliver, fax or send by electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) to the Applicable Issuing Bank and the Applicable Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. In order to request the issuance of a Letter of Credit in a currency other than those specifically listed in the definition of “Alternative Currency”, the Applicable Borrower shall follow the procedures set forth in Section 1.06 hereof. A U.S. Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the U.S. Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the U.S. L/C Exposure shall not exceed U.S.$100,000,000, (ii) the aggregate U.S. Revolving Credit Exposure shall not exceed the Total U.S. Revolving Commitment, and (iv) the U.S. L/C Exposure related to U.S. Letters of Credit issued by an Issuing Bank shall not exceed an amount agreed to in writing between the U.S. Borrower and such Issuing Bank and notified to the Administrative Agent. A Canadian Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Canadian Letter of Credit, such Canadian Borrower shall be deemed to represent and warrant that after giving effect to such issuance, amendment, renewal or extension (i) the Canadian L/C Exposure shall not exceed the Canadian Dollar Equivalent of U.S.$10,000,000, and (ii) the aggregate Canadian Revolving Credit Exposure shall not exceed the Total Canadian Revolving Commitment.
     (c) Expiration Date. Each Letter of Credit shall have an expiration date not later than the earlier of (y) three years after the date of the issuance of such Letter of Credit and (z) the date that is 24 months after the Maturity Date; provided that 60 days prior to the Maturity Date the Borrowers shall deposit in an account with the U.S. Collateral Agent or the Canadian Collateral Agent, as the case may be, for the benefit of the U.S. Revolving Lenders or Canadian Revolving Lenders, as the case may be, an amount in cash equal to 105% of the U.S. L/C Exposure or the Canadian L/C Exposure, respectively, as of such date. Such deposit shall be held by the U.S. Collateral Agent or the Canadian Collateral Agent, as the case may be, as collateral for the payment and performance of the Obligations. Such Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of such Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. The Applicable Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. Moneys in such account shall (i) automatically be applied by the Applicable Administrative Agent to reimburse the Applicable Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Applicable Borrower for the U.S. L/C Exposure or the Canadian L/C Exposure, as applicable, at such time, (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations and (iv) provided that no Event of Default has occurred and is continuing, be released to the Borrowers to the extent that the funds on deposit exceed 105% of the U.S. L/C Exposure or the Canadian L/C Exposure, respectively.
     (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of an Issuing Bank or the Lenders, the Applicable Issuing Bank hereby grants to each U.S. Revolving Lender or Canadian Revolving Lender, as the case may be, and each such Revolving Lender hereby acquires from the Applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s U.S. Revolving Pro Rata Percentage or Canadian Revolving Pro Rata Percentage, as applicable, of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit (or, in the case of the Rolled Letters of Credit, effective upon the Effective Date). In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Applicable Administrative Agent, for the account of the Applicable Issuing Bank, such Lender’s U.S. Revolving Pro Rata Percentage or Canadian Revolving Pro Rata Percentage, as applicable, of the U.S. Dollar Equivalent of each L/C Disbursement (unless such Letter of Credit is a Canadian Letter of Credit denominated in Canadian dollars in which case such payment shall be made in Canadian dollars), made by such Issuing Bank and not reimbursed by the Applicable Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(g). Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Applicable Borrower shall pay to the Applicable Administrative Agent an amount equal to such L/C Disbursement in the same currency in which such L/C Disbursement is denominated not later than two hours after such Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if such Borrower shall have received such notice later than 11:00 a.m. (Standard Time) on any Business Day, not later than 11:00 a.m. (Standard Time) on the immediately following Business Day.
     (f) Obligations Absolute. Each Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:
     (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

     (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;
     (iii) the existence of any claim, counterclaim, setoff, defense or other right that such Borrower, any other party guaranteeing, or otherwise obligated with, such Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Applicable Issuing Bank, any Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
     (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (v) any payment by the Applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Insolvency Law; and
     (vi) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any Borrower, any Subsidiary or any other person, or in the relevant currency markets generally; or
     (vii) any other act or omission to act or delay of any kind of the Applicable Issuing Bank, the Lenders, the Agents or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of such Borrower’s obligations hereunder.
     Without limiting the generality of the foregoing but subject to the proviso in subsection (g) below, it is expressly understood and agreed that the absolute and unconditional obligation of each Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Applicable Issuing Bank.
     (g) Role of Issuing Bank. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. None of the Issuing Banks, the Agents, any of their respective Related Parties or any correspondent, participant or assignee of the Issuing Bank shall be liable or responsible for:
     (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

     (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or
     (iii) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including the Issuing Bank’s own negligence), provided, however, that a Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to, and shall promptly pay to, such Borrower, to the extent of any direct, as opposed to consequential (claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law), damages suffered by such Borrower that are caused by such Issuing Bank’s failure to comply with its duties as an issuing bank under applicable law or gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit strictly comply with the terms thereof. It is understood that the Applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) such Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Applicable Issuing Bank. Each Revolving Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the Applicable Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document.
     (h) Disbursement Procedures. The Applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Applicable Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax or by electronic communication (e-mail), to the Applicable Administrative Agent and the Applicable Borrower of such demand for payment and whether the Applicable Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Applicable Borrower of its obligation to reimburse the Applicable Issuing Bank and the Revolving Lenders with respect to any such L/C Disbursement. The Applicable Administrative Agent shall promptly give each Applicable Lender notice thereof.
     (i) Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Applicable Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Applicable Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by such Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(e), at the rate per annum that would apply to such amount if such amount were an ABR Loan or a Canadian Prime Rate Loan, as the case may be.
     (j) Resignation or Removal of an Issuing Bank. An Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Applicable Administrative Agent, the Applicable Lenders and the U.S. Borrower, and may be removed at any time by the U.S. Borrower by notice to such Issuing Bank, the Applicable Administrative Agent and the Applicable Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Applicable Borrower shall pay all accrued and unpaid Issuing Bank Fees pursuant to Section 2.05(c). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Applicable Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.
     (k) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, other than an event with respect to a Borrower described in Section 7.01(g) or (h) and a Borrower shall receive notice from Applicable Administrative Agent or the Required U.S. Revolving Lenders or the Required Canadian Revolving Lenders, as applicable, requesting that it deposit Cash Collateral and specifying the amount to be deposited, or (ii) an Event of Default shall occur and be continuing with respect to a Borrower described in Section 7.01(g) or (h) then such Borrower shall, on the Business Day it receives the notice referenced in clause (i) above or immediately upon the occurrence of the Event of Default referenced in clause (ii) above, deposit in an account with the U.S. Collateral Agent or the Canadian Collateral Agent, as the case may be, for the benefit of the U.S. Revolving Lenders or Canadian Revolving Lenders, as the case may be, an amount in cash equal to 105% of the U.S. L/C Exposure or the Canadian L/C Exposure, respectively, as of such date. At any time that there shall exist a Defaulting Lender, after reallocation pursuant to Section 2.24(c), promptly upon the request of an Administrative Agent or an Issuing Bank (which request may be condition to issuance amendment, renewal or extension of a Letter of Credit), the Applicable Borrower shall deliver to the U.S. Collateral Agent or the Canadian Collateral Agent, as the case may be, for the benefit of the U.S. Revolving Lenders or Canadian Revolving Lenders, as the case may be, Cash Collateral in an amount equal to the Fronting Exposure at such time (determined for the avoidance of doubt, after giving effect to Section 2.24(a) and any Cash Collateral provided by any Defaulting Lender). Such deposits shall be held by the U.S. Collateral Agent or the Canadian Collateral Agent, as the case may be, as collateral for the payment and performance of the Obligations. Such Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. If a Borrower is required to Cash Collateralize the U.S. L/C Exposure, Canadian L/C Exposure or Fronting Exposure pursuant to Section 2.22(c) or (k), then such Borrower and Collateral Agent shall establish the L/C Cash Collateral Account and the Applicable Borrower shall execute any documents and agreements that such Collateral Agent reasonably requests in connection therewith to establish the L/C Cash Collateral Account and grant such Collateral Agent a first-priority security interest in such account and the funds therein. Each Borrower hereby pledges to the Applicable Collateral Agent and grants such Collateral Agent a security interest in the L/C Cash Collateral Account, whenever established, all funds held in such L/C Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of such Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. The Applicable Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. Moneys in such account shall (i) automatically be applied by the Applicable Administrative Agent to reimburse the Applicable Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Applicable Borrower for the U.S. L/C Exposure or the Canadian L/C Exposure, as applicable, at such time and (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure shall be released promptly following (A) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by any Defaulting Lender ceasing to be a Defaulting Lender or ceasing to be a Revolving Lender) or (B) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default and may be otherwise applied in accordance with Section 7.06.
     (l) Additional Issuing Banks. A Borrower may, at any time and from time to time with the consent of the Applicable Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Revolving Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. The acceptance of any appointment as an Issuing Bank hereunder by a Revolving Lender shall be evidenced by an agreement entered into by such Revolving Lender, in a form satisfactory to the Borrowers and the Applicable Administrative Agent, and, from and after the effective date of such agreement, any Lender designated as an issuing bank pursuant to this paragraph (l) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term

“Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank.
     (m) In the event of any conflict between the terms hereof and the terms of any Letter of Credit Document, the terms hereof shall control.
     (n) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Borrower or any Subsidiary of such Borrower, each Borrower shall be obligated to reimburse the Applicable Issuing Bank hereunder for any and all L/C Disbursements under such Letter of Credit requested by such Borrower for its own account or for the account of any of its Subsidiaries. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries (other than, with respect to the U.S. Borrower, a Canadian Borrower or any Subsidiary thereof) inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Borrower’s Subsidiaries.
     (o) Each Issuing Bank, the Revolving Lenders and the Borrowers agree that effective as of the Effective Date, the Rolled Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement.
     SECTION 2.22 Bankers’ Acceptances. (a) Subject to the terms and conditions of this Agreement, each Canadian Borrower may request a Borrowing denominated in Canadian dollars by presenting drafts for acceptance and, if applicable, purchase as B/As by the Canadian Lenders.
     (b) No Contract Period with respect to a B/A to be accepted and, if applicable, purchased as a Loan shall extend beyond the Maturity Date. All B/A Loans shall be denominated in Canadian dollars.
     (c) To facilitate availment of the B/A Loans, each Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of B/As in the form requested by such Canadian Lender. Each Canadian Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by a Canadian Lender shall bind such Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Canadian Borrower. Each Canadian Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Canadian Lender. No Canadian Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of such Canadian Lender or its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to B/As (i) voided by it for any reason, (ii) accepted and purchased by it hereunder and (iii) canceled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Canadian Lender. On request by or on behalf of the Canadian Borrower, a Canadian Lender shall cancel all forms of B/A which have been pre-signed or pre-endorsed on behalf of a Canadian Borrower and which are held by such Canadian Lender and are not required to be issued in accordance with the Canadian Borrower’s irrevocable notice. At the discretion of a Lender, Bankers’ Acceptances to be accepted by such Lender may be issued in the form of “Depository Bills” within the meaning of the Depository Bills and Notes Act (Canada) and deposited with the Canadian Depository for Securities Limited (“CDS”) and may be made payable to “CDS & Co.” or in such other name as may be acceptable to CDS and thereafter dealt with in accordance with the rules and procedures of CDS, consistent with the terms of this Agreement. All Depository Bills so issued shall be governed by the provisions of this Section 2.22.
     (d) Drafts of a Canadian Borrower to be accepted as B/As hereunder shall be signed as set forth in this Section 2.22. Notwithstanding that any person whose signature appears on any B/A may no longer be an authorized signatory for any of the Canadian Lenders or the applicable Canadian Borrower at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on such Canadian Borrower.
     (e) Promptly following receipt of a notice of borrowing, continuation or conversion of B/As, the Canadian Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the aggregate face amount of the B/As to be accepted by it and the applicable Contract Period (which shall be identical for all Canadian Lenders). The aggregate face amount of the B/As to be accepted by a Canadian Lender shall be in an integral multiple of C$100,000 and such face amount shall be in each Canadian Lender’s pro rata portion of such Canadian Borrowing; provided, that the Canadian Administrative Agent may, in its sole discretion, increase or reduce any Canadian Lender’s portion of such B/A to the nearest C$100,000.
     (f) The applicable Canadian Borrower may specify in a notice of borrowing or conversion or continuation pursuant to Section 2.03 or Section 2.10, respectively, that it desires that any B/As requested by such notice be purchased by the Canadian Lenders, in which case the Canadian Lenders shall purchase, or arrange the purchase of, each B/A from such Canadian Borrower at the B/A Discount Rate for such Canadian Lender applicable to such B/A accepted by it and provide to the Canadian Administrative Agent the Discount Proceeds for the account of such Canadian Borrower. The Acceptance Fee payable by such Canadian Borrower to a Canadian Lender under Section 2.06 in respect of each B/A accepted by such Canadian Lender shall be set off against the Discount Proceeds payable by such Canadian Lender under this Section 2.22.
     (g) Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.
     (h) If a Canadian Lender notifies the Canadian Administrative Agent in writing that it is unable to accept Bankers’ Acceptances, such Canadian Lender will, instead of accepting and, if applicable, purchasing Bankers’ Acceptances, make an advance (a “B/A Equivalent Loan”) to the applicable Canadian Borrower in the amount and for the same term as the draft that such Canadian Lender would otherwise have been required to accept and purchase hereunder. Each such Canadian Lender will provide to the Canadian Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of such Canadian Borrower. Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Lender had accepted (and been paid an Acceptance Fee) and purchased (on a discounted basis at the B/A Discount Rate) a Bankers’ Acceptance for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Lenders and the Canadian Borrowers as the Bankers’ Acceptance which such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same manner in which the Discount Proceeds of a Bankers’ Acceptance would be deducted from the face amount of the Bankers’ Acceptance. Each B/A Equivalent Loan shall be evidenced by a non-interest bearing promissory note of the Canadian Borrower, denominated in Canadian Dollars, executed and delivered by the applicable Canadian Borrower to such Canadian Lender, substantially in the form of Exhibit J.
     (i) Each Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Canadian Lender in its own right and each Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues such Canadian Borrower on the B/A for payment of the amount payable by such Canadian Borrower thereunder. On the last day of the Contract Period of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the applicable Canadian Borrower shall pay the Canadian Lender that has accepted and purchased such B/A the full face amount of such B/A and after such payment, such Canadian Borrower shall have no further liability in respect of such B/A and such Canadian Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.
     (j) Except as required by any Canadian Lender upon the occurrence of an Event of Default, no B/A Loan may be repaid by a Canadian Borrower prior to the expiry date of the Contract Period applicable to such B/A Loan; provided, however, that any B/A Loan may be defeased as provided in the proviso to Section 2.11(a).
     (k) With respect to any repayment of unmatured B/A’s pursuant to the proviso to Section 2.11(a) or otherwise hereunder, it is agreed that the applicable Canadian Borrower shall provide for the funding in full of the unmatured B/A’s to be repaid by paying to and depositing with the Canadian Administrative Agent Cash Collateral for each such unmatured B/A equal to the face amount payable at maturity thereof. The Canadian Administrative Agent shall hold such Cash Collateral in an interest bearing Cash Collateral account at rates prevailing at the time of deposit for similar accounts with the Canadian Administrative Agent; such Cash Collateral, such Cash Collateral account, any accounts receivable, claims, instruments or securities evidencing or relating to the foregoing, and any proceeds of any of the foregoing (collectively, the “Outstanding BAs Collateral”) shall be assigned to the Canadian Administrative Agent as security for the obligations of the applicable Canadian Borrower in relation to such B/A’s and the security interest of the Canadian Administrative Agent created in such Outstanding BAs Collateral shall rank in priority to all other security interests and adverse claims against such Outstanding BAs Collateral. Such Outstanding BAs Collateral shall be applied to satisfy the obligations of the applicable Canadian Borrower for such B/A’s as they mature and the Canadian Administrative Agent is hereby irrevocably directed by the applicable Canadian Borrower to apply any such Outstanding BAs Collateral to such maturing B/A’s. The Outstanding BAs Collateral created herein shall not be released to the applicable Canadian Borrower prior to the maturity of the applicable B/As without the consent of the Canadian Lenders; however, interest on such deposited amounts shall be for the account of the applicable Canadian Borrower and may be withdrawn by the applicable Canadian Borrower so long as no Default or Event of Default is then continuing. If, after maturity of the B/A’s for which such Outstanding BAs Collateral is held and application by the Canadian Administrative Agent of the Outstanding BAs Collateral to satisfy the obligations of the applicable Canadian Borrower hereunder with respect to the B/A’s being repaid, any interest or other proceeds of the Outstanding BAs Collateral remains, such interest or other proceeds shall be promptly paid and transferred by the Canadian Administrative Agent to the applicable Canadian Borrower so long as no Default or Event of Default is then continuing.
     SECTION 2.23 Swing Line Loans.
     (a) Generally.
     (i) The U.S. Swing Line. Subject to the terms and conditions set forth herein, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the U.S. Swing Line Lender may in its sole and absolute discretion, in reliance upon the agreements of the other U.S. Revolving Lenders set forth in this Section 2.23, make loans in U.S. Dollars (each such loan, a “U.S. Swing Line Loan”) to the U.S. Borrower from time to time on or after the Effective Date until the earlier of the Maturity Date and the termination of the Total U.S. Revolving Commitments in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit, notwithstanding the fact that such U.S. Swing Line Loans, when aggregated with the U.S. Revolving Credit Exposure of the Lender acting as U.S. Swing Line Lender, may exceed the amount of such Lender’s U.S. Revolving Commitment; provided, however, that after giving effect to any U.S. Swing Line Loan, (i) the aggregate U.S. Revolving Credit Exposure of all U.S. Revolving Lenders shall not exceed the Total U.S. Revolving Commitments at such time, and (ii) the U.S. Revolving Credit Exposure of each U.S. Revolving Lender at such time shall not exceed such Lender’s U.S. Revolving Commitment, and provided, further, that the U.S. Borrower shall not use the proceeds of any U.S. Swing Line Loan to refinance any outstanding U.S. Swing Line Loan. Within the foregoing limits, the U.S. Borrower may borrow under this Section 2.23(a), prepay under Section 2.11, and reborrow under this Section 2.23(a). Immediately upon the making of a U.S. Swing Line Loan, each U.S. Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the U.S. Swing Line Lender a risk participation in such U.S. Swing Line Loan in an amount equal to the product of such U.S. Revolving Lender’s U.S. Revolving Pro Rata Percentage times the amount of such U.S. Swing Line Loan. Each U.S. Revolving Lender shall have the obligation to purchase and fund risk participations in the U.S. Swing Line Loans and to refinance U.S. Swing Line Loans as provided in this Agreement.

     (ii) The Canadian Swing Line. Subject to the terms and conditions set forth herein, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the Canadian Swing Line Lender may in its sole and absolute discretion, in reliance upon the agreements of the other Canadian Revolving Lenders set forth in this Section 2.23, make loans in Canadian dollars or U.S. Dollars (each such loan, a “Canadian Swing Line Loan”) to either Canadian Borrower from time to time on or after the Effective Date until the earlier of the Maturity Date and the termination of the Total Canadian Revolving Commitments in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the Canadian Revolving Credit Exposure of the Lender acting as Canadian Swing Line Lender, may exceed the amount of such Lender’s Canadian Revolving Commitment; provided, however, that after giving effect to any Canadian Swing Line Loan, (i) the aggregate Canadian Revolving Credit Exposure of all Canadian Revolving Lenders shall not exceed the Total Canadian Revolving Commitments at such time, and (ii) the Canadian Revolving Credit Exposure of each Canadian Revolving Lender at such time shall not exceed such Lender’s Canadian Revolving Commitment, and provided, further, that the Canadian Borrower shall not use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Canadian Swing Line Loan. Within the foregoing limits, the Canadian Borrower may borrow under this Section 2.23(a), prepay under Section 2.11, and reborrow under this Section 2.23(a). Immediately upon the making of a Canadian Swing Line Loan, each Canadian Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Canadian Revolving Lender’s Canadian Revolving Pro Rata Percentage times the amount of such Canadian Swing Line Loan. Each Canadian Revolving Lender shall have the obligation to purchase and fund risk participations in the Canadian Swing Line Loans and to refinance Canadian Swing Line Loans as provided in this Agreement.
     (b) Borrowing Procedures. If an AutoBorrow Agreement is in effect, each Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement. Otherwise, in order to request a Swing Line Borrowing, the Applicable Borrower shall hand deliver, fax or send by electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) to the Applicable Swing Line Lender and the Applicable Administrative Agent a duly completed Borrowing Request not later than 2:00 p.m. (Standard Time) on the day of the proposed Swing Line Borrowing. Each such Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Applicable Borrower and shall specify the following information: (i) the date of such Swing Line Borrowing (which shall be a Business Day); and (ii) the amount of such Swing Line Borrowing, which shall be a minimum of U.S.$100,000, except as otherwise set forth in any AutoBorrow Agreement. Promptly after receipt by the Applicable Swing Line Lender of any Borrowing Request, the Applicable Swing Line Lender will confirm with the Applicable Administrative Agent (by telephone or in writing) that the Applicable Administrative Agent has also received such Borrowing Request and, if not, the Applicable Swing Line Lender will notify the Applicable Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Applicable Swing Line Lender has received notice (by telephone or in writing) from the Applicable Administrative Agent (including at the request of any Applicable Lender) prior to 2:00 p.m. (Standard Time) on the date of the proposed Swing Line Borrowing (A) directing the Applicable Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of either Section 2.23(a)(i) or Section 2.23(a)(ii), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Applicable Swing Line Lender will, not later than 3:00 p.m. (Standard Time) on the borrowing date specified in such Borrowing Request, make the amount of its Swing Line Loan available to the Applicable Borrower at its office by crediting the account of the Applicable Borrower on the books of the Applicable Swing Line Lender in immediately available funds. If an AutoBorrow Agreement is in effect, such additional terms and conditions of such AutoBorrow Agreement shall have been satisfied, and in the event that any of the terms of this Section 2.23 conflict with such AutoBorrow Agreement, the terms of the AutoBorrow Agreement shall govern and control. No Applicable Lender shall have any rights or obligations under any AutoBorrow Agreement, but each Applicable Lender shall have the obligation to purchase and fund risk participations in the Swing Line Loans and to refinance Swing Line Loan as provided herein.
     (c) Refinancing of Swing Line Loans. (i) The Applicable Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Applicable Borrower (which hereby irrevocably authorizes the Applicable Swing Line Lender to so request on its behalf), or the Applicable Borrower at any time in its sole and absolute discretion may request, that each Applicable Lender make (A) with respect to U.S. Swing Line Loans, an ABR Loan in an amount equal to such Lender’s U.S. Revolving Pro Rata Percentage of the amount of U.S. Swing Line Loans then outstanding and (B)(1) with respect to Canadian Swing Line Loans denominated in Canadian dollars, a Canadian Prime Rate Loan or (2) with respect to Canadian Swing Line Loans denominated in U.S. Dollars, a U.S. Base Rate Loan, in each case in an amount equal to such Lender’s Canadian Revolving Pro Rata Percentage of the amount of Canadian Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, Canadian Prime Rate Loans or U.S. Base Rate Loans, as applicable, but subject to the unutilized portion of the Total U.S. Revolving Commitments or Total Canadian Revolving Commitments, as applicable, and the conditions set forth in Section 4.01. The Applicable Swing Line Lender or the Applicable Borrower, as applicable, shall furnish to the other a copy of the applicable Borrowing Request promptly after delivering such notice to the Applicable Administrative Agent. Each Applicable Lender shall make an amount equal to its Applicable Pro Rata Percentage of the amount specified in such Borrowing Request available to the Applicable Administrative Agent in immediately available funds for the account of the Applicable Swing Line Lender at the office designated by the Applicable Administrative Agent not later than 1:00 p.m. (Standard Time) on the day specified in such Borrowing Request, whereupon, subject to Section 2.23(c)(ii), each Applicable Lender that so makes funds available shall be deemed to have made a ABR Loan, Canadian Prime Rate Loan or U.S. Base Rate Loan, as applicable, to the Applicable Borrower in such amount. The Applicable Administrative Agent shall remit the funds so received to the Applicable Swing Line Lender.
     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a U.S. Revolving Borrowing or a Canadian Revolving Borrowing, as applicable, in accordance with Section 2.23(c)(i), the request for ABR Loans, Canadian Prime Rate

Loans or U.S. Base Rate Loans, as applicable, submitted by the Applicable Swing Line Lender or the Applicable Borrower as set forth herein shall be deemed to be a request by the Applicable Swing Line Lender that each of the Applicable Lenders fund its risk participation in the relevant Swing Line Loan and each Applicable Lender’s payment to the Applicable Administrative Agent for the account of the Applicable Swing Line Lender pursuant to Section 2.23(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any Applicable Lender fails to make available to the Applicable Administrative Agent for the account of the Applicable Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.23(c) by the time specified in Section 2.23(c)(i), the Applicable Swing Line Lender shall be entitled to recover from such Lender (acting through the Applicable Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Applicable Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Applicable Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Applicable Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Applicable Swing Line Lender submitted to any Lender (through the Applicable Administrative Agent) with respect to any amounts owing under this clause (iii) shall be presumed correct absent manifest error.
     (iv) Each Applicable Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.23(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Applicable Swing Line Lender, the Applicable Borrower or any other person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Applicable Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.23(c) is subject to the conditions set forth in Section 4.01. No such funding of risk participations shall relieve or otherwise impair the obligation of the Applicable Borrower to repay Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations. (i) At any time after any Applicable Lender has purchased and funded a risk participation in a Swing Line Loan, if the Applicable Swing Line Lender receives any payment on account of such Swing Line Loan, the Applicable Swing Line Lender will distribute to such Applicable Lenders their Applicable Pro Rata Percentage thereof in the same funds as those received by the Applicable Swing Line Lender.
     (ii) If any payment received by the Applicable Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the

Applicable Swing Line Lender under any of the circumstances described in Section 9.19 (including pursuant to any settlement entered into by the Applicable Swing Line Lender in its discretion), each Applicable Lender shall pay to the Applicable Swing Line Lender its Applicable Revolving Pro Rata Percentage thereof on demand of the Applicable Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Applicable Administrative Agent will make such demand upon the request of the Applicable Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Interest for Account of Swing Line Lender. The Applicable Swing Line Lender shall be responsible for invoicing the Applicable Borrower for interest on the Swing Line Loans. Until each Applicable Lender funds its Loan or risk participation pursuant to this Section 2.23 to refinance such Applicable Lender’s Applicable Revolving Pro Rata Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Pro Rata Percentage shall be solely for the account of the Applicable Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Applicable Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Applicable Swing Line Lender, and, if an AutoBorrow Agreement is in effect, in accordance with the terms of such AutoBorrow Agreement.
     (g) Discretionary Nature of the Swing Line Facility. Notwithstanding any terms to the contrary contained herein, the swing line facilities provided herein (i) are each an uncommitted facility and the Swing Line Lenders may, but shall not be obligated to, make Swing Line Loans, and (ii) may be terminated at any time by the Applicable Swing Line Lender or the Applicable Borrower upon written notice by the terminating party to the non-terminating party.
     SECTION 2.24 Defaulting Lenders.
     (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Revolving Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
     (i) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in Section 9.08(b); and
     (ii) any payment of principal, interest, fees or other amounts received by the Applicable Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11 or 2.12, or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.05), shall be applied at such time or times as may be determined by the Applicable Administrative Agent as follows:
     (A) first, to the payment of any amounts owing by such Defaulting Lender to the Applicable Administrative Agent hereunder;

     (B) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks and the Swing Line Lenders hereunder;
     (C) third, if so determined by the Applicable Administrative Agent or requested by an Applicable Issuing Bank or a Swing Line Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Line Loan;
     (D) fourth, as the Applicable Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Applicable Administrative Agent;
     (E) fifth, if so determined by the Applicable Administrative Agent and the Applicable Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement;
     (F) sixth, to the payment of any amounts owing to the Revolving Lenders, the Applicable Issuing Bank or the Applicable Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Revolving Lender or an Applicable Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
     (G) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Applicable Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
     (H) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or L/C Disbursements in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) in the case of such Revolving Loans, such Revolving Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans and L/C Disbursements of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans or L/C Disbursements of such Defaulting Lender.
Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender or to post cash collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents to the foregoing.

     (b) Certain Fees. Such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.05(a) or any L/C Participation Fee pursuant to Section 2.05(c) for any period during which such Lender is a Defaulting Lender (and, except as otherwise provided in Section 2.05(a), the Applicable Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
     (c) Reallocation of Ratable Portions to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, solely for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans pursuant to Sections 2.21 and 2.23, the “U.S. Revolving Pro Rata Percentage” or “Canadian Revolving Pro Rata Percentage”, as applicable, of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided, that (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (B) the aggregate obligation of any non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitments of such non-Defaulting Lender minus (2) the aggregate Revolving Credit Loans of such non-Defaulting Lender.
     (d) Defaulting Lender Cure. If the Applicable Borrower, the Applicable Administrative Agent and the Applicable Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Applicable Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Loans of the other Revolving Lenders of the same Class or take such other actions as the Applicable Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Lenders of the same Class in accordance with their “U.S. Revolving Pro Rata Percentage” or “Canadian Revolving Pro Rata Percentage”, as applicable, (without giving effect to clause (a)(ii) above), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Applicable Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
     (e) Termination of Defaulting Lender Revolving Commitment. A Borrower may terminate the unused amount of the Revolving Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Applicable Administrative Agent (which will promptly notify the Revolving Lenders of the same Class thereof), provided that such termination will not be deemed to be a waiver or release of any claim a Borrower, an Administrative Agent, an Issuing Bank or any Lender may have against such Defaulting Lender.

ARTICLE III
Representations and Warranties
     Each Borrower represents and warrants (provided that, on the Effective Date, only the Specified Representations shall be accurate as to MAC Group and its subsidiaries) to the Agents, the Issuing Banks and each of the Lenders that:
     SECTION 3.01 Organization; Powers. Each Borrower and each of its respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and the MAC Merger Instruments and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder.
     SECTION 3.02 Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents and the MAC Merger Instruments to which it is a party and the consummation of the Transactions (i) have been (or will have been on or prior to the Effective Date) duly authorized by all requisite organizational action on the part of such Loan Party and (ii) do not and will not (x) violate (A) any provision of law, statute, rule or regulation, (B) the terms of the organizational documents of any Loan Party, (C) any order, injunction, writ or decree of any Governmental Authority or any binding and enforceable arbitral award to which such Loan Party or its property is subject, or (D) any provision of any indenture or other instrument in respect of any Material Indebtedness or other material agreement to which any Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (y) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or other instrument in respect of Material Indebtedness or other material agreement or (z) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents and Liens associated with the MAC Trust Account).
     SECTION 3.03 Enforceability. This Agreement has been (or will have been on or prior to the Effective Date) duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

     SECTION 3.04 Governmental Approvals; MAC Merger. (a) No authorization, action, exemption, consent or approval of, registration, notice or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the Loan Documents, the MAC Merger Instruments and the consummation of the Transactions, except for (i) the filing of Uniform Commercial Code financing statements, filing of financing statements under provincial personal property security registries, and other filings necessary to perfect Liens created under the Security Documents, (ii) those which will have been, or, in the case of filings relating to the consummation of the MAC Merger, substantially contemporaneously with the initial funding of Loans on the Effective Date will be, made or obtained and be in full force and effect on or prior to the Effective Date and (iii) actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents (including, without limitation, to release existing Liens on the Collateral or to comply with requirements to perfect, and/or maintain the perfection of, Liens created under the Loan Documents).
     (b) As of the Implementation Date, the MAC Merger has been consummated in accordance with the MAC Merger Agreement and applicable law.
     SECTION 3.05 Financial Statements. The U.S. Borrower has heretofore furnished to the Lenders (a) the audited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows of the U.S. Borrower, as of and for the year ended December 31, 2009, (b) the unaudited consolidated balance sheets and related condensed statements of operations and cash flows of the U.S. Borrower as of and for the period ended September 30, 2010 and (c) the audited consolidated statement of financial position and related consolidated statements of income, change in equity, and cash flows of MAC Group, as of and for the fiscal year ended June 30, 2010. Such (i) financial statements described in clauses (a) and (b) above and (ii) to the knowledge of the U.S. Borrower as of the Effective Date, financial statements described in (c) above, in each case present fairly, in all material respects, the financial condition of the U.S. Borrower and its consolidated subsidiaries or MAC Group and its subsidiaries, as the case may be, as of such dates and for such periods, subject, in the case of the financial statements referred to clause (b), to the absence of footnotes and to normal year-end audit adjustments. Such (A) financial statements described in clauses (a) and (b) above and the notes thereto and (B) to the knowledge of the U.S. Borrower as of the Effective Date, financial statements described in clause (c) above, disclose all material liabilities, direct or contingent, of the U.S. Borrower and its consolidated subsidiaries or MAC Group and its subsidiaries, as the case may be, as of the dates thereof. Such financial statements described in clauses (a) and (b) above were prepared in accordance with GAAP, applied on a consistent basis, subject, in the case of the financial statements referred to clause (b), to the absence of footnotes and to normal year-end audit adjustments.
     SECTION 3.06 No Material Adverse Change. Since December 31, 2009, there has been no material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of the Borrowers and the Subsidiaries, taken as a whole; provided that the sole representation and warranty under this Section 3.06 made on the Effective Date with respect to the U.S. Borrower and its Subsidiaries is that on the Effective Date the condition precedent set forth in Section 4.02(f) has been satisfied.

     SECTION 3.07 Title to Properties; Possession Under Leases. (a) Each of the Borrowers and the Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.
     (b) Each of the Borrowers and the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect as of the Effective Date. Each of the Borrowers and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases as of the Effective Date.
     SECTION 3.08 Subsidiaries. Schedule 3.08 sets forth as of the Effective Date and after giving effect to the MAC Merger a list of all Subsidiaries and Special Purpose Business Entities and, as to each such Subsidiary, the jurisdiction of formation, the outstanding Equity Interests therein and the percentage ownership interest of each class of such Equity Interests owned by the U.S. Borrower and its Subsidiaries therein. The Equity Interests indicated as owned (or to be owned) by the U.S. Borrower and its Subsidiaries on Schedule 3.08 are owned by the Borrowers, directly or indirectly, free and clear of all Liens (other than Liens permitted by Section 6.02).
     SECTION 3.09 Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits, proceedings, claims or disputes at law, in equity, in arbitration, by or before any Governmental Authority now pending or, to the knowledge of any Borrower, threatened or contemplated against a Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or any of the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     (b) Since the date of this Agreement, there has been no adverse change in the status or financial effect on the U.S. Borrower and the Subsidiaries of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
     (c) None of the Borrowers, any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case where such violation or default could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.10 Agreements. No Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument, where such default has resulted in, or could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11 Federal Reserve Regulations. (a) None of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulations T, U or X.
     SECTION 3.12 Investment Company Act. Neither the U.S. Borrower nor any Subsidiary is or is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
     SECTION 3.13 Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit (a) to finance a portion of the purchase price for the MAC Merger, to consummate the Refinancing Transactions and the refinancing of the Existing MAC Group Credit Agreement and to pay a portion of the fees, commissions and expenses associated with the Transactions and (b) to provide working capital and for other general corporate purposes of the U.S. Borrower and its Subsidiaries.
     SECTION 3.14 Tax Returns. Each of the U.S. Borrower and the Subsidiaries has filed or caused to be filed all federal, state, provincial, local and foreign Tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the U.S. Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or Canadian GAAP, as the case may be. There is no proposed tax assessment against the U.S. Borrower or any Subsidiary thereof that could reasonably be expected to have a Material Adverse Effect.
     SECTION 3.15 No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the U.S. Borrower and the Subsidiaries to an Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of the Borrowers represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.
     SECTION 3.16 Employee Benefit Plans. (a) Each of the Borrowers and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of any Borrower or any of its ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 3.16(a), the present value of all benefit liabilities under each Plan (based on those assumptions used for purposes of Financial Accounting Standards No. 87) did not, as of the last annual valuation preceding the Effective Date, exceed the fair market value of the assets of such Plan.
     (b) Schedule 3.16(b) sets forth all Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which the Canadian Borrowers are obligated to contribute by statute) and Canadian Pension Plans as of the date of this Agreement. The Canadian Pension Plans are duly registered under the ITA and any other applicable laws which require registration, have been administered in all material respects in accordance with the ITA and such other applicable laws and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of the Canadian Parent and the Canadian Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not reasonably be expected to have a Material Adverse Effect. All contributions or premiums required to be made or paid by the Canadian Parent and the Canadian Subsidiaries to the Canadian Pension Plans or the Canadian Benefit Plans have been made on a timely basis in accordance with the terms of such plans and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as disclosed in Schedule 3.16(b), each of the Canadian Pension Plans and the Canadian Benefit Plans is fully funded on a solvency basis and going concern basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with Canadian GAAP).
     (c) With respect to each scheme or arrangement mandated by a government other than the United States or Canada (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States or Canadian law (a “Foreign Plan”):
     (i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except where the failure could not reasonably be expected to have a Material Adverse Effect;
     (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles, except where the failure could not reasonably be expected to have a Material Adverse Effect; and
     (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except where the failure could not reasonably be expected to have a Material Adverse Effect.
     SECTION 3.17 Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrowers or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law necessary for the ownership and operation of their respective properties and the conduct of their respective businesses as currently conducted, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
     SECTION 3.18 Insurance. The Borrowers and the Subsidiaries are insured by insurance providers that it reasonably considers to be financially sound (including captive insurance companies, or through self insurance), in such amounts, with such deductibles and covering such risks and liabilities are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the U.S. Borrower and its Subsidiaries operate.
     SECTION 3.19 Security Documents. (a) Each Pledge Agreement is effective to create in favor of the Applicable Collateral Agent, for the ratable benefit of the Secured Parties referred to therein, a legal, valid and enforceable security interest in the Collateral (as defined in such Pledge Agreement) and, when such Collateral (to the extent such Collateral constitutes an instrument under the applicable Uniform Commercial Code or Personal Property Security Act) is delivered to such Collateral Agent, such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.
     (b) Each of the Security Agreements is effective to create in favor of the Applicable Collateral Agent, for the ratable benefit of the Secured Parties referred to therein, a legal, valid and enforceable security interest in the Collateral (as defined in such Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 1(A) to the Perfection Certificate, such Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such portion of the Collateral in which a security interest may be perfected by the filing of a financing statement under the applicable Uniform Commercial Code or Personal Property Security Act (other than the Intellectual Property, as defined in the U.S. Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.
     (c) The Perfection Certificate sets forth, as of the Effective Date, (a) the exact legal name of each Loan Party as it appears in its articles or certificate of incorporation (or equivalent organizational document), the state of its incorporation or formation and the organizational identification number (or a specific designation that one does not exist) issued by its jurisdiction of incorporation or formation and (b) each other legal name any Loan Party has had at any time during the five years preceding the Effective Date, together with the date of the relevant change.
     SECTION 3.20 Intellectual Property. The U.S. Borrower and each of its Subsidiaries own or are licensed or otherwise have the legal right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, except where the failure could not reasonably be expected to have a Material Adverse Effect.
     SECTION 3.21 Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the U.S. Borrower or any Subsidiary pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Borrowers and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, local or foreign law dealing with such matters, except where such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All payments due from any Borrower or any Subsidiary, or for which any claim may be made against any Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Borrower or such Subsidiary, except where the failure to do the same, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.22 Solvency. Immediately following the making of each Loan and the giving of each of the Guarantee Agreements and after giving effect to the application of the proceeds of each Loan, the U.S. Borrower and its subsidiaries on a consolidated basis will be Solvent.
     SECTION 3.23 Foreign Assets Control Regulations, etc. None of the U.S. Borrower and the Subsidiaries is in violation of the FCPA, the Currency and Foreign Transactions Reporting Act of 1970 or any related or similar rules or regulations, issued, administered or enforced by any Governmental Authority that are applicable to it, and, to the knowledge of the Loan Parties, no director, officer or employee of the U.S. Borrower and the Subsidiaries is subject to any United States sanctions administered by OFAC, in each case where such violation or sanctions could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE IV
Conditions of Lending
     The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:
     SECTION 4.01 All Credit Events. On the date of each Borrowing, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):
     (a) The Applicable Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Applicable Issuing Bank and the Applicable Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.21(b) or, in the case of a Swing Line Loan, the Applicable Swing Line Lender and the Applicable Administrative Agent shall have received a notice requesting such Swing Line Loan as required by Section 2.23.
     (b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty is true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) as of such earlier date.
     (c) Each Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.
     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
     SECTION 4.02 First Credit Event.
     (a) On or before the Stage 1 CP Satisfaction Date, the Administrative Agents shall have received, on behalf of themselves, the Lenders and the Issuing Banks:
     (i) this Agreement, executed by the Borrowers, the Lenders and each of the other parties hereto, and all attached Exhibits and Schedules;

     (ii) any Note requested by a Lender pursuant to Section 2.04 payable to the order of such requesting Lender;
     (iii) a favorable written opinion of (1) Vinson & Elkins L.L.P., U.S. counsel for the Borrowers, substantially to the effect set forth in Exhibit H-1, and (2) Fraser Milner Casgrain LLP, Canadian counsel to the Canadian Borrowers, substantially to the effect set forth in Exhibit H-2, in each case (A) dated as of the Stage I CP Satisfaction Date, (B) addressed to the Administrative Agents, the Issuing Banks and the Lenders, and (C) covering such other matters relating to the Loan Documents as the Administrative Agents shall reasonably request, and the Borrowers hereby request such counsel to deliver such opinions;
     (iv) a certificate as to the good standing or tax status of each Loan Party as of a recent date, from the Secretary of State or other relevant Governmental Authority of the state or jurisdiction of its organization;
     (v) a certificate of the Secretary or Assistant Secretary (or such other corporate officer satisfactory to the Administrative Agent) of each Loan Party dated the Stage I CP Satisfaction Date and certifying (1) that attached thereto is a true and complete copy of the organizational documents of each Loan Party as in effect on the Stage I CP Satisfaction Date and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or persons performing similar functions) of such Loan Party authorizing the Transactions to be entered into by such Loan Party and the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (3) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;
     (vi) a certificate, dated the Stage 1 CP Satisfaction Date and signed by a Financial Officer of the U.S. Borrower, certifying (1) compliance with the conditions precedent set forth in Section 4.01(b) and (c), (2) based on the U.S. Borrower’s projections, in each case after giving pro forma effect (using the criteria therefor described in Section 6.04(i)) to the initial Borrowing contemplated hereunder, the MAC Merger, the Refinancing Transactions and the other transactions contemplated hereby, that (A) the U.S. Borrower and its subsidiaries (including the MAC Group and its subsidiaries), taken as a whole, will be Solvent on the Implementation Date and (B) the U.S. Borrower and its subsidiaries (including the MAC Group and its subsidiaries, but without conversion of MAC Group’s financial statements to GAAP) will be in pro forma compliance (using the criteria therefor described in Section 6.04(i)) with Sections 6.10 and 6.11 as of September 30, 2010, (3) that all consents and approvals required pursuant to the terms of the MAC Merger Instruments to be obtained prior to the Implementation Date (other than the approval contemplated by Section 4.02(d)(i)) have been obtained (other than the approval of the shareholders of the MAC Group) and that all applicable waiting periods (if any) applicable to the MAC Merger shall have expired without any action being taken or threatened by any competent authority that would result in a termination of any of the MAC Merger Instruments and (4) whether the U.S. Borrower elects to pursue Section 5.09(f)(i) and (g)(i) or Section 5.09(f)(ii) and (g)(ii);
     (vii) the U.S. Pledge Agreement duly executed by the parties thereto and (i) all the outstanding Equity Interests of each Material Subsidiary of the U.S. Borrower that is a Domestic Subsidiary (other than any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary) and (ii) 65% of the voting Equity Interests and 100% of the nonvoting Equity Interests (if any) of each Material Subsidiary that is a first-tier Foreign Subsidiary directly owned by the U.S. Borrower or any Domestic Subsidiary of the U.S. Borrower, shall have been duly and validly pledged thereunder to the U.S. Collateral Agent for the ratable benefit of the Secured Parties, together with certificates representing such shares, if any, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the U.S. Collateral Agent, and the delivery of UCC-1 financing statements necessary to create a valid, legal and perfected first-priority Lien on the Collateral described therein (subject to any Lien expressly permitted by Section 6.02);
     (viii) the Canadian Pledge Agreement duly executed by the parties thereto, and all the outstanding Equity Interests of the Canadian Parent and certain of its Subsidiaries as of the Stage I CP Satisfaction Date shall have been duly and validly pledged thereunder to the Canadian Collateral Agent for the ratable benefit of the Canadian Secured Parties, together with certificates, if any, representing such Equity Interests, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Canadian Collateral Agent and, if required, the delivery of PPSA financing statements necessary to create a valid, legal and perfected first-priority Lien on the Collateral described therein (subject to any Lien expressly permitted by Section 6.02);
     (ix) the Security Agreements duly executed by the Loan Parties party thereto and each document (including each financing statement) required by law or reasonably requested by the Collateral Agents to be filed, registered or recorded in order to create in favor of the Applicable Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority Lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement (which, for the avoidance of doubt, shall exclude any property or assets the granting of a Lien on which would result in adverse tax consequences to the U.S. Borrower or any Subsidiary);
     (x) the results of a search of the Uniform Commercial Code filings (or equivalent Personal Property Security Act filings) made with respect to each of the Loan Parties in the state (or other jurisdiction) within the U.S. or Canada in which such person is organized, and the other jurisdictions in which Uniform Commercial Code filings (or equivalent Personal Property Security Act filings) are to be made or amended pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agents that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated on the Effective Date;
     (xi) a Perfection Certificate with respect to the Loan Parties dated the Stage I CP Satisfaction Date and duly executed by a Responsible Officer of each of the Borrowers;
     (xii) the Guarantee Agreements duly executed by the parties thereto;
     (xiii) a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02;
     (xiv) copies of all MAC Merger Instruments, together with all amendments, supplements, waivers or other modifications thereto, in each case certified by a Responsible Officer of the U.S. Borrower as true, correct and complete, and any such amendment, supplement, waiver or other modification thereto that is materially adverse to the Lenders shall be in form and substance reasonably acceptable to the Administrative Agent and the Arrangers; and
     (xv) true and correct copies of (1) the audited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of the U.S. Borrower, as of and for the year ended December 31, 2009, (2) the unaudited consolidated balance sheets and related condensed statements of operations and cash flows of the U.S. Borrower as of and for the period ended September 30, 2010, (3) the audited consolidated statement of financial position and related consolidated statements of income, change in equity, and cash flows of MAC Group, as of and for the year ended June 30, 2010, (4) pro forma consolidated financial statements for the U.S. Borrower for the most recently ended fiscal year and the most recently ended quarterly period for which internal financial statements are available in substantially the same form as previously provided to the Board of Directors of the U.S. Borrower, and (5) projections prepared by management of the U.S. Borrower of balance sheets, income and cash flow statements of the U.S. Borrower and its subsidiaries for the five year period following the Effective Date;
     (xvi) a certificate from the U.S. Borrower on or prior to the Stage 1 CP Satisfaction Date confirming which option (as set out in Section 5.09(f)) it intends to pursue; and
     (xvii) all documentation and other information that the Administrative Agents, the Lead Arrangers and the Lender shall have requested in order to comply with its respective obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case to the extent such documentation and other information shall have been requested reasonably in advance of the State 1 CP Satisfaction Date.
     (b) On or before the Effective Date, the Administrative Agents and the Lead Arrangers shall have received all Fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Agents) required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.
     (c) As of the Stage 1 CP Satisfaction Date, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or Government Agency (as defined in the MAC Merger Agreement) or other legal restraint or prohibition preventing the MAC Merger is in effect, and no steps have been taken by any Court (as defined in the MAC Merger Agreement) or Governmental Agency to effect any of the above, in either case, that provides the U.S. Borrower with the right to terminate its obligations under the MAC Merger Agreement as a result thereof.
     (d) On the Effective Date, the Administrative Agents shall have received, on behalf of themselves, the Lenders and the Issuing Banks, a certificate, dated the Effective Date and signed by a Financial Officer of the U.S. Borrower, certifying (i) that the shareholders of the MAC Group have approved the MAC Merger, (ii) that the Supreme Court of New South Wales or such other court of competent jurisdiction shall have approved the MAC Merger, (iii) the U.S. Borrower and its subsidiaries, taken as a whole, are Solvent and (iv) based on the U.S. Borrower’s financial projections, after giving pro forma effect (using the criteria therefor described in Section 6.04(i)) to the Transactions, on the basis of a good faith estimate by the U.S. Borrower of the Scheme Consideration, the U.S. Borrower and its Subsidiaries (other than MAC Group and its subsidiaries) shall have a minimum Liquidity of at least U.S.$200,000,000.
     (e) Since October 15, 2010 and up until (i) 5:00 p.m. (Australian Eastern Daylight Time) on the day before the Second Court Date, the U.S. Borrower shall not have received notice from the MAC Group of a MSL Material Adverse Change; and (ii) 8:00 a.m. (Australian Eastern Daylight Time) on the Second Court Date, to the U.S. Borrower’s knowledge, there shall not have occurred a MSL Material Adverse Change
     Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the only representations and warranties relating to MAC Group and its subsidiaries the accuracy of which shall be a condition to the obligation of any Lender to make the Loans and of any Issuing Bank to issue any initial Letter of Credit to be used to facilitate the MAC Merger, including the deemed issuance of the Rolled Letters of Credit, shall be (A) the representations and warranties made by MAC Group in the MAC Merger Agreement, but only to the extent that the U.S. Borrower shall have the right to terminate its obligations under the MAC Merger Agreement as a result of an inaccuracy of such representations and warranties, and (B) the Specified Representations.
ARTICLE V
Affirmative Covenants
     Each of the Borrowers covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will, and will cause each of its Subsidiaries to:
     SECTION 5.01 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and (to the extent the concept is applicable in such jurisdiction) good standing under the legal requirements of the jurisdiction of its formation, except as otherwise expressly permitted under Section 6.05, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (b) Qualify and remain qualified as a foreign entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (c) Do or cause to be done all things necessary to obtain, preserve, renew, extend, maintain and keep in full force and effect the rights, privileges, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure do so could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     SECTION 5.02 Insurance. (a) Maintain insurance with insurance providers that it reasonably considers to be financially sound (including captive insurance companies, or through self insurance), in such amounts, with such deductibles and covering such risks and liabilities are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the U.S. Borrower and its Subsidiaries operate.
     (b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement or name the Applicable Collateral Agent as loss payee as their interests may appear, in form and substance reasonably satisfactory to the Collateral Agents, which endorsement shall provide that, from and after the Effective Date, if the insurance carrier shall have received written notice from a Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the applicable Loan Party under such policies directly to the Applicable Collateral Agent; deliver original or certified copies of all such policies to the Collateral Agents; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Applicable Administrative Agent and the Applicable Collateral Agent (giving such Agents the right to cure defaults in the payment of premiums), or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Agents; deliver to the Applicable Administrative Agent and the Applicable Collateral Agent, evidence of the insurance maintained pursuant to paragraph (a) above; cause all liability insurance policies maintained by any Loan Party to name the Collateral Agents as an additional insured.
     SECTION 5.03 Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and applicable Borrower or Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.
     SECTION 5.04 Financial Statements, Reports, etc. Furnish to the Administrative Agent and, in the case of Section 5.04(f) or (g), the applicable Lender:
     (a) within five Business Days after the date in each fiscal year on which the U.S. Borrower is required to file its Annual Report on Form 10-K with the SEC (or would be required if the U.S. Borrower is no longer required to file regular and periodic reports with the SEC), in each case without giving effect to any extension thereof, the audited consolidated balance sheet and related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows of the U.S. Borrower, showing its consolidated financial condition as of the close of such fiscal year and the results of its operations and the operations of its consolidated subsidiaries during such year and setting forth in each case in comparative form the figures for the previous fiscal year, audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the U.S. Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;
     (b) within five Business Days after each date in each fiscal year on which the U.S. Borrower is required to file a Quarterly Report on Form 10-Q with the SEC (or would be required if the U.S. Borrower is no longer required to file regular and periodic reports with the SEC), in each case without giving effect to any extension thereof, the unaudited consolidated balance sheets and related condensed statements of operations and cash flows of the U.S. Borrower, showing its consolidated financial condition as of the close of such fiscal quarter and the results of its operations and the operations of its consolidated subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year and setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the U.S. Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
     (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate in the form of Exhibit I (a “Compliance Certificate”) of a Financial Officer (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in detail reasonably satisfactory to the Agents demonstrating compliance with the covenants contained in Sections 6.10 and 6.11;
     (d) promptly upon receipt thereof, copies of any audit or other reports delivered to the board of directors of the U.S. Borrower (or the audit committee of such board) by an independent registered public accounting firm in connection with such firm’s audit of the consolidated financial statements of the U.S. Borrower if such reports identify material weaknesses in internal controls over financial reporting of the U.S. Borrower;
     (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (other than filings under Section 16 of the Securities Exchange Act of 1934) filed by the U.S. Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be, and all press releases;
     (f) promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and
     (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrowers or any Subsidiary, or compliance with the terms of any Loan Document, as the Applicable Administrative Agent or any Lender may reasonably request.
     Documents required to be delivered pursuant this Section 5.04 may be delivered electronically and, in the case of Sections 5.04(a), (b) or (e) shall be deemed to have been delivered if such documents, or one or more annual, quarterly or other reports or filings containing such documents (including, in the case of certifications required pursuant to Section 5.04(b), the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), (i) shall have been posted or provided a link to on the U.S. Borrower’s website on the Internet at www.oilstatesintl.com, (ii) shall be available on the website of the SEC at http://www.sec.gov or (iii) shall have been posted on the U.S. Borrower’s behalf on SyndTrak or another website, if any, to which each Lender and the Administrative Agents have access (whether a commercial, third-party website or whether sponsored by an Administrative Agent). No Administrative Agent shall have an obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the U.S. Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The U.S. Borrower hereby acknowledges that (a) the Agents will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Loan Party or its securities) (each, a “Public Lender”). If any Borrower Materials are designated by the Loan Parties as “PRIVATE”, such Borrower Materials will not be made available to that portion of the Platform designated “Public Investor,” which is intended to contain only information that (x) prior to any public offering of securities by any Loan Party, is of a type that would be contained in a customary offering circular for an offering of debt securities made in reliance on Rule 144A under the Securities Act or (y) following any public offering of securities by a Loan Party, is either publicly available or not material information (though it may be sensitive and proprietary) with respect to such Loan Party or its securities for purposes of United States Federal and State securities laws. The Agents shall be entitled to treat any Borrower Materials that are not marked “PRIVATE” or “CONFIDENTIAL” as not containing any material non-public information with respect to the Loan Parties or any securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16).
     SECTION 5.05 Litigation and Other Notices. Upon obtaining knowledge thereof, furnish to the Administrative Agents prompt written notice of the following:
     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
     (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against a Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event or analogous event with respect to a Canadian Pension Plan or Canadian Benefit Plan that, alone or together with any other such events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
     (d) a copy of any form of written notice, summons, material correspondence or citation received from any Governmental Authority or any other person, (i) concerning material violations or alleged violations of Environmental Laws, which seeks or threatens to impose liability on the U.S. Borrower or its Subsidiaries therefor, (ii) alleging liability for any material action or omission on the part of the U.S. Borrower or any of its Subsidiaries in connection with any Release of Hazardous Material, (iii) providing any written notice of potential responsibility or liability under any Environmental Law, or (iv) concerning the filing of a Lien other than a Permitted Lien upon, against or in connection with the U.S. Borrower or any of its Subsidiaries, or any of their leased or owned material property, wherever located, in each of cases (i) through

(iv) that, individually or in the aggregate, could reasonably be expected to result in a liability (to the extent not covered by insurance) of the U.S. Borrower or any of its Subsidiaries in an aggregate amount exceeding $25,000,000;
     (e) copy of any notice (i) under the MAC Merger Agreement with respect to any material working capital adjustment or any material indemnity claim thereunder and (ii) of any material claim, proposed amendment, waiver, modification or termination of or under any MAC Merger Instrument; or
     (f) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
     SECTION 5.06 Information Regarding Collateral. Furnish to the Administrative Agent prompt (and in any event within 30 days) written notice (a) of any change in the legal name, corporate structure, jurisdiction of organization or formation or organizational identification number within thirty (30) days after the occurrence thereof; and (b) if any material portion of the Collateral is expropriated, damaged or destroyed.
     SECTION 5.07 Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each Subsidiary to, permit any representatives designated by the Agents or any Lender to visit and inspect the financial records and the properties of the Borrowers or any Subsidiary and to make extracts from and copies of such financial records, and permit any representatives designated by the Agents or any Lender to discuss the affairs, finances and condition of the Borrowers or any Subsidiary with the officers thereof and independent accountants therefor, all at the expense of the U.S. Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Loan Party or Subsidiary; provided that the Loan Parties shall be responsible for such expenses not more than one (1) time per year unless an Event of Default has occurred and is continuing, in which case the Loan Parties shall be responsible for all such expenses.
     SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.
     SECTION 5.09 Further Assurances. At its sole cost and expense, (a) execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code, Personal Property Security Act and other financing statements) that may be required under applicable law, or that any Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.
     (b) Cause any subsequently acquired or organized Domestic Subsidiary (other than a Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary) that is a Material Subsidiary or any Domestic Subsidiary that was not a Material Subsidiary that subsequently becomes a

Material Subsidiary, to execute a supplement making it a party to the U.S. Subsidiary Guarantee Agreement and each applicable U.S. Security Document in favor of the Collateral Agent, in each case within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) after such acquisition, organization or change in status.
     (c) Cause any subsequently acquired or organized Canadian Subsidiary that is a Material Subsidiary or any Canadian Subsidiary that was not a Material Subsidiary that subsequently becomes a Material Subsidiary to execute a supplement to the Canadian Subsidiary Guarantee Agreement and each applicable Canadian Security Document, in each case within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) after such acquisition, organization or change in status.
     (d) From time to time, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of their respective personal property located within the United States or Canada as the Administrative Agent shall designate (it being understood that it is the intent of the parties that the Obligations of the U.S. Borrower shall be secured by substantially all the material personal property of the U.S. Borrower and the U.S. Subsidiary Guarantors located in the United States (including 100% of the Equity Interests of Material Subsidiaries that are Domestic Subsidiaries (other than a Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary) and 65% of the Equity Interests of Material Subsidiaries that are first-tier Foreign Subsidiaries and that are directly owned by the U.S. Borrower or any Domestic Subsidiary thereof), and the Obligations of the Canadian Borrowers shall be secured by substantially all the material personal property of the Canadian Borrowers and the Canadian Subsidiary Guarantors located in Canada (including personal property which, individually, has a estimated market value in excess of U.S.$1,000,000 and 100% of the Equity Interests of certain Subsidiaries of the Canadian Borrowers, including, without limitation, PTI Australia 2). Such security interests and Liens will be created under the Security Documents and other security agreements, instruments and documents in form and substance reasonably satisfactory to the Collateral Agents, and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Collateral Agents shall reasonably request to evidence compliance with this Section. The Borrowers agree to provide such evidence as the Collateral Agents shall reasonably request as to the perfection and priority status of each such security interest and Lien. Notwithstanding the foregoing, the parties agree that (i) recordings in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office will not be required with respect to registered trademarks, trademark applications and copyrights of any Loan Party and (ii) the collateral for the Facilities shall exclude (A) the Equity Interests in the Mac Group and any subsidiary thereof and (B) any property or assets the granting of a Lien on which would result in adverse tax consequences to the U.S. Borrower or any Subsidiary.
     (e) Within 15 Business Days following the Effective Date, the Administrative Agent shall have received evidence reasonably satisfactory to it that the MAC Merger shall have been consummated pursuant to and in accordance with the provisions of the MAC Merger Agreement without giving effect to any waiver or modification of any provision thereof that is materially adverse to the interest of the Lenders and that is not approved by the Administrative Agent (such consent not to be unreasonably withheld or delayed).

     (f) Within ten Business Days (or such longer period as may be reasonably acceptable to the Administrative Agent) following the Implementation Date, the U.S. Borrower shall procure that either:
     (i) NAB has consented to the MAC Merger and the U.S. Borrower has confirmed that the Existing MAC Group Credit Agreement is in compliance with the terms of this Agreement; or
     (ii) all obligations under the Existing MAC Group Credit Agreement have been repaid in full, and that arrangements have been made to release the Liens securing the Existing MAC Group Credit Agreement.
ARTICLE VI
Negative Covenants
     Each of the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Borrower will, nor will it cause or permit any of its Subsidiaries to:
     SECTION 6.01 Indebtedness. On or after the Effective Date, incur, create, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness existing on the date hereof and set forth in Schedule 6.01, and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms not less favorable to the Lenders and the original obligors in respect of such Indebtedness remain the only obligors thereon;
     (b) Indebtedness created hereunder and under the other Loan Documents;
     (c) intercompany Indebtedness of the Borrowers and the Subsidiaries to the extent permitted by Sections 6.04(a), (f), (g), (k), (l) and (m);
     (d) Indebtedness under bid bonds, labor and materials payment bonds, performance bonds and similar bonds or bank guarantees or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;
     (e) unsecured Indebtedness of the U.S. Borrower and guarantees thereof by the U.S. Subsidiary Guarantors; provided that, as of the date of incurrence, the U.S. Borrower would be in compliance with the covenants set forth in Sections 6.10 and 6.11 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect (using the criteria therefor described in Section 6.04(i)) to such transaction as if such transaction had occurred as of the first day of such period;
     (f) secured Indebtedness of the U.S. Borrower and guarantees thereof by the U.S. Subsidiary Guarantors not otherwise permitted under this Section 6.01; provided that, as of the date of incurrence, (i) the Liens securing such Debt are permitted under Section 6.02(l) and (ii) the U.S. Borrower would be in compliance with the covenants set forth in Sections 6.10 and 6.11 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect (using the criteria therefor described in Section 6.04(i)) to such transaction as if such transaction had occurred as of the first day of such period;
     (g) Indebtedness under the Existing MAC Group Credit Agreement (which, for the avoidance of doubt, has been amended or varied pursuant to Section 5.09(f)(i)) and any extensions, renewals or replacements of such Indebtedness; provided that (i) such Indebtedness is not created in contemplation of or in connection with the MAC Merger and (ii) the aggregate principal amount of such Indebtedness permitted by this clause (g) shall not exceed A$75,000,000 at any time outstanding; and
     (h) Indebtedness of the Subsidiaries and guaranties thereunder by the U.S. Borrower in an aggregate principal amount not to exceed when incurred 10% of the U.S. Borrower’s Consolidated Net Worth calculated as of the most recent fiscal quarter for which financial statements are available.
     SECTION 6.02 Liens. On or after the Effective Date, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:
     (a) Liens existing on the Effective Date and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;
     (b) any Lien created under the Loan Documents;
     (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;
     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;
     (e) Liens (other than any Lien imposed by ERISA), pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

     (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (including Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrowers or any of the Subsidiaries;
     (h) Liens arising out of judgments or awards in respect of which a Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed U.S.$10,000,000 at any time outstanding;
     (i) Liens on certain general intangibles of the Canadian Parent in favor of 3045843 Nova Scotia Company to secure certain intercompany debt of the Canadian Parent permitted by Section 6.04;
     (j) Liens securing Indebtedness under the Existing MAC Group Credit Agreement (which, for the avoidance of doubt, have been amended or varied pursuant to Section 5.09(f)(i)) and any extensions, renewals or replacements of such Indebtedness; provided that (i) such Liens are not created in contemplation of or in connection with the MAC Merger and (ii) such Liens shall not apply, be with respect to or relate to any other asset, business or circumstances of the U.S. Borrower or any Subsidiary other than the MAC Group and its subsidiaries;
     (k) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrowers or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 90% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrowers or any Subsidiary;
     (l) Liens on Equity Interests in a Special Purpose Business Entity incurred for the purpose of providing independent financing for such Special Purpose Business Entity; provided, however, that such Liens are non recourse as to the Canadian Parent or any of its Subsidiaries holding any Equity Interests in such Special Purpose Business Entity; and
     (m) Liens securing Indebtedness and not otherwise permitted under this Section 6.02; provided that the aggregate principal amount of all Debt secured by such Liens does not exceed 7.5% of the U.S. Borrower’s Consolidated Net Worth calculated on the date of incurrence as of the most recent fiscal quarter for which financial statements are available.

     SECTION 6.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless the Indebtedness or Liens arising therefrom, if any, are permitted by Section 6.01 and 6.02, respectively.
     SECTION 6.04 Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person (referred to herein as an “Investment”), except:
     (a) Investments of the U.S. Borrower and its Subsidiaries in existence on the Effective Date and set forth on Schedule 6.04;
     (b) Permitted Investments;
     (c) accounts receivable owing to the Borrowers or any of the Subsidiaries arising from sales of inventory or the provision of services in the ordinary course of business;
     (d) advances to directors, officers and employees of the Borrowers or any of the Subsidiaries to meet expenses incurred by such directors, officers and employees in the ordinary course of business, in an aggregate amount not to exceed U.S.$5,000,000 at any time outstanding;
     (e) securities of any customer of a Borrower or any Subsidiary received in lieu of cash payment, if such Borrower reasonably deems such customer to be in a reorganization or unable to make a timely cash payment on Indebtedness of such customer owing to it, provided that such Borrower or such Subsidiary, as the case may be, has paid no new consideration (other than forgiveness of Indebtedness) therefor;
     (f) Investments of a Loan Party in or to another Loan Party;
     (g) the U.S. Borrower may make intercompany loans and advances to 3045843 Nova Scotia Company provided that the proceeds of such loans and advances are subsequently loaned or advanced, directly or indirectly, to a Canadian Borrower or a Canadian Subsidiary Guarantor;
     (h) the Borrowers may enter into Hedging Agreements to the extent permitted by Section 6.12;
     (i) the U.S. Borrower and its Subsidiaries may acquire all or substantially all the assets of a person or line of business of such person, or Equity Interests of a person that would become a wholly owned Subsidiary (in each case referred to herein as the “Acquired Entity”); provided that (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(i) being referred to herein as a “Permitted Acquisition”) at the time of such transaction:

     (i) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing;
     (ii) the U.S. Borrower would be in compliance with the covenants set forth in Sections 6.10 and 6.11 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect to such transaction and to any other event occurring during or after such period as to which pro forma recalculation is appropriate (including any Asset Sale and any other transaction described in this Section 6.04(i) occurring during or after such period) as if such transaction had occurred as of the first day of such period;
     (iii) after giving effect to such acquisition, there must be at least U.S.$25,000,000 of the Revolving Commitments unused and available;
provided, however that all pro forma calculations required to be made pursuant to this Section 6.04(i) shall (A) include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended and (B) be certified to by a Financial Officer as having been prepared in good faith based upon reasonable assumptions;
     (j) Investments consisting of non-cash proceeds of Asset Sales;
     (k) Investments, without duplication, of the U.S. Borrower, the Canadian Borrowers and other Subsidiaries in Subsidiaries including the MAC Group relating to the MAC Merger made on or before the Implementation Date;
     (l) Investments by a Subsidiary that is not a Loan Party in or to a Loan Party; and
     (m) other Investments, without duplication, in an aggregate amount (valued at cost or outstanding principal amount, as the case may be) not greater than 15% of the U.S. Borrower’s Consolidated Net Worth calculated on the date of such Investment as of the most recent fiscal quarter for which financial statements are available.
     SECTION 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge, amalgamate or consolidate with or into any other person, or permit any other person to merge, amalgamate or consolidate with or into it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) as part of any Asset Sale all or substantially all of the assets of a Loan Party (whether now owned or hereafter acquired) or less than all or substantially all of the Equity Interests of any Loan Party (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that (a) the U.S. Borrower may merge, amalgamate or consolidate with any person provided that (i) no Change in Control occurs and (ii) immediately after giving effect to any such proposed transaction no Default or Event of Default would exist, and (iii) the U.S. Borrower is the surviving entity, (b) the U.S. Borrower may merge or amalgamate with any of its wholly owned Subsidiaries, provided that immediately after giving effect to any such proposed transaction no Default would exist and the U.S. Borrower is the surviving entity, (c) any Subsidiary may merge into or consolidate with any other wholly owned Subsidiary (or, in order to consummate a Permitted Acquisition, any other person) in a transaction in which the surviving entity is a wholly owned Subsidiary and (except in the case of Permitted Acquisitions) no person other than the Borrowers or a wholly owned Subsidiary receives any consideration, provided that (i) the requirements of Section 6.04(i) are met with respect to such merger described in this clause (c) and (ii) if any such merger described in this clause (c) shall involve a Loan Party, the surviving entity of such merger shall be or become a Loan Party and (d) any Subsidiary of the U.S. Borrower may liquidate or dissolve if the U.S. Borrower determines in good faith that such liquidation or dissolution is in the best interests of the U.S. Borrower and is not materially disadvantageous to the Lenders.
     (b) Engage in any Asset Sale not otherwise permitted under paragraph (a) above unless (i) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, and (ii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) after the Effective Date shall not exceed 15% of Consolidated Net Worth calculated on the date of incurrence as of the most recent fiscal quarter for which financial statements are available in the aggregate.
     SECTION 6.06 Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders of a given class, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the U.S. Borrower may repurchase its Equity Interests owned by employees of the U.S. Borrower or the Subsidiaries or make payments to employees of the U.S. Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed U.S.$10,000,000 in any fiscal year and (iii) so long as (A) no Event of Default or Default shall have occurred and be continuing or result therefrom, (B) at least U.S.$25,000,000 of the Revolving Commitments is unused and available after giving effect to such Restricted Payment, and (C) the U.S. Borrower would be in compliance with the covenants set forth in Sections 6.10 and 6.11 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect (using the criteria therefor described in Section 6.04(i)) to such transaction and to any other event occurring during or after such period as to which pro forma recalculation is appropriate as if such transaction had occurred as of the first day of such period, the U.S. Borrower and, with respect to the Exchangeable Shares, PTI Holdco (with funds advanced by the U.S. Borrower) may make Restricted Payments in any amount.
     (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the U.S. Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of a Collateral Agent or any successor thereto hereunder or under any agreement that replaces or refinances this Agreement, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the U.S. Borrower or any other Subsidiary or to Guarantee Indebtedness of the U.S. Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary (other than the Canadian Borrowers or any Canadian Subsidiary) by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (F) clause (ii) of the foregoing (solely as it relates to dividends) shall not apply to the restrictions on PTI Holdco required by the terms of the Exchangeable Shares as in effect on the date hereof.
     SECTION 6.07 Transactions with Affiliates. Except for transactions by or among Loan Parties and transactions expressly permitted under this Agreement, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrowers or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrowers or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.
     SECTION 6.08 Business of Borrowers and Subsidiaries. Engage at any time in any business or business activity other than providing products and services to the energy industry, accommodations and business activities reasonably incidental thereto.
     SECTION 6.09 Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of a Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would increase the interest rate thereon, shorten the final maturity or the average life thereof or cause an Event of Default.
     (b) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Subordinated Indebtedness, except (i) to the extent the U.S. Borrower could make a Restricted Payment pursuant to Section 6.06(a) or (ii) to the extent any Subordinated Indebtedness is repaid with the proceeds of a refinancing of such Subordinated Indebtedness permitted under Section 6.01(a) or Section 6.01(e).

     SECTION 6.10 Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters of the U.S. Borrower, in each case taken as one accounting period, to be less than 3.0 to 1.0.
     SECTION 6.11 Maximum Leverage Ratio. Permit the Leverage Ratio for any period of four consecutive fiscal quarters of the U.S. Borrower, in each case taken as one accounting period, to be greater than (a) 3.50 to 1.0 for each fiscal quarter ending after the Effective Date through December 31, 2011, (b) 3.25 to 1.0 for each fiscal quarter ending from March 31, 2012 through December 31, 2012 and (c) 3.00 to 1.00 for each fiscal quarter thereafter.
     SECTION 6.12 Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which a Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.
     SECTION 6.13 [Reserved].
     SECTION 6.14 Pension Plans. (a) Terminate, in whole or in part, or initiate the termination of, in whole or in part, any Canadian Pension Plan so as to result in any liability to the Canadian Parent or its applicable Canadian Subsidiary which could reasonably be expected to have a Material Adverse Effect; (b) permit to exist any event or condition in respect of any Canadian Pension Plan which presents the risk of liability of the Canadian Parent which could reasonably be expected to have a Material Adverse Effect; (c) enter into any new Canadian Pension Plan or Canadian Benefit Plan or modify any such existing plans so as to increase its obligations thereunder which could result in any liability to the Canadian Parent or any of its Canadian Subsidiaries and which could reasonably be expected to have a Material Adverse Effect; (d) permit their unfunded obligations and liabilities under Canadian Pension Plans to remain unfunded, other than in accordance with applicable law; (e) engage in any transactions which result in a fine or penalty against the Canadian Parent in excess of C$10,000,000 in respect of any Canadian Pension Plan or Canadian Benefit Plan which fine or penalty has not been paid within 30 days of final assessment unless (i) such fine or penalty is being contested in good faith by appropriate proceedings, (ii) the Canadian Parent has set aside on its books adequate reserves with respect thereto in accordance with Canadian GAAP and (iii) such contest does not operate to suspend collection of the contested fine or penalty; or (f) fail to make a required contribution under any Canadian Pension Plan or Canadian Benefit Plan which would result in the imposition of a Lien upon the assets of the Canadian Parent or any of its Subsidiaries within 30 days after the date such payment becomes due, unless such payment is being contested in compliance with the preceding clause (e) and there is no risk of forfeiture, loss or subordination of the Secured Parties’ Liens on such assets.
     SECTION 6.15 Amendment of the MAC Merger Instruments. Permit any supplement, amendment or other modification of, or any waiver under, the MAC Merger Instruments in a manner that is materially adverse to the interests of the Lenders.
     SECTION 6.16 MAC Group. Permit PTI Australia 1 or PTI Australia 2 to engage in any business or activity other than (a) in respect of PTI Australia 2, the ownership of all outstanding equity interests in the MAC Group, (b) in respect of PTI Australia 1, the ownership of all outstanding equity interests in PTI Australia 2, (c) in respect of both PTI Australia 1 and PTI Australia 2, (i) maintaining its corporate existence, (ii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, and (iii) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, and (d) activities incidental to the businesses or activities described in clauses (a) through (c).
     SECTION 6.17 Deposit to MAC Trust Account. Permit the proceeds of any Loans used to pay the Scheme Consideration to be deposited into the MAC Trust Account earlier than the date falling three Sydney Business Days prior to the Implementation Date unless required pursuant to applicable law or otherwise approved by the Administrative Agent.
ARTICLE VII
Events of Default
     SECTION 7.01 Events of Default. In case of the happening of any of the following events (“Events of Default”):
     (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; provided that to the extent that any representation or warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall prove to be incorrect in any respect when made or deemed to be made;
     (b) default shall be made in the payment in the applicable currency of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
     (c) default shall be made in the payment in the applicable currency of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;
     (d) default shall be made in the due observance or performance by a Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a), 5.08, 5.09(e), 5.09(f) or in Article VI;
     (e) default shall be made in the due observance or performance by a Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in Section 7.01(b), (c) or (d)) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from any Agent or any Lender to the U.S. Borrower or (ii) any Responsible Officer of the U.S. Borrower obtains actual knowledge thereof;
     (f) (i) a Borrower or any Material Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of a Borrower or any Material Subsidiary, or of a substantial part of the property or assets of a Borrower or any Material Subsidiary, under any Insolvency Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Material Subsidiary or for a substantial part of the property or assets of a Borrower or any Material Subsidiary or (iii) the winding-up or liquidation of a Borrower or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) a Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under any Insolvency Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Material Subsidiary or for a substantial part of the property or assets of a Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
     (i) one or more judgments for the payment of money in an aggregate amount in excess of U.S.$25,000,000 (to the extent not covered by insurance) shall be rendered against a Borrower or any Material Subsidiary thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of a Borrower or any Material Subsidiary to enforce any such judgment;
     (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of a Borrower and its ERISA Affiliates in an aggregate amount exceeding U.S.$25,000,000;

     (k) any Guarantee under any Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under its Guarantee Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);
     (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by a Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby having an estimated market value in excess of U.S.$2,500,000, except to the extent that any such loss of perfection or priority results from the failure of a Collateral Agent to maintain possession of certificates representing securities pledged under a Pledge Agreement; or
     (m) there shall have occurred a Change in Control.
     SECTION 7.02 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 7.01(g) or (h)) shall have occurred and be continuing, then, and in any such event:
     (a) the Administrative Agent (i) shall at the request, or may, with the consent, of the Required Revolving Lenders, by notice to the U.S. Borrower, declare the Revolving Commitments and the obligation of each Revolving Lender and the Issuing Banks to make extensions of credit hereunder, including making Loans and issuing Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and/or (ii) shall at the request, or may, with the consent, of the Required Lenders, by notice to the U.S. Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrowers;
     (b) the Borrowers shall, on demand of either Administrative Agent at the request or with the consent of the Required Revolving Lenders, Cash Collateralize the Letters of Credit in accordance with Section 2.21(k); and
     (c) the Collateral Agents shall at the request of, or may with the consent of, the Required Lenders proceed to enforce their respective rights and remedies under the Security Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.
     SECTION 7.03 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.01(g) or (h) shall occur:
     (a) (i) the Revolving Commitments and the obligation of each Revolving Lender and the Issuing Bank to make extensions of credit hereunder, including making Loans and issuing Letters of Credit, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan

Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrowers;
     (b) the Borrowers shall Cash Collateralize the Letters of Credit in accordance with Section 2.21(k); and
     (c) the Collateral Agents shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Security Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.
     SECTION 7.04 Non-exclusivity of Remedies. No remedy conferred upon the Agents, the Issuing Banks and the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.
     SECTION 7.05 Application of Proceeds. From and during the continuance of any Event of Default, any monies or property actually received by an Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Document or any other agreement with any Loan Party which secures any of the Obligations, shall be applied in the following order:
     (a) First, to payment of the reasonable expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever (together with interest payable thereon) as may have been paid or incurred in, about or incidental to any sale or other realization of Collateral, including reasonable out-of-pocket expenses and indemnities, in each case for which any Agent or any Secured Party is to be reimbursed pursuant to this Agreement or any other Loan Document and that are then due and payable;
     (b) Second, to the ratable payment of accrued but unpaid Fees, Commitment Fees, and Issuing Bank Fees owing to the Issuing Banks and the Lenders in respect of the Loans and Letters of Credit under this Agreement;
     (c) Third, to the ratable payment of accrued but unpaid interest on the Loans and any unpaid L/C Disbursements, the L/C Participation Fees and the Issuing Bank Fees then due and payable under this Agreement;
     (d) Fourth, to the ratable payment of all outstanding principal of the Loans, L/C Disbursements, any Banking Services Obligations owing to any Lender or Affiliate thereof, all obligations of the U.S. Borrower or its Subsidiaries owing to any Lender or Affiliate thereof party to any Hedging Agreement according to the unpaid termination amounts thereof, if any, then due and payable and to Cash Collateralize the Aggregate L/C Exposure in accordance with Section 2.21(i);
     (e) Fifth, to the ratable payment of all obligations to Cash Collateralize the Aggregate L/C Exposure in accordance with Section 2.21(k);

     (f) Sixth, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the ratable payment of all other Obligations then due and payable which relate to Loans and Letters of Credit and which are owing to the Agents, the Issuing Banks and the Lenders;
     (g) Seventh, to the ratable payment of any other outstanding Obligations then due and payable; and
     (h) Eighth, any excess after payment in full of all Obligations shall be paid to the U.S. Borrower or any other Loan Party as appropriate or to such other person who may be lawfully entitled to receive such excess.
Notwithstanding the foregoing, Obligations arising under Hedging Agreements or Banking Services with a Lender or an Affiliate thereof shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Lender.
ARTICLE VIII
The Administrative Agents, the Collateral Agents,
the Issuing Banks and the Swing Line Lenders
     SECTION 8.01 Appointment and Authority. Each of the Lenders, the Swing Line Lenders and the Issuing Banks hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent and the U.S. Collateral Agent hereunder and under the other Loan Documents. Each of the Lenders and the Issuing Banks hereby irrevocably appoints RBC to act on its behalf as the Canadian Administrative Agent and Canadian Collateral Agent hereunder and under the other Loan Documents. Each of the Lenders, the Swing Line Lenders and the Issuing Banks authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the Issuing Bank, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. Each of the Secured Parties hereby acknowledges and confirms their agreement that the Collateral Agents are subject to certain Security Documents as trustee for and on behalf of the Lenders or the terms of the declaration of trust and other terms and conditions set forth in the applicable Security Documents.
     SECTION 8.02 Rights as a Lender. The person serving as an Agent or an Issuing Bank or a Swing Line Lender hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, an Issuing Bank or a Swing Line Lender and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as an Agent, an Issuing Bank or a Swing Line Lender hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such person were not an Agent, an

Issuing Bank or a Swing Line Lender hereunder and without any duty to account therefor to the Lenders.
     SECTION 8.03 Exculpatory Provisions. None of the Agents, Issuing Banks or the Swing Line Lenders shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, none of the Agents or the Issuing Banks:
     (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent, Issuing Bank or Swing Line Lender is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that such Agent, Issuing Bank or Swing Line Lender shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent, Issuing Bank or Swing Line Lender to liability or that is contrary to any Loan Document or legal requirement; and
     (c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the U.S. Borrower or any of its Affiliates or Subsidiaries that is communicated to or obtained by the person serving as Agent, Issuing Bank, Swing Line Lender or any of their respective Affiliates in any capacity.
None of the Agents or the Issuing Banks shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent or Issuing Bank shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.08) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, the Issuing Banks and the Swing Line Lenders shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent, Issuing Bank or Swing Line Lender by a Borrower, a Loan Party, a Lender or an Issuing Bank.
None of the Agents, Issuing Banks or the Swing Line Lenders shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent, Issuing Bank or Swing Line Lender or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent, Issuing Bank or Swing Line Lender.

     SECTION 8.04 Reliance by the Agents, the Issuing Banks and the Swing Line Lenders. Each of the Agents, Issuing Banks and the Swing Line Lenders shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each of the Agents, the Issuing Banks and the Swing Line Lenders also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, an Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. An Agent, Issuing Bank or Swing Line Lender may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     SECTION 8.05 Delegation of Duties. Each of the Agents may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each of the Agents and any of their respective sub-agents may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.
     SECTION 8.06 Resignation of an Agent or a Swing Line Lender.
     (a) An Agent may resign at any time by giving prior written notice thereof to the Lenders and the U.S. Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required U.S. Lenders shall have the right to appoint, on behalf of the Borrowers and the U.S. Lenders, a successor Administrative Agent or U.S. Collateral Agent, which shall be a financial institution with an office in New York City. Upon any such resignation, the Required Canadian Lenders shall have the right to appoint, on behalf of the Canadian Borrowers and the Lenders, a successor Canadian Administrative Agent or Canadian Collateral Agent, which shall be a financial institution with an office in New York City. If no successor Agent shall have been so appointed by the Applicable Required Lenders within thirty (30) days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If either the Administrative Agent or the Canadian Administrative Agent has resigned and no successor Agent has been appointed, the Applicable Required Lenders may perform all the duties of such Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Required Lenders until such successor Agent shall have been appointed as provided herein. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment or, in the case of a successor U.S. or Canadian Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Applicable Required Lenders may reasonably request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of an Administrative Agent or Collateral Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article VIII shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.
     (b) Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swing Line Lender, (b) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
     SECTION 8.07 Non-Reliance on Agents and Other Lenders; Certain Acknowledgments.
     (a) Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. In this regard, each party hereto acknowledges that (i) Bracewell & Giuliani LLP is acting in this transaction as special counsel to the Administrative Agent and U.S. Collateral Agent only and (ii) McCarthy Tétrault LLP is acting in this transaction as special counsel to the Canadian Administrative Agent and Canadian Collateral Agent only. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
     (b) Each Lender shall be deemed by delivering its signature page to this Agreement and making any Loan on the Effective Date to have consented to, approved or accepted each Loan Document and each other document or other matter referred to in Section 4.01 or 4.02 required to be consented to or approved by or acceptable or satisfactory to the Agents, the Lead Arrangers or the Lenders and to have been satisfied with the satisfaction of all other conditions precedent required to be satisfied under Section 4.01 or 4.02.
     SECTION 8.08 Indemnification. The Lenders severally agree to indemnify upon demand the Agents, the Issuing Banks, the Swing Line Lenders and each Related Party of any of the foregoing (to the extent not reimbursed by the Loan Parties), according to their respective ratable shares, and hold harmless such Indemnitee from and against any and all Indemnified Liabilities in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of any Related Party; provided, however, that no Lender shall be liable for (a) the payment to any Indemnitee for any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s own gross negligence or willful misconduct and (b) claims made or legal proceedings commenced against such Indemnitee by any security holder or creditor thereof arising out of and based on rights afforded any such security holder or creditor solely in its capacity as such; provided further, however, that no action taken in accordance with the directions of the Applicable Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender agrees to reimburse the Agents, the Issuing Banks, the Swing Line Lenders and each Related Party promptly upon demand for its ratable share of any out-of-pocket expenses (including all fees, expenses and disbursements of any law firm or other external counsel) incurred by an Agent, an Issuing Bank or a Swing Line Lender in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, to the extent that such Agent, Issuing Bank or Swing Line Lender is not reimbursed for such by the Loan Parties. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of such Agent, Issuing Bank or Swing Line Lender.
     SECTION 8.09 Collateral and Guaranty Matters.
     (a) Each Lender (as a Lender and in its capacity as a potential provider of Banking Services or potential counterparty to a Hedging Agreement) and each other Secured Party (by their acceptance of the benefits of any Lien encumbering Collateral) acknowledges and agrees that the Collateral Agents have entered into the Security Documents on behalf of itself and the Secured Parties, and the Secured Parties hereby agree to be bound by the terms of such Security Documents, acknowledge receipt of copies of such Security Documents and consent to the rights, powers, remedies, indemnities and exculpations given to such Collateral Agent thereunder. All rights, powers and remedies available to the Collateral Agents and the Secured Parties with respect to the Collateral, or otherwise pursuant to the Security Documents, shall be subject to the provisions of such Security Documents.
     (b) Each Lender (as a Lender and in its capacity as a potential provider of Banking Services or potential counterparty to a Hedging Agreement) and each other Secured Party (by their acceptance of the benefits of any Lien encumbering Collateral) hereby authorizes the Collateral Agents, at their option and in their discretion, without the necessity of any notice to or further consent from the Secured Parties:

     (i) to release any Lien on any property granted to or held by the Collateral Agent under any Security Document (i) as provided in Section 6.03, Section 6.05, Section 9.20 or any Security Document or (ii) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders;
     (ii) to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain a first priority security interest in and Liens upon the Collateral granted pursuant to the Security Documents;
     (iii) to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable law; and
     (iv) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.01(d), 6.01(f), 6.01(g) or 6.01(h).
     (c) Upon the request of the Collateral Agent at any time, the Secured Parties will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.09.
     (d) Each Loan Party hereby irrevocably appoints each Collateral Agent as such Loan Party’s attorney-in-fact, with full authority to, after the occurrence and during the continuance of an Event of Default, act for such Loan Party and in the name of such Loan Party to, in such Collateral Agent’s discretion upon the occurrence and during the continuance of an Event of Default, (i) file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Loan Party where permitted by law, (ii) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral, (iii) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (iv) to file any claims or take any action or institute any proceedings which such Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of such Collateral Agent with respect to any of the Collateral and (v) if any Loan Party fails to perform any covenant contained in this Agreement or the other Security Documents relating to the Collateral after the expiration of any applicable grace periods, such Collateral Agent may itself perform, or cause performance of, such covenant, and such Loan Party shall pay for the expenses of the Collateral Agent incurred in connection therewith in accordance with Section 9.05. The power of attorney granted hereby is coupled with an interest and is irrevocable.
     (e) The powers conferred on the Collateral Agents under this Agreement and the other Security Documents are solely to protect their respective interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond the safe custody thereof, each Collateral Agent and each Secured Party shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Each Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which such Collateral Agent accords its own property. None of the Agents, any Lender or any other Secured Party shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by the U.S. Borrower or selected by an Agent in good faith.
     SECTION 8.10 No Other Duties, etc. Anything herein to the contrary notwithstanding, the Syndication Agent, the Co-Documentation Agents, the Co-Lead Arrangers and the Joint Bookrunners listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or an Issuing Bank.
     SECTION 8.11 Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Insolvency Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether an Agent shall have made any demand on a Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Disbursements and all other Obligations (other than obligations of the U.S. Borrower or its Subsidiaries owing to any Lender or Affiliate thereof party to any Hedging Agreement or any Banking Services Obligations) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agents (including any claim for the reasonable expenses, disbursements and advances of the Lenders, the Issuing Bank and the Agents and all other amounts due the Lenders, the Issuing Banks and the Agents under Sections 2.05 and 9.08) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to such Agent and, if such Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to such Agent any amount due for the reasonable expenses, disbursements and advances of such Agent, and any other amounts due such Agent under Sections 2.05 and 9.08.
Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank to authorize Agent to vote in respect of the claim of any Lender or Issuing Bank or in any such proceeding.

ARTICLE IX
Miscellaneous
     SECTION 9.01 Notices.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), notices and other communications provided for herein or (except as otherwise provided therein) any other Loan Document shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
     (i) if to the U.S. Borrower, to it at Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002, Attention of Chief Financial Officer (Fax No. (713) 652-0499), with a copy to the Canadian Parent at the address below;
     (ii) if to either Canadian Borrower, to PTI Group, Inc., at 3050 Parsons Road NW, Edmonton, Alberta T6N 1B1, Attention of Chief Financial Officer (Fax No. (780) 463-3109), with a copy to the U.S. Borrower at the address above;
     (iii) if to the Administrative Agent or the U.S. Collateral Agent, to Wells Fargo Bank, N.A., at 1525 West WT Harris Boulevard, Charlotte, North Carolina 28262, Attention: Syndication Agency Services (Fax No. (704) 715-0017), with a copy to Wells Fargo Bank, N.A., at 1000 Louisiana Street, Houston, Texas 77002, Attention: Eric Hollingsworth (Fax No. (713) 739-1087);
     (iv) if to the Canadian Administrative Agent or the Canadian Collateral Agent, to Royal Bank of Canada, at 200 Bay Street, 12th Floor, Royal Bank Plaza, P.O. Box 50, Toronto, Ontario M5J 2W7, Attention of Manager, Agency Services (Fax No. (416) 842-4023); and
     (v) if to a Lender or an Issuing Bank, to it at its address (or fax number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). Any party may change its address for notices by giving notice of such change to each party in accordance with this Section 9.01; provided that, any Lender shall be required only to provide notice of such change to the Applicable Borrower and the Applicable Administrative Agent.
     (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Applicable Administrative Agent, provided that the foregoing shall not apply to notices to any

Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Applicable Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless an Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Agents may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     (d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any Issuing Bank or any other person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or any Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any Issuing Bank or any other person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

     (e) Reliance by Agents, Issuing Banks and Lenders. Each of the Agents, Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic and electronically communicated (e-mailed) Borrowing Requests) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Agents, the Issuing Banks, each Lender and their Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with any Agent, Issuing Bank or Lender may be recorded by such Agent, Issuing Bank or Lender, and each of the parties hereto hereby consents to such recording.
     SECTION 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by a Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.13, 2.15, 2.19, 9.05 and 9.16 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agents, the Collateral Agents, any Lender or any Issuing Bank.
     SECTION 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
     SECTION 9.04 Successors and Assigns.
     (a) Generally. The terms and provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder except as expressly permitted hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) or (h) of this Section or (iv) to an SPC in accordance with the provisions of paragraph (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments (including, for purposes of this Section 9.04(b), participations in Letters of Credit and Swing Line Loans) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility or the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than (1) $5,000,000, in the case of any assignment in respect of the U.S. Revolving Credit Facility or Canadian Revolving Credit Facility, or (2) $5,000,000, in the case of any assignment in respect of the U.S. Term Loan Facility, or Canadian Term Loan Facility unless each of the Applicable Administrative Agent and, so long as no Event of Default has occurred and is continuing, the U.S. Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned and shall be pro rata among the separate Facilities of such Lender, except that this clause (ii) shall not apply to the Applicable Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
     (A) the consent of the U.S. Borrower (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the U.S. Revolving Credit Facility or Canadian Revolving Credit Facility if such assignment is to a person that is not a Lender under the Revolving Credit Facility or Canadian Revolving Credit Facility, an Affiliate of such Lender or any Approved Fund with respect to such Lender, provided that no such consent shall be required if an Event of Default shall have occurred and is continuing;
     (B) the consent of the Applicable Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required (1) for assignments in respect of the U.S. Revolving Credit Facility or Canadian Revolving Credit Facility if such assignment is to a person that is not a Lender under the U.S. Revolving Credit Facility or Canadian Revolving Credit Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) for assignments of Term Commitments to a person who is not a Lender, an Affiliate of a Lender or an Approved Fund;
     (C) the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the U.S. Revolving Credit Facility or Canadian Revolving Credit Facility; and
     (D) the consent of the Applicable Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the U.S. Revolving Credit Facility or the Canadian Revolving Credit Facility, as applicable.
     (iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Applicable Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided, however, that the Applicable Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and provided, further, that only one such fee shall be payable in the event of contemporaneous assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group). The assignee, if it is not a Lender, shall deliver to the Applicable Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to Borrower. No such assignment shall be made to the U.S. Borrower or any of the U.S. Borrower’s Affiliates or Subsidiaries.
     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

     (vii) Defaulting Lenders. No assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons.
Upon such execution, delivery, acceptance and recording thereof by the Applicable Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, (A) the Eligible Assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11, 2.13, and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Applicable Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the U.S. Borrower and the Applicable Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Applicable Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Pro Rata Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
     (c) Register. The Applicable Administrative Agent shall maintain at its Applicable Lending Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each of the Loan Parties, the Agents, the Issuing Banks, and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. In addition, the Applicable Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a

Defaulting Lender. The Register shall be available for inspection by the U.S. Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the U.S. Borrower or the Applicable Administrative Agent, sell participations to any person (other than a natural person, a Defaulting Lender or the U.S. Borrower or any of the U.S. Borrower’s or a Defaulting Lender’s Affiliates or subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the U.S. Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.08 that directly affects such Participant. Subject to subsection (e) of this Section, the U.S. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, 2.19 and 9.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender.
     (e) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the U.S. Borrower’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the U.S. Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the U.S. Borrower, to comply with Section 2.19(e) and Section 2.19(f) as though it were a Lender.
     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Applicable Administrative Agent and the U.S. Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if a SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by a SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the U.S. Borrower and the Applicable Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
     (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.04, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
     SECTION 9.05 Expenses; Indemnity.
     (a) Costs and Expenses. The Borrowers agree, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by the Lead Arrangers, the Administrative Agents, the Collateral Agents, the Issuing Banks and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agents), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by any Agent, any Lender or Issuing Bank (including the reasonable fees, charges and disbursements of any counsel for any Agent, any Lender or Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The foregoing costs and expenses under this Section 9.05 shall include all due diligence, search, filing, recording, title insurance, printing, reproduction, document delivery, travel, CUSIP, electronic platform, communication costs and appraisal charges and fees and Taxes related thereto, and other out-of-pocket expenses reasonably incurred by any Agent, Lender or Issuing Bank (including, in connection with any workout or restructuring, the cost of financial advisors and other outside experts retained by any Agent). All amounts due under this Section 9.05 shall be payable within 30 days after written demand therefore unless such amounts are being contested in good faith by the U.S. Borrower. The agreements in this Section shall survive the termination of the Commitments and repayment of all Obligations.
     (b) Indemnification by the Borrower. The Borrowers agree, jointly and severally, to indemnify the Administrative Agents, the Collateral Agents, each Lender, each Issuing Bank and the Related Parties of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements but excluding any such loss, claim, damage, liability or expense resulting from a claim or proceeding brought by a Lender against any other Lender (other than any Agent in its capacity as such), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds of the Loans or issuance of Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Loan Party, and regardless of whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by a Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to a Borrower or the Subsidiaries; provided that SUCH INDEMNITY SHALL EXPRESSLY INCLUDE ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN NEGLIGENCE but not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or, with respect to any Environmental Liability, to the extent such Indemnitee, after foreclosure or other remedial action, has caused such Environmental Liability.
     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, NO LOAN PARTY SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR

ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     (c) Reimbursement by Lenders. To the extent that a Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to an Agent (or any sub-agent thereof), an Issuing Bank, a Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Applicable Agent (or any such sub-agent), the Applicable Issuing Bank, the Applicable Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Applicable Agent (or any such sub-agent), the Applicable Issuing Bank or the Applicable Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Applicable Agent (or any such sub-agent), Applicable Issuing Bank or the Applicable Swing Line Lender in connection with such capacity.
     (d) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, Lender or Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.
     SECTION 9.06 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Agent, Lender, Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other Indebtedness (in whatever currency) at any time owing by such Agent, Lender, Issuing Bank to or for the credit or the account of any Borrower or any other Loan Party to whom it has made Loans against any of and all the obligations of such Borrower or Loan Party now or hereafter existing under this Agreement and other Loan Documents held by such Agent, Lender or Issuing Bank, irrespective of whether or not such Agent, Lender or Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Agent, Lender, Issuing Bank and their respective Affiliates under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Agent, Lender, Issuing Bank or their respective

Affiliates may have. Each Agent, Lender and Issuing Bank agrees to notify the U.S. Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     SECTION 9.07 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     SECTION 9.08 Waivers; Amendment. (a) No failure or delay of any Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on a Borrower in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agents in accordance with Sections 7.02 and 7.03 for the benefit of all the Secured Parties; provided, however, that the foregoing shall not prohibit (i) the Agent from exercising on their own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Loan Documents, (iii) any Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Swing Line Lender) hereunder and under the other Loan Documents, (iv) any Lender from exercising setoff rights in accordance with Section 9.06 (subject to the terms of Section 2.17), or (v) subject to Section 8.11, any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Law.
     (b) Any amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letters or any Letter of Credit Document), and any consent to any departure by a Borrower or any other Loan Party therefrom, shall be effective if the same shall be in writing and signed by the Required Lenders and the Borrowers (or by the Administrative Agent (with the prior written consent of the Required Lenders) and the Borrowers), provided that such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided further that (x) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing signed by the Administrative Agent and the U.S. Borrower to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, and (y) no amendment, waiver or consent shall:
     (i) extend the Maturity Date of or increase the stated amount of any Commitment of any Lender (or reinstate any Commitment of any Lender terminated pursuant to the terms hereof) without the written consent of such Lender;
     (ii) postpone any date fixed by this Agreement for any scheduled payment (but not any prepayment) of principal, interest or fees due to any Lender hereunder without the written consent of such Lender;
     (iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Disbursement or any interest or Fees payable hereunder without the prior written consent of each Lender directly affected thereby (it being understood and agreed that any change in the definition of “Leverage Ratio”, or in the component definitions thereof, shall not constitute a reduction of rate of interest or any interest or Fees payable hereunder); provided, however, that (A) only the consent of the U.S. Required Revolving Lenders shall be required to waive any obligation of the U.S. Borrower to pay default interest pursuant to Section 2.07 with respect to the U.S. Revolving Credit Facility, including with respect to any amount payable thereunder or in connection therewith (B) only the consent of the Canadian Required Revolving Lenders shall be required to waive any obligation of either Canadian Borrower to pay default interest pursuant to Section 2.07 with respect to the Canadian Revolving Credit Facility, including with respect to any amount payable thereunder or in connection therewith, (C) only the consent of the Required U.S. Term Lenders shall be required to waive any obligation of the U.S. Borrower to pay default interest pursuant to Section 2.07 with respect to the U.S. Term Loan Facility, including with respect to any amount payable thereunder or in connection therewith, and (D) only the consent of the Required Canadian Term Lenders shall be required to waive any obligation of either Canadian Borrower to pay default interest pursuant to Section 2.07 with respect to the Canadian Term Loan Facility, including with respect to any amount payable thereunder or in connection therewith;
     (iv) change Section 2.16 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby or change the order of application, as among the Facilities, of any prepayment or other amount specified in Section 7.05 from the order set forth in such Section in a manner that materially and adversely affects the Lenders under any Facility without the prior written consent of (A) if such Facility is the U.S. Term Loan Facility, the Required U.S. Term Lenders, (B) if such Facility is the Canadian Term Loan Facility, the Required Canadian Term Lenders, (C) if such Facility is the U.S. Revolving Credit Facility, the Required U.S. Revolving Lenders and (D) if such Facility is the Canadian Revolving Credit Facility, the Required Canadian Revolving Lenders;
     (v) change any provision of this Section, or the percentage specified in definition of “Required Lenders,” “Required U.S. Revolving Lenders,” “Required U.S.

Term Lenders”, “Required Canadian Revolving Lenders,” “Required Canadian Term Lenders”, “Required Revolving Lenders,” or “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;
     (vi) except as expressly permitted hereunder or under any Security Document, (A) release the guaranty provided by the U.S. Borrower hereunder without the written consent of each Canadian Lender, or (B) release all or substantially all of the value of the guaranties provided by the other Guarantors hereunder or all or substantially all of the Collateral without the written consent of each Lender;
     (vii) change Section 9.04 in a manner that imposes additional restrictions on the ability of any Lender under any Facility to assign any of its rights or obligations hereunder without the prior written consent of (A) if such Facility is the U.S. Term Loan Facility, the Required U.S. Term Lenders, (B) if such Facility is the Canadian Term Loan Facility, the Required Canadian Term Lenders, (C) if such Facility is the U.S. Revolving Credit Facility, the Required U.S. Revolving Lenders and (D) if such Facility is the Canadian Revolving Credit Facility, the Required Canadian Revolving Lenders;
     (viii) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding one Class of Loans differently from the rights in respect of payments due to Lenders holding another Class of Loans without the prior written consent of the Required U.S. Revolving Lenders (if the U.S. Revolving Lenders are the adversely affected Class), Required U.S. Term Lenders (if the U.S. Term Lenders are the adversely affected Class), Required Canadian Revolving Lenders (if the Canadian Revolving Lenders are the adversely affected Class) or Required Canadian Term Lenders (if the Canadian Term Lenders are the adversely affected Class); or
     (ix) amend or modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(g) without the written consent of such SPC, provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of an Agent, an Issuing Bank or a Swing Line Lender hereunder or under any other Loan Document without the prior written consent of such Agent, Issuing Bank or Swing Line Lender, respectively.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any other Loan Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, all Lenders or a majority in interest of Lenders under any Facility or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lender); provided that any such amendment, waiver or consent referred to in clause (b)(i), (ii) or (iii) above that, but for this sentence, would require the prior written consent of such Defaulting Lender, will continue to require the consent of such Defaulting Lender; and provided further that any such amendment, waiver or consent requiring the consent of all Lenders, such Lender or each affected Lender that by its terms affects any Defaulting Lender more adversely than any other Lender whose consent is so required shall require the consent of such Defaulting Lender.
No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under Hedging Agreements or Banking Services Obligations.
     SECTION 9.09 Interest Rate Limitation. Regardless of any provisions contained in this Agreement or in any other Loan Documents, the Lenders shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on any Loan or participation in any L/C Disbursement any amount in excess of the maximum lawful rate (the “Maximum Rate”), and in the event any Lender ever receives, collects or applies as interest (whether termed interest herein or deemed to be interest by operation of law or judicial determination) any such excess, or if an acceleration of the maturities of the Loans or if any prepayment by any Borrower results in such Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be deemed to be a partial prepayment of principal and applied to the reduction of the unpaid principal balance of the Loans for which such excess was received, collected or applied, and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to the Applicable Borrower. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the Obligations evidenced by this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread, in equal or unequal parts, throughout the full term of such Obligations until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, the Borrowers and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Loans at the Maximum Rate.
     SECTION 9.10 Entire Agreement. This Agreement, the other Loan Documents, and the Fee Letters constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
     SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN ANY CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE

CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
     SECTION 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Insolvency Laws, as determined in good faith by an Agent or Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
     SECTION 9.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or by electronic communication (e-mail) shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 9.15 Jurisdiction; Consent to Service of Process. (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan, New York City or of the United States for the Eastern District of such state, and by execution and delivery of this Agreement, each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of those courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that an Agent, an Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrowers or their respective properties in the courts of any jurisdiction.

     (b) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any such New York state or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each Borrower waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of such state.
     (d) Each Loan Party (other than the U.S. Borrower) hereby irrevocably appoints the U.S. Borrower as its agent to receive on its behalf and on behalf of its property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to such Loan Party in care of the U.S. Borrower at the U.S. Borrower’s address set forth in Section 9.01, and each such Loan Party hereby irrevocably authorizes and directs the U.S. Borrower to accept such service on its behalf.
     SECTION 9.16 Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain, and cause their respective Affiliates to maintain, the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, pledgee under Section 9.04(f) or Participant in, or any prospective assignee of, pledgee under Section 9.04(f) or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the U.S. Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to an Agent, an Issuing Bank or any Lender on a non-confidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.
     SECTION 9.17 Judgment Currency. (a) The obligations of the Borrowers and the other Loan Parties hereunder and under the other Loan Documents to make payments in U.S. dollars or Canadian dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Applicable Administrative Agent or a Lender or an Issuing Bank of the full amount of the Obligation Currency expressed to be payable to such Administrative Agent, Lender or Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against a Borrower or any other Loan Party or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Canadian Dollar Equivalent or U.S. Dollar Equivalent, or, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
     (c) For purposes of determining the Canadian Dollar Equivalent or U.S. Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
     SECTION 9.18 Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY

IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
     SECTION 9.19 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to any Agent, Issuing Bank or Lender, or any Agent, Issuing Bank or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, Issuing Bank or Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Insolvency Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and Issuing Bank severally agrees to pay to the Applicable Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Applicable Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable overnight rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     SECTION 9.20 Termination. This Agreement and each other Loan Document, and the covenants and agreements set forth herein and therein, and, in the case of any Security Document, all security interests and other Liens created thereunder, shall terminate upon the payment in full of all principal of and any accrued interest on any Loan and all Fees and other amounts payable under this Agreement, the termination or expiration of all Letters of Credit and the termination or expiration of the Commitments; provided that the provisions of Sections 2.13, 2.15, 2.19, and 9.05 and Article VIII, and any other provision set forth herein or therein that by its terms survives the termination of this Agreement or such other Loan Document, shall survive and remain in full force and effect.
     SECTION 9.21 Patriot Act Notice. Each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act.
     SECTION 9.22 Amendment and Restatement. The parties hereto have agreed that this Agreement is an amendment and restatement of the Existing Credit Agreement in its entirety and the terms and provisions hereof supersede the terms and provisions thereof, and this Agreement is not a new or substitute credit agreement or novation of the Existing Credit Agreement. All the rights, titles, liens, security interests, and assignments securing the Obligations (as defined in the Existing Credit Agreement) shall secure the Obligations, insofar and only insofar as the same cover the Collateral, and all liens, security interests, and assignments against the Collateral securing the Obligations (as defined in the Existing Credit Agreement) are hereby renewed, extended, and modified to secure the Obligations.
[Remainder of this page intentionally left blank. Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

OIL STATES INTERNATIONAL, INC.
By:	/s/ Bradley J. Dodson
	Name:	Bradley J. Dodson
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

PTI GROUP INC. PTI PREMIUM CAMP SERVICES LTD.
By:	/s/ Lias J. Steen
	Name:	Lias J. Steen
	Title:	Vice President and Assistant Secretary

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

WELLS FARGO BANK, N.A., as a U.S. Lender and Administrative Agent
By:	/s/ Sarah Sandercock
	Name:	Sarah Sandercock
	Title:	Director

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

WELLS FARGO FINANCIAL CORPORATION CANADA, as a Canadian Lender
By:	/s/ Paul D. Young
	Name:	Paul D. Young
	Title:	Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

ROYAL BANK OF CANADA, as Canadian Administrative Agent
By:	/s/ Susan Khokher
	Name:	Susan Khokher
	Title:	Manager, Agency Services Group

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

ROYAL BANK OF CANADA, as a U.S. Lender
By:	/s/ Jay T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

ROYAL BANK OF CANADA, as a Canadian Lender
By:	/s/ Sonia G. Tibbatts
	Name:	Sonia g. Tibbatts
	Title:	Authorized Signatory

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

JPMORGAN CHASE BANK, N.A., as a U.S. Lender
By:	/s/ Thomas Okamoto
	Name:	Thomas Okamoto
	Title:	Senior Underwriter

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender
By:	/s/ Michael N. Tam
	Name:	Michael N. Tam
	Title:	Senior Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

THE BANK OF NOVA SCOTIA, as a U.S. Lender and a Canadian Lender
By:	/s/ John Frazell
	Name:	John Frazell
	Title:	Director

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

TORONTO DOMINION (TEXAS) LLC, as a U.S. Lender
By:	/s/ Debbi L. Brito
	Name:	Debbi L. Brito
	Title:	Authorized Signatory

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

THE TORONTO-DOMINION BANK, as a Canadian Lender
By:	/s/ Joe Seidel
	Name:	Joe Seidel
	Title:	AVP Credit

By:	/s/ Jason Ushkowski
	Name:	Jason Ushkowski
	Title:	Analyst, Commercial National Accounts

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

DNB NOR BANK ASA, NEW YORK BRANCH, as a U.S. Lender and a Canadian Lender
By:	/s/ Nikolai A. Nachamkin
	Name:	Nikolai A. Nachamkin
	Title:	Senior Vice President

DNB NOR BANK ASA, NEW YORK BRANCH, as a U.S. Lender and a Canadian Lender
By:	/s/ Giacomo Landi
	Name:	Giacomo Landi
	Title:	Senior Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

BANK OF AMERICA, N.A., as a U.S. Lender
By:	/s/ Gary L. Mingle
	Name:	Gary L. Mingle
	Title:	Senior Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

BANK OF AMERICA, N.A., acting through its Canada Branch, as a Canadian Lender
By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

HSBC BANK USA, N.A., as a U.S. Lender
By:	/s/ Bruce C. Robinson
	Name:	Bruce C. Robinson
	Title:	Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

HSBC BANK CANADA, as a Canadian Lender
By:	/s/ Andrew McPherson
	Name:	Andrew McPherson
	Title:	Vice President, Commercial Banking

By:	/s/ Keith Peters
	Name:	Keith Peters
	Title:	Assistant Vice President, Commercial Financial Services

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a U.S. Lender
By:	/s/ Karl M. Studer
	Name:	Karl M. Studer
	Title:	Director

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

CREDIT SUISSE AG, TORONTO BRANCH, as a Canadian Lender
By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Director

By:	/s/ Bruce F. Wetherly
	Name:	Bruce F. Wetherly
	Title:	Director and Principal Officer

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

FIFTH THIRD BANK, as a U.S. Lender
By:	/s/ Neil G. Mesch
	Name:	Neil G. Mesch
	Title:	Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

SUMITOMO MITSUI BANKING CORPORATION, as a U.S. Lender
By:	/s/ William M. Ginn
	Name:	William M. Ginn
	Title:	General Manager

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

SUMITOMO MITSUI BANKING CORPORATION OF CANADA, as a Canadian Lender
By:	/s/ Alfred Lee
	Name:	Alfred Lee
	Title:	Senior Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

NATIXIS, NEW YORK BRANCH, as a U.S. Lender and a Canadian Lender
By:	/s/ Carlos Quinteros
	Name:	Carlos Quinteros
	Title:	Managing Director

By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Managing Director

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender
By:	/s/ John T. Prigge
	Name:	John T. Prigge
	Title:	Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

U.S. BANK NATIONAL ASSOCIATION, as a Canadian Lender
By:	/s/ Joseph Rauhala
	Name:	Joseph Rauhala
	Title:	Principal Officer

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

CAPITAL ONE, N.A., as a U.S. Lender
By:	/s/ Peter Shen
	Name:	Peter Shen
	Title:	Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

BARCLAYS BANK PLC, as a U.S. Lender and a Canadian Lender
By:	/s/ Louise Brechin
	Name:	Louise Brechin
	Title:	Relationship Director

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

COMERICA BANK, as a U.S. Lender
By:	/s/ Gary Culbertson
	Name:	Gary Culbertson
	Title:	Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

COMERICA BANK, a Texas banking association and foreign authorized bank under the Bank Act (Canada), as a Canadian Lender
By:	/s/ Omer Ahmed
	Name:	Omer Ahmed
	Title:	Portfolio Manager

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

AMEGY BANK NATIONAL ASSOCIATION, as a U.S. Lender
By:	/s/ Kenyatta Gibbs
	Name:	Kenyatta Gibbs
	Title:	Vice President

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

NATIONAL AUSTRALIA BANK LIMITED, as a U.S. Lender
By:	/s/ Courtney A. Cloe
	Name:	Courtney A. Cloe
	Title:	Director

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a U.S. Lender
By:	/s/ William S. Rogers
	Name:	William S. Rogers
	Title:	Authorized Signatory

Signature Page to Amended and Restated Credit Agreement
Oil States International, Inc., PTI Group Inc. and PTI Premium Camp Services Ltd.

BANK OF TOKYO-MITSUBISHI UFJ (CANADA), as a Canadian Lender
By:	/s/ Hirokazu Marula
	Name:	Hirokazu Marula
	Title:	EVP & General Manager, Vancouver Office

EXHIBIT B
[Form of]
ASSIGNMENT AND ACCEPTANCE
This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
Exhibit B — Form of Assignment and Acceptance

to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers:	OIL STATES INTERNATIONAL, INC., a Delaware corporation, PTI GROUP INC., a corporation amalgamated under the laws of the Province of Alberta and PTI PREMIUM CAMP SERVICES LTD., a corporation amalgamated under the laws of the Province of Alberta

4.	Administrative Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of December 10, 2010 among the Borrowers, the other agents and lenders party thereto from time to time, Wells Fargo Bank, N.A., as Administrative Agent, U.S. Collateral Agent, the Swing Line Lender and an Issuing Bank, and Royal Bank of Canada, as Canadian Administrative Agent and Canadian Collateral Agent

6.	Assigned Interest[s]:

Aggregate
			Amount of	Amount of
		Facility	Commitment/Loans	Commitment/	Percentage Assigned of	CUSIP
Assignor[s]	Assignee[s]	Assigned[5]	for all Lenders[6]	Loans Assigned[7]	Commitment/Loans[8]	Number
			$	$	%

[5]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

[6]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[7]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
Exhibit B — Form of Assignment and Acceptance

7.	Trade Date: ______________[9]
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[9]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
Exhibit B — Form of Assignment and Acceptance

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S][10] [NAME OF ASSIGNOR]
By:
Name:
Title:

[NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE[S] [NAME OF ASSIGNEE]
By:
Name:
Title:

[NAME OF ASSIGNEE]
By:
Name:
Title:

[10]	Add additional signature blocks as needed.
Exhibit B — Form of Assignment and Acceptance

[Consented to and] 11 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, U.S. Collateral Agent,
the Swing Line Lender and an Issuing Bank

By:

Name:

Title:

[Consented to:] [12]

[NAME OF RELEVANT PARTY]

By:

Name:

Title:

[11]	To be added only if the consent of the Administrative Agent and the Issuing Lender is required by the terms of the Credit Agreement.

[12]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.
Exhibit B — Form of Assignment and Acceptance

ANNEX 1
To Exhibit B — Assignment and Acceptance
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
1. Representations and Warranties.
1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 3.05 or Section 5.06 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms
Exhibit B — Form of Assignment and Acceptance

all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.13
3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

[13]	The Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:
          “From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”
Exhibit B — Form of Assignment and Acceptance

EXHIBIT C-1
[Form of]

U.S. BORROWING REQUEST
Wells Fargo Bank, National Association, as Administrative Agent for
the Lenders referred to below,
1000 Louisiana Street
Houston, Texas 77002
Attention of Agency Group
[Date]
Ladies and Gentlemen:
     The undersigned, Oil States International, Inc. (the “U.S. Borrower”), refers to the Amended and Restated Credit Agreement dated as of December 10,2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oil States International, Inc. (the “U.S. Borrower”), PTI Group Inc., PTI Premium Camp Services Ltd., the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders, and Royal Bank of Canada (“RBC”), as administrative agent and collateral agent for the Canadian Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The U.S. Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing of U.S. Loans under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing (which is a Business Day)

(B)	Principal Amount of Borrowing[1]

(C)	Revolving or Term[2]

(D)	Type of Borrowing[3]

(D)	Interest Period and the last day thereof[4]

[1]	For an ABR Borrowing, in U.S. dollars not less than U.S.$500,000 and in an integral multiple of U.S.$100,000, and for an Eurocurrency Borrowing, in U.S. dollars not less than U.S. $3,000,000 and in an integral multiple of $1,000,000, but in any event not exceeding the available Total U.S. Revolving Commitment.

[2]	Specify U.S. Revolving Borrowing or U.S. Term Borrowing.

[3]	Specify Eurocurrency Borrowing or ABR Borrowing.

[4]	Which shall be subject to the definition of “Interest Period” and end not later than the Maturity Date (applicable for Eurocurrency Borrowings only).
Exhibit C-1 — Form of U.S. Borrowing Request

(E)	Funds are requested to be disbursed to the U.S. Borrower’s account with:

Bank Name:

Bank Address:

Account Number:

     The U.S. Borrower hereby represents and warrants to the Agents and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.

OIL STATES INTERNATIONAL, INC.,
by:
Name:
	Title:	[Responsible Officer]

Exhibit C-1 — Form of U.S. Borrowing Request

EXHIBIT C-2
[Form of]

CANADIAN BORROWING REQUEST
Royal Bank of Canada, as Canadian Administrative Agent for
the Canadian Lenders referred to below,
200 Bay Street, 12th Floor
Royal Bank Plaza
P.O. Box 50
Toronto, Ontario M5J 2W7
Canada
Attention of Agency Administration
[Date]
Ladies and Gentlemen:
     The undersigned, [PTI Group Inc.][PTI Premium Camp Services Ltd.], refers to the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oil States International, Inc., PTI Group Inc. (the “Canadian Parent”), PTI Premium Camp Services Ltd. (“PTI Premium” and together with the Canadian Parent, the “Canadian Borrowers”), the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent and collateral agent for the Lenders, and Royal Bank of Canada (“RBC”), as administrative agent (in such capacity, the “Canadian Administrative Agent”), and collateral agent for the Canadian Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. [The Canadian Parent][PTI Premium][The Canadian Parent, on behalf of PTI Premium,] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing of Canadian Loans under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing (which is a Business Day)

(B)	Principal Amount of Borrowing[1]

[1]	In an amount that is (i) in the case of Canadian dollar-denominated Loans, an integral multiple of C$100,000 and in a minimum amount of C$1,000,000, (ii) in the case of U.S. Base Rate Loans, an integral multiple of U.S.$100,000 and in a minimum amount of U.S.$500,000, or (iii) in the case of Eurocurrency Loans, an integral multiple of U.S. $1,000,000 and in a minimum amount of U.S. $3,000,000, but in any event not exceeding the Total Canadian Revolving Commitment.
Exhibit C-2 - Form of Canadian Borrowing Request

(C)	Revolving or Term[2]

(D)	Type of Borrowing[3]

(E)	Contract Period[4] or Interest Period[5] and the last day thereof

(F)	Funds are requested to be disbursed to the Canadian Borrowers’ account[s] with:

Bank Name:

Bank Address:

Account Number:
     The undersigned Canadian Borrower hereby represents and warrants to the Agents and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.

[PTI GROUP INC.
by:
Name:
	Title:	[Responsible Officer]]

[PTI PREMIUM CAMP SERVICES LTD.
by:
Name:
	Title:	[Responsible Officer]]

[2]	Specify Canadian Revolving Borrowing or Canadian Term Borrowing

[3]	Specify B/A Borrowing, Canadian Prime Rate Borrowing, U.S. Base Rate Borrowing or Eurocurrency Borrowing.

[4]	Which shall be subject to the definition of “Contract Period” and end not later than the Maturity Date (applicable for B/A Borrowings only).

[5]	Which shall be subject to the definition of “Interest Period” and end not later than the Maturity Date (applicable for Eurocurrency Borrowings only).
Exhibit C-2 — Form of Canadian Borrowing Request

EXHIBIT C-3
[FORM OF]
SWING LINE BORROWING REQUEST
[Wells Fargo Bank, National Association, as Administrative Agent for
the Lenders referred to below,
1000 Louisiana Street
Houston, Texas 77002]
[Royal Bank of Canada, as Canadian Administrative Agent for
the Canadian Lenders referred to below,
200 Bay Street, 12th Floor
Royal Bank Plaza
P.O. Box 50
Toronto, Ontario M5J 2W7
Canada]
Attention of Agency Group
[Date]
Ladies and Gentlemen:
     The undersigned, [Oil States International, Inc. (the “U.S. Borrower”)][PTI Group Inc.(the “Canadian Parent”)][PTI Premium Camp Services Ltd. (“PTI Premium”)], refers to the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oil States International, Inc, PTI Group Inc., PTI Premium Camp Services Ltd., the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders, and Royal Bank of Canada (“RBC”), as administrative agent and collateral agent for the Canadian Lenders (the “Canadian Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [U.S. Borrower][the Canadian Parent][PTI Premium] hereby gives you notice pursuant to Section 2.23 of the Credit Agreement that it requests a [U.S. Swing Line Borrowing of U.S. Loans][Canadian Swing Line Borrowing of Canadian Loans] under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:
(A)	Date of Borrowing
(which is a Business Day) ______________________
Exhibit C-3 — Form of Swing Line Borrowing Request

(B)	Principal Amount of

Borrowing[1] ______________________
(C)	Funds are requested to be disbursed to the [U.S. Borrower’s][the Canadian Parent’s][PTI Premium’s] account with:

Bank Name:

Bank Address:

Account Number:

     The [U.S. Borrower][the Canadian Parent][PTI Premium] hereby represents and warrants to the Agents and the Lenders that, on the date of this Swing Line Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.

[OIL STATES INTERNATIONAL, INC.,
by:
Name:
	Title:	[Responsible Officer]]

[PTI GROUP INC.,
by:
Name:
	Title:	[Responsible Officer]]

[PTI PREMIUM CAMP SERVICES LTD.,
by:
Name:
	Title:	[Responsible Officer]]

[1]	In U.S. dollars not less than U.S.$100,000 (except as otherwise set forth in any AutoBorrow Agreement), but in any event not exceeding the available Total [U.S.][Canadian] Revolving Commitment.
Exhibit C-3 — Form of Swing Line Borrowing Request

EXHIBIT E-1
[Form of]
AMENDED AND RESTATED U.S. PLEDGE AGREEMENT
     AMENDED AND RESTATED U.S. PLEDGE AGREEMENT dated as of December 10, 2010 (the “Agreement”), among OIL STATES INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), each Subsidiary of the U.S. Borrower listed on Schedule I hereto (each such Subsidiary individually a “Subsidiary Pledgor” and collectively, the “Subsidiary Pledgors”; the U.S. Borrower and the Subsidiary Pledgors are referred to collectively herein as the “Pledgors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “U.S. Collateral Agent”) for the Secured Parties.
     Reference is made to (a) the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, PTI Group Inc. (the “Canadian Parent”), PTI Premium Camp Services Ltd. (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as U.S. Collateral Agent, and Royal Bank of Canada (“RBC”), as administrative agent and Canadian Collateral Agent for the Canadian Lenders, (b) the Amended and Restated U.S. Subsidiary Guarantee Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “U.S. Subsidiary Guarantee Agreement”), among the Subsidiary Pledgors and the U.S. Collateral Agent and (c) the Amended and Restated U.S. Borrower Guarantee Agreement dated as of December 10, 2010 (as amended, modified or supplemented from time to time, the “U.S. Borrower Guarantee Agreement” and, together with the U.S. Subsidiary Guarantee Agreement, the “Guarantee Agreements”), between the U.S. Borrower and the U.S. Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Pledgors and the U.S. Collateral Agent are parties to that certain U.S. Pledge Agreement dated as of October 30, 2003 (as heretofore amended, restated and otherwise modified, the “Existing U.S. Pledge Agreement”).
     The Lenders have agreed to make Loans to the Borrowers and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The U.S. Subsidiary Guarantors have agreed to guarantee, among other things, all the obligations of the Borrowers under the Credit Agreement. The U.S. Borrower has agreed to guarantee, among other things, all the obligations of the Canadian Borrowers under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of an Agreement in the form hereof to secure (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Loan Party under or pursuant to the Loan Documents, (d) the due and punctual payment and performance of all obligations of the Borrowers under each Hedging Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into and (e) the due and punctual performance of Banking Services Obligations provided to the Borrowers or any Subsidiary by any Lender or any Affiliate of a Lender (all the monetary and other obligations referred to in the preceding clauses (a) through (e) being referred to collectively as the “Obligations”).
     Accordingly, the Pledgors and the U.S. Collateral Agent, on behalf of themselves and each Secured Party (and each of their respective successors or assigns), hereby (a) agree that the Existing U.S. Pledge Agreement is amended and restated in its entirety by this Agreement and (b) further agree as follows:
     SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the U.S. Collateral Agent, its successors and assigns, and hereby grants to the U.S. Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests owned by it and listed on Schedule II hereto and any Equity Interests obtained in the future by such Pledgor and the certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary (other than 3045843 Nova Scotia Company, a Nova Scotia corporation) owned directly by a Pledgor or (ii) to the extent that applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares, such qualifying shares and provided that the Pledged Stock shall not include any shares in the share capital of PTI Premium issued to PTI Mars Holdco 1, LLC pursuant to (i) that certain Forward Subscription Agreement (Principal) dated on or about the Effective Date, between PTI Premium, as issuer, and PTI Mars Holdco 1, LLC, as subscriber, and (ii) that certain Forward Subscription Agreement (Interest) dated on or about the Effective Date, between PTI Premium, as issuer, and PTI Mars Holdco 1, LLC, as subscriber; (b) all other property that may be delivered to and held by the U.S. Collateral Agent pursuant to the terms hereof; (c) subject to Section 5 hereof, all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (d) subject to
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

Section 5 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Collateral”). Upon delivery to the U.S. Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the “Pledged Securities”) if “certificated” (as defined in the UCC) shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the U.S. Collateral Agent and by such other instruments and documents as the U.S. Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment or conveying to the Collateral Agent “Control” (as defined in the UCC) duly executed by the applicable Pledgor and such other instruments or documents as the U.S. Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.
     TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the U.S. Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
     SECTION 2. Delivery of the Collateral. Each Pledgor agrees promptly to deliver or cause to be delivered to the U.S. Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.
     SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the U.S. Collateral Agent that:
     (a) the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the Equity Interests of the issuer with respect thereto;
     (b) except for the security interest granted hereunder and as permitted by the Credit Agreement, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto except as permitted by the Credit Agreement, and (iv) subject to Section 5 hereof, will cause any and all Collateral, whether for value paid by such Pledgor or otherwise, to be forthwith deposited with the U.S. Collateral Agent and pledged or assigned hereunder; and
     (c) such Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement or permitted by the Credit Agreement), however arising, of all persons whomsoever.
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

     SECTION 4. Registration in Nominee Name; Denominations. The U.S. Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the U.S. Collateral Agent. Each Pledgor will promptly give to the U.S. Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The U.S. Collateral Agent shall at all times have the right to exchange the certificates, if any, representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
     SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:
     (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
     (ii) The U.S. Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.
     (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends on the Pledged Securities to the extent and only to the extent that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the U.S. Collateral Agent and shall be forthwith delivered to the U.S. Collateral Agent in the same form as so received (with any necessary endorsement).
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

     (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the U.S. Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends. All dividends received by a Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the U.S. Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the U.S. Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the U.S. Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the U.S. Collateral Agent in an account to be established by the U.S. Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the U.S. Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.
     (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the U.S. Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the U.S. Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the U.S. Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.
     SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the U.S. Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the U.S. Collateral Agent shall deem appropriate. The U.S. Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the U.S. Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
     The U.S. Collateral Agent shall give a Pledgor 10 days’ prior written notice (which each Pledgor agrees is reasonable notice within the meaning of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent’s
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

intention to make any sale of such Pledgor’s Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the U.S. Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the U.S. Collateral Agent may (in its sole and absolute discretion) determine. The U.S. Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The U.S. Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the U.S. Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the U.S. Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the U.S. Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the U.S. Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the U.S. Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.
     SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6 hereof, as well as any Collateral consisting of cash, shall be applied by the U.S. Collateral Agent in accordance with Section 7.05 of the Credit Agreement. The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of the Collateral by the U.S. Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the U.S. Collateral Agent or of the officer making the sale shall be a sufficient discharge to the
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the U.S. Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
     SECTION 8. U.S. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the U.S. Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the U.S. Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the U.S. Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the U.S. Collateral Agent’s name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the U.S. Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the U.S. Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The U.S. Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.
     SECTION 9. Waivers; Amendment. (a) No failure or delay of the U.S. Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the U.S. Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the U.S. Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

     SECTION 10. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the U.S. Collateral Agent if the U.S. Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the U.S. Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the U.S. Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the U.S. Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the U.S. Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the U.S. Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the U.S. Collateral Agent sells.
     SECTION 11. [Intentionally Omitted].
     SECTION 12. Security Interest Absolute. All rights of the U.S. Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

     SECTION 13. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the Aggregate L/C Exposure has been reduced to zero and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement.
     (b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.
     (c) In connection with any termination or release pursuant to paragraph (a) or (b), the U.S. Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the U.S. Collateral Agent.
     SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the U.S. Borrower.
     SECTION 15. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the U.S. Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the U.S. Collateral Agent its rights and remedies hereunder.
     SECTION 16. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the U.S. Collateral Agent and a counterpart hereof shall have been executed on behalf of the U.S. Collateral Agent, and thereafter shall be binding upon such Pledgor and the U.S. Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the U.S. Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by, the Credit Agreement, this Agreement or the other Loan Documents. If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of to a person that is not a Subsidiary of the U.S. Borrower pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.
     SECTION 17. Survival of Agreement; Severability (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the U.S. Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Banks, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Aggregate L/C Exposure does not equal zero and as long as the Commitments and the commitments of the Issuing Banks to issue Letters of Credit have not been terminated.
     (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.
     SECTION 21. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the U.S. Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.
     (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 22. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 23. Additional Pledgors. Pursuant to Section 5.09 of the Credit Agreement, each Domestic Subsidiary of the U.S. Borrower that was not a Material Subsidiary on the date of the Credit Agreement but subsequently becomes a Material Subsidiary is required to enter into this Agreement as a Subsidiary Pledgor upon becoming a Material Subsidiary. Upon execution and delivery after the date hereof by the U.S. Collateral Agent and such Domestic Subsidiary of an instrument in the form of Annex 1, such Domestic Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of any instrument adding an additional Subsidiary Pledgor as a party to this Agreement shall not require the consent of any other Subsidiary Pledgor hereunder. The rights and obligations of each Subsidiary Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.
     SECTION 24. Financing Statements. To the extent permitted by applicable law, each Pledgor authorizes the U.S. Collateral Agent to file financing statements with respect to the Collateral owned by it in such form and in such filing offices as the U.S. Collateral Agent reasonably determines appropriate to perfect the security interests of the U.S. Collateral Agent
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.
     SECTION 25. Fraudulent Conveyance. Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor, the U.S. Collateral Agent and the other Secured Parties that the amount of the Obligation secured by each Pledgor’s interests in any of its real or personal property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Pledgor. Accordingly, notwithstanding anything to the contrary contained in this Agreement in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by each Pledgor’s interests in any of its real or personal property pursuant to this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor’s obligations hereunder or the liens and security interest granted to the U.S. Collateral Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable Insolvency Law or other law, rule or regulation of any Governmental Authority.
     SECTION 27. Amendment and Restatement. The Pledgors and the U.S. Collateral Agent have agreed that this Agreement is an amendment and restatement of the Existing U.S. Pledge Agreement in its entirety and the terms and provisions hereof supersede the terms and provisions thereof, and this Agreement is not a new or substitute agreement or novation of the Existing U.S. Pledge Agreement.
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OIL STATES INTERNATIONAL, INC.,
by:
Name:
Title:

[THE SUBSIDIARY PLEDGORS LISTED ON SCHEDULE I HERETO]
by:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCATION, as U.S. Collateral Agent,
by:
Name:
Title:

Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

Schedule I to the
Amended and Restated
U.S. Pledge Agreement
SUBSIDIARY PLEDGORS
Name
Capstar Drilling GP, L.L.C.
Capstar Drilling LP, L.L.C.
Capstar Holding, L.L.C.
Oil States Energy Services, Inc.
Oil States Industries, Inc.
Oil States Skagit SMATCO, LLC
PTI Mars Holdco 1, LLC
Sooner, Inc.
Sooner Pipe, L.L.C.
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

Schedule II to the
Amended and Restated
U.S. Pledge Agreement
EQUITY INTERESTS

		Percentage	Percentage	No. of	Certificate
Owner	Issuer	Owned	Pledged	Shares/Units	No.
Oil States International, Inc.	General Marine Leasing, LLC	100%	100%	n/a	001
Oil States International, Inc.	Oil States Management, Inc.	100%	100%	1,000	1
Oil States International, Inc.	Oil States Industries, Inc.	100%	100%	100	8
Oil States International, Inc.	Oil States Energy Services, Inc.	100%	100%	1,000	1
Oil States International, Inc.	PTI Group USA LLC	100%	100%	100 Units	1
Oil States International, Inc.	Sooner Inc.	100%	100%	1,000	1
Oil States Industries, Inc.	Oil States Skagit SMATCO, LLC	100%	100%	500	002
Oil States Industries, Inc.	Oil States Industries (UK) Limited	100%	65%	650,000	7
				65,000	10
Oil States Industries, Inc.	Oil States Industries (Asia) PTE LTD	100%	65%	65	8
Oil States Skagit SMATCO, LLC	Oil States Industries (Thailand) Ltd.	96%	65%	1,400	28
				65,800	21
Oil States Energy Services, Inc.	Capstar Drilling LP, L.L.C.	100%	100%	n/a	2
Oil States Energy Services, Inc.	Capstar Drilling GP, L.L.C.	100%	100%	n/a	001
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

		Percentage	Percentage	No. of	Certificate
Owner	Issuer	Owned	Pledged	Shares/Units	No.
Oil States Energy Services, Inc.	Stinger Wellhead Protection (Canada)Incorporated	100%	65%	650	2AC
				172	2BC
Oil States Energy Services, Inc.	Well Testing, Inc.	100%	100%	400	1
Oil States Energy Services, Inc.	Stinger Wellhead International, Inc.	100%	65%	3,000	8
Oil States Energy Services, Inc.	Stinger Wellhead Protection, Incorporated	100%	100%	120	7
Capstar Drilling LP, L.L.C.	Capstar Holding, L.L.C.	99.99%	100%	n/a	3
Capstar Drilling LP, L.L.C.	Specialty Rental Tools & Supply, L.L.C.	99.99%	100%	n/a	001
Capstar Drilling GP, L.L.C.	Capstar Holding, L.L.C.	.01%	100%	n/a	4
Capstar Drilling GP, L.L.C.	Specialty Rental Tools & Supply, L.L.C.	.01%	100%	n/a	002
Capstar Holding, L.L.C.	Capstar Drilling, Inc.	100%	100%	27,882	26
PTI Mars Holdco 1, LLC	3045843 Nova Scotia Company	100%	65%	1	2R
				1	3
				1	4
Sooner Inc.	Sooner Pipe, L.L.C.	100%	100%	100	3
Sooner Pipe, L.L.C.	Sooner Holding Company	100%	100%	500	4
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

		Percentage	Percentage	No. of	Certificate
Owner	Issuer	Owned	Pledged	Shares/Units	No.
Sooner Pipe, L.L.C.	A-Z Terminal Corporation	100%	100%	1,000	5
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

Annex 1 to the
Amended and Restated
U.S. Pledge Agreement
     SUPPLEMENT NO. [___] dated as of [______], 2010 (the “Supplement”), to the Amended and Restated U.S. Pledge Agreement dated as of December 10, 2010, (as amended, supplemented or otherwise modified from time to time, the “U.S. Pledge Agreement”), among OIL STATES INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), each Subsidiary of the U.S. Borrower listed on Schedule I thereto (each such Subsidiary individually a “Subsidiary Pledgor” and collectively, the “Subsidiary Pledgors”; the U.S. Borrower and the Subsidiary Pledgors are referred to collectively herein as the “Pledgors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent (in such capacity, the “U.S. Collateral Agent”) for the Secured Parties.
     A. Reference is made to the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, PTI Group Inc., (the “Canadian Parent”) , PTI Premium Camp Services Ltd. (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers” the lenders from time to time party thereto (the “Lenders”), Wells Fargo, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as U.S. Collateral Agent, and Royal Bank of Canada (“RBC”), as administrative agent and Canadian Collateral Agent for the Canadian Lenders.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     C. The Subsidiary Pledgors have entered into the U.S. Pledge Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.09 of the Credit Agreement, each Domestic Subsidiary that is a Material Subsidiary of the U.S. Borrower that was not a Material Subsidiary on the date of the Credit Agreement is required to enter into the U.S. Pledge Agreement as a Subsidiary Pledgor. Section 24 of the U.S. Pledge Agreement provides that additional Domestic Subsidiaries of the U.S. Borrower may become Subsidiary Pledgors under the U.S. Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic Subsidiary of the U.S. Borrower (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Pledgor under the U.S. Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
     Accordingly, the U.S. Collateral Agent and the New Pledgor agree as follows:
     SECTION 1. In accordance with Section 24 of the U.S. Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the U.S. Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the U.S. Pledge Agreement applicable to it as a
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the U.S. Pledge Agreement), does hereby create and grant to the U.S. Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor’s right, title and interest in and to the Collateral (as defined in the U.S. Pledge Agreement) of the New Pledgor. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the U.S. Pledge Agreement shall be deemed to include the New Pledgor. The U.S. Pledge Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Pledgor represents and warrants to the U.S. Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the U.S. Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the U.S. Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.
     SECTION 5. Except as expressly supplemented hereby, the U.S. Pledge Agreement shall remain in full force and effect.
     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the U.S. Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Pledge Agreement. All communications and notices hereunder to
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

the New Pledgor shall be given to it at the address set forth under its signature hereto in care of the U.S. Borrower.
     SECTION 9. The New Pledgor agrees to reimburse the U.S. Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the U.S. Collateral Agent.
     IN WITNESS WHEREOF, the New Pledgor and the U.S. Collateral Agent have duly executed this Supplement to the U.S. Pledge Agreement as of the day and year first above written.

[Name of New Pledgor],
by:
Name:
Title:
Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as U.S. Collateral Agent,
by:
Name:
Title:

Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

Schedule I to
Supplement No. ____
to the Amended and Restated
U.S. Pledge Agreement
Pledged Securities of the New Pledgor
EQUITY INTERESTS

	Number of	Registered	Number and	Percentage of
Issuer	Certificate	Owner	Class of Shares	Shares
Exhibit E-1 — Form of Amended and Restated U.S. Pledge Agreement

EXHIBIT E-2
[Form of]
AMENDED AND RESTATED
CANADIAN PLEDGE AGREEMENT
     AMENDED AND RESTATED CANADIAN PLEDGE AGREEMENT dated as of December 10, 2010 (the “Agreement”), among 892493 ALBERTA INC., a corporation incorporated under the laws of the Province of Alberta (“PTI Holdco Sub”), PTI GROUP INC., a corporation amalgamated under the laws of the Province of Alberta (the “Canadian Parent”), PTI Premium Camp Services Ltd., a corporation amalgamated under the laws of the Province of Alberta (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers”), each Subsidiary of the Canadian Parent listed on Schedule I hereto (each such Subsidiary individually a “Subsidiary Pledgor” and collectively, the “Subsidiary Pledgors”; PTI Holdco Sub, the Canadian Borrowers and the Subsidiary Pledgors are referred to collectively herein as the “Pledgors”) and ROYAL BANK OF CANADA (“RBC”), a bank organized under the laws of Canada, as collateral agent (in such capacity, the “Canadian Collateral Agent”) for the Canadian Secured Parties (as defined in the Canadian Security Agreement).
     Reference is made to (a) the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Canadian Borrowers, Oil States International, Inc. (the “U.S. Borrower” and, together with the Canadian Borrowers, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as U.S. Collateral Agent, and Royal Bank of Canada as administrative agent and Canadian Collateral Agent for the Canadian Lenders, (b) the Amended and Restated Canadian Subsidiary Guarantee Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Canadian Subsidiary Guarantee Agreement”), among the Subsidiary Pledgors and the Canadian Collateral Agent, (c) the Amended and Restated U.S. Borrower Guarantee Agreement dated as of December 10, 2010 (as amended, modified or supplemented from time to time, the “U.S. Borrower Guarantee Agreement”) between the U.S. Borrower and the Canadian Collateral Agent and (d) the Amended and Restated PTI Holdco Sub Guarantee Agreement dated as of December 10, 2010 (as amended, modified or supplemented from time to time the “PTI Holdco Sub Guarantee Agreement” and, together with the Canadian Subsidiary Guarantee Agreement and the U.S. Borrower Guarantee Agreement, the “Guarantee Agreements”) between PTI Holdco Sub and the Canadian Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Pledgors and The Bank of Nova Scotia, in its capacity as former Canadian collateral agent, are parties to that certain Canadian Pledge Agreement dated as of October 30, 2003 (as heretofore amended, restated and otherwise modified, the “Existing Canadian Pledge Agreement”).
     The Canadian Lenders have agreed to make Canadian Loans to the Canadian Borrowers and the Issuing Banks have agreed to issue Canadian Letters of Credit for the account of the
Exhibit E-2 – Form of Amended and Restated Canadian Pledge Agreement

Canadian Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Canadian Subsidiary Guarantors and PTI Holdco Sub have agreed to guarantee, among other things, all the obligations of the Canadian Borrowers under the Credit Agreement. The obligations of the Canadian Lenders to make Canadian Loans and of the Issuing Banks to issue Canadian Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of an Agreement in the form hereof to secure, as applicable (a) the due and punctual payment by the Canadian Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Canadian Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Canadian Borrowers under the Credit Agreement in respect of any Canadian Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Canadian Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Canadian Borrowers under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Canadian Loan Party under or pursuant to the Loan Documents, (d) the due and punctual payment and performance of all obligations of the Canadian Borrowers under each Hedging Agreement entered into with any counterparty that was a Canadian Lender (or an Affiliate of a Canadian Lender) at the time such Hedging Agreement was entered into and (e) the due and punctual performance of all Banking Services Obligations provided to the Canadian Borrowers or any Subsidiary by any Lender or any Affiliate of a Lender (all the monetary and other obligations referred to in the preceding clauses (a) through (e) being referred to collectively as the “Obligations”).
     Accordingly, the Pledgors and the Canadian Collateral Agent, on behalf of themselves and each Canadian Secured Party (and each of their respective successors or assigns), hereby (a) agree that the Existing Canadian Pledge Agreement is amended and restated in its entirety by this Agreement and (b) further agree as follows:
     SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Canadian Collateral Agent, its successors and assigns, and hereby grants to the Canadian Collateral Agent, its successors and assigns, for the ratable benefit of the Canadian Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests owned by it and listed on Schedule II hereto and any Equity Interests obtained in the future by such Pledgor and the certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include, to the extent that applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares, such qualifying shares and provided that the Pledged Stock
Exhibit E-2 – Form of Amended and Restated Canadian Pledge Agreement

shall not include any shares in the share capital of PTI Premium issued to PTI Mars Holdco 1, LLC pursuant to (i) that certain Forward Subscription Agreement (Principal) dated on or about the Effective Date, between PTI Premium, as issuer, and PTI Mars Holdco 1, LLC, as subscriber, and (ii) that certain Forward Subscription Agreement (Interest) dated on or about the Effective Date, between PTI Premium, as issuer, and PTI Mars Holdco 1, LLC, as subscriber; (b) all other property that may be delivered to and held by the Canadian Collateral Agent pursuant to the terms hereof; (c) subject to Section 5 hereof, all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (d) subject to Section 5 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Collateral”). Upon delivery to the Canadian Collateral Agent, any share certificates, notes or other securities now or hereafter included in the Collateral (the “Pledged Securities”) shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Canadian Collateral Agent and by such other instruments and documents as the Canadian Collateral Agent may reasonably request.
TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Canadian Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
     SECTION 2. Delivery of the Collateral. Each Pledgor agrees promptly to deliver or cause to be delivered to the Canadian Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.
     SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Canadian Collateral Agent that:
     (a) the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the Equity Interests of the issuer with respect thereto;
     (b) except for the security interest granted hereunder and as permitted by the Credit Agreement, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto except as permitted by the Credit Agreement, and (iv) subject to Section 5 hereof, will cause any and all Collateral, whether for value paid by such Pledgor or otherwise, to be forthwith deposited with the Canadian Collateral Agent and pledged or assigned hereunder;
Exhibit E-2 – Form of Amended and Restated Canadian Pledge Agreement

     (c) such Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated with full right and authority to create the security interest and cause delivery of the Collateral to the Canadian Collateral Agent pursuant hereto and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement or permitted by the Credit Agreement), however arising, of all persons whomsoever;
     SECTION 4. Registration in Nominee Name; Denominations. The Canadian Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Canadian Collateral Agent. Each Pledgor will promptly give to the Canadian Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Canadian Collateral Agent shall at all times have the right to exchange the certificates, if any, representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
     SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:
     (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such Pledgor will not be entitled to exercise any such right without the prior written consent of the Canadian Collateral Agent if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
     (ii) The Canadian Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.
     (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends on the Pledged Securities to the extent and only to the extent that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification
Exhibit E-2 – Form of Amended and Restated Canadian Pledge Agreement

of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Canadian Collateral Agent and shall be forthwith delivered to the Canadian Collateral Agent in the same form as so received (with any necessary endorsement).
     (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Canadian Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends. All dividends received by a Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Canadian Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Canadian Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Canadian Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Canadian Collateral Agent in an account to be established by the Canadian Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Canadian Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.
     (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Canadian Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Canadian Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Canadian Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.
     SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Canadian Collateral Agent may, in addition to any other remedies available at law or equity or any other agreement (including the right to give entitlement orders, instructions or a notice of exclusive control to a Securities Intermediary subject to an Account Control Agreement or an issuer subject to an Issuer Control Agreement), sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Canadian Collateral Agent shall deem
Exhibit E-2 – Form of Amended and Restated Canadian Pledge Agreement

appropriate. The Canadian Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Canadian Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
     The Canadian Collateral Agent shall give a Pledgor such prior written notice as may be required under the Personal Property Security Act (Alberta) or other applicable law of the Collateral Agent’s intention to make any sale of such Pledgor’s Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Canadian Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Canadian Collateral Agent may (in its sole and absolute discretion) determine. The Canadian Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Canadian Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Canadian Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Canadian Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Canadian Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Canadian Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Canadian Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.
     SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6 hereof, as well as any Collateral consisting of cash, shall be applied by the Canadian Collateral Agent in accordance with Section 7.05 of the Credit Agreement. The Canadian Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of the Collateral by the Canadian Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Canadian Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Canadian Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
     SECTION 8. Canadian Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Canadian Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Canadian Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Canadian Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Canadian Collateral Agent’s name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Canadian Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Canadian Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Canadian Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.
     SECTION 9. Waivers; Amendment. (a) No failure or delay of the Canadian Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Canadian Collateral Agent
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Canadian Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.
     SECTION 10. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act (Ontario) and the Securities Act (Alberta), as now or hereafter in effect, or any similar statutes hereafter enacted analogous in purpose or effect (such Acts and any such similar statute as from time to time in effect being called the “Applicable Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Applicable Securities Laws might very strictly limit the course of conduct of the Canadian Collateral Agent if the Canadian Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Each Pledgor recognizes that in light of such restrictions and limitations the Canadian Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Canadian Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a prospectus for the purpose of qualifying for distribution and selling such Pledged Securities or part thereof shall have been filed under the Applicable Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Canadian Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Canadian Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after the filing of a prospectus as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Canadian Collateral Agent sells.
     SECTION 11. [Intentionally Omitted].
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

     SECTION 12. Security Interest Absolute. All rights of the Canadian Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).
     SECTION 13. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Canadian Lenders have no further commitment to lend under the Credit Agreement, the Canadian L/C Exposure has been reduced to zero and the Issuing Banks have no further obligation to issue Canadian Letters of Credit under the Credit Agreement.
     (b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.
     (c) In connection with any termination or release pursuant to paragraph (a) or (b), the Canadian Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Canadian Collateral Agent.
     SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the Canadian Parent.
     SECTION 15. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Canadian Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Canadian Collateral Agent its rights and remedies hereunder.
     SECTION 16. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Canadian Collateral Agent and a counterpart hereof shall have been executed on behalf of the Canadian Collateral Agent, and thereafter shall be binding upon such Pledgor and the Canadian Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Canadian Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by, the Credit Agreement, this Agreement or the other Loan Documents. If all of the issued and outstanding shares of a Pledgor are sold, transferred or otherwise disposed of to a person that is not a Subsidiary of the Canadian Parent pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.
     SECTION 17. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Canadian Collateral Agent and the other Secured Parties and shall survive the making by the Canadian Lenders of the Canadian Loans and the issuance of the Canadian Letters of Credit by the Issuing Banks, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Canadian Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Canadian L/C Exposure does not equal zero and as long as the Canadian Commitments and the commitments of the Issuing Banks to issue Canadian Letters of Credit have not been terminated.
     (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA, CANADA.
     SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together,
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.
     SECTION 21. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Provinces of Ontario and Alberta, Canada, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Canadian Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.
     (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents the courts of the Provinces of Ontario and Alberta, Canada. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 22. [Intentionally Omitted]
     SECTION 23. Additional Pledgors. Pursuant to Section 5.09 of the Credit Agreement, each Subsidiary that is a Material Subsidiary of the Canadian Parent that was not a Material Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Subsidiary Pledgor. Upon execution and delivery after the date hereof by the Canadian Collateral Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of any instrument adding an additional Subsidiary Pledgor as a party to this Agreement shall not require the consent of any other Subsidiary Pledgor hereunder. The rights and obligations of each Subsidiary Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

     SECTION 24. Fraudulent Conveyance. Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor, the Canadian Collateral Agent and the other Secured Parties that the amount of the Obligation secured by each Pledgor’s interests in any of its real or personal property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority or any Canadian authority applicable to such Pledgor. Accordingly, notwithstanding anything to the contrary contained in this Agreement in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by each Pledgor’s interests in any of its real or personal property pursuant to this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor’s obligations hereunder or the liens and security interest granted to the Canadian Collateral Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable Insolvency Law or other law, rule or regulation of any Governmental Authority or of any Canadian authority.
     SECTION 25. Amendment and Restatement. The Pledgors and the Canadian Collateral Agent have agreed that this Agreement is an amendment and restatement of the Existing Canadian Pledge Agreement in its entirety and the terms and provisions hereof supersede the terms and provisions thereof, and this Agreement is not a new or substitute agreement or novation of the Existing Canadian Pledge Agreement.
[Remainder of this page intentionally left blank. Signature page follows.]
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

892493 ALBERTA INC.
By:
Name:
Title:

PTI GROUP INC.
By:
Name:
Title:

PTI PREMIUM CAMP SERVICES LTD.
By:
Name:
Title:

[THE SUBSIDIARY PLEDGORS LISTED ON SCHEDULE I HERETO]
By:
Name:
Title:

ROYAL BANK OF CANADA, as Canadian Collateral Agent,
By:
Name:
Title:

Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

Schedule I to the
Amended and Restated
Canadian Pledge Agreement
SUBSIDIARY PLEDGORS
Name
892493 Alberta Inc.
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

Schedule II to the
Amended and Restated
Canadian Pledge Agreement
EQUITY INTERESTS

	Number of
Name of Company	Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares
PTI Group Inc.	A-2	892493 Alberta Inc.	4,722,490 Class A Common	100%
PTI Group Inc.	B-3	892493 Alberta Inc.	1,500,000 Class B Common	100%
PTI Group Inc.	C-3	892493 Alberta Inc.	904,200 Class C Common	100%
PTI Group Inc.	D-35	892493 Alberta Inc.	634,265 Class D Common	100%
Crown Camp Services Ltd.	A-2	PTI Group Inc.	100 Class A	100%
Crown Camp Services Ltd.	A-3	PTI Group Inc.	25.67 Class A	100%
Ek’Ati Services Ltd.	2A	PTI Group Inc.	51 Class A	100%
Ek’Ati Services Ltd.	2B	PTI Group Inc.	49 Class B	100%
Norwel Developments Limited	A-6	PTI Group Inc.	200 Class A	100%
PTI Atlantic Ltd.	1	PTI Group Inc.	100 Common	100%
PTI Premium Camp Services Ltd. (f/k/a Diamond Resource Services Ltd.)	A-2	PTI Group Inc.	390 Class A	100%
PTI Premium Camp Services Ltd. (f/k/a Diamond Resource Services Ltd.)	A-3	PTI Group Inc.	99.66 Class A	100%
PTI Camp Installations Ltd.	1	PTI Group Inc.	100 Class A	100%
PTI International Inc.	1	PTI Group Inc.	100 Common	100%
PTI International Ltd.	1 and 2	PTI Group Inc.	100,100 Class A	100%
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

	Number of
Name of Company	Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares
PTI Noble Structures Inc.	1	PTI Group Inc.	100 Common	100%
PTI Travco Modular Structures Ltd.	50	PTI Group Inc.	400,000	100%
PTI Travco Modular Structures Ltd.	51	PTI Group Inc.	29,648	100%
Christina Lake Enterprises Ltd.	1C	PTI Premium Camp Services Ltd.	100 Common	100%
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

Annex 1 to the
Amended and Restated
Canadian Pledge Agreement
     SUPPLEMENT NO. dated as of [          ] (the “Supplement”), to the Amended and Restated Canadian Pledge Agreement dated as of December 10, 2010, (as amended, supplemented or otherwise modified from time to time, the “Canadian Pledge Agreement”), among 892493 ALBERTA INC., a corporation incorporated under the laws of the Province of Alberta (“PTI Holdco Sub”), PTI GROUP INC., a corporation amalgamated under the laws of the Province of Alberta (the “Canadian Parent”), PTI Premium Camp Services Ltd., a corporation amalgamated under the laws of the Province of Alberta (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers”), each Subsidiary of the Canadian Borrowers listed on Schedule I thereto (each such Subsidiary individually a “Subsidiary Pledgor” and collectively, the “Subsidiary Pledgors”; PTI Holdco Sub, the Canadian Borrowers and the Subsidiary Pledgors are referred to collectively herein as the “Pledgors”) and ROYAL BANK OF CANADA (“RBC”), as collateral agent (in such capacity, the “Canadian Collateral Agent”) for the Secured Parties.
     A. Reference is made to the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Canadian Borrowers, Oil States International, Inc., (the “U.S. Borrower” and, together with the Canadian Borrowers, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as U.S. Collateral Agent, and Royal Bank of Canada, as administrative agent and Canadian Collateral Agent for the Canadian Lenders.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     C. The Subsidiary Pledgors have entered into the Canadian Pledge Agreement in order to induce the Canadian Lenders to make Canadian Loans and the Issuing Banks to issue Canadian Letters of Credit. Pursuant to Section 5.09 of the Credit Agreement, each Subsidiary that is a Material Subsidiary of the Canadian Parent that was not a Material Subsidiary on the date of the Credit Agreement is required to enter into the Canadian Pledge Agreement as a Subsidiary Pledgor. Section 24 of the Canadian Pledge Agreement provides that additional Subsidiaries of the Canadian Parent may become Subsidiary Pledgors under the Canadian Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Canadian Parent (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Pledgor under the Canadian Pledge Agreement in order to induce the Canadian Lenders to make additional Canadian Loans and the Issuing Banks to issue additional Canadian Letters of Credit and as consideration for Canadian Loans previously made and Canadian Letters of Credit previously issued.
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

     Accordingly, the Canadian Collateral Agent and the New Pledgor agree as follows:
     SECTION 1. In accordance with Section 24 of the Canadian Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Canadian Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Canadian Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Canadian Pledge Agreement), does hereby create and grant to the Canadian Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor’s right, title and interest in and to the Collateral (as defined in the Canadian Pledge Agreement) of the New Pledgor. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Canadian Pledge Agreement shall be deemed to include the New Pledgor. The Canadian Pledge Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Pledgor represents and warrants to the Canadian Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Canadian Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Canadian Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.
     SECTION 5. Except as expressly supplemented hereby, the Canadian Pledge Agreement shall remain in full force and effect.
     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA, CANADA.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Canadian Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Canadian Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto in care of the Canadian Parent.
     SECTION 9. The New Pledgor agrees to reimburse the Canadian Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Canadian Collateral Agent.
     IN WITNESS WHEREOF, the New Pledgor and the Canadian Collateral Agent have duly executed this Supplement to the Canadian Pledge Agreement as of the day and year first above written.

[Name of New Pledgor],
By:
Name:
Title:
Address:

Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

ROYAL BANK OF CANADA, as Canadian Collateral Agent,
By:
Name:
Title:

Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

Schedule I to
Supplement No.___
to the Amended and Restated
Canadian Pledge Agreement
Pledged Securities of the New Pledgor
EQUITY INTERESTS

	Number of	Registered	Number and	Percentage of
Issuer	Certificate	Owner	Class of Shares	Shares
Exhibit E-2 — Form of Amended and Restated Canadian Pledge Agreement

EXHIBIT F-1
[Form of]
AMENDED AND RESTATED U.S. SECURITY AGREEMENT
     AMENDED AND RESTATED U.S. SECURITY AGREEMENT (as supplemented from time to time, this “Agreement”) dated as of December 10, 2010, among OIL STATES INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), each Subsidiary of the U.S. Borrower listed on Schedule I hereto (each such Subsidiary individually a “Guarantor” and collectively, the “Subsidiary Guarantors”; the Guarantors and the U.S. Borrower are referred to collectively herein as the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent (in such capacity, the “U.S. Collateral Agent”) for the Secured Parties (as defined herein).
INTRODUCTION
     A. The Grantors and Wells Fargo are parties to that certain Security Agreement dated as of October 30, 2003 (as heretofore amended, restated and otherwise modified, the “Existing Security Agreement”).
     B. Reference is made to (a) the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, PTI Group Inc., (the “Canadian Parent“), PTI Premium Camp Services Ltd. (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo, as administrative agent (in such capacity, the “Administrative Agent”) and U.S. Collateral Agent, and Royal Bank of Canada (“RBC”), as administrative agent for the Canadian Lenders, and as Canadian Collateral Agent for the Canadian Lenders, (b) the Amended and Restated U.S. Subsidiary Guarantee Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “U.S. Subsidiary Guarantee Agreement”) among the Subsidiary Pledgors and the U.S. Collateral Agent and (c) the Amended and Restated U.S. Borrower Guarantee Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “U.S. Borrower Guarantee Agreement” and, together with the U.S. Subsidiary Guarantee Agreement the “Guarantee Agreements”).
     C. The Lenders have agreed to make Loans to the Borrowers, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The U.S. Subsidiary Guarantors have agreed to guarantee, among other things, all the obligations of the Borrowers under the Credit Agreement. The U.S. Borrower has agreed to guarantee, among other things, all the obligations of the Canadian Borrowers under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, (d) the due and punctual payment and performance of all obligations of the Borrowers under each Hedging Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into and (e) the due and punctual performance of all Banking Services Obligations provided to the Borrowers or any Subsidiary by any Lender or any Affiliate of a Lender (all the monetary and other obligations described in the preceding clauses (a) through (e) being referred to collectively as the “Obligations”).
     Accordingly, the Grantors and the U.S. Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby (a) agree that the Existing Security Agreement is amended and restated in its entirety by this Security Agreement and (b) further agree as follows:
ARTICLE I
Definitions
     SECTION 1.01 Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. Except as otherwise specified herein, all references to the Uniform Commercial Code shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
     SECTION 1.02 Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:
     “Account Debtor” shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
     “Accounts” shall mean “accounts” as defined in the UCC, including, without limitation, any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by Chattel Paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

     “Accounts Receivable” shall mean “accounts receivable” as defined in the UCC, including, without limitation, all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.
     “Chattel Paper” shall mean (a) a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific Equipment and (b) all other property now or hereafter constituting “chattel paper” under the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, in each case that are now or hereafter owned by any Grantor.
     “Collateral” shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts, (g) Investment Property and (h) Proceeds; provided that, “Collateral” shall not include any property or assets the granting of a Lien on, or a security interest in, which would result in adverse tax consequences to the U.S. Borrower or any Subsidiary including, without limitation, (1) that certain Forward Subscription Agreement (Principal), dated on or about the Effective Date, between PTI Premium, as issuer, and PTI Mars Holdco 1, LLC, as subscriber, (2) that certain Forward Subscription Agreement (Interest), dated on or about the Effective Date, between PTI Premium, as issuer, and PTI Mars Holdco 1, LLC, as subscriber, (3) that certain Assignment of Forward Subscription Agreement (Principal), dated on or about the Effective Date, between PTI Premium, as assignor, and the U.S. Borrower, as assignee, and (4) that certain Loan Agreement, dated on or about the Effective Date, between the U.S. Borrower, as lender, and PTI Premium, as borrower, and any rights under or interests in any of the foregoing (including, without limitation, any “assigned rights” as defined in the agreement listed in clause (3) above).
     “Commodity Account” shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.
     “Commodity Contract” shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.
     “Commodity Customer” shall mean a person for whom a Commodity Intermediary carries a Commodity Contract on its books.
     “Commodity Intermediary” shall mean (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

     “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
     “Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.
     “Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
     “Documents” shall mean “documents” as defined in the UCC, including, without limitation, all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.
     “Entitlement Holder” shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8.501(b)(2) or (3) of the Uniform Commercial Code as in effect in the State of New York, such person is the Entitlement Holder.
     “Equipment” shall mean “equipment” as defined in the UCC, including, without limitation, all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor.
     “Financial Asset” shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code as in effect in the State of New York. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.
     “General Intangibles” shall mean “general intangibles” as defined in the UCC, including, without limitation, all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including rights and interests in partnerships, limited partnerships, limited liability companies and other entities (in each case to the extent not
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

constituting Securities), corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.
     “Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
     “Inventory” shall mean “inventory” as defined in the UCC, including, without limitation, all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor’s business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.
     “Investment Property” shall mean “investment property” as defined in the UCC, including, without limitation, all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts or Commodity Accounts and of any Grantor, whether now owned or hereafter acquired by any Grantor.
     “License” shall mean any Patent License, Trademark License, Copyright License or other similar license or sublicense to which any Grantor is a party.
     “Obligations” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
     “Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.
     “Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
     “Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the U.S. Borrower.
     “Proceeds” shall mean “proceeds” as defined in the UCC, including, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
     “Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agents, (c) the Collateral Agents, (d) the Issuing Banks, (e) each counterparty to a Hedging Agreement entered into with the Borrower if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Hedging Agreement was entered into, (f) the Banking Services Providers, (g) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (h) the successors and assigns of each of the foregoing.
     “Securities” shall mean any obligation of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York.
     “Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.
     “Securities Intermediary” shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.
     “Security Entitlements” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.
     “Security Interest” shall have the meaning assigned to such term in Section 2.01.
     “Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
     “Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
     “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     SECTION 1.03 Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.
ARTICLE II
Security Interest
     SECTION 2.01 Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the U.S. Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the U.S. Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”). Without limiting the foregoing, the U.S. Collateral Agent is hereby authorized to file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the U.S. Collateral Agent as secured party.
     SECTION 2.02 No Assumption of Liability. The Security Interest is granted as security only and shall not subject the U.S. Collateral Agent or any other Secured Party to, or in
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
ARTICLE III
Representations and Warranties
     The Grantors jointly and severally represent and warrant to the U.S. Collateral Agent and the Secured Parties that:
     SECTION 3.01 Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects. Uniform Commercial Code financing statements in all material respects or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the U.S. Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 1(A) to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the U.S. Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions in accordance with the terms of the Credit Agreement, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.
     SECTION 3.02 Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code as in effect in the State of New York or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.
     SECTION 3.03 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.
ARTICLE IV
Covenants
     SECTION 4.01 Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

and to defend the Security Interest of the U.S. Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.
     SECTION 4.02 Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the U.S. Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If an amount in excess of U.S.$1,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be pledged and delivered to the U.S. Collateral Agent within 10 days, duly endorsed in a manner satisfactory to the U.S. Collateral Agent.
     Without limiting the generality of the foregoing, each Grantor hereby authorizes the U.S. Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within 10 days after it has been notified by the U.S. Collateral Agent of the specific identification of such Collateral, to advise the U.S. Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct in all material respects with respect to such Collateral within 30 days after the date it has been notified by the U.S. Collateral Agent of the specific identification of such Collateral.
     SECTION 4.03 Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the U.S. Collateral Agent and the Secured Parties from and against any and all liability for such performance.
     SECTION 4.04 Use and Disposition of Collateral. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the U.S. Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest.
     SECTION 4.05 Limitation on Modification of Accounts. None of the Grantors will, without the U.S. Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.
ARTICLE V
Power of Attorney
     Each Grantor irrevocably makes, constitutes and appoints the U.S. Collateral Agent (and all officers, employees or agents designated by the U.S. Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the U.S. Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the U.S. Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the U.S. Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the U.S. Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the U.S. Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the U.S. Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the U.S. Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the U.S. Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the U.S. Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the U.S. Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the U.S. Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise. The U.S. Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.
ARTICLE VI
Remedies
     SECTION 6.01 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the U.S. Collateral Agent on demand, and it is agreed that the U.S. Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the U.S. Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the U.S. Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) to the extent permitted by applicable laws, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code as in effect in the State of New York or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the U.S. Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the U.S. Collateral Agent shall deem appropriate. The U.S. Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the U.S. Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

     The U.S. Collateral Agent shall give the Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the U.S. Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the U.S. Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the U.S. Collateral Agent may (in its sole and absolute discretion) determine. The U.S. Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The U.S. Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the U.S. Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the U.S. Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the U.S. Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the U.S. Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the U.S. Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.
     SECTION 6.02 Application of Proceeds. The U.S. Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, in accordance with Section 7.05 of the Credit Agreement. The U.S. Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of the Collateral by the U.S. Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the U.S. Collateral Agent or of the officer making the sale
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the U.S. Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
     SECTION 6.03 Grant of License to Use Intellectual Property. For the purpose of enabling the U.S. Collateral Agent to exercise rights and remedies under this Article at such time as the U.S. Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the U.S. Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the U.S. Collateral Agent shall be exercised, at the option of the U.S. Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the U.S. Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
ARTICLE VII
Miscellaneous
     SECTION 7.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the U.S. Borrower.
     SECTION 7.02 Security Interest Absolute. All rights of the U.S. Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
     SECTION 7.03 Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.
     SECTION 7.04 Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the U.S. Collateral Agent and a counterpart hereof shall have been executed on behalf of the U.S. Collateral Agent, and thereafter shall be binding upon such Grantor and the U.S. Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the U.S. Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Credit Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
     SECTION 7.05 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the U.S. Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     SECTION 7.06 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7.07 Waivers; Amendment. (a) No failure or delay of the U.S. Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the U.S. Collateral Agent hereunder and of the U.S. Collateral Agent and the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the U.S. Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

     SECTION 7.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.
     SECTION 7.09 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     SECTION 7.11 Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 7.12 Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the U.S. Collateral Agent, the Administrative Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

     (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 7.13 Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full, the Lenders have no further commitment to lend, the Aggregate L/C Exposure has been reduced to zero and the Issuing Banks have no further commitment to issue Letters of Credit under the Credit Agreement, at which time the U.S. Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the U.S. Collateral Agent. A Grantor (other than the U.S. Borrower) shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that all the capital stock of such Grantor shall be sold, transferred or otherwise disposed of to a person that is not a Subsidiary of the U.S. Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.
     SECTION 7.14 Additional Grantors. Pursuant to Section 5.09 of the Credit Agreement, each Domestic Subsidiary that is a Material Subsidiary of the U.S. Borrower that was not a Material Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Subsidiary Grantor. Upon execution and delivery after the date hereof by the U.S. Collateral Agent and such Domestic Subsidiary of an instrument in the form of Annex 2 hereto, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
     SECTION 7.15 Fraudulent Conveyance. Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the U.S. Collateral Agent and the other Secured Parties that the amount of the Obligation secured by each Grantor’s interests in any of its real or personal property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Agreement in any other agreement or instrument executed in
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

connection with the payment of any of the Obligations, the amount of the Obligations secured by each Grantor’s interests in any of its real or personal property pursuant to this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or the liens and security interest granted to the U.S. Collateral Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable Insolvency Law or other law, rule or regulation of any Governmental Authority.
     SECTION 7.16 Amendment and Restatement. The Grantors and Wells Fargo have agreed that this Agreement is an amendment and restatement of the Existing Security Agreement in its entirety and the terms and provisions hereof supersede the terms and provisions thereof, and this Agreement is not a new or substitute agreement or novation of the Existing Security Agreement. All the rights, titles, liens, security interests, and assignments securing the Obligations (as defined in the Existing Security Agreement) shall secure the Obligations, insofar and only insofar as the same cover the Collateral, and all liens, security interests, and assignments against the Collateral securing the Obligations (as defined in the Existing Security Agreement) are hereby renewed, extended, and modified to secure the Obligations.
[SIGNATURE PAGES FOLLOW]
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OIL STATES INTERNATIONAL, INC.,

by:

Name:
Title:

[EACH OF THE GUARANTORS LISTED	WELLS FARGO BANK, NATIONAL
ON SCHEDULE I HERETO],	ASSOCIATION, as U.S. Collateral Agent,

by:	by:
Name:	Name:
Title: Authorized Officer	Title:
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

SCHEDULE I
GUARANTORS
Acute Technological Services, Inc.
Capstar Drilling GP, L.L.C.
Capstar Drilling, Inc.
Capstar Drilling LP, L.L.C.
Capstar Holding, L.L.C.
General Marine Leasing, LLC
Oil States Energy Services, Inc.
Oil States Industries, Inc.
Oil States Management, Inc.
Oil States Skagit SMATCO, LLC
PTI Group USA LLC
PTI Mars Holdco 1, LLC
Sooner Holding Company
Sooner, Inc.
Sooner Pipe, L.L.C.
Specialty Rental Tools & Supply, L.L.C.
Stinger Wellhead Protection, Inc.
Well Testing, Inc.
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

Annex 1 to the
Amended and Restated
U.S. Security Agreement
[Form of]
PERFECTION CERTIFICATE
     Reference is made to (a) the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oil States International, Inc. (the “U.S. Borrower”), PTI Group Inc. (the “Canadian Parent”), PTI Premium Camp Services Ltd. (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “U.S. Collateral Agent”) for the Lenders and Royal Bank of Canada (“RBC”), as administrative agent and collateral agent for the Canadian Lenders, and (b) the Amended and Restated U.S. Security Agreement dated as of December 10, 2010, (as amended, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”) among the U.S. Borrower, the Subsidiary Guarantors party thereto and the U.S. Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.
The undersigned, a Responsible Officer of the U.S. Borrower, hereby certifies to the U.S. Collateral Agent and each other Secured Party as follows:
1. Names.
(a) Set forth in Schedule 1(A) is the exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation (or equivalent organizational document), along with any respective state organizational numbers and Federal Taxpayer Identification Numbers. The state of incorporation or formation set forth in Schedule 1(A) is the only jurisdiction in which each entity is organized.
(b) Set forth in Schedule 1(B) is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change.
(c) Set forth in Schedule 1(C) is a list of all trade names used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.
2. Current Locations.
(a) Set forth in Schedule 2(A) opposite the name of each Grantor are all locations where such Grantor maintains any material books or records relating to any Accounts Receivable (with each location at which material chattel paper, if any, is kept being indicated by an “*”).
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

(b) Set forth in schedule 2(B) opposite the name of each Grantor are all the locations maintained by the U.S. Borrower and its Subsidiaries where such Grantor regularly maintains material amounts of Collateral constituting Equipment or Goods not identified above.
IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this 10th day of December, 2010.

OIL STATES INTERNATIONAL, INC.
By:	Bradley J. Dodson
Title: Senior Vice President, Chief Financial
Officer & Treasurer

Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

SCHEDULE 1(A)
Name and Jurisdiction

		Organization
	State of Incorporation	Identification	Tax Identification
Legal Name of Grantor	or Formation	Number (if any)	Number
Acute Technological Services, Inc.	Texas	0800957942	12057863818
[AcuteCyberone LLC]	Texas	0801034319	32038037100
[AcuteCyberTwo LLC]	Texas	0801034320	32038037092
Capstar Drilling GP, L.L.C.	Delaware	3552264	None
Capstar Drilling LP, L.L.C.	Delaware	3552015	22-3861885
Capstar Drilling, Inc.	Texas	22386400	75-1226273
Capstar Holding, L.L.C.	Delaware	4380367	75-1950400
General Marine Leasing, LLC	Delaware	3605630	55-0809699
Oil States Energy Services , Inc.	Delaware	3605168	76-0562413
Oil States Industries, Inc.	Delaware	2020171	75-0734429
Oil States Management, Inc.	Delaware	3605217	55-0809703
Oil States Skagit SMATCO, LLC	Delaware	3473681	72-1518822
PTI Group USA LLC	Delaware	4758480	27-1509846
PTI Mars Holdco 1, LLC	Delaware	4880432	27-3611340
Sooner Holding Company	Delaware	2637465	73-1498779
Sooner Inc.	Delaware	2913038	73-1558443
Sooner Pipe, L.L.C.	Delaware	4380404	73-0552990
Specialty Rental Tools & Supply, L.L.C.	Delaware	4380337	76-0286357
Stinger Wellhead Protection, Incorporated	Texas	0108484600	75-2239172
Well Testing, Inc.	Delaware	4375592	26-0440252
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

SCHEDULE 1(B)
Previous Names

Grantor	Previous Name	Date of Change
Oil State Energy Services, Inc.	HWC Energy Services, Inc.	March 9, 2006

Capstar Holding, L.L.C.	Capstar Drilling, L.L.C.	January 1, 2010

Capstar Holding, L.L.C.	Capstar Drilling, L.P.	June 30, 2007

Capstar Drilling, Inc.	Elenburg Exploration Company,	December 22, 2009
Inc.

Sooner Pipe, L.L.C.	Sooper Pipe, L.P.	June 29, 2007

Specialty Rental Tools & Supply,	Specialty Rental Tools & Supply,	June 28, 2007
L.L.C.	L.P.

Specialty Rental Tools & Supply,	Acquisition (One) Company, Inc.	August 1, 2007
L.L.C.

Specialty Rental Tools & Supply,	Schooner Petroleum Services, Inc.	May 7, 2009
L.L.C.
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

SCHEDULE 1(C)
Trade Names

Grantor	Trade Names
General Marine Leasing, LLC	International Quarters

Oil States Industries, Inc.	CeCo Holdings, Inc.

Oil States

Oil States Skagit SMATCO, LLC	Oil States Applied Hydraulic Systems

Oil States Nautilus Crane

Specialty Rental Tools & Supply, L.L.C.	STS
C&H Rental Tools

Southern Specialty Rental Tools
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

SCHEDULE 2(A)
Material Books and Records Locations

Grantor	Mailing Address
Acute Technological Services, Inc.	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Capstar Holding, L.L.C.	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Capstar Drilling GP, L.L.C.	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Capstar Drilling LP, L.L.C.	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Capstar Drilling, Inc.	7701-1A South Cooper St.
Arlington, Texas 76001; and
1155 Dairy Ashford, Suite 725
Houston, TX 770079

General Marine Leasing, LLC	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Oil States Energy Services, Inc.	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Oil States Industries, Inc.	7701-1A South Cooper St.
Arlington, Texas 76001; and
1155 Dairy Ashford, Suite 725
Houston, TX 770079

Oil States Management, Inc.	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Oil States Skagit Smatco, LLC	7701-1A South Cooper St.
Arlington, Texas 76001; and
1155 Dairy Ashford, Suite 725
Houston, TX 770079

PTI Group USA LLC	1155 Dairy Ashford, Suite 725
Houston, TX 770079

PTI Mars Holdco 1, LLC	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Sooner Holding Company	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Sooner Inc.	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Sooner Pipe, L.L.C.	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Specialty Rental Tools & Supply, L.L.C.	1155 Dairy Ashford, Suite 725
Houston, TX 770079; and
1600 East Highway 6, Suite 418
Alvin, Texas 77511

Stinger Wellhead Protection, Incorporated	1155 Dairy Ashford, Suite 725
Houston, TX 770079

Well Testing, Inc.	1155 Dairy Ashford, Suite 725
Houston, TX 770079
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

SCHEDULE 2(B)
Location of Material Collateral

Full Company Name	Address	City	State	Zip
Acute Technological Services, Inc.	11925 Brittmoore Park Drive	Houston	TX	77041
Capstar Drilling, Inc.	1910 N Loop Avenue	Casper	WY	82601
Capstar Drilling, Inc.	2nd Street NW, East of 78th Avenue NW	Havre	MT	59501
Capstar Drilling, Inc.	8901 N County Road W	Odessa	TX	79764
Capstar Drilling, Inc.	Hwy 2 E & Hi-Line Road	Malta	MT	59538
General Marine Leasing, L.L.C.	2315 & 2317 Engineers Road	Belle Chase	LA	70037
General Marine Leasing, L.L.C.	2407 Engineers Road	Belle Chase	LA	70037
General Marine Leasing, L.L.C.	724 W Main	Broussard	LA	70518
General Marine Leasing, L.L.C.	US Hwy 285 & Gonzales Loop	Fort Stockton	TX	79735
Oil States Industries, Inc.	1015 N Commercial Blvd	Arlington	TX	76017
Oil States Industries, Inc.	1017 N Commercial Blvd	Arlington	TX	76017
Oil States Industries, Inc.	1027 N Commercial Blvd	Arlington	TX	76017
Oil States Industries, Inc.	1031 N Commercial Blvd	Arlington	TX	76017
Oil States Industries, Inc.	10320 E 58th Street	Tulsa	OK	74146
Oil States Industries, Inc.	10322 E 58th Street	Tulsa	OK	74146
Oil States Industries, Inc.	10324 E 58th Street	Tulsa	OK	74146
Oil States Industries, Inc.	10332 E 58th Street	Tulsa	OK	74146
Oil States Industries, Inc.	10334 E 58th Street	Tulsa	OK	74146
Oil States Industries, Inc.	105 Saint Andrews Square	Peachtree City	GA	30269
Oil States Industries, Inc.	1101 N Commercial Blvd	Arlington	TX	76017
Oil States Industries, Inc.	1111 N Commercial Blvd	Arlington	TX	76017
Oil States Industries, Inc.	1115 S Commercial Blvd	Arlington	TX	76017
Oil States Industries, Inc.	1118 N Commercial Blvd	Arlington	TX	76001
Oil States Industries, Inc. (Oil States Skagit SMATCO LLC)	1180 Mulberry Road	Houma	LA	70363
Oil States Industries, Inc.	1205 N Commercial Blvd	Arlington	TX	76017
Oil States Industries, Inc.	14911 D Steubner Airline	Houston	TX	77109
Oil States Industries, Inc.	16730 Jacintoport Blvd	Houston	TX	77015
Oil States Industries, Inc.	21912 Mueschke Road	Tomball	TX	77377
Oil States Industries, Inc. (Oil States Skagit SMATCO LLC)	311 Industrial Avenue C	Houma	LA	70363
Oil States Industries, Inc.	401 Plum Street	Lampasas	TX	76550
Oil States Industries, Inc.	5563 S 104th East Avenue	Tulsa	OK	74146
Oil States Industries, Inc.	6120 E Orem Drive	Houston (Hobby)	TX	77048
Oil States Industries, Inc.	7120 Brittmoore Road, Suite 430	Houston	TX	77041
Oil States Industries, Inc.	7501 S Cooper Street	Arlington	TX	76001
Oil States Industries, Inc.	7701-A S Cooper Street	Arlington	TX	76001
Oil States Industries, Inc.	7701-B S Cooper Street	Arlington	TX	76001
Oil States Industries, Inc.	Commercial Blvd E	Arlington	TX	76001
Oil States Industries, Inc.	US Hwy 190 E	Lampasas	TX	76550
Oil States Industries, Inc.	US Hwy 190 E	Lampasas	TX	76550
Oil States Industries, Inc.	W265 N5755 Mount Du Lac Drive	Lisbon	WI	53089
Oil States International, Inc.	1155 Dairy Ashford Street, Suite 700/725	Houston	TX	77079
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

Full Company Name	Address	City	State	Zip
Oil States International, Inc.	2501 S State Highway 121 Bus, Suite 500 (Dallas	Lewisville	TX	75067
	Convergence Center)
Oil States International, Inc.	333 Clay Street, Suite 4620 (Three Allen Center)	Houston	TX	77002
PTI Remote Site Services USA Inc.	2710 Commercial Way	Rock Springs	WY	82901
PTI Remote Site Services USA Inc.	400 Inverness Parkway, Suite 200	Englewood	CO	80112
PTI Remote Site Services USA Inc.	704 6th Street E	Culbertson	MT	59218
PTI Remote Site Services USA Inc.	7920 63rd Street NW	Stanley	ND	58784
PTI Remote Site Services USA Inc.	Casey Osborn Lane, #7	Pinedale	WY	82941
PTI Remote Site Services USA Inc.	Williams Mountain West #4	Rifle	CO	81650
PTI Group USA LLC	333 Clay Street, Suite 4620 (Three Allen Center)	Houston	TX	77002
Sooner Pipe, L.L.C.	1010 McCarty Drive	Houston	TX	77029
Sooner Pipe, L.L.C.	10200 Platte River Road	Casper	WY	82601
Sooner Pipe, L.L.C.	10222 Sheldon Road	Houston	TX	77049
Sooner Pipe, L.L.C.	1075 Peters Road	Harvey	LA	70058
Sooner Pipe, L.L.C.	1100 Poydras Street, Suite 2900	New Orleans	LA	70163
Sooner Pipe, L.L.C.	11919 County Road 128 W	Midland	TX	79701
Sooner Pipe, L.L.C.	1208 1st Avenue	Harvey	LA	70058
Sooner Pipe, L.L.C.	12100 W Little York	Houston	TX	77041
Sooner Pipe, L.L.C.	12307 W County Road 125	Odessa	TX	79765
Sooner Pipe, L.L.C.	1331 Lamar Street, Suite 970 (Four Houston	Houston	TX	77010
	Center)
Sooner Pipe, L.L.C.	150 S Loyalsock Avenue	Montoursville	PA	17754
Sooner Pipe, L.L.C.	15706 Old Beaumont Hwy	Houston	TX	77049
Sooner Pipe, L.L.C.	16818 Ramsey Road	Crosby	TX	77532
Sooner Pipe, L.L.C.	175 Pipeyard, 4836 CR 242	Snyder	TX	79549
Sooner Pipe, L.L.C.	1914 Grand Caillou Road	Houma	LA	70363
Sooner Pipe, L.L.C.	1919 Crosby-Dayton Road	Crosby	TX	77532
Sooner Pipe, L.L.C.	19210 Hardy Road	Houston	TX	77043
Sooner Pipe, L.L.C.	201 Klein Street	Westwego	LA	70094
Sooner Pipe, L.L.C.	2030 Jacinto Port Blvd	Channelview	TX	77015
Sooner Pipe, L.L.C.	2121 W Murphy	Odessa	TX	76763
Sooner Pipe, L.L.C.	2186 Grand Caillou Road	Houma	LA	70363
Sooner Pipe, L.L.C.	2250 N Cresson Hwy	Graham	TX	76450
Sooner Pipe, L.L.C.	2600 Navigation Blvd	Corpus Christi	TX	78403
Sooner Pipe, L.L.C.	2694 FM 250	Lone Star	TX	75669
Sooner Pipe, L.L.C.	2747 Legionville Road	Ambridge	PA	15003
Sooner Pipe, L.L.C.	3 Miles North on Hwy 214	Denver City	TX	79323
Sooner Pipe, L.L.C.	3000 W Bender	Hobbs	NM	88240
Sooner Pipe, L.L.C.	302 McCarty Street	Houston	TX	77205
Sooner Pipe, L.L.C.	3101 Holmes Road	Houston	TX	77051
Sooner Pipe, L.L.C.	320 Decker Drive, Suite 231A	Irving	TX	75062
Sooner Pipe, L.L.C.	3200 Hwy 277 W	Carrizo Springs	TX	78834
Sooner Pipe, L.L.C.	3333 Brazos	Odessa	TX	79764
Sooner Pipe, L.L.C.	3360 Davey Allison Blvd	Hueytown	AL	35023
Sooner Pipe, L.L.C.	3501 N Poplar	Casper	WY	82604
Sooner Pipe, L.L.C.	3721 Hwy 367 S	Searcy	AR	72123
Sooner Pipe, L.L.C.	3807 S.C.R. 1297	Odessa	TX	79768
Sooner Pipe, L.L.C.	3817 Melancon Road	Broussard	LA	70518
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

Full Company Name	Address	City	State	Zip
Sooner Pipe, L.L.C.	400 Sandstone Avenue	Farmington	NM	87401
Sooner Pipe, L.L.C.	400 W Apache Drive	Hobbs	NM	88240
Sooner Pipe, L.L.C.	401 S Boston, Suite 1000 (Mid Continent Tower)	Tulsa	OK	74103
Sooner Pipe, L.L.C.	4551 Herrera Road	Farmington	NM	87401
Sooner Pipe, L.L.C.	4725 North Blvd	Edmond	OK	73034
Sooner Pipe, L.L.C.	4950 N County Road 967	Blytheville	AR	72315
Sooner Pipe, L.L.C.	511 58th Street W	Williston	ND	58801
Sooner Pipe, L.L.C.	51896 Old Nikiski Beach Road	Nikiski	AK	99635
Sooner Pipe, L.L.C.	539 S Sheldon Road	Houston	TX	77216
Sooner Pipe, L.L.C.	539-A S Sheldon Road	Channelview	TX	77563
Sooner Pipe, L.L.C.	6149 W 10th	Odessa	TX	79769
Sooner Pipe, L.L.C.	6401 N Eldridge Pkwy	Houston	TX	77041
Sooner Pipe, L.L.C.	6615 River Road	Marrero	LA	70072
Sooner Pipe, L.L.C.	6775 W Yellowstone	Casper	WY	82602
Sooner Pipe, L.L.C.	7411 Mesa Drive	Houston	TX	77028
Sooner Pipe, L.L.C.	7735 Miller Road #3	Houston	TX	77049
Sooner Pipe, L.L.C.	7812 W Hwy 80	Midland	TX	79706
Sooner Pipe, L.L.C.	7814 Miller Road	Houston	TX	77213
Sooner Pipe, L.L.C.	8000 County Road 1001	Godley	TX	76044
Sooner Pipe, L.L.C.	806 Engineers Road	Belle Chase	LA	70037
Sooner Pipe, L.L.C.	8216 Miller Road #3	Houston	TX	77049
Sooner Pipe, L.L.C.	8500 Miller Road 2	Houston	TX	77049
Sooner Pipe, L.L.C.	8640 N Greenriver Drive	Houston	TX	77028
Sooner Pipe, L.L.C.	9000 County Rd. 1001	Godley	TX	76044
Sooner Pipe, L.L.C.	9015 Sheldon Road	Houston	TX	77049
Sooner Pipe, L.L.C.	9019 N Country Road W	Odessa	TX	79764
Sooner Pipe, L.L.C.	9393 Sheldon Road	Houston	TX	77049
Sooner Pipe, L.L.C.	9500 Sheldon Road	Channelview	TX	77530
Sooner Pipe, L.L.C.	9518 E Mount Houston Road	Houston	TX	77050
Sooner Pipe, L.L.C.	Box 128, Blair Avenue	Rock Springs	WY	82901
Sooner Pipe, L.L.C.	FM 729	Lone Star	TX	75668
Sooner Pipe, L.L.C.	Hwy 2 & 85 N	Williston	ND	58801
Sooner Pipe, L.L.C.	Hwy 359 S, Avenue A	Bruni	TX	78344
Sooner Pipe, L.L.C.	Hwy FM 250 E	Lone Star	TX	75668
Sooner Pipe, L.L.C.	Junction Hwy 51 & 56	Rolla	KS	67952
Sooner Pipe, L.L.C.	N Service Road I-20 E	Odessa	TX	79764
Sooner Pipe, L.L.C.	R389 N 26th	Artesia	NM	88210
Sooner Pipe, L.L.C.	Syracuse Road	Amelia	LA	70340
Specialty Rental Tools and Supply, L.L.C.	101 W Hwy 31	Kilgore	TX	75662
Specialty Rental Tools and Supply, L.L.C.	110 & 114 Row Two Canebrake	Lafayette	LA	70508
Specialty Rental Tools and Supply, L.L.C.	1131 E FM 517	Alvin	TX	77511
Specialty Rental Tools and Supply, L.L.C.	1200 W Washington	Krebs	OK	74554
Specialty Rental Tools and Supply, L.L.C.	121 Old Farm Lane	Broussard	LA	70518
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

Full Company Name	Address	City	State	Zip
Specialty Rental Tools and Supply, L.L.C.	1529 Coteau Road	Houma	LA	70364
Specialty Rental Tools and Supply, L.L.C.	1600 E Hwy 6, Suite 205/400/418/425	Alvin	TX	77511
Specialty Rental Tools and Supply, L.L.C.	170 Exchange Avenue	Conway	AR	72032
Specialty Rental Tools and Supply, L.L.C.	185 Vermilion Bay Lane (Cypremort Point)	Franklin	LA	70538
Specialty Rental Tools and Supply, L.L.C.	20 Gammage Road	Ellisville	MS	39437
Specialty Rental Tools and Supply, L.L.C.	200 Miller Street	Minden	LA	71055
Specialty Rental Tools and Supply, L.L.C.	202 Ranch Road, 6086-D	Laredo	TX	78044
Specialty Rental Tools and Supply, L.L.C.	21 Avenue W	Williston	ND	58801
Specialty Rental Tools and Supply, L.L.C.	210 Commerce Drive	Alice	TX	78332
Specialty Rental Tools and Supply, L.L.C.	255 Johnson Road	Canonsburg	PA	15317
Specialty Rental Tools and Supply, L.L.C.	265 Meadowlands Blvd	Washington	PA	15301
Specialty Rental Tools and Supply, L.L.C.	301 26th Street E	Williston	ND	58801
Specialty Rental Tools and Supply, L.L.C.	302 La Rue France, Suite 101 & 204	Lafayette	LA	70508
Specialty Rental Tools and Supply, L.L.C.	3064 FM 46 North	Franklin	TX	77856
Specialty Rental Tools and Supply, L.L.C.	3219 Tower Road	Santa Fe	TX	77517
Specialty Rental Tools and Supply, L.L.C.	3504 S Hwy 6	Elk City	OK	73644
Specialty Rental Tools and Supply, L.L.C.	3804 E Rio Grande	Victoria	TX	77901
Specialty Rental Tools and Supply, L.L.C.	3813 S Hwy 281	Alice	TX	78333
Specialty Rental Tools and Supply, L.L.C.	4380 Hwy 563	Simsboro	LA	71275
Specialty Rental Tools and Supply, L.L.C.	4704 E Admiral Doyle Drive	New Iberia	LA	70560
Specialty Rental Tools and Supply, L.L.C.	500 N Water Street, Suite 801	Corpus Christi	TX	78401
Specialty Rental Tools and Supply, L.L.C.	5030 Flournoy Lucas Road	Shreveport	LA	71129
Specialty Rental Tools and Supply, L.L.C.	6101 Foothill Blvd	Rock Springs	WY	82901
Specialty Rental Tools and Supply, L.L.C.	6501-C East North 281	Edinburg	TX	78540
Specialty Rental Tools and Supply, L.L.C.	6590 Corporation Pkwy	Fort Worth	TX	76126
Specialty Rental Tools and Supply, L.L.C.	7650-D County Road 48 N	Iowa Colony	TX	77583
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

Full Company Name	Address	City	State	Zip
Specialty Rental Tools and Supply, L.L.C.	9019 US Hwy 271	Tyler	TX	75708
Specialty Rental Tools and Supply, L.L.C.	945 Jeanette Drive (Bay 3)	Conway	AR	72032
Specialty Rental Tools and Supply, L.L.C.	945 Jeanette Drive (Tube)	Conway	AR	72032
Specialty Rental Tools and Supply, L.L.C.	945 Jeanette Drive (Wire)	Conway	AR	72032
Specialty Rental Tools and Supply, L.L.C.	9802 W I-20	Midland	TX	79711
Stinger Wellhead Protection, Incorporated	10198 Hope Hwy	Artesia	NM	88210
Stinger Wellhead Protection, Incorporated	115 Petrochem Drive	Minden	LA	71055
Stinger Wellhead Protection, Incorporated	12626 Snow Road	Bakersfield	CA	93314
Stinger Wellhead Protection, Incorporated	1420 W Hwy 84	Fairfield	TX	75840
Stinger Wellhead Protection, Incorporated	196 23rd Avenue East	Dickinson	ND	58601
Stinger Wellhead Protection, Incorporated	20 Gammage Road	Ellisville	MS	39437
Stinger Wellhead Protection, Incorporated	25545 State Hwy 112	Cameron (Poteau)	OK	74932-2215
Stinger Wellhead Protection, Incorporated	2601 S County Road 1257	Midland	TX	79706
Stinger Wellhead Protection, Incorporated	301 26th Street E	Williston	ND	58801
Stinger Wellhead Protection, Incorporated	301 N Juniper	Perryton	TX	79070
Stinger Wellhead Protection, Incorporated	3201 GoForth Road	Kilgore	TX	75662
Stinger Wellhead Protection, Incorporated	321 W 12th	Elk City	OK	73644
Stinger Wellhead Protection, Incorporated	3225 Melcat Drive	Oklahoma City	OK	73179-7618
Stinger Wellhead Protection, Incorporated	3300 S Ann Arbor	Oklahoma City	OK	73179-7618
Stinger Wellhead Protection, Incorporated	405 E Orange	Orange Grove	TX	78372
Stinger Wellhead Protection, Incorporated	4301 Will Rogers Pkwy, Suite 600-700 & 800	Oklahoma City	OK	73108
Stinger Wellhead Protection, Incorporated	51 US Hwy 380	Bridgeport	TX	76426-1164
Stinger Wellhead Protection, Incorporated	5300 SW 33rd Street	Oklahoma City	OK	73179-7618
Stinger Wellhead Protection, Incorporated	5300 SW 33rd Street (Whse)	Oklahoma City	OK	73179-7618
Stinger Wellhead Protection, Incorporated	540 N 7th Avenue	Brighton	CO	80601
Stinger Wellhead Protection, Incorporated	579 S 1070 E	Vernal	UT	84078
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

Full Company Name	Address	City	State	Zip
Stinger Wellhead Protection, Incorporated	6101 Foothill Blvd	Rock Springs	WY	82901
Stinger Wellhead Protection, Incorporated	RR 1 Box 73A, State Hwy 20 N	Volga	WV	26238
		(Hodgesville/
		Buckhannon)
Well Testing, Inc.	15106 Clearfield Shawville Hwy	Clearfield	PA	16830
Well Testing, Inc.	1700 SW Stallings Drive	Nacogdoches	TX	75964
Well Testing, Inc.	2105 E Line Drive	Searcy	AR	72143
Well Testing, Inc.	2275 Logos Court	Grand Junction	CO	81505
Well Testing, Inc.	2425 16th Avenue W, #107	Williston	ND	58801
Well Testing, Inc.	2900 W Moreland	Hobbs	NM	88240
Well Testing, Inc.	301 26th Street E	Williston	ND	58801
Well Testing, Inc.	3104 S Stockton Avenue	Monahans	TX	79756
Well Testing, Inc.	3222 N Main Street (Hwy 174)	Cleburne	TX	76033
Well Testing, Inc.	3226 N Main Street	Cleburne	TX	76033-5058
Well Testing, Inc.	415 W Wall Street, Suite 1600 & Suite 1510	Midland	TX	79701-4585
Well Testing, Inc.	435 S First Avenue	Paden City	WV	26159
Well Testing, Inc.	7800 W County Road 116	Midland	TX	79706
Well Testing, Inc.	RR 1, Box 51	Proctor	WV	26055
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

Annex 2 to the
Amended and Restated
U.S. Security Agreement
     SUPPLEMENT NO. __ dated as of [____________] (the “Supplement”) to the Amended and Restated U.S. Security Agreement dated as of [______], 2010 (the “Security Agreement”), among OIL STATES INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), each subsidiary of the U.S. Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the U.S. Borrower are referred to collectively herein as the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“Wells Fargo”), as collateral agent (in such capacity, the “U.S. Collateral Agent”) for the Secured Parties (as defined herein).
     A. Reference is made to (a) the Amended and Restated Credit Agreement dated as of [______ ], 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, PTI Group Inc. (the “Canadian Parent”), PTI Premium Camp Services Ltd. (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo, as administrative agent (in such capacity, the “Administrative Agent”) and U.S. Collateral Agent, and Royal Bank of Canada (“RBC”), as administrative agent and Canadian Collateral Agent for the Canadian Lenders, and (b) the Security Agreement.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 7.15 of Security Agreement provides that additional Domestic Subsidiaries of the U.S. Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
     Accordingly, the U.S. Collateral Agent and the New Grantor agree as follows:
     SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof in all material respects. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

the U.S. Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor.
     SECTION 2. The New Grantor represents and warrants to the U.S. Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the U.S. Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the U.S. Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Grantor hereby represents and warrants that Schedule I attached hereto is true and correct.
     SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.
     SECTION 9. The New Grantor agrees to reimburse the U.S. Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the U.S. Collateral Agent.
Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

     IN WITNESS WHEREOF, the New Grantor and the U.S. Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name Of New Grantor],
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCATION, as U.S. Collateral Agent,
By:
Name:
Title:

Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

SCHEDULE I
to Supplement No.___ to the
Security Agreement
LOCATION OF COLLATERAL

Description	Location

Exhibit F-1 — Form of Amended and Restated U.S. Security Agreement

EXHIBIT F-2
[Form of]
AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT
     AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT (as supplemented from time to time, this “Agreement”) dated as of December 10, 2010, among PTI GROUP INC., a corporation amalgamated under the laws of the Province of Alberta (the “Canadian Parent”), PTI PREMIUM CAMP SERVICES LTD., a corporation amalgamated under the laws of the Province of Alberta (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers”), each Subsidiary of the Canadian Borrowers listed on Schedule I hereto (each such Subsidiary individually a “Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Canadian Borrowers are referred to collectively herein as the “Grantors”) and ROYAL BANK OF CANADA (“RBC”), as collateral agent (in such capacity, the “Canadian Collateral Agent”) for the Secured Parties (as defined herein).
INTRODUCTION
     A. The Grantors and The Bank of Nova Scotia, in its capacity as former Canadian collateral agent, are parties to that certain Security Agreement dated as of October 30, 2003 (as heretofore amended, restated and otherwise modified, the “Existing Security Agreement”).
     B. Reference is made to (a) the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Canadian Borrowers, Oil States International, Inc. (the “U.S. Borrower” and, together with the Canadian Borrowers, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and U.S. Collateral Agent, and Royal Bank of Canada, as administrative agent for the Canadian Lenders, and as Canadian Collateral Agent for the Canadian Lenders, (b) the Amended and Restated Canadian Subsidiary Guarantee Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Canadian Subsidiary Guarantee Agreement”) among the Subsidiary Guarantors and the Canadian Collateral Agent, (c) the Amended and Restated U.S. Borrower Guarantee Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “U.S. Borrower Guarantee Agreement”) between the U.S. Borrower and the Canadian Collateral Agent and (d) the Amended and Restated PTI Holdco Sub Guarantee Agreement dated as of December 10, 2010 (as amended, modified or supplemented from time to time the “PTI Holdco Sub Guarantee Agreement” and, together with the Canadian Subsidiary Guarantee Agreement and the U.S. Borrower Guarantee Agreement, the “Guarantee Agreements”) between PTI Holdco Sub and the Canadian Collateral Agent.
     C. The Canadian Lenders have agreed to make Canadian Loans to the Canadian Borrowers, and the Issuing Banks have agreed to issue Canadian Letters of Credit for the accounts of the Canadian Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Canadian Subsidiary Guarantors and PTI
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

Holdco Sub have agreed to guarantee, among other things, all the obligations of the Canadian Borrowers under the Credit Agreement. The obligations of the Canadian Lenders to make Canadian Loans and of the Issuing Banks to issue Canadian Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure, as applicable (a) the due and punctual payment by the Canadian Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Canadian Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Canadian Borrowers under the Credit Agreement in respect of any Canadian Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Canadian Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Canadian Borrowers under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Grantor under or pursuant to this Agreement and the other Loan Documents, (d) the due and punctual payment and performance of all obligations of the Canadian Borrowers under each Hedging Agreement entered into with any counterparty that was a Canadian Lender (or an Affiliate of a Canadian Lender) at the time such Hedging Agreement was entered into and (e) the due and punctual performance of all Banking Services Obligations provided to the Canadian Borrowers or any Subsidiary by any Lender or any Affiliate of a Lender (all the monetary and other obligations described in the preceding clauses (a) through (e) being referred to collectively as the “Obligations”).
     Accordingly, the Grantors and the Canadian Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby (a) agree that the Existing Security Agreement is amended and restated in its entirety by this Security Agreement and (b) further agree as follows:
ARTICLE I
Definitions
     SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. Except as otherwise specified herein, all references to the “PPSA” shall mean the Personal Property Security Act (Alberta).
     SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

     “Account Debtor” shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
     “Accounts” shall mean any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by Chattel Paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.
     “Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.
     “Chattel Paper” shall mean (a) a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific Equipment and (b) all other property now or hereafter constituting “chattel paper” under the PPSA or its equivalent in other jurisdictions, in each case that are now or hereafter owned by any Grantor.
     “Collateral” shall mean all (a) Accounts Receivable, (b) Documents, (c) Documents of Title, (d) Equipment, (e) General Intangibles, (f) Instruments, (g) Inventory, (h) Investment Property, (i) Money and (j) Proceeds.
     “Commodity Account” shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.
     “Commodity Contract” shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.
     “Commodity Customer” shall mean a person for whom a Commodity Intermediary carries a Commodity Contract on its books.
     “Commodity Intermediary” shall mean (a) a person who is registered as a futures commission merchant or registrant under any Canadian commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.
     “Control” shall mean “control” within the meaning of such term in the Personal Property Security Act (Alberta) (the “PPSA”).
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

     “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
     “Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of Canada or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in Canada or any other country.
     “Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
     “Documents” shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.
     “Documents of Title” shall mean all present and future documents of title of any Grantor, whether negotiable or otherwise including all warehouse receipts and bills of lading.
     “Equipment” shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, all vehicles of every kind or description and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor.
     “General Intangibles” shall mean all choses in action and causes of action and all other assignable intangible personal property, business and undertaking of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including rights and interests in partnerships, limited partnerships, limited liability companies and other entities (in each case to the extent not constituting Securities), corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.
     “Instruments” shall mean all present and future bills, notes and cheques (as such are defined pursuant to the Bills of Exchange Act (Canada) of any Grantor, and all other writings that evidence a right to the payment of money and are of a type that in the ordinary course of business are transferred by delivery without any necessary endorsement or assignment.
     “Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
     “Inventory” shall mean all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor’s business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.
     “Investment Property” shall mean all Securities (whether certificated or uncertificated), Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.
     “License” shall mean any Patent License, Trademark License, Copyright License or other similar license or sublicense to which any Grantor is a party (other than those license agreements in existence on the date hereof and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).
     “Money” means all present and future money of any Grantor, whether authorized or adopted by the Parliament of Canada as part of its currency or any foreign government as part of its currency.
     “Obligations” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
     “Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.
     “Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of Canada or any other country, all registrations and recordings thereof, and all applications for letters patent of Canada or any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
     “Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Canadian Parent.
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

     “Proceeds” shall mean any consideration received directly or indirectly from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
     “Secured Parties” shall mean (a) the Canadian Lenders, (b) the Canadian Administrative Agent, (c) the Canadian Collateral Agent, (d) the Issuing Banks which issue Canadian Letters of Credit, (e) each counterparty to a Hedging Agreement entered into with a Canadian Borrower if such counterparty was a Canadian Lender (or an Affiliate of a Canadian Lender) at the time the Hedging Agreement was entered into, (f) the Banking Services Providers, (g) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (h) the successors and assigns of each of the foregoing.
     “Securities” shall mean any obligation of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations, (c) are, or are of a type, dealt with or traded on securities exchanges or securities markets, or (d) are a security not evidenced by a security certificate, the issue and transfer of which is registered or recorded in records maintained for that purpose by or on behalf of the issuer, and all substitutions therefore and dividends and income derived therefrom.
     “Securities Account” shall mean an account to which a Securities are or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Securities.
     “Securities Intermediary” shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.
     “Security Interest” shall have the meaning assigned to such term in Section 2.01.
     “Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
     “Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
     SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.
ARTICLE II
Security Interest
     SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations applicable to each Grantor, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Canadian Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Canadian Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”).
     SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Canadian Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
ARTICLE III
Representations and Warranties
     The Grantors jointly and severally represent and warrant to the Canadian Collateral Agent and the Secured Parties that:
     SECTION 3.01. Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects.
     SECTION 3.02. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations applicable to such Grantor and (b) a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the applicable province or territory in Canada pursuant to applicable personal property security legislation. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Credit Agreement.
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

     SECTION 3.03. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement or Liens which were granted pursuant to the Existing Credit Agreements and which will be discharged on or before the Effective Date.
     SECTION 3.04. Control. No Grantor has granted Control over any Investment Property to any person other than the Canadian Collateral Agent.
ARTICLE IV
Covenants
     SECTION 4.01. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Canadian Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.
     SECTION 4.02. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Canadian Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If an amount in excess of Cdn. $1,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be pledged and delivered to the Canadian Collateral Agent within 10 days, duly endorsed in a manner satisfactory to the Canadian Collateral Agent.
     SECTION 4.03. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Canadian Collateral Agent and the Secured Parties from and against any and all liability for such performance.
     SECTION 4.04. Attachment. The parties acknowledge that value has been given; each Grantor has rights in the Collateral; and the parties have not agreed to postpone the time for attachment of the Security Interest. In respect of Collateral in which any Grantor obtains an interest after the execution and delivery of this Agreement, the Security Interest shall attach thereto immediately upon such Grantor obtaining such rights.
     SECTION 4.05. Exception re Leasehold Interests and Contractual Rights. The last day of the term of any lease, sublease or agreement therefor is specifically excepted from the Security Interest, but the applicable Grantor agrees to stand possessed of such last day in trust for
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

any person acquiring such interest of such Grantor. To the extent that the creation of the Security Interest would constitute a breach or cause the acceleration of any agreement, right, licence or permit to which any Grantor is a party, the Security Interest shall not attach thereto but such Grantor shall hold its interest therein in trust for the Canadian Collateral Agent, and shall assign such agreement, right, license or permit to the Canadian Collateral Agent forthwith upon obtaining the consent of the other party thereto.
     SECTION 4.06. No Changes. No Grantor shall change its name or its chief executive office or the location of the office where it keeps its records regarding its Accounts Receivable without giving 15 days prior written notice to the Canadian Collateral Agent.
     SECTION 4.07. Control. No Grantor shall grant Control over any Investment Property forming part of the Collateral to any person other than the Canadian Collateral Agent.
ARTICLE V
Power of Attorney
     SECTION 5.01. Each Grantor irrevocably makes, constitutes and appoints the Canadian Collateral Agent (and all officers, employees or agents designated by the Canadian Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Canadian Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Canadian Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Canadian Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Canadian Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Canadian Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Canadian Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Canadian Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Canadian
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Canadian Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Canadian Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Canadian Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise. The Canadian Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.
ARTICLE VI
Remedies
     SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Canadian Collateral Agent on demand, and it is agreed that the Canadian Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Canadian Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Canadian Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) to the extent permitted by applicable laws, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the PPSA or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Canadian Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Canadian Collateral Agent shall deem appropriate. The Canadian Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Canadian Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
     The Canadian Collateral Agent shall give the Grantors such prior written notice as may be required under the PPSA or other applicable law of the Canadian Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Canadian Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Canadian Collateral Agent may (in its sole and absolute discretion) determine. The Canadian Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Canadian Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Canadian Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Canadian Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Canadian Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Canadian Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Canadian Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.
Each Grantor agrees that the Canadian Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, to exercise the following remedies in addition
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

to any other remedies available at law or equity or contained in this Agreement or any other Loan Document, all of which remedies shall be independent and cumulative:
(a)	occupy and use any premises occupied by any Grantor and use all or any of such premises and the Equipment and other Collateral located thereon;
(b)	take such steps and expend such monies as it considers necessary or desirable in its sole discretion to maintain, preserve and protect the Collateral, including payments on account of other security interests affecting the Collateral; provided that the Canadian Collateral Agent shall have no obligation to take any such actions or make any such expenditures; but any such amounts paid by the Canadian Collateral Agent shall be added to the Obligations and shall be secured hereby;
(c)	collect any rents, income, and profits received in connection with the business of any Grantor or the Collateral, without carrying on such business;
(d)	carry on the business of any Grantor or any portion thereof;
(e)	borrow money for the maintenance, preservation or protection of the Collateral or for the carrying on of the business of any Grantor, and charge and grant further security interests in the Collateral in priority to the Security Interest, as security for the money so borrowed;
(f)	appoint by instrument in writing a receiver, or a receiver and manager (each of which is herein called a “Receiver”) in respect of any Grantor and/or the Collateral or any portion thereof;
(g)	apply to any court of competent jurisdiction for the appointment of a receiver or a receiver and manager in respect of any Grantor and/or the Collateral or any portion thereof; and
(h)	file proofs of claim and other documents in order to have the claims of the Secured Parties lodged in any bankruptcy, winding-up, or other judicial proceeding relating to any Grantor or the Collateral.
Any Receiver appointed by the Canadian Collateral Agent may be any person or persons, and the Canadian Collateral Agent may remove any Receiver so appointed and appoint another or others instead. The Receiver may exercise all powers of the Canadian Collateral Agent as provided in this Agreement or any other Loan Document. The Receiver shall act as agent for the Canadian Collateral Agent for the purposes of taking possession of the Collateral, and (except as provided below) as agent for the applicable Grantor for all other purposes, including without limitation the occupation of any premises of such Guarantor and in carrying on such Grantor’s business. For the purposes of realizing upon the Security Interest, the Receiver may sell, lease, or otherwise dispose of Collateral as agent for any Grantor or as agent for the Canadian Collateral Agent as it may determine in its discretion. Each Grantor agrees to ratify and confirm all actions of the
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

Receiver acting as agent for such Grantor, and to release and indemnify the Receiver in respect of all such actions.
     SECTION 6.02. Application of Proceeds. The Canadian Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, in accordance with Section 7.05 of the Credit Agreement. The Canadian Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of the Collateral by the Canadian Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Canadian Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Canadian Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
     SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Canadian Collateral Agent to exercise rights and remedies under this Article at such time as the Canadian Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Canadian Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Canadian Collateral Agent shall be exercised, at the option of the Canadian Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Canadian Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
ARTICLE VII
Miscellaneous
     SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Canadian Borrowers.
     SECTION 7.02. Security Interest Absolute. All rights of the Canadian Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
     SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Canadian Lenders of the Canadian Loans, and the execution and delivery to the Canadian Lenders of any notes evidencing such Canadian Loans, regardless of any investigation made by the Canadian Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.
     SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Canadian Collateral Agent and a counterpart hereof shall have been executed on behalf of the Canadian Collateral Agent, and thereafter shall be binding upon such Grantor and the Canadian Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Canadian Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Credit Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
     SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Canadian Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     SECTION 7.06. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ALBERTA, CANADA.
     SECTION 7.07. Waivers; Amendment. (a) No failure or delay of the Canadian Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Canadian Collateral Agent hereunder and of the Canadian Collateral Agent and the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Canadian Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.
     SECTION 7.08. [Intentionally Omitted]
     SECTION 7.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     SECTION 7.11. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 7.12. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Provinces of Ontario and Alberta, Canada, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Canadian Collateral Agent, the Canadian Administrative Agent, the Issuing Banks which issue Canadian Letters of Credit or any Canadian Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

     (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in the courts of the Provinces of Ontario and Alberta, Canada. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 7.13. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full, the Canadian Lenders have no further commitment to lend, the Canadian L/C Exposure has been reduced to zero and the Issuing Banks have no further commitment to issue Canadian Letters of Credit under the Credit Agreement, at which time the Canadian Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all PPSA financing change statements, discharges and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of discharges or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Canadian Collateral Agent. A Grantor (other than the Canadian Borrower) shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that all the issued and outstanding shares of such Grantor shall be sold, transferred or otherwise disposed of to a person that is not a Subsidiary of the Canadian Borrowers in accordance with the terms of the Credit Agreement; provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.
     SECTION 7.14. Additional Grantors. Pursuant to Section 5.09 of the Credit Agreement, each Subsidiary that is a Material Subsidiary of the Canadian Parent that was not a Material Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Subsidiary Grantor. Upon execution and delivery after the date hereof by the Canadian Collateral Agent and such Canadian Subsidiary of an instrument in the form of Annex 2 hereto, such Canadian Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
     SECTION 7.15. Collateral. Collateral shall not include any property or assets the granting of a Lien on, or a security interest in, which would result in adverse tax consequences to the U.S. Borrower or any Subsidiary including, without limitation, (1) that certain Forward Subscription Agreement (Principal), dated on or about the Effective Date, between PTI Premium, as issuer, and PTI Mars Holdco 1, LLC, as subscriber, (2) that certain Forward Subscription Agreement (Interest), dated on or about the Effective Date, between PTI Premium, as issuer, and PTI Mars Holdco 1, LLC, as subscriber, (3) that certain Assignment of Forward
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

Subscription Agreement (Principal), dated on or about the Effective Date, between PTI Premium, as assignor, and the U.S. Borrower, as assignee, and (4) that certain Loan Agreement, dated on or about the Effective Date, between the U.S. Borrower, as lender, and PTI Premium, as borrower, and any rights under or interests in any of the foregoing (including, without limitation, any “assigned rights” as defined in the agreement listed in clause (3) above).
     SECTION 7.16. Fraudulent Conveyance. Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Canadian Collateral Agent and the other Secured Parties that the amount of the Obligation secured by each Grantor’s interests in any of its real or personal property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority or any Canadian authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Agreement in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by each Grantor’s interests in any of its real or personal property pursuant to this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or the liens and security interest granted to the Canadian Collateral Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable Insolvency Law or other law, rule or regulation of any Governmental Authority or any Canadian authority.
     SECTION 7.17. Amendment and Restatement. The Grantors and Royal Bank of Canada have agreed that this Agreement is an amendment and restatement of the Existing Security Agreement in its entirety and the terms and provisions hereof supersede the terms and provisions thereof, and this Agreement is not a new or substitute agreement or novation of the Existing Security Agreement. All the rights, titles, liens, security interests, and assignments securing the Obligations (as defined in the Existing Security Agreement) shall secure the Obligations, insofar and only insofar as the same cover the Collateral, and all liens, security interests, and assignments against the Collateral securing the Obligations (as defined in the Existing Security Agreement) are hereby renewed, extended, and modified to secure the Obligations.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
[SIGNATURE PAGES FOLLOW]
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

PTI GROUP INC.
By:
Name:
Title:

PTI PREMIUM CAMP SERVICES LTD.
By:
Name:
Title:

[EACH OF THE GUARANTORS LISTED ON SCHEDULE I HERETO]
by:
Name:
	Title:	Authorized Officer

ROYAL BANK OF CANADA, as Canadian Collateral Agent
By:
Name:
Title:
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

SCHEDULE I
GUARANTORS
Crown Camp Services Ltd.
PTI Camp Installations Ltd.
PTI International Inc.
PTI International Ltd.
PTI Noble Structures, Inc.
PTI Travco Modular Structures Ltd.
Stinger Wellhead Protection (Canada) Inc.
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

Annex 1 to the
Amended and Restated
Canadian Security Agreement
[Form of]
PERFECTION CERTIFICATE
     Reference is made to (a) the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oil States International, Inc. (the “U.S. Borrower”), PTI Group Inc. (the “Canadian Parent”), PTI Premium Camp Services Ltd. (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “U.S. Collateral Agent”) for the Lenders, and Royal Bank of Canada (“RBC”), as administrative agent and collateral agent for the Canadian Lenders (in such capacity, the “Canadian Collateral Agent”), and (b) the Amended and Restated Canadian Security Agreement dated as of December 10, 2010, (as amended, supplemented or otherwise modified from time to time, the “Canadian Security Agreement”) among the Canadian Borrower, the Subsidiary Guarantors party thereto and the Canadian Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Canadian Security Agreement, as applicable.
     The undersigned, the Chief Financial Officer of the Canadian Borrowers, hereby certifies to the Canadian Collateral Agent and each other Secured Party as follows:
     1. Names.
     (a) Set forth in Schedule 1(A) is the exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation or amalgamation, along with any respective corporate access numbers.
     (b) Set forth in Schedule 1(B) is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change.
     (c) Set forth in Schedule 1(C) is a list of all trade names used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.
     2. Current Locations.
     (a) Set forth in Schedule 2(A) opposite the name of each Grantor are all locations where such Grantor maintains any material books or records relating to any Accounts Receivable (with each location at which material chattel paper, if any, is kept being indicated by an “*”).
     (b) Set forth in schedule 2(B) opposite the name of each Grantor are all the locations maintained by the Canadian Parent and its Subsidiaries where such Grantor regularly maintains material amounts of any Collateral constituting Equipment or Goods not identified above.
     (c) The location of the Chief Executive Office for the Canadian Borrowers and the Canadian Subsidiary Guarantors is 3790 — 98 Street NW, Edmonton, Alberta T6E 6B4.
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

     IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this 10th day of December, 2010.

PTI GROUP INC.

Name:	Mark Menard
Title:	Chief Financial Officer

PTI PREMIUM CAMP SERVICES LTD.

Name:	Mark Menard
Title:	Chief Financial Officer

Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

SCHEDULE 1(A)
Name and Jurisdiction — Canadian Grantors

	Province of
	Incorporation or
Legal Name of Grantor	Formation	Corporate Access Number
PTI Group Inc.	Alberta	209197326
PTI Premium Camp Services Ltd.	Alberta	20710159
PTI Camp Installations Ltd.	Alberta	204710800
PTI International Inc.	Alberta	2010496053
PTI International Ltd.	Alberta	20564953
PTI Noble Structures Inc.	Alberta	2011718711
Crown Camp Services Ltd.	Alberta	203728555
PTI Travco Modular Structures Ltd.	Alberta	20212942
Stinger Wellhead Protection (Canada) Incorporated	Alberta	2011669849
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

SCHEDULE 1(B)
Previous Names

Grantor	Other Name / Previous Name	Date of Name Change
Stinger Wellhead Protection (Canada) Incorporated	1166984 Alberta Ltd.	February 10, 2006
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

SCHEDULE 2(A)
Material Books and Records Locations

Grantor	Mailing Address	City	Province
PTI Group Inc.	3790 — 98 Street NW	Edmonton	Alberta
PTI Premium Camp Services Ltd.	3790 — 98 Street NW	Edmonton	Alberta
PTI Camp Installations Ltd.	3790 — 98 Street NW	Edmonton	Alberta
PTI International Inc.	3790 — 98 Street NW	Edmonton	Alberta
PTI International Ltd.	3790 — 98 Street NW	Edmonton	Alberta
PTI Noble Structures Inc.	3790 — 98 Street NW	Edmonton	Alberta
Crown Camp Services Ltd.	3790 — 98 Street NW	Edmonton	Alberta
PTI Travco Modular Structures Ltd.	3790 — 98 Street NW	Edmonton	Alberta
Stinger Wellhead Protection (Canada) Incorporated	#334, 28042 Hwy 11	Red Deer	Alberta
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

SCHEDULE 2(B)
Locations of Material Collateral

Grantor	Mailing Address	City	Province
PTI Group Inc.	3790 — 98 Street NW	Edmonton	Alberta
PTI Premium Camp Services Ltd.	3790 — 98 Street NW	Edmonton	Alberta
PTI Premium Camp Services Ltd.	220 & 230 Diamond Ave	Spruce Grove	Alberta
PTI Premium Camp Services Ltd.	Lot 3, SE-2-71-6-W6 County Industrial Park	Grand Prairie	Alberta
PTI Premium Camp Services Ltd.	Beaver River Lodge E 1/2 1-94-11-W4	Fort McMurray	Alberta
PTI Premium Camp Services Ltd.	Athabasca Lodge SE 1/4 & NE 1/4 1-94-11-W4M	Fort McMurray	Alberta
PTI Premium Camp Services Ltd.	Wapasu Lodge E 1/2 29 Township 095-07-W4M, SE 28 & W 1/2 28 Township 095-07-W4M	Fort McMurray	Alberta
PTI Premium Camp Services Ltd.	Conklin Lodge W 1/2-10-77-8-4	Fort McMurray	Alberta
PTI Premium Camp Services Ltd.	16511 — 116 Ave NW	Edmonton	Alberta
PTI Premium Camp Services Ltd.	207 — 10020 Franklin Ave	Fort McMurray	Alberta
PTI Premium Camp Services Ltd.	5702 — 57 Ave	Grimshaw	Alberta
PTI Camp Installations Ltd.	3790 — 98 Street NW	Edmonton	Alberta
PTI International Inc.	3790 — 98 Street NW	Edmonton	Alberta
PTI International Ltd.	3790 — 98 Street NW	Edmonton	Alberta
PTI Noble Structures Inc.	21216 — 113 Ave	Edmonton	Alberta
Crown Camp Services Ltd.	3790 — 98 Street NW	Edmonton	Alberta
PTI Travco Modular Structures Ltd.	1507 — 8 Street	Nisku	Alberta
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

Grantor	Mailing Address	City	Province
Stinger Wellhead Protection (Canada) Incorporated	#334, 28042 Hwy 11	Red Deer	Alberta
Stinger Wellhead Protection (Canada) Incorporated	455, 808 — 4 Ave SW	Calgary	Alberta
Stinger Wellhead Protection (Canada) Incorporated	11303 — 96 Ave	Grand Prairie	Alberta
Stinger Wellhead Protection (Canada) Incorporated	1505 Semrau Drive NW	Medicine Hat	Alberta
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

Annex 2 to the
Amended and Restated
Canadian Security Agreement
     SUPPLEMENT NO. __ dated as of [_____________] (the “Supplement”), to the Amended and Restated Canadian Security Agreement dated as of December 10, 2010 (the “Security Agreement”), among PTI GROUP INC., a corporation amalgamated under the laws of the Province of Alberta, (the “Canadian Parent”), PTI PREMIUM CAMP SERVICES LTD., a corporation amalgamated under the laws of the Province of Alberta (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers”), each subsidiary of the Canadian Borrowers listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Canadian Borrowers are referred to collectively herein as the “Grantors”) and ROYAL BANK OF CANADA (“RBC”), as collateral agent (in such capacity, the “Canadian Collateral Agent”) for the Secured Parties (as defined herein).
     A. Reference is made to (a) the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Canadian Borrowers, Oil States International Inc. (the “U.S. Borrower” and, together with the Canadian Borrowers, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and U.S. Collateral Agent, and Royal Bank of Canada, as administrative agent and Canadian Collateral Agent for the Canadian Lenders, and (b) the Security Agreement.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     C. The Grantors have entered into the Security Agreement in order to induce the Canadian Lenders to make Canadian Loans and the Issuing Banks to issue Canadian Letters of Credit. Section 7.15 of Security Agreement provides that additional Canadian Subsidiaries of the Canadian Borrowers may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Canadian Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Canadian Lenders to make additional Canadian Loans and the Issuing Banks to issue additional Canadian Letters of Credit and as consideration for Canadian Loans previously made and Canadian Letters of Credit previously issued.
     Accordingly, the Canadian Collateral Agent and the New Grantor agree as follows:
     SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

Grantor thereunder are true and correct on and as of the date hereof in all material respects. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Canadian Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor.
     SECTION 2. The New Grantor represents and warrants to the Canadian Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Canadian Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Canadian Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.
     SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA, CANADA.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.
     SECTION 9. The New Grantor agrees to reimburse the Canadian Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Canadian Collateral Agent.
     IN WITNESS WHEREOF, the New Grantor and the Canadian Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name Of New Grantor]
By:
Name:
Title:
Address:

ROYAL BANK OF CANADA, as Canadian Collateral Agent
By:
Name:
Title:

Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

SCHEDULE I
to Supplement No.___ to the
Amended and Restated
Canadian Security Agreement
LOCATION OF COLLATERAL

Description	Location
Exhibit F-2 — Form of Amended and Restated Canadian Security Agreement

EXHIBIT F-3
[Form of]
AUSTRALIAN SECURITY AGREEMENT
See Attached.
Exhibit F-3 — Form of Australian Security Agreement

PTI Holding Company 1 Pty Limited
ACN 146 700 441
and
Royal Bank of Canada
Fixed and floating charge
Arnold Bloch Leibler
Ref: BNM 011562615
Exhibit F-3 — Form of Australian Security Agreement

Exhibit F-3 — Form of Australian Security Agreement

Exhibit F-3 — Form of Australian Security Agreement

THIS DEED is made on	2010
PARTIES
PTI HOLDING COMPANY 1 PTY LIMITED
ACN 146 700 441
(“Chargor”)
and
ROYAL BANK OF CANADA
in its capacity as the Canadian collateral agent for and on behalf of the Canadian Secured
Parties
of Level 46, 2 Park Street, Sydney NSW 2000
(“Chargee”)
BACKGROUND
A	The Canadian Secured Parties have agreed to enter into the Credit Agreement and certain other Loan Documents.

B	The Chargor is the legal and beneficial owner the Secured Property.

C	In consideration of the Canadian Secured Parties agreeing to enter into the documents referred to in paragraph (A) above, the Chargor has agreed to charge the Secured Property to the Chargee to secure payment of the Secured Moneys.
AGREED TERMS
1	Definitions and interpretation

1.1	Definitions

In this Deed, unless the context requires otherwise:

“Attorney” means an attorney appointed pursuant to this Deed.
“Authorisation” includes:
(a)	any consent, authorisation, registration, filing, agreement, notarisation, certificate, permission licence, approval or exemption from by or with a Government Agency; or
(b)	in relation to anything which is prohibited or restricted by law if a Government Agency takes certain action within a specified period, the expiry of that period without the Government Agency taking that action.
Exhibit F-3 — Form of Australian Security Agreement

“Authorised Officer” means, in relation to a party:
(a)	a company director or company secretary of that party or any person whose title of office includes the words “Director”, “Manager” or other similar expression;
(b)	any person acting in any such office; or
(c)	any person nominated by that party as an authorised officer by notice in writing to the other parties (the notice to be signed by a company director or company secretary of the notifying party and accompanied by a certified copy of the signature of the nominated person).
“Business Day” means a day on which banks are open for general banking business in Melbourne, excluding Saturdays, Sundays and public holidays.
“Canadian Borrowers” means PTI Group Inc., a corporation amalgamated under the laws of the Province of Alberta and PTI Premium Camp Services Ltd., a corporation amalgamated under the laws of the Province of Alberta.
“Canadian Secured Parties” has, for the avoidance of doubt, the meaning given to the term “Secured Parties” in the Canadian Security Agreement.
“Charge” means each security created by this Deed.
“Controller” means, in relation to a person’s property:
(a)	a receiver or receiver and manager of that property; or
(b)	anyone else who (whether or not as agent for the person) is in possession, or has control of that property to enforce a Security Interest.
“Corporations Act” means the Corporations Act 2001 (Cth).
“Credit Agreement” means the Amended and Restated Credit Agreement dated on or about the date of this Deed between Oil States International Inc., the Canadian Borrowers, Wells Fargo Bank, N.A. as U.S. administrative agent and U.S. collateral agent, the Lenders, the Chargee and others.
“Deed” means this deed of charge.
“Enforcing Party” means the Chargee or any Receiver, agent, administrator, Attorney or Controller appointed under this Deed or any applicable law.
“Event of Default” mean any event specified in clause 6.1.
“Excluded Property” means:
Exhibit F-3 — Form of Australian Security Agreement

(a)	all rights, property and undertaking held by the Chargor at the date on which this charge is first signed and sealed by any party to it and which are located or taken to be located in New South Wales;
(b)	land or interests in land (other than interests held by way of security) located or taken to be located in New South Wales and which are acquired by the Chargor at any time within 12 months of the date on which this charge is first signed and sealed by any party to it; and
(c)	any rights, property and undertaking identified in New South Wales under an arrangement in place when this charge was first signed and sealed by any party to it, except that, for the avoidance of doubt, Excluded Property does not include the Marketable Securities that are held by the Chargor in respect of PTI Holding Company 2 Pty Limited ACN 146 700 487.
“Excluded Tax” means a Tax imposed on the overall net income of the Chargee or the Canadian Secured Parties.
“Finally Paid” means, in respect of the Secured Moneys, payment or satisfaction of it in full.
“Financial Indebtedness” means any actual or contingent debt or other monetary liability arising in respect of money borrowed or raised or any financial accommodation provided.
“Government Agency” means:
(a)	a government or government department;
(b)	a governmental, semi-governmental, regulatory or judicial entity or authority; or
(c)	a person (whether autonomous or not) who is charged with the administration of a law.
“Insolvency Event” means the occurrence of any of the following events in relation to any person:
(a)	the person becomes insolvent as defined in the Corporations Act, states that it is insolvent or is presumed to be insolvent under an applicable law;
(b)	the person is wound up, dissolved or declared bankrupt;
(c)	the person becomes an insolvent under administration as defined in the Corporations Act;
(d)	a liquidator, provisional liquidator, Controller, administrator, trustee for creditors, trustee in bankruptcy or other similar person is appointed to, or takes possession or control of, any or all of the person’s assets or undertaking;
Exhibit F-3 — Form of Australian Security Agreement

(e)	the person enters into or becomes subject to:
(i)	any arrangement or composition with one or more of its creditors or any assignment for the benefit of one or more of its creditors; or
(ii)	any re-organisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors;
(f)	an application or order is made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken which is preparatory to or could result in any of (b), (c), (d) or (e) above;
(g)	the person is taken, under section 459F(1) of the Corporations Act, to have failed to comply with a statutory demand;
(h)	the person becomes unable to pay its debts when they fall due; or
(i)	anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the other paragraphs of this definition, unless the event occurs as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved in writing by the Chargee and “Insolvency” shall be construed accordingly.
“Intellectual Property Rights” includes any patent, design, trade mark, copyright, trade secret, confidential information and any right to use, or to grant the use of, or to be the registered owner or user of, any of them.
“Liability” means any debt or other monetary liability or penalty, fine or payment or any damages, Losses, costs, charges, outgoings or expenses of whatever description.
“Loans” means:
(a)	the Canadian Revolving Credit Loan or a Canadian Term Loan made pursuant to the Credit Agreement; and
(b)	any Canadian Letters of Credit issued to or for the account of the Canadian Borrowers.
“Loss” means a loss, claim action, damage, Liability, compensation, outgoing or payment suffered, paid or incurred.
“Marketable Securities” has the meaning given to that expression in the Corporations Act but also includes:
(a)	an undertaking referred to in the exceptions in paragraph (a), (b) and (d) of the definition of debenture in the Corporations Act 2001;
(b)	a unit or other interest in a trust or partnership;
Exhibit F-3 — Form of Australian Security Agreement

(c)	a negotiable instrument; and
(d)	a right or an option in respect of a Marketable Security, whether issued or unissued including any of the above.
“Permitted Bank Account” means any bank account opened with a bank or financial institution in the name of the Chargor and which is located or taken to be located in New South Wales on the date this Charge is first signed.
“Permitted Security Interest” means, in relation to the Chargor:
(a)	this Charge;
(b)	a Security Interest over the Chargor’s assets to which the Chargee has consented with the consent of the Lenders required by the terms of the Credit Agreement. It does not include a Security Interest to which the Chargee has consented on one or more conditions if those conditions are not complied with;
(c)	a lien or charge arising by operation of law to the ordinary course of the person’s ordinary business. It does not include a lien or charge that secures overdue debts; and
(d)	any Liens that are permitted to be incurred, assumed, created or permitted to exist in respect of the Chargor pursuant to Sections 6.02(a) to 6.02(m) (inclusive) of the Credit Agreement.
“Power” means any right, power, authority, discretion, opinion or remedy conferred on an Enforcing Party by this Deed or any applicable law.
“Receiver” means a receiver or receiver and manager appointed under this Deed.
“Release” means any of release, compromise, discharge, set off, disclaimer, abandonment, alienation, abrogation, suspension, moratorium or other like action.
“Secured Property” means all of the present and future undertaking, assets and rights of the Chargor including, but not limited to, all real and personal property, choses in action, goodwill, uncalled and called but unpaid normal or premium capital, but excluding Excluded Property.
“Secured Moneys” means all money which a Canadian Borrower is or at any time may become actually or contingently liable to pay to or for the account of a Canadian Secured Party for any reason whatsoever under or in connection with:
(a)	the Loans, whether or not currently contemplated (including by way of principal, interest, fees, costs, indemnity, Guarantee, charges, duties or expenses, or payment of liquidated or unliquidated damages under or in connection with the Loans, or as a result of a breach of or default under or in connection with the Loans);
Exhibit F-3 — Form of Australian Security Agreement

(b)	each Hedging Agreement entered into with a counterparty that was a Canadian Lender (or an affiliate of a Canadian Lender) at the time such Hedging Agreement was entered into;
(c)	any and all obligations whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services; and
(d)	all other monetary liabilities by way of principal, interest, fees, costs, indemnity, Guarantee, charges, duties or expenses, or payment of liquidated or unliquidated damages under or in connection with the Loan Documents, or as a result of a breach of or default under or in connection with, the Loan Documents.
It also includes money that the Canadian Borrowers would have been liable to pay but for its Insolvency, or some other reason.
“Security Interest” means any mortgage, lien, hypothecation, charge (whether fixed or floating), pledge or other form of security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Tax” means any tax, levy, impost, duty, charge, deduction, compulsory loan or withholding of whatever kind (together with any related interest, penalty, fine or expense) that is imposed by law or any Government Agency.
“Title Document” means any present or future original, duplicate or counterpart:
(a)	certificate or document of title;
(b)	certificate or document relating to title; or
(c)	certificate or document relating to use, possession, disposition, devolution or acquisition of property.
1.2	Incorporated definitions
A word or phrase (other than one defined in clause 1.1) defined in the Credit Agreement has the same meaning in this Deed.
1.3	Interpretation
In this document, unless the context requires otherwise:
(a)	the singular includes the plural and vice versa;
(b)	words denoting any gender include all genders;
(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;
(d)	a reference to a party, clause, paragraph, schedule or annexure is a reference to a party, clause, paragraph, schedule or annexure to or of this document;
Exhibit F-3 — Form of Australian Security Agreement

(e)	a reference to this document includes any schedules or annexures;
(f)	headings are for convenience and do not affect interpretation;
(g)	the background or recitals to this document are adopted as and form part of this document;
(h)	a reference to any document or agreement includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;
(i)	a reference to “$”, “A$” or “dollar” is a reference to Australian currency;
(j)	a reference to a time is a reference to Australian Eastern Standard Time or Australian Eastern Daylight Time, whichever is appropriate;
(k)	a reference to a party includes its executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;
(l)	a reference to writing includes any method of representing words, figures or symbols in a permanent and visible form;
(m)	words and expressions denoting natural persons include bodies corporate, partnerships, associations, firms, governments and governmental authorities and agencies and vice versa;
(n)	a reference to any legislation or to any provision of any legislation includes:
(i)	any modification or re enactment of the legislation;
(ii)	any legislative provision substituted for, and all legislation, statutory instruments and regulations issued under, the legislation or provision; and
(iii)	where relevant, corresponding legislation in any Australian State or Territory;
(o)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this document or any part of it;
(p)	the words “including”, “for example”, “such as” or other similar expressions (in any form) are not words of limitation;
(q)	a reference to any act of a company includes an act performed in general meeting or on the company’s behalf by its directors, officers, employees, share registrars, accountants, solicitors or agents;
(r)	a reference to a body (including, but not limited to, an institute, association or authority) whether statutory or not:
(i)	which ceases to exist; or
(ii)	whose powers or functions are transferred to another body,
Exhibit F-3 — Form of Australian Security Agreement

is a reference to the body which replaces it or which substantially succeeds to its powers or functions; and
(s)	an Event of Default is “continuing” if it has not been remedied by the Chargor or waived by the Chargee.
1.4	Benefit of Charge
The Charge provided in this Deed is held by the Collateral Agent for and on behalf of the Canadian Secured Parties and any amendment, waiver, consent or decision under this Deed by the Collateral Agent will only be entered into, granted or made in accordance with the terms of the Credit Agreement.
1.5	Capacity of Collateral Agent
(a)	The Collateral Agent declares that it will hold the Australian Security Agreements and any other property accepted by it to be held as trustee on trust at any time for itself and the persons who are Canadian Secured Parties from the date of this Deed and, unless ended earlier, until the day before the eightieth anniversary of the date of this Deed.
(b)	The Collateral Agent enters into this Deed as trustee for the Canadian Secured Parties pursuant to and in accordance with Section 8 of the Credit Agreement.
2	Charge

2.1	Charge
The Chargor charges all of its interest in the Secured Property to the Chargee as security for the due and punctual payment of the Secured Moneys. The Chargor does this as legal and beneficial owner of the Secured Property.
2.2	Priority
Save and except as provided otherwise in any Loan Document or save as agreed by the parties in writing, the parties intend that the Charge take priority over all other Security Interests of the relevant Chargor.
2.3	Nature of Charge
In relation to the Chargor, the Charge created under clause 2.1 is:
(a)	a fixed charge over all that Chargor’s present and future right, title and interest in the Secured Property which is:
(i)	any freehold or leasehold property or any other interest in real property, fixtures, plant and equipment (other than stock in trade);
(ii)	any uncalled or called but unpaid capital or premiums of that Chargor;
Exhibit F-3 — Form of Australian Security Agreement

(iii)	any Title Document and any other documents evidencing a right to the possession of any real or personal property;
(iv)	any partnership in which that Chargor is a partner;
(v)	any joint venture in which that Chargor is a joint venturer;
(vi)	any insurance policy in relation to the Secured Property including, but not limited to, any proceeds from that insurance policy;
(vii)	any Marketable Securities;
(viii)	any Intellectual Property Rights;
(ix)	documents and agreements to which that Chargor is a party;
(x)	any other assets that are not acquired for disposal in the ordinary course of that Chargor’s business; and
(xi)	any other property if clause 2.4 says this Charge is to be fixed over that property; and
(b)	a floating charge over all other Secured Property.
2.4	Crystallisation
The floating charge of the Chargor created in clauses 2.1 and 2.3(b) automatically and immediately crystallises and becomes fixed:
(a)	without the Chargee giving any notice to the Chargor:
(i)	when the law provides that the floating charge becomes a fixed charge;
(ii)	when a Receiver or any other receiver or receiver and manager is appointed in respect of any of the Secured Property;
(iii)	when the Charge or any other Security Interest over any of the Secured Property is enforced in any other way;
(iv)	when a notice under section 260 of schedule 1 of the Tax Administration Act 1953 (Cth) or under similar legislation in respect of the Chargor is signed by, or on behalf of, the Commissioner of Taxation or the Deputy Commissioner of Taxation;
(v)	when an order is made or a resolution is passed for the liquidation of the Chargor;
(vi)	in respect of an item of Secured Property, when any step is taken (including, without limitation, signing a notice) to create, issue, levy or enforce any distress, attachment, execution, statutory assignment, statutory charge or other similar right or process against or upon the Secured Property;
Exhibit F-3 — Form of Australian Security Agreement

(vii)	in respect of an item of Secured Property, when any Security Interest over any of the Secured Property is enforced or any floating Security Interest over any of the Secured Property crystallises or otherwise becomes a fixed Security Interest;
(b)	in respect of the proceeds of any book debt or other debt or other moneys now or in the future payable to that Chargor and which are the subject of the floating charge, when notice in respect of those proceeds or moneys is given to the Chargor by the Chargee at any time after an Event of Default has occurred and is subsisting; or
(c)	in respect of any asset forming part of the Secured Property when the Chargee gives notice in respect of that asset to the Chargor upon or any time after the occurrence of an Event of Default which is subsisting.
2.5	De-crystallisation
(a)	Where an asset has become subject to a fixed charge under clause 2.4, the Chargee may release the asset from that fixed charge by notice in writing to the Chargor as of the date specified in the notice.
(b)	When an asset is released from the fixed charge under clause 2.5(a), the asset will again be subject to:
(i)	the floating charge under clauses 2.1 and 2.3; and
(ii)	the further operation of clause 2.4.
2.6	Prospective liability
(a)	For the purposes only of fixing priorities under section 282(3) of the Corporations Act, the maximum amount of the prospective liability secured by this Deed is $1,000,000,000.
(b)	The Chargee may from time to time lodge a notice under section 268(2) of the Corporations Act on behalf of the Chargor specifying an increase in the maximum amount of the prospective liability referred to in clause 2.6(a) and from the date of lodgement the amount specified in clause 2.6(a) is to be regarded as varied to the amount specified in that notice.
(c)	Neither clause 2.6(a) nor clause 2.6(b) in any way affects or limits the actual amount of Secured Moneys which may in fact be secured by the Charge.
(d)	Clauses 2.6(a), 2.6(b) and 2.6(c) are to be construed independently of each other.
3	Discharge of the Charge
(a)	At the written request of the Chargor, the Chargee must discharge the Charge if:
(i)	the Secured Moneys have been Finally Paid;
Exhibit F-3 — Form of Australian Security Agreement

(ii)	the Chargor has fully observed and performed its obligations under this Deed and each other Loan Document to which it is expressed to be a party; and
(iii)	the Chargee is obliged or permitted to grant that discharge under the Credit Agreement.
(b)	Clause 3(a) overrides the operation and effect of any other clause to the contrary in this Deed.
(c)	The parties intend that clause 3(a) be severed from this Deed if clause 3(a) is void or unenforceable under applicable law.
(d)	The parties do not intend clause 3(c) to exclude the general law of severance from applying to this Deed.
4	Representations and warranties

4.1	Representations and warranties
The Chargor represents and warrants in favour of the Chargee that as at the date of this Deed all its representations and warranties as to itself in the Credit Agreement are true and correct or will be true and correct in all respects when made or regarded as having been made and further represents and warrants that:
(a)	(title) it has legal and beneficial right and title to, and full power to charge, the Secured Property in the manner provided in this Deed;
(b)	(Security Interests) the Secured Property is free from all Security Interests other than Permitted Security Interests;
(c)	(Trust capacity) it does not enter into this Deed as trustee and is not the trustee of any trust or settlement; and
(d)	(Excluded Property) as at the date of this Deed and as far as the Chargor is aware, it does not hold any rights, property or undertaking that is considered to be Excluded Property, other than its rights, title and interest in connection with the Permitted Bank Account.
4.2	Reliance
The Chargor acknowledges that:
(a)	it has not entered into this Deed in reliance on any representation, warranty, promise or statement made by the Chargee or any person on behalf of the Chargee; and
(b)	the Chargee enters into this Deed in reliance on the representations and warranties given under this Deed.
Exhibit F-3 — Form of Australian Security Agreement

5	Undertakings of Chargor

5.1	Performance under the Loan Documents
(a)	The Chargor must fully and punctually perform its obligations under any Loan Documents to which it is a party.
(b)	The Chargor must pay the Secured Moneys in accordance with the Loan Documents to which it is a party and each other obligation under which the Secured Moneys are payable.
(c)	The Chargor must use its reasonable endeavours to provide the Chargee with written notice within 7 Business Days of it acquiring any rights, property or undertaking that may be considered Excluded Property after the date of this Deed.
5.2	Secured Property
The Chargor must maintain and protect its Secured Property and must, without limitation:
(a)	remedy any defect in its title to any part of the Secured Property where failure to do so would have a Material Adverse Effect;
(b)	take or defend all legal proceedings or other action necessary or desirable for the protection or recovery of any of the Secured Property where failure to do so would have a Material Adverse Effect;
(c)	fully and punctually comply with and observe all applicable laws, all requirements and orders of any Government Agency where non-compliance or non-observance would or might impose some Security Interest or restriction, disability or material Liability, on any of the Secured Property or prejudicially affect any Power; and
(d)	keep the Secured Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss where failure to do so would have a Material Adverse Effect.
5.3	Further security
(a)	The Chargor must, whenever requested by the Chargee, do or cause to be done anything which:
(i)	more satisfactorily (in the reasonable opinion of the Chargee) secures the priority of the Charge or assures to the Chargee the Secured Property or any part of it in a manner consistent with this Deed; or
(ii)	is necessary in the exercise of any Power of the Chargee,
including, but not limited to, the execution of any document, the delivery of Title Documents or the execution and delivery of blank transfers.
(b)	Without limiting the generality of clause 5.3(a), at the request of the Chargee, the Chargor must execute a legal or statutory mortgage over any real property now held or acquired on or after the date of this Deed.
Exhibit F-3 — Form of Australian Security Agreement

(c)	The Chargor must register any mortgage executed under clause 5.3(b).
(d)	Any mortgage executed under clause 5.3(b) must:
(i)	be in favour of the Chargee; and
(ii)	be in the form and substance required by the Chargee, but the Chargee cannot require an obligation which is more onerous than any obligation contained in this Deed.
5.4	Title Documents
(a)	The Chargor must deposit with the Chargee, or as the Chargee directs, the Title Documents in respect of its Marketable Securities in PTI Holding Company 2 Pty Limited ACN 146 700 immediately on execution of this Deed.
(b)	Save to the extent required by any prior ranking Security Interest, the Chargor must deposit with the Chargee, or as the Chargee directs, all the Title Documents in respect of any of the Secured Property which is not specified in clause 5.4(a) and is otherwise subject to the fixed charge created in clauses 2.1 and 2.3:
(i)	within 10 Business Days of execution of this Deed;
(ii)	within 10 Business Days of the acquisition of any asset which forms part of the Secured Property and is subject to the fixed charge created in clauses 2.1 and 2.3; and
(iii)	within 10 Business Days of the crystallisation and fixing for any reason of the floating charge created in clauses 2.1 and 2.3.
(c)	Subject to clause 5.4(d), the Chargee may retain the Title Documents until all the Secured Property is discharged under clause 3.
(d)	If the Charge is enforced by the Chargee, an Enforcing Party is entitled:
(i)	to deal with the Title Documents as if it was the absolute and unencumbered owner of the Secured Property to which the Title Documents relate; and
(ii)	in exercising a power of sale, to deliver any Title Document to a purchaser of the Secured Property to which it relates.
5.5	Registration and protection of security
(a)	The Chargor must ensure that this Deed is registered and filed in all registers in all jurisdictions in which it must be registered and filed to ensure enforceability, validity and priority against all persons and to be effective as a security.
(b)	Whenever any part of the Chargor’s Secured Property is transferred to or retained in a place where this Deed, because of an increase in the Secured Moneys or otherwise, bears insufficient stamp duty or is not registered or recorded, or for any other reason is of limited or of no force or effect, unenforceable, inadmissible in evidence or of reduced priority, the Chargor must within 10 Business Days after that transfer or retention ensure that this Deed:
Exhibit F-3 — Form of Australian Security Agreement

(i)	is stamped to the satisfaction of the Chargee (acting reasonably);
(ii)	is in full force and effect, enforceable, admissible in evidence and not of reduced priority; and
(iii)	is registered in that place, or that part of the Secured Property is removed from that place.
5.6	Negative pledge
(a)	The Chargor must not create, permit, suffer to exist, or agree to, any interest or Security Interest, other than a Security Interest in favour of the Chargee or a Permitted Security Interest, over any of the Secured Property without the prior written consent of the Chargee or as permitted by the Loan Documents.
(b)	The Chargor must not without the prior written consent of the Chargee, acquire an asset to form part of the Secured Property which is subject to an existing Security Interest, or which will become subject to a Security Interest (except in favour of the Chargee) when that Chargor acquires the asset.
(c)	The Chargor must not without the prior written consent of the Chargee, incur any Financial Indebtedness except for any Financial Indebtedness permitted under the Credit Agreement.
5.7	Restricted dealings — property subject to fixed charge
The Chargor must not:
(a)	deal with, sell or otherwise dispose of or part with possession of;
(b)	attempt to do anything listed in clause 5.7(a), in respect of, any of the Secured Property over which the Charge is fixed, without the prior written consent of the Chargee or as permitted by the Loan Documents.
5.8	Restricted dealings — property subject to floating charge
The Chargor must not and may not agree, attempt or take any step to, do anything in clause 5.7 in respect of Secured Property over which this charge is floating except where the thing done is done in the ordinary course of the Chargor’s ordinary business or otherwise with the prior written consent of the Chargee.
5.9	No caveats
The Chargor must ensure that any caveat lodged in respect of the Secured Property, other than a caveat lodged by the Chargee or with the Chargee’s consent, is removed within 10 Business Days, or if the caveat is being contested in good faith, it is removed within 30 Business Days.
Exhibit F-3 — Form of Australian Security Agreement

5.10	Term of undertakings
The Chargor’s undertakings in this clause 5 continue in full force and effect from the date of this Deed until all the Secured Property is discharged under clause 3.
6	Default

6.1	Events of Default
It is an Event of Default if an “Event of Default” as defined in the Credit Agreement occurs.
6.2	Ensure no default
The Chargor agrees to do all things reasonably necessary to ensure that there is no Event of Default.
7	Enforcement

7.1	When enforceable
(a)	Upon the occurrence of an Event of Default which is subsisting:
(i)	the Charge is immediately enforceable; and
(ii)	the Secured Moneys will, at the Chargee’s option and as provided for by the terms of the Credit Agreement, be immediately due and payable by the Chargor.
(b)	Subject to clause 2.5, the right of the Chargor to deal, for any purpose, with:
(i)	all of the Secured Property, other than by or through a Receiver appointed under this Deed, immediately ceases on the crystallisation of the Charge in respect of all of the Secured Property; and
(ii)	any asset which forms part of the Secured Property, other than by or through a Receiver appointed under this Deed, immediately ceases on the crystallisation of the Charge in respect of that asset.
7.2	Assistance in realisation
Subject to the terms of the Loan Documents, if a Charge has become enforceable, the Chargor must take all action required by an Enforcing Party to assist that Enforcing Party to realise the relevant Secured Property and exercise any Power including, but not limited to:
(a)	executing all transfers, conveyances, assignments and assurances of any of the relevant Secured Property;
(b)	doing anything necessary or desirable under the law in force in any place where the relevant Secured Property is situated;
Exhibit F-3 — Form of Australian Security Agreement

(c)	giving all notices, orders, directions and consents which an Enforcing Party thinks expedient; and
(d)	doing anything necessary:
(i)	for a call to be made on the uncalled capital of that Chargor; or
(ii)	to collect all called but unpaid capital of that Chargor.
8	Receiver

8.1	Appointment of Receiver
Upon or at any time after the occurrence of an Event of Default which is subsisting, the Chargee may:
(a)	appoint any person or any two or more persons jointly, or severally, or jointly and severally to be a Receiver of the Secured Property;
(b)	remove any Receiver and on the removal, retirement or death of any Receiver, appoint another Receiver; and
(c)	fix the remuneration and direct payment of that remuneration and any costs, charges and expenses of the Receiver out of the proceeds of any realisation of the Secured Property of the Chargor.
8.2	Agency of Receiver
(a)	Subject to clause 8.5, the Receiver is the agent of the Chargor.
(b)	The Chargor is responsible for the acts, defaults and remuneration of the Receiver in respect of the Secured Property.
8.3	Powers of Receiver
Subject to the terms of the Loan Documents and any express exclusion by the terms of the Receiver’s appointment, the Receiver appointed in respect of any Secured Property of the Chargor has, in addition to any powers conferred on the Receiver by applicable law, power to do any of the following whether or not in possession of the Secured Property or any part of it:
(a)	(manage, possession or control) to manage, enter into possession or assume control of any of the Secured Property;
(b)	(lease or licence) to accept the surrender of, determine, grant or renew any lease or licence in respect of the use or occupation of any of the Secured Property:
(i)	on any terms or special conditions that the Chargee or Receiver thinks fit; and
Exhibit F-3 — Form of Australian Security Agreement

(ii)	in conjunction with the sale, lease or licence of any other property by any person;
(c)	(sale) to sell or concur in selling any of the Secured Property to any person:
(i)	by auction, private treaty or tender;
(ii)	on such terms and special conditions as the Chargee or the Receiver thinks fit;
(iii)	for cash or for a deferred payment of the purchase price, in whole or in part, with or without interest or security;
(iv)	in conjunction with the sale of any property by any other person; and
(v)	in one lot or in separate parcels;
(d)	(grant options to purchase) to grant to any person an option to purchase any of the Secured Property;
(e)	(acquire property) to acquire any interest in any property, in the name or on behalf of the Chargor, which on acquisition forms part of the Secured Property;
(f)	(carry on business) to carry on or concur in carrying on any business of the Chargor in respect of the Secured Property;
(g)	(borrowings and security):
(i)	to raise or borrow any money, in its name or the Chargor’s name or on behalf of the Chargor, from the Chargee or any person approved by the Chargee in writing; and
(ii)	to secure money raised or borrowed under clause 8.3(i) by an Security Interest over any of the Secured Property, ranking in priority to, equal with, or after, the Charge or any other Security;
(h)	(maintain or improve Secured Property) to do anything to maintain, protect or improve any of the Secured Property including, but not limited to, completing, repairing, erecting a new improvement on, demolishing or altering any of the Secured Property;
(i)	(income and bank accounts) to do anything to manage or obtain income or revenue from any of the Secured Property including, but not limited to, operating any bank account which forms part of the Secured Property or opening and operating a new bank account;
(j)	(access to Secured Property) to have access to any of the Secured Property, the premises at which the business of the Chargor is conducted and any of the administrative services of the business of the Chargor;
(k)	(insure Secured Property) to insure any of the Secured Property;
(l)	(sever fixtures) to sever fixtures in respect of any of the Secured Property;
Exhibit F-3 — Form of Australian Security Agreement

(m)	(compromise) to make or accept any compromise or arrangement;
(n)	(surrender Secured Property) to surrender or transfer any of the Secured Property to any person;
(o)	(exchange Secured Property) to exchange with any person any of the Secured Property for any other property whether of equal value or not;
(p)	(employ or discharge) to employ or discharge any person as an employee, contractor, agent, professional advisor or auctioneer for any of the purposes of this Deed;
(q)	(delegate) to delegate to any person any Power of the Receiver;
(r)	(perform or enforce documents) to observe, perform, enforce, exercise or refrain from exercising any right, power, authority, discretion or remedy of the Chargor under, or otherwise obtain the benefit of:
(i)	any document, agreement or right which attaches to or forms part of the Secured Property; and
(ii)	any document or agreement entered into in exercise of any Power by the Receiver;
(s)	(receipts) to give effectual receipts for all moneys and other assets which may come into the hands of the Receiver;
(t)	(take proceedings) to commence, discontinue, prosecute, defend, settle or compromise in its name or the name or on behalf of the Chargor, any proceedings including, but not limited to, proceedings in relation to any insurance in respect of any of the Secured Property;
(u)	(insolvency proceedings) to make any debtor bankrupt, wind-up any company, corporation or other entity and do all things in relation to any bankruptcy or winding-up which the Receiver thinks necessary or desirable including, but not limited to, attending and voting at creditors’ meetings and appointing proxies for those meetings;
(v)	(execute documents) to enter into and execute any document or agreement in the name of the Receiver or the name or on behalf of the Chargor including, but not limited to, bills of exchange, cheques or promissory notes for any of the purposes of this Deed;
(w)	(make calls) to make calls on any member of the Chargor in respect of uncalled capital of the Chargor;
(x)	(vote) to exercise any voting rights or powers in respect of any part of the Secured Property;
(y)	(collect called capital) to collect or enforce payment of any called but unpaid capital of the Chargor whether or not the calls were made by the Receiver;
Exhibit F-3 — Form of Australian Security Agreement

(z)	(ability of Chargor) to do anything the Chargor could do in respect of the Secured Property;
(aa)	(lend) to lend money or provide financial accommodation;
(bb)	(vary and terminate agreements) to vary, rescind or terminate any document or agreement;
(cc)	(promote companies) to promote the formation of companies with a view to purchasing any of the Secured Property or assuming the obligations of the Chargor or otherwise;
(dd)	(other outgoings) to pay any outgoings or indebtedness of the Chargor or any other person;
(ee)	(Security Interests) to redeem any Security Interest or acquire it and any debt secured by it;
(ff)	(insurance claims) to make, enforce, compromise and settle all claims in respect of insurance;
(gg)	(Authorisation) to apply for, renew or obtain any necessary Authorisation; and
(hh)	(incidental power) to do anything necessary or incidental to the exercise of any Power of the Receiver.
8.4	Nature of Receiver’s Powers
The Powers of the Receiver must be construed independently and no one Power limits the generality of any other Power. Any dealing under any Power of the Receiver will be on the terms and conditions the Receiver thinks fit.
8.5	Status of Receiver after commencement of winding-up
(a)	The power to appoint a Receiver under clause 8.1 may be exercised even if at the time an Event of Default occurs or if at the time a Receiver is appointed, an order has been made or a resolution has been passed for the winding-up of the Chargor.
(b)	If for any reason, including, but not limited to operation of law, a Receiver:
(i)	appointed in the circumstances described in clause 8.5(a); or
(ii)	appointed at any other time,
ceases to be the agent of the Chargor upon or by virtue of, or as a result of, an order or a resolution being passed for the winding-up of the Chargor, then the Receiver immediately becomes the agent of the Chargee.
8.6	Powers exercisable by the Chargee
(a)	Whether or not a Receiver is appointed under clause 8.1, the Chargee may, on or after the occurrence of an Event of Default which is subsisting and without giving
Exhibit F-3 — Form of Australian Security Agreement

notice to any person, exercise any Power of the Receiver in addition to any Power of the Chargee.
(b)	The exercise of any Power by any Enforcing Party does not cause or deem such Enforcing Party:
(i)	to be a mortgagee in possession;
(ii)	to account as mortgagee in possession; or
(iii)	to be answerable for any act or omission for which a mortgagee in possession is liable.
8.7	Set off
Subject to the terms of the Loan Documents, after the occurrence of an Event of Default which is subsisting, the Chargee is entitled to apply any credit balance in any of the Chargor’s accounts with the Chargee in and towards satisfaction of any of the Secured Moneys.

8.8	Notice of exercise of rights
An Enforcing Party is not required:
(a)	to give notice of the Charge or any other Security to any debtor or creditor of the Chargor or to any other person;
(b)	to enforce payment of any money payable to the Chargor including, but not limited to, any of the debts or monetary liabilities charged by this Deed or by any other Security; or
(c)	to obtain the consent of the Chargor to any exercise of a Power.
8.9	Termination of receivership and possession
The Chargee may, at any time, terminate the appointment of a Receiver and may, at any time, give up possession of the Secured Property of the Chargor.
9	Application and receipts of money

9.1	Order of application
(a)	Subject to the terms of the Loan Documents, at any time after this Charge is enforceable, all money received by an Enforcing Party or any other person acting on their behalf under this Deed may be appropriated and applied in the order set forth in Section 7.05 of the Credit Agreement, to the extent not prohibited by law.
Exhibit F-3 — Form of Australian Security Agreement

9.2	Amounts contingently due
(a)	If, at the time of a distribution of any money under clause 9.1, any part of the Secured Moneys is contingently owing, the Enforcing Party may retain an amount equal to the amount contingently owing or any part of it.
(b)	If an Enforcing Party retains any amount under clause 9.2(a), it must place that amount on short-term interest bearing deposit until the amount contingently owing becomes actually due and payable or otherwise ceases to be contingently owing at which time the Enforcing Party must:
(i)	pay to the Chargee the amount which has become actually due to it; and
(ii)	apply the balance of the amount retained, together with any interest on the amount contingently owing, in accordance with clause 9.1.
10	Power of attorney

10.1	Appointment of Attorney
In consideration of the Chargee entering into this Deed to which it is expressed to be a party, the Chargor irrevocably appoints each Enforcing Party and each Authorised Officer of the Chargee severally its attorney for the purposes set out in clause 10.2.

10.2	Purposes of appointment
Subject to the terms of the Loan Documents, an Attorney may, in its name or in the name of the Chargor, Chargee or Receiver, at any time after the occurrence of an Event of Default which is subsisting do any of the following:
(a)	do any thing which can be done by the Chargor under or in connection with this Deed except the Attorney may not amend the Loan Documents;
(b)	exercise any right, power, authority, discretion or remedy of, or perform any obligation of, the Chargor under:
(i)	this Deed;
(ii)	any of the Loan Documents; or
(iii)	any agreement forming part of the Secured Property,
except that, in each case, the Attorney may not amend the Loan Documents;
(c)	do any thing which in the opinion of the Attorney is necessary or expedient for securing or perfecting the Charge and any other Security except that the Attorney may not amend the Loan Documents;
(d)	execute in favour of the Chargee any legal mortgage, transfer, assignment and any other assurance of any of the Secured Property of the Chargor;
Exhibit F-3 — Form of Australian Security Agreement

(e)	execute deeds of assignment, composition or release;
(f)	sell or otherwise part with the possession of any of the Secured Property of the Chargor; and
(g)	generally, do any other thing, whether or not of the same kind as those set out in clauses 10.2(a) to 10.2(f), which in the opinion of the Attorney is necessary or expedient:
(i)	to more satisfactorily secure to the Chargee the payment of the Secured Moneys; or
(ii)	in relation to any of the Secured Property of the Chargor, if the thing is of the same kind as that set out in clause 10.2(b) or 10.2(f).
10.3	Delegation and substitution
An Attorney may, at any time, for any of the purposes in clause 10.2, appoint or remove any substitute or delegate or sub-attorney.
11	Indemnities

11.1	Stamp duty indemnity
(a)	The Chargor indemnifies each Enforcing Party and each of its officers, employees and contractors (each an “Indemnified Party”) against any Loss which the Chargee pays, suffers, incurs or is liable for in connection with:
(i)	the stamping of, or any stamp duty payable on, any of the following:
(A)	the Charge;
(B)	any agreement or document entered into or signed under, or the performance or exercise of any right or obligation under, this Charge; and
(C)	any transaction contemplated under this Charge or under any agreement or document described in clause 11.1(a)(i)(B);
(ii)	any enquiry by a Government Agency (including any stamp duty or state revenue office) in connection with the assessment for stamp duty of any Loan Document;
(iii)	any litigation or administrative proceedings (including any objection made to a stamp duty or state revenue office) taken against or involving the Indemnified Party in connection with the assessment for stamp duty of the Loan Documents or transactions referred to therein; or
(iv)	any future, or any change in any present or future, stamp duty law or regulation or stamp duty or state revenue office practice (with which, if not
Exhibit F-3 — Form of Australian Security Agreement

having the force of law, compliance is in accordance with the practice of responsible bankers and financial institutions in the jurisdiction concerned), including any administration costs of an Indemnified Party in connection with the matters referred to above, any legal costs and expenses and any professional consultant’s fees for any of the above on a full indemnity basis.
(b)	The Chargee must give notice to the Chargor as soon as it becomes aware of any of the following events:
(i)	any enquiry by a Government Agency referred to in clause 11.1(a)(ii) involving it; or
(ii)	any litigation or administrative proceedings taken against or involving it as contemplated by clause 11.1(a)(iii).
(c)	The Chargee agrees, at the cost of the Chargor, to assist the Chargor in responding to, and the Chargor’s participation in, any enquiry by a Government Agency referred to in clause 11.1(a)(ii).
11.2	Continuing indemnities and evidence of loss
(a)	Each indemnity of the Chargor contained in this Charge is a continuing obligation of the Chargor, despite:
(i)	any settlement of account; or
(ii)	the occurrence of any other thing,
and remains in full force and effect until:
(iii)	all moneys owing, contingently or otherwise, under any of the Loan Documents have been paid in full to the satisfaction of the Chargee;
(iv)	the Secured Moneys are paid in full to the satisfaction of the Chargee; and
(v)	each Security in respect of all the Secured Property subject to each Security has been finally discharged.
(b)	Each indemnity of the Chargor contained in a Loan Document is an additional, separate and independent obligation of that Chargor and no one indemnity limits the generality of any other indemnity.
(c)	Each indemnity of the Chargor contained in this Charge survives the termination of this Charge.
Exhibit F-3 — Form of Australian Security Agreement

12	Taxes, costs and expenses

12.1	Taxes
The Chargor:
(a)	must pay or reimburse the Chargee on demand for any Tax, other than an Excluded Tax in respect of the Chargee, in respect of the execution, delivery, performance, release, discharge, amendment, enforcement or attempted enforcement or otherwise in respect of any of the following:
(i)	this Charge;
(ii)	any agreement or document entered into or signed under this Charge; and
(iii)	any transaction contemplated under this Charge or any agreement or document described in clause 12.1(a)(ii);
(b)	must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 12.1(a) except to the extent that the fine, penalty or other cost is caused by the Chargee’s failure to lodge money or documents received from that party within 10 Business Days before the due date for lodgement; and
(c)	indemnifies the Chargee against any amount payable under clause 12.1(a) or 12.1(b) or both.
12.2	GST
(a)	Terms defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the same meaning in this clause 12.2 unless provided otherwise.
(b)	Notwithstanding any other provision of this Charge, in the event that the Chargee must pay any GST on any supply made by it to the Chargor under or in connection with this Charge, the Chargee may, in addition to any amount or consideration payable under this Charge, recover from the Chargor an additional amount on account of that GST, such amount to be calculated by multiplying the relevant amount or consideration payable by the recipient for the relevant supply by the prevailing GST rate.
(c)	Notwithstanding any other provisions of this Charge, in the event that the Chargee must pay any GST in relation to a Taxable Supply that is made to it under or in connection with this Charge, the Chargee may in addition to any other amounts, recover from the Chargor that GST less the amount of any input tax credit to which the indemnitee is entitled in respect of that payment.
(d)	The Chargee must issue a tax invoice to the recipient of a supply referred to in clause 12.2(b) no later than 10 Business Days after payment by the recipient of the GST inclusive consideration for that supply.
(e)	Any additional amount on account of GST recoverable from the Chargor pursuant to clause 12.2(b) or clause 12.2(c) shall be calculated without any deduction or set off
Exhibit F-3 — Form of Australian Security Agreement

of any other amount and is payable by the Chargor upon demand by the Chargee whether such demand is by means of an invoice or otherwise.
13	Protection

13.1	Protection of third parties
(a)	No person dealing with an Enforcing Party is:
(i)	bound to enquire whether:
(A)	the Charge of the Chargor has become enforceable;
(B)	an Enforcing Party is duly appointed; or
(C)	any Power has been properly or regularly exercised; or
(ii)	affected by express notice that the exercise of any Power was unnecessary or improper.
(b)	The irregular or improper exercise of any Power is, as regards the protection of any person, regarded as authorised by the Chargor and this Deed, and is valid.
13.2	Protection of Enforcing Party
(a)	An Enforcing Party is not liable for any Loss including, but not limited to, consequential Loss arising directly or indirectly from:
(i)	any omission or delay in the exercise or non-exercise of any Power; or
(ii)	the neglect, default or dishonesty of any manager, Authorised Officer, employee, agent, accountant, auctioneer or solicitor of the Chargor or any Enforcing Party.
(b)	Clause 13.2(a) does not apply in respect of an Enforcing Party, to any Loss which arises from the wilful default, fraud, gross negligence or illegal acts of that Enforcing Party or its manager, Authorised Officers, employees, agents, accountants, auctioneers or solicitors.
14	Third party provisions

14.1	Independent obligations
Subject to the terms of the Loan Documents, this Deed is enforceable against the Chargor:
(a)	without the Chargee first enforcing any other Security;
Exhibit F-3 — Form of Australian Security Agreement

(b)	whether or not the Chargee has:
(i)	made demand upon the Chargor;
(ii)	given notice to the Chargor or any other person in respect of anything; or
(iii)	taken any other steps against the Chargor or any other person; and
(c)	despite the occurrence of any event described in clause 14.2.
14.2	Unconditional nature of obligations
(a)	The Charge and the obligations of the Chargor under this Deed are absolute, binding and unconditional in all circumstances.
(b)	This Deed and the obligations of the Chargor under this Deed are not released, discharged or otherwise affected by anything which but for this provision might have that effect, including but not limited to:
(i)	the grant to any person of any time, waiver, covenant not to sue or other indulgence;
(ii)	the release (including a release as part of any novation) or discharge of any person;
(iii)	the cessation of the obligations, in whole or in part, of any person under any Loan Document or any other document or agreement;
(iv)	the liquidation of any person;
(v)	any arrangement, composition or compromise entered into by the Chargee or any person;
(vi)	any Loan Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;
(vii)	any extinguishment, failure, loss, release, discharge, abandonment, impairment, compound, composition or compromise, in whole or in part, of any Loan Document or any other document or agreement;
(viii)	any Security Interest being given to the Chargee by any person;
(ix)	any alteration, amendment, variation, supplement, renewal or replacement of any Loan Document or any other document or agreement;
(x)	any moratorium or other suspension of any Power;
(xi)	any Enforcing Party exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce, any Power;
Exhibit F-3 — Form of Australian Security Agreement

(xii)	any Enforcing Party obtaining a judgment against any person for the payment of any of the Secured Moneys;
(xiii)	any transaction, agreement or arrangement that may take place with the Chargee or any other person including the execution of a Loan Document;
(xiv)	any payment to any Enforcing Party, including any payment which at the payment date or at any time after the payment date is, in whole or in part, illegal, void, voidable, avoided or unenforceable;
(xv)	any failure to give effective notice to any person of any default under any Loan Document or any other document or agreement;
(xvi)	any legal limitation, disability or incapacity of any person;
(xvii)	any breach of any Loan Document or any other document or agreement;
(xviii)	the acceptance of the repudiation of, or termination of, any Loan Document or any other document or agreement;
(xix)	any Secured Moneys being irrecoverable for any reason;
(xx)	any disclaimer by any person of any Loan Document or any other document or agreement;
(xxi)	any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Loan Document or any other document or agreement;
(xxii)	the opening of a new account of any person (whether alone or with others) with the Chargee or any other person or any transaction on or relating to the new account;
(xxiii)	any prejudice (including material prejudice) to any person as a result of:
(A)	any thing done, or omitted to be done, by the Chargor, any other Enforcing Party or any person;
(B)	any Enforcing Party or any other person selling or realising any property the subject of the Charge at less than the best price;
(C)	any failure or neglect by any Enforcing Party or any other person to recover the Secured Moneys from any person or by the realisation of any property the subject of the Charge; or
(D)	any other thing;
(xxiv)	the receipt by the Chargee of any dividend, distribution or other payment in respect of any liquidation;
(xxv)	the capacity in which the Chargor executed a Loan Document not being the capacity disclosed to the Chargee before the execution of the Loan Document;
Exhibit F-3 — Form of Australian Security Agreement

(xxvi)	any other act, omission, matter or thing whatsoever, whether negligent or not:
(A)	any Loan Document or any other document or agreement not being valid or executed by, or binding on, any person; and
(B)	any increase in the Secured Moneys for any reason (including as a result of anything referred to above).
(c)	Clauses 14.2(a) and 14.2(b) apply irrespective of:
(i)	the consent or knowledge or lack of consent or knowledge, of the Chargee, any person of any event described in clause 14.2(b); or
(ii)	any rule of law or equity to the contrary.
14.3	No competition
(a)	Until the Secured Moneys have been Finally Paid to the satisfaction of the Chargee and the Securities have been discharged, the Chargor is not entitled to:
(i)	be subrogated to the Chargee;
(ii)	claim or receive the benefit of:
(A)	any Security Interest, guarantee (including any Loan Document) or other document or agreement of which the Chargee has the benefit;
(B)	any moneys held by the Chargee; or
(C)	any Power;
(iii)	raise any defence or counterclaim in reduction or discharge of its obligations under the Loan Documents; or
(b)	raise any defence or counterclaim in reduction or discharge of its obligations under the Loan Documents. The Chargor must not do or seek, attempt or purport to do anything referred to in clause 14.3.
15	Saving provisions

15.1	Amounts payable on demand
If any amount payable by the Chargor under this Deed is not expressed to be payable on a specified date or within a specified time period that amount is payable by the Chargor promptly upon request by the Chargee.
15.2	Statutory powers
(a)	The powers of the Chargee under this Deed are in addition to any powers the Chargee has under applicable law.
Exhibit F-3 — Form of Australian Security Agreement

(b)	Subject to the terms of the Loan Documents, to the extent not prohibited by law, before enforcing the Charge, or exercising any Power, an Enforcing Party is not required to give any notice or allow the expiration of any time to any person.
15.3	Continuing security
The Charge is a continuing security notwithstanding any settlement of account or any other thing until the Chargee has given a discharge of the Charge in respect of all the Secured Property under clause 3.
15.4	No merger of security
(a)	Nothing in this Deed merges, extinguishes, postpones, lessens or otherwise prejudicially affects:
(i)	any Security Interest in favour of the Chargee at any time;
(ii)	any indemnity in favour of the Chargee contained in any Loan Document; or
(iii)	any right, power, authority, discretion or remedy which the Chargee may have against the Chargor or any other person at any time.
(b)	No other Security Interest including, but not limited to, any Security Interest held by the Chargee in any way prejudicially affects any right, power, authority, discretion or remedy of the Chargee under this Deed.
15.5	Exclusion of moratorium
To the extent not excluded by law, a provision of any legislation which at any time directly or indirectly:
(a)	lessens or otherwise varies or affects in favour of the Chargor any obligations under this Deed; or
(b)	stays, postpones or otherwise prevents or prejudicially affects the exercise of any Power, is negatived and excluded from this Deed and all relief and protection conferred on the Chargor by or under that legislation is also negatived and excluded so far as is permitted by law.
15.6	Conflict
Where any Power of an Enforcing Party under this Deed or any other Security is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, the powers conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.
15.7	Completion of blank securities
Subject to the terms of the Loan Documents, at any time after the Charge has become enforceable, the Enforcing Party or any Authorised Officer of the Chargee may complete, in favour of the Chargee, any appointee of the Chargee or any purchaser, any instrument
Exhibit F-3 — Form of Australian Security Agreement

executed in blank by or on behalf of the Chargor and deposited with the Chargee as security under this Deed.
15.8	Principal obligations
This Deed is:
(a)	a principal obligation and is not ancillary or collateral to any other Security Interest (other than a Permitted Security Interest) or other obligation however created; and
(b)	independent of, and unaffected by, any other Security Interest or other obligation however created which the Chargee may hold at any time in respect of the Secured Moneys.
15.9	No obligation to marshal
(a)	The doctrine of marshalling does not apply to the Chargee or the Chargor or in relation to the exercise of any Power.
(b)	The Chargee is not required before or after it enforces the Charge:
(i)	to enforce any Security Interest held, at any time, by the Chargee; or
(ii)	to appropriate or recover any moneys or assets that the Chargee, at any time, holds or is entitled to receive.
15.10	Certificates
A certificate signed by an Authorised Officer of the Chargee stating:
(a)	the amount of the Secured Moneys due and payable; or
(b)	the amount of the Secured Moneys, whether currently due and payable or not, is conclusive evidence of that amount at the date stated on the certificate or failing that as at the date of that certificate unless the contrary is proved.
15.11	Chargee’s receipts
(a)	The receipt of any Authorised Officer of the Chargee for any money payable to or received by the Chargee under this Deed exonerates the payer from all Liability to enquire whether any of the Secured Moneys has become due and payable.
(b)	Every receipt of an officer of the Chargee effectually discharges the payer from:
(i)	any future Liability to pay the amount specified in the receipt; and
(ii)	being concerned to see the application of, or being answerable or accountable for any loss or misapplication of, the amount specified in the receipt.
Exhibit F-3 — Form of Australian Security Agreement

16	Reinstatement of rights
If, under any law relating to insolvency, a person claims that a transaction (including a payment) in connection with this Charge or the Secured Moneys is void or voidable and the claim is upheld, conceded or comprised, then:
(a)	the Chargee is immediately entitled as against the Chargor to the rights in respect of the Secured Moneys to which they were entitled immediately before the transaction; and
(b)	on request from the Chargee, the Chargor agrees to do anything (including signing any document) to restore to the Chargee, any Security Interest (including this Charge) held by it from the Chargor on account of the Secured Moneys immediately before the transaction.
17	Notices
Section 9.01 of the Credit Agreement will apply with respect to all notices, requests, demands, consents, approvals, offers, agreements or other communications (“notices”) given by a party under or in connection with this Deed, and the address for service for all notices to the Chargor shall be given to it care of the Borrowers.
18	PPS Act

18.1	PPS Act
Without limiting clause 5.3, the Chargor agrees to make such amendments to the Loan Documents (to which it is a party), and to do such other things, as the Chargee may require from time to time (whether before or after the registration commencement time) to:
(a)	ensure that any security interest granted to the Chargee is a first-ranking perfected security interest over all PPS property (except to the extent otherwise agreed in writing by the Chargee);
(b)	ensure that any security interest granted to the Chargee is perfected by control to the extent possible under the PPS Act; and
(c)	otherwise protect the Chargee’s position under any security interest in the context of the PPS Act.
18.2	Definitions
In this clause 18:
(a)	PPS Act means the Personal Property Securities Act 2009 (Cth);
(b)	PPS property means all property over which the Chargor is legally capable under the PPS Act of granting a security interest; and
Exhibit F-3 — Form of Australian Security Agreement

(c)	terms have the meanings given to them in the PPS Act.
18.3	Further actions
The Chargee may, at the Chargor’s cost, do anything which that Chargor should have done under this Deed if the Chargor does not do so within the time period specified, or if none specified, promptly; or if in the Chargee’s reasonable opinion, the Chargor does not do so properly.
19	General

19.1	Governing law and jurisdiction
(a)	This Deed is governed by the laws of Victoria.
(b)	The Chargor irrevocably submits to the non-exclusive jurisdiction of the courts of Victoria.
(c)	The Chargor irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.
(d)	The Chargor irrevocably waives any immunity in respect of its obligations under this Deed that it may acquire from the jurisdiction of any court or any legal process for any reason including, but not limited to, the service of notice, attachment before judgment, attachment in aid of execution or execution.
19.2	Waivers
(a)	Waiver of any right arising from a breach of this Deed or of any Power arising upon default under this Deed or upon the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.
(b)	A failure or delay in exercise, or partial exercise, by the Chargee or any other Enforcing Party of:
(i)	a right arising from a breach of this Deed or the occurrence of an Event of Default; or
(ii)	a Power created or arising upon default under this Deed or upon the occurrence of an Event of Default, does not result in a waiver of that right or Power.
(c)	The Chargor is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this Deed or on a default under this Deed or on the occurrence of an Event of Default as constituting a waiver of that right or Power.
(d)	The Chargor may not rely on any conduct of an Enforcing Party as a defence to exercise of a right or Power by that Enforcing Party.
Exhibit F-3 — Form of Australian Security Agreement

(e)	This clause may not itself be waived except by writing.
19.3	Variation
A variation of any term of this Deed must be in writing and signed by the parties.
19.4	Cumulative rights
The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of any Enforcing Party.
19.5	Assignment
(a)	The Chargee may assign its rights under this Deed without the consent of the Chargor.
(b)	The Chargor may not assign any of its rights under this Deed without the prior written consent of the Chargee.
19.6	Attorneys
Each of the attorneys executing this Deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.
19.7	Electronic delivery of document
If a party delivers an executed counterpart of this Deed or any other document executed in connection with it (“Relevant Document”) by facsimile or other electronic means:
(a)	the delivery will be deemed to be an effective delivery of an originally executed counterpart; and
(b)	the party will still be obliged to deliver an originally executed counterpart, but the failure to do so will not effect the validity or effectiveness of the Relevant Document.
19.8	Counterparts
This Deed may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.
19.9	Inconsistency
In the event there is any inconsistency between:
(a)	the provisions of this Deed; and
(b)	the provisions of the Credit Agreement,
the provisions of the Credit Agreement prevail to the extent of the inconsistency.
Exhibit F-3 — Form of Australian Security Agreement

EXECUTED as a DEED

SIGNED, SEALED AND DELIVERED by	)
)
)
as attorney for PTI HOLDING COMPANY 1)
PTY LIMITED ACN 146 700 441 under	)
power of attorney dated	)
)
)
)
in the presence of:	)
)
)
)
Signature of witness	)	By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney
Name of witness (block letters)
Exhibit F-3 — Form of Australian Security Agreement

ROYAL BANK OF CANADA, in its capacity as
the Canadian administrative agent and
Canadian collateral agent for and on behalf of
the Canadian Secured Parties

By:
Name:
Title:

Exhibit F-3 — Form of Australian Security Agreement

PTI Holding Company 2 Pty Limited
ACN 146 700 487
and
Royal Bank of Canada
Fixed and floating charge
Arnold Bloch Leibler
Ref: BNM 011562615
Exhibit F-3 — Form of Australian Security Agreement

Exhibit F-3 — Form of Australian Security Agreement

Exhibit F-3 — Form of Australian Security Agreement

THIS DEED is made on	2010
PARTIES
PTI HOLDING COMPANY 1 PTY LIMITED
ACN 146 700 441
(“Chargor”)
and
ROYAL BANK OF CANADA
in its capacity as the Canadian collateral agent for and on behalf of the Canadian Secured Parties of Level 46, 2 Park Street, Sydney NSW 2000
(“Chargee”)
BACKGROUND
A	The Canadian Secured Parties have agreed to enter into the Credit Agreement and certain other Loan Documents.

B	The Chargor is the legal and beneficial owner the Secured Property.

C	In consideration of the Canadian Secured Parties agreeing to enter into the documents referred to in paragraph (A) above, the Chargor has agreed to charge the Secured Property to the Chargee to secure payment of the Secured Moneys.
AGREED TERMS
1	Definitions and interpretation

1.1	Definitions

In this Deed, unless the context requires otherwise:

“Attorney” means an attorney appointed pursuant to this Deed.
“Authorisation” includes:
(a)	any consent, authorisation, registration, filing, agreement, notarisation, certificate, permission licence, approval or exemption from by or with a Government Agency; or
(b)	in relation to anything which is prohibited or restricted by law if a Government Agency takes certain action within a specified period, the expiry of that period without the Government Agency taking that action.
Exhibit F-3 — Form of Australian Security Agreement

     “Authorised Officer” means, in relation to a party:
(a)	a company director or company secretary of that party or any person whose title of office includes the words “Director”, “Manager” or other similar expression;
(b)	any person acting in any such office; or
(c)	any person nominated by that party as an authorised officer by notice in writing to the other parties (the notice to be signed by a company director or company secretary of the notifying party and accompanied by a certified copy of the signature of the nominated person).
     “Business Day” means a day on which banks are open for general banking business in Melbourne, excluding Saturdays, Sundays and public holidays.
     “Canadian Borrowers” means PTI Group Inc., a corporation amalgamated under the laws of the Province of Alberta and PTI Premium Camp Services Ltd., a corporation amalgamated under the laws of the Province of Alberta.
     “Canadian Secured Parties” has, for the avoidance of doubt, the meaning given to the term “Secured Parties” in the Canadian Security Agreement.
“Charge” means each security created by this Deed.
     “Controller” means, in relation to a person’s property:
(a)	a receiver or receiver and manager of that property; or
(b)	anyone else who (whether or not as agent for the person) is in possession, or has control of that property to enforce a Security Interest.
     “Corporations Act” means the Corporations Act 2001 (Cth).
“Credit Agreement” means the Amended and Restated Credit Agreement dated on or about the date of this Deed between Oil States International Inc., the Canadian Borrowers, Wells Fargo Bank, N.A. as U.S. administrative agent and U.S. collateral agent, the Lenders, the Chargee and others.
“Deed” means this deed of charge.
“Enforcing Party” means the Chargee or any Receiver, agent, administrator, Attorney or Controller appointed under this Deed or any applicable law.
     “Event of Default” mean any event specified in clause 6.1.
     “Excluded Property” means:
Exhibit F-3 — Form of Australian Security Agreement

(a)	all rights, property and undertaking held by the Chargor at the date on which this charge is first signed and sealed by any party to it and which are located or taken to be located in New South Wales;
(b)	land or interests in land (other than interests held by way of security) located or taken to be located in New South Wales and which are acquired by the Chargor at any time within 12 months of the date on which this charge is first signed and sealed by any party to it;
(c)	any rights, property and undertaking identified in New South Wales under an arrangement in place when this charge was first signed and sealed by any party to it; and
(d)	any Marketable Securities that are or may in the future be held by the Chargor in respect of The MAC Services Group Limited ACN 003 657 510 and any rights or interests in relation thereto.
“Excluded Tax” means a Tax imposed on the overall net income of the Chargee or the Canadian Secured Parties.
“Finally Paid” means, in respect of the Secured Moneys, payment or satisfaction of it in full.
“Financial Indebtedness” means any actual or contingent debt or other monetary liability arising in respect of money borrowed or raised or any financial accommodation provided.
     “Government Agency” means:
(a)	a government or government department;
(b)	a governmental, semi-governmental, regulatory or judicial entity or authority; or
(c)	a person (whether autonomous or not) who is charged with the administration of a law.
“Insolvency Event” means the occurrence of any of the following events in relation to any person:
(d)	the person becomes insolvent as defined in the Corporations Act, states that it is insolvent or is presumed to be insolvent under an applicable law;
(e)	the person is wound up, dissolved or declared bankrupt;
(f)	the person becomes an insolvent under administration as defined in the Corporations Act;
(g)	a liquidator, provisional liquidator, Controller, administrator, trustee for creditors, trustee in bankruptcy or other similar person is appointed to, or takes possession or control of, any or all of the person’s assets or undertaking;
(h)	the person enters into or becomes subject to:
Exhibit F-3 — Form of Australian Security Agreement

(i)	any arrangement or composition with one or more of its creditors or any assignment for the benefit of one or more of its creditors; or
(ii)	any re-organisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors;
(i)	an application or order is made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken which is preparatory to or could result in any of (b), (c), (d) or (e) above;
(j)	the person is taken, under section 459F(1) of the Corporations Act, to have failed to comply with a statutory demand;
(k)	the person becomes unable to pay its debts when they fall due; or
(l)	anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the other paragraphs of this definition, unless the event occurs as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved in writing by the Chargee and “Insolvency” shall be construed accordingly.
“Intellectual Property Rights” includes any patent, design, trade mark, copyright, trade secret, confidential information and any right to use, or to grant the use of, or to be the registered owner or user of, any of them.
“Liability” means any debt or other monetary liability or penalty, fine or payment or any damages, Losses, costs, charges, outgoings or expenses of whatever description.
“Loans” means:
(a)	the Canadian Revolving Credit Loan or a Canadian Term Loan made pursuant to the Credit Agreement; and
(b)	any Canadian Letters of Credit issued to or for the account of the Canadian Borrowers.
“Loss” means a loss, claim action, damage, Liability, compensation, outgoing or payment suffered, paid or incurred.
“Marketable Securities” has the meaning given to that expression in the Corporations Act but also includes:
(a)	an undertaking referred to in the exceptions in paragraph (a), (b) and (d) of the definition of debenture in the Corporations Act 2001;
(b)	a unit or other interest in a trust or partnership;
(c)	a negotiable instrument; and
Exhibit F-3 — Form of Australian Security Agreement

(d)	a right or an option in respect of a Marketable Security, whether issued or unissued including any of the above.
“Permitted Security Interest” means, in relation to the Chargor:
(a)	this Charge;
(b)	a Security Interest over the Chargor’s assets to which the Chargee has consented with the consent of the Lenders required by the terms of the Credit Agreement. It does not include a Security Interest to which the Chargee has consented on one or more conditions if those conditions are not complied with;
(c)	a lien or charge arising by operation of law to the ordinary course of the person’s ordinary business. It does not include a lien or charge that secures overdue debts; and
(d)	any Liens that are permitted to be incurred, assumed, created or permitted to exist in respect of the Chargor pursuant to Sections 6.02(a) to 6.02(m) (inclusive) of the Credit Agreement.
“Power” means any right, power, authority, discretion, opinion or remedy conferred on an Enforcing Party by this Deed or any applicable law.
“Receiver” means a receiver or receiver and manager appointed under this Deed.
“Release” means any of release, compromise, discharge, set off, disclaimer, abandonment, alienation, abrogation, suspension, moratorium or other like action.
“Secured Property” means all of the present and future undertaking, assets and rights of the Chargor including, but not limited to, all real and personal property, choses in action, goodwill, uncalled and called but unpaid normal or premium capital but excluding the Excluded Property.
“Secured Moneys” means all money which a Canadian Borrower is or at any time may become actually or contingently liable to pay to or for the account of a Canadian Secured Party for any reason whatsoever under or in connection with:
(a)	the Loans, whether or not currently contemplated (including by way of principal, interest, fees, costs, indemnity, Guarantee, charges, duties or expenses, or payment of liquidated or unliquidated damages under or in connection with the Loans, or as a result of a breach of or default under or in connection with the Loans);
(b)	each Hedging Agreement entered into with a counterparty that was a Canadian Lender (or an affiliate of a Canadian Lender) at the time such Hedging Agreement was entered into;
(c)	any and all obligations whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services; and
Exhibit F-3 — Form of Australian Security Agreement

(d)	all other monetary liabilities by way of principal, interest, fees, costs, indemnity, Guarantee, charges, duties or expenses, or payment of liquidated or unliquidated damages under or in connection with the Loan Documents, or as a result of a breach of or default under or in connection with, the Loan Documents.
It also includes money that the Canadian Borrowers would have been liable to pay but for its Insolvency, or some other reason.
“Security Interest” means any mortgage, lien, hypothecation, charge (whether fixed or floating), pledge or other form of security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Tax” means any tax, levy, impost, duty, charge, deduction, compulsory loan or withholding of whatever kind (together with any related interest, penalty, fine or expense) that is imposed by law or any Government Agency.
“Title Document” means any present or future original, duplicate or counterpart:
(a)	certificate or document of title;
(b)	certificate or document relating to title; or
(c)	certificate or document relating to use, possession, disposition, devolution or acquisition of property.
1.2 Incorporated definitions
A word or phrase (other than one defined in clause 1.1) defined in the Credit Agreement has the same meaning in this Deed.
1.3 Interpretation
In this document, unless the context requires otherwise:
(a)	the singular includes the plural and vice versa;
(b)	words denoting any gender include all genders;
(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;
(d)	a reference to a party, clause, paragraph, schedule or annexure is a reference to a party, clause, paragraph, schedule or annexure to or of this document;
(e)	a reference to this document includes any schedules or annexures;
(f)	headings are for convenience and do not affect interpretation;
(g)	the background or recitals to this document are adopted as and form part of this document;
Exhibit F-3 — Form of Australian Security Agreement

(h)	a reference to any document or agreement includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;
(i)	a reference to “$”, “A$” or “dollar” is a reference to Australian currency;
(j)	a reference to a time is a reference to Australian Eastern Standard Time or Australian Eastern Daylight Time, whichever is appropriate;
(k)	a reference to a party includes its executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;
(l)	a reference to writing includes any method of representing words, figures or symbols in a permanent and visible form;
(m)	words and expressions denoting natural persons include bodies corporate, partnerships, associations, firms, governments and governmental authorities and agencies and vice versa;
(n)	a reference to any legislation or to any provision of any legislation includes:
(i)	any modification or re enactment of the legislation;
(ii)	any legislative provision substituted for, and all legislation, statutory instruments and regulations issued under, the legislation or provision; and
(iii)	where relevant, corresponding legislation in any Australian State or Territory;
(o)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this document or any part of it;
(p)	the words “including”, “for example”, “such as” or other similar expressions (in any form) are not words of limitation;
(q)	a reference to any act of a company includes an act performed in general meeting or on the company’s behalf by its directors, officers, employees, share registrars, accountants, solicitors or agents;
(r)	a reference to a body (including, but not limited to, an institute, association or authority) whether statutory or not:
(i)	which ceases to exist; or
(ii)	whose powers or functions are transferred to another body,
is a reference to the body which replaces it or which substantially succeeds to its powers or functions; and
(s)	an Event of Default is “continuing” if it has not been remedied by the Chargor or waived by the Chargee.
Exhibit F-3 — Form of Australian Security Agreement

1.4 Benefit of Charge
The Charge provided in this Deed is held by the Collateral Agent for and on behalf of the Canadian Secured Parties and any amendment, waiver, consent or decision under this Deed by the Collateral Agent will only be entered into, granted or made in accordance with the terms of the Credit Agreement.
1.5 Capacity of Collateral Agent
The Collateral Agent enters into this Deed as trustee for the Canadian Secured Parties pursuant to and in accordance with Section 8 of the Credit Agreement.
2 Charge
2.1 Charge
The Chargor charges all of its interest in the Secured Property to the Chargee as security for the due and punctual payment of the Secured Moneys. The Chargor does this as legal and beneficial owner of the Secured Property.
2.2 Priority
Save and except as provided otherwise in any Loan Document or save as agreed by the parties in writing, the parties intend that the Charge take priority over all other Security Interests of the relevant Chargor.
2.3 Nature of Charge
In relation to the Chargor, the Charge created under clause 2.1 is:
(a)	a fixed charge over all that Chargor’s present and future right, title and interest in the Secured Property which is:
(i)	any freehold or leasehold property or any other interest in real property, fixtures, plant and equipment (other than stock in trade);
(ii)	any uncalled or called but unpaid capital or premiums of that Chargor;
(iii)	any Title Document and any other documents evidencing a right to the possession of any real or personal property;
(iv)	any partnership in which that Chargor is a partner;
(v)	any joint venture in which that Chargor is a joint venturer;
(vi)	any insurance policy in relation to the Secured Property including, but not limited to, any proceeds from that insurance policy;
(vii)	any Marketable Securities;
Exhibit F-3 — Form of Australian Security Agreement

(viii)	any Intellectual Property Rights;
(ix)	documents and agreements to which that Chargor is a party;
(x)	any other assets that are not acquired for disposal in the ordinary course of that Chargor’s business; and
(xi)	any other property if clause 2.4 says this Charge is to be fixed over that property; and
(b)	a floating charge over all other Secured Property.
2.4 Crystallisation
The floating charge of the Chargor created in clauses 2.1 and 2.3(b) automatically and immediately crystallises and becomes fixed:
(a)	without the Chargee giving any notice to the Chargor:
(i)	when the law provides that the floating charge becomes a fixed charge;
(ii)	when a Receiver or any other receiver or receiver and manager is appointed in respect of any of the Secured Property;
(iii)	when the Charge or any other Security Interest over any of the Secured Property is enforced in any other way;
(iv)	when a notice under section 260 of schedule 1 of the Tax Administration Act 1953 (Cth) or under similar legislation in respect of the Chargor is signed by, or on behalf of, the Commissioner of Taxation or the Deputy Commissioner of Taxation;
(v)	when an order is made or a resolution is passed for the liquidation of the Chargor;
(vi)	in respect of an item of Secured Property, when any step is taken (including, without limitation, signing a notice) to create, issue, levy or enforce any distress, attachment, execution, statutory assignment, statutory charge or other similar right or process against or upon the Secured Property;
(vii)	in respect of an item of Secured Property, when any Security Interest over any of the Secured Property is enforced or any floating Security Interest over any of the Secured Property crystallises or otherwise becomes a fixed Security Interest;
(b)	in respect of the proceeds of any book debt or other debt or other moneys now or in the future payable to that Chargor and which are the subject of the floating charge, when notice in respect of those proceeds or moneys is given to the Chargor by the Chargee at any time after an Event of Default has occurred and is subsisting; or
(c)	in respect of any asset forming part of the Secured Property when the Chargee gives notice in respect of that asset to the Chargor upon or any time after the occurrence of an Event of Default which is subsisting.
Exhibit F-3 — Form of Australian Security Agreement

2.5 De-crystallisation
(a)	Where an asset has become subject to a fixed charge under clause 2.4, the Chargee may release the asset from that fixed charge by notice in writing to the Chargor as of the date specified in the notice.
(b)	When an asset is released from the fixed charge under clause 2.5(a), the asset will again be subject to:
(i)	the floating charge under clauses 2.1 and 2.3; and
(ii)	the further operation of clause 2.4.
2.6 Prospective liability
(a)	For the purposes only of fixing priorities under section 282(3) of the Corporations Act, the maximum amount of the prospective liability secured by this Deed is $1,000,000,000.
(b)	The Chargee may from time to time lodge a notice under section 268(2) of the Corporations Act on behalf of the Chargor specifying an increase in the maximum amount of the prospective liability referred to in clause 2.6(a) and from the date of lodgement the amount specified in clause 2.6(a) is to be regarded as varied to the amount specified in that notice.
(c)	Neither clause 2.6(a) nor clause 2.6(b) in any way affects or limits the actual amount of Secured Moneys which may in fact be secured by the Charge.
(d)	Clauses 2.6(a), 2.6(b) and 2.6(c) are to be construed independently of each other.
3 Discharge of the Charge
(a)	At the written request of the Chargor, the Chargee must discharge the Charge if:
(i)	the Secured Moneys have been Finally Paid;
(ii)	the Chargor has fully observed and performed its obligations under this Deed and each other Loan Document to which it is expressed to be a party; and
(iii)	the Chargee is obliged or permitted to grant that discharge under the Credit Agreement.
(b)	Clause 3(a) overrides the operation and effect of any other clause to the contrary in this Deed.
(c)	The parties intend that clause 3(a) be severed from this Deed if clause 3(a) is void or unenforceable under applicable law.
(d)	The parties do not intend clause 3(c) to exclude the general law of severance from applying to this Deed.
Exhibit F-3 — Form of Australian Security Agreement

4 Representations and warranties
4.1 Representations and warranties
The Chargor represents and warrants in favour of the Chargee that as at the date of this Deed all its representations and warranties as to itself in the Credit Agreement are true and correct or will be true and correct in all respects when made or regarded as having been made and further represents and warrants that:
(a)	(title) it has legal and beneficial right and title to, and full power to charge, the Secured Property in the manner provided in this Deed;
(b)	(Security Interests) the Secured Property is free from all Security Interests other than Permitted Security Interests; and
(c)	(Trust capacity) it does not enter into this Deed as trustee and is not the trustee of any trust or settlement.
4.2 Reliance
The Chargor acknowledges that:
(a)	it has not entered into this Deed in reliance on any representation, warranty, promise or statement made by the Chargee or any person on behalf of the Chargee; and
(b)	the Chargee enters into this Deed in reliance on the representations and warranties given under this Deed.
5 Undertakings of Chargor
5.1 Performance under the Loan Documents
(a)	The Chargor must fully and punctually perform its obligations under any Loan Documents to which it is a party.
(b)	The Chargor must pay the Secured Moneys in accordance with the Loan Documents to which it is a party and each other obligation under which the Secured Moneys are payable.
(c)
5.2 Secured Property
The Chargor must maintain and protect its Secured Property and must, without limitation:
(a)	remedy any defect in its title to any part of the Secured Property where failure to do so would have a Material Adverse Effect;
Exhibit F-3 — Form of Australian Security Agreement

(b)	take or defend all legal proceedings or other action necessary or desirable for the protection or recovery of any of the Secured Property where failure to do so would have a Material Adverse Effect;
(c)	fully and punctually comply with and observe all applicable laws, all requirements and orders of any Government Agency where non-compliance or non-observance would or might impose some Security Interest or restriction, disability or material Liability, on any of the Secured Property or prejudicially affect any Power; and
(d)	keep the Secured Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss where failure to do so would have a Material Adverse Effect.
5.3 Further security
(a)	The Chargor must, whenever requested by the Chargee, do or cause to be done anything which:
(i)	more satisfactorily (in the reasonable opinion of the Chargee) secures the priority of the Charge or assures to the Chargee the Secured Property or any part of it in a manner consistent with this Deed; or
(ii)	is necessary in the exercise of any Power of the Chargee,
including, but not limited to, the execution of any document, the delivery of Title Documents or the execution and delivery of blank transfers.
(b)	Without limiting the generality of clause 5.3(a), at the request of the Chargee, the Chargor must execute a legal or statutory mortgage over any real property now held or acquired on or after the date of this Deed.
(c)	The Chargor must register any mortgage executed under clause 5.3(b).
(d)	Any mortgage executed under clause 5.3(b) must:
(i)	be in favour of the Chargee; and
(ii)	be in the form and substance required by the Chargee, but the Chargee cannot require an obligation which is more onerous than any obligation contained in this Deed.
5.4 Title Documents
(a)	Save to the extent required by any prior ranking Security Interest, the Chargor must deposit with the Chargee, or as the Chargee directs, all the Title Documents in respect of any of the Secured Property subject to the fixed charge created in clauses 2.1 and 2.3:
(i)	within 10 Business Days of execution of this Deed;
(ii)	within 10 Business Days of the acquisition of any asset which forms part of the Secured Property and is subject to the fixed charge created in clauses 2.1 and 2.3; and
Exhibit F-3 — Form of Australian Security Agreement

(iii)	within 10 Business Days of the crystallisation and fixing for any reason of the floating charge created in clauses 2.1 and 2.3.
(b)	Subject to clause 5.4(d), the Chargee may retain the Title Documents until all the Secured Property is discharged under clause 3.
(c)	If the Charge is enforced by the Chargee, an Enforcing Party is entitled:
(i)	to deal with the Title Documents as if it was the absolute and unencumbered owner of the Secured Property to which the Title Documents relate; and
(ii)	in exercising a power of sale, to deliver any Title Document to a purchaser of the Secured Property to which it relates.
5.5 Registration and protection of security
(a)	The Chargor must ensure that this Deed is registered and filed in all registers in all jurisdictions in which it must be registered and filed to ensure enforceability, validity and priority against all persons and to be effective as a security.
(b)	Whenever any part of the Chargor’s Secured Property is transferred to or retained in a place where this Deed, because of an increase in the Secured Moneys or otherwise, bears insufficient stamp duty or is not registered or recorded, or for any other reason is of limited or of no force or effect, unenforceable, inadmissible in evidence or of reduced priority, the Chargor must within 10 Business Days after that transfer or retention ensure that this Deed:
(i)	is stamped to the satisfaction of the Chargee (acting reasonably);
(ii)	is in full force and effect, enforceable, admissible in evidence and not of reduced priority; and
(iii)	is registered in that place, or that part of the Secured Property is removed from that place.
5.6 Negative pledge
(a)	The Chargor must not create, permit, suffer to exist, or agree to, any interest or Security Interest, other than a Security Interest in favour of the Chargee or a Permitted Security Interest, over any of its assets or undertakings (including, without limitation, the Secured Property and any Marketable Securities that are or may in the future be held by the Chargor in respect of The MAC Services Group Limited ACN 003 657 510) without the prior written consent of the Chargee or as permitted by the Loan Documents.
(b)	The Chargor must not without the prior written consent of the Chargee, acquire an asset to form part of the Secured Property which is subject to an existing Security Interest, or which will become subject to a Security Interest (except in favour of the Chargee) when that Chargor acquires the asset.
(c)	The Chargor must not without the prior written consent of the Chargee, incur any Financial Indebtedness except for any Financial Indebtedness permitted under the Credit Agreement.
Exhibit F-3 — Form of Australian Security Agreement

5.7 Restricted dealings — property subject to fixed charge
The Chargor must not:
(a)	deal with, sell or otherwise dispose of or part with possession of;
(b)	attempt to do anything listed in clause 5.7(a), in respect of, any of the Secured Property over which the Charge is fixed, without the prior written consent of the Chargee or as permitted by the Loan Documents.
5.8 Restricted dealings — property subject to floating charge
The Chargor must not and may not agree, attempt or take any step to, do anything in clause 5.7 in respect of Secured Property over which this charge is floating except where the thing done is done in the ordinary course of the Chargor’s ordinary business or otherwise with the prior written consent of the Chargee.
5.9 Marketable Securities
The Chargor must not:
(a)	deal with, sell or otherwise dispose of or part with possession of;
(b)	attempt to do anything listed in clause 5.7(a), in respect of, any Marketable Securities that are or may in the future be held by the Chargor in respect of The MAC Services Group Limited ACN 003 657 510 without the prior written consent of the Chargee or as permitted by the Loan Documents.
5.10 No caveats
The Chargor must ensure that any caveat lodged in respect of the Secured Property, other than a caveat lodged by the Chargee or with the Chargee’s consent, is removed within 10 Business Days, or if the caveat is being contested in good faith, it is removed within 30 Business Days.
5.11 Term of undertakings
The Chargor’s undertakings in this clause 5 continue in full force and effect from the date of this Deed until all the Secured Property is discharged under clause 3.
6 Default
6.1 Events of Default
It is an Event of Default if an “Event of Default” as defined in the Credit Agreement occurs.
Exhibit F-3 — Form of Australian Security Agreement

6.2 Ensure no default
The Chargor agrees to do all things reasonably necessary to ensure that there is no Event of Default.
7 Enforcement
7.1 When enforceable
(a)	Upon the occurrence of an Event of Default which is subsisting:
(i)	the Charge is immediately enforceable; and
(ii)	the Secured Moneys will, at the Chargee’s option and as provided for by the terms of the Credit Agreement, be immediately due and payable by the Chargor.
(b)	Subject to clause 2.5, the right of the Chargor to deal, for any purpose, with:
(i)	all of the Secured Property, other than by or through a Receiver appointed under this Deed, immediately ceases on the crystallisation of the Charge in respect of all of the Secured Property; and
(ii)	any asset which forms part of the Secured Property, other than by or through a Receiver appointed under this Deed, immediately ceases on the crystallisation of the Charge in respect of that asset.
7.2 Assistance in realisation
Subject to the terms of the Loan Documents, if a Charge has become enforceable, the Chargor must take all action required by an Enforcing Party to assist that Enforcing Party to realise the relevant Secured Property and exercise any Power including, but not limited to:
(a)	executing all transfers, conveyances, assignments and assurances of any of the relevant Secured Property;
(b)	doing anything necessary or desirable under the law in force in any place where the relevant Secured Property is situated;
(c)	giving all notices, orders, directions and consents which an Enforcing Party thinks expedient; and
(d)	doing anything necessary:
(iii)	for a call to be made on the uncalled capital of that Chargor; or
(iv)	to collect all called but unpaid capital of that Chargor.
Exhibit F-3 — Form of Australian Security Agreement

8 Receiver
8.1 Appointment of Receiver
Upon or at any time after the occurrence of an Event of Default which is subsisting, the Chargee may:
(a)	appoint any person or any two or more persons jointly, or severally, or jointly and severally to be a Receiver of the Secured Property;
(b)	remove any Receiver and on the removal, retirement or death of any Receiver, appoint another Receiver; and
(c)	fix the remuneration and direct payment of that remuneration and any costs, charges and expenses of the Receiver out of the proceeds of any realisation of the Secured Property of the Chargor.
8.2 Agency of Receiver
(a)	Subject to clause 8.5, the Receiver is the agent of the Chargor.
(b)	The Chargor is responsible for the acts, defaults and remuneration of the Receiver in respect of the Secured Property.
8.3 Powers of Receiver
Subject to the terms of the Loan Documents and any express exclusion by the terms of the Receiver’s appointment, the Receiver appointed in respect of any Secured Property of the Chargor has, in addition to any powers conferred on the Receiver by applicable law, power to do any of the following whether or not in possession of the Secured Property or any part of it:
(a)	(manage, possession or control) to manage, enter into possession or assume control of any of the Secured Property;
(b)	(lease or licence) to accept the surrender of, determine, grant or renew any lease or licence in respect of the use or occupation of any of the Secured Property:
(i)	on any terms or special conditions that the Chargee or Receiver thinks fit; and
(ii)	in conjunction with the sale, lease or licence of any other property by any person;
(c)	(sale) to sell or concur in selling any of the Secured Property to any person:
(i)	by auction, private treaty or tender;
(ii)	on such terms and special conditions as the Chargee or the Receiver thinks fit;
Exhibit F-3 — Form of Australian Security Agreement

(iii)	for cash or for a deferred payment of the purchase price, in whole or in part, with or without interest or security;
(iv)	in conjunction with the sale of any property by any other person; and
(v)	in one lot or in separate parcels;
(d)	(grant options to purchase) to grant to any person an option to purchase any of the Secured Property;
(e)	(acquire property) to acquire any interest in any property, in the name or on behalf of the Chargor, which on acquisition forms part of the Secured Property;
(f)	(carry on business) to carry on or concur in carrying on any business of the Chargor in respect of the Secured Property;
(g)	(borrowings and security):
(i)	to raise or borrow any money, in its name or the Chargor’s name or on behalf of the Chargor, from the Chargee or any person approved by the Chargee in writing; and
(ii)	to secure money raised or borrowed under clause 8.3(i) by an Security Interest over any of the Secured Property, ranking in priority to, equal with, or after, the Charge or any other Security;
(h)	(maintain or improve Secured Property) to do anything to maintain, protect or improve any of the Secured Property including, but not limited to, completing, repairing, erecting a new improvement on, demolishing or altering any of the Secured Property;
(i)	(income and bank accounts) to do anything to manage or obtain income or revenue from any of the Secured Property including, but not limited to, operating any bank account which forms part of the Secured Property or opening and operating a new bank account;
(j)	(access to Secured Property) to have access to any of the Secured Property, the premises at which the business of the Chargor is conducted and any of the administrative services of the business of the Chargor;
(k)	(insure Secured Property) to insure any of the Secured Property;
(l)	(sever fixtures) to sever fixtures in respect of any of the Secured Property;
(m)	(compromise) to make or accept any compromise or arrangement;
(n)	(surrender Secured Property) to surrender or transfer any of the Secured Property to any person;
(o)	(exchange Secured Property) to exchange with any person any of the Secured Property for any other property whether of equal value or not;
Exhibit F-3 — Form of Australian Security Agreement

(p)	(employ or discharge) to employ or discharge any person as an employee, contractor, agent, professional advisor or auctioneer for any of the purposes of this Deed;
(q)	(delegate) to delegate to any person any Power of the Receiver;
(r)	(perform or enforce documents) to observe, perform, enforce, exercise or refrain from exercising any right, power, authority, discretion or remedy of the Chargor under, or otherwise obtain the benefit of:
(i)	any document, agreement or right which attaches to or forms part of the Secured Property; and
(ii)	any document or agreement entered into in exercise of any Power by the Receiver;
(s)	(receipts) to give effectual receipts for all moneys and other assets which may come into the hands of the Receiver;
(t)	(take proceedings) to commence, discontinue, prosecute, defend, settle or compromise in its name or the name or on behalf of the Chargor, any proceedings including, but not limited to, proceedings in relation to any insurance in respect of any of the Secured Property;
(u)	(insolvency proceedings) to make any debtor bankrupt, wind-up any company, corporation or other entity and do all things in relation to any bankruptcy or winding-up which the Receiver thinks necessary or desirable including, but not limited to, attending and voting at creditors’ meetings and appointing proxies for those meetings;
(v)	(execute documents) to enter into and execute any document or agreement in the name of the Receiver or the name or on behalf of the Chargor including, but not limited to, bills of exchange, cheques or promissory notes for any of the purposes of this Deed;
(w)	(make calls) to make calls on any member of the Chargor in respect of uncalled capital of the Chargor;
(x)	(vote) to exercise any voting rights or powers in respect of any part of the Secured Property;
(y)	(collect called capital) to collect or enforce payment of any called but unpaid capital of the Chargor whether or not the calls were made by the Receiver;
(z)	(ability of Chargor) to do anything the Chargor could do in respect of the Secured Property;
(aa)	(lend) to lend money or provide financial accommodation;
(bb)	(vary and terminate agreements) to vary, rescind or terminate any document or agreement;
Exhibit F-3 — Form of Australian Security Agreement

(cc)	(promote companies) to promote the formation of companies with a view to purchasing any of the Secured Property or assuming the obligations of the Chargor or otherwise;
(dd)	(other outgoings) to pay any outgoings or indebtedness of the Chargor or any other person;
(ee)	(Security Interests) to redeem any Security Interest or acquire it and any debt secured by it;
(ff)	(insurance claims) to make, enforce, compromise and settle all claims in respect of insurance;
(gg)	(Authorisation) to apply for, renew or obtain any necessary Authorisation; and
(hh)	(incidental power) to do anything necessary or incidental to the exercise of any Power of the Receiver.
8.4 Nature of Receiver’s Powers
The Powers of the Receiver must be construed independently and no one Power limits the generality of any other Power. Any dealing under any Power of the Receiver will be on the terms and conditions the Receiver thinks fit.
8.5 Status of Receiver after commencement of winding-up
(a)	The power to appoint a Receiver under clause 8.1 may be exercised even if at the time an Event of Default occurs or if at the time a Receiver is appointed, an order has been made or a resolution has been passed for the winding-up of the Chargor.
(b)	If for any reason, including, but not limited to operation of law, a Receiver:
(i)	appointed in the circumstances described in clause 8.5(a); or
(ii)	appointed at any other time,
ceases to be the agent of the Chargor upon or by virtue of, or as a result of, an order or a resolution being passed for the winding-up of the Chargor, then the Receiver immediately becomes the agent of the Chargee.
8.6 Powers exercisable by the Chargee
(a)	Whether or not a Receiver is appointed under clause 8.1, the Chargee may, on or after the occurrence of an Event of Default which is subsisting and without giving notice to any person, exercise any Power of the Receiver in addition to any Power of the Chargee.
(b)	The exercise of any Power by any Enforcing Party does not cause or deem such Enforcing Party:
(i)	to be a mortgagee in possession;
Exhibit F-3 — Form of Australian Security Agreement

(ii)	to account as mortgagee in possession; or
(iii)	to be answerable for any act or omission for which a mortgagee in possession is liable.
8.7 Set off
Subject to the terms of the Loan Documents, after the occurrence of an Event of Default which is subsisting, the Chargee is entitled to apply any credit balance in any of the Chargor’s accounts with the Chargee in and towards satisfaction of any of the Secured Moneys.
8.8 Notice of exercise of rights
An Enforcing Party is not required:
(a)	to give notice of the Charge or any other Security to any debtor or creditor of the Chargor or to any other person;
(b)	to enforce payment of any money payable to the Chargor including, but not limited to, any of the debts or monetary liabilities charged by this Deed or by any other Security; or
(c)	to obtain the consent of the Chargor to any exercise of a Power.
8.9 Termination of receivership and possession
The Chargee may, at any time, terminate the appointment of a Receiver and may, at any time, give up possession of the Secured Property of the Chargor.
9 Application and receipts of money
9.1 Order of application
(a)	Subject to the terms of the Loan Documents, at any time after this Charge is enforceable, all money received by an Enforcing Party or any other person acting on their behalf under this Deed may be appropriated and applied in the order set forth in Section 7.05 of the Credit Agreement, to the extent not prohibited by law.
9.2 Amounts contingently due
(a)	If, at the time of a distribution of any money under clause 9.1, any part of the Secured Moneys is contingently owing, the Enforcing Party may retain an amount equal to the amount contingently owing or any part of it.
(b)	If an Enforcing Party retains any amount under clause 9.2(a), it must place that amount on short-term interest bearing deposit until the amount contingently owing becomes actually due and payable or otherwise ceases to be contingently owing at which time the Enforcing Party must:
(i)	pay to the Chargee the amount which has become actually due to it; and
Exhibit F-3 — Form of Australian Security Agreement

(ii)	apply the balance of the amount retained, together with any interest on the amount contingently owing, in accordance with clause 9.1.
10 Power of attorney
10.1 Appointment of Attorney
In consideration of the Chargee entering into this Deed to which it is expressed to be a party, the Chargor irrevocably appoints each Enforcing Party and each Authorised Officer of the Chargee severally its attorney for the purposes set out in clause 10.2.
10.2 Purposes of appointment
Subject to the terms of the Loan Documents, an Attorney may, in its name or in the name of the Chargor, Chargee or Receiver, at any time after the occurrence of an Event of Default which is subsisting do any of the following:
(a)	do any thing which can be done by the Chargor under or in connection with this Deed except the Attorney may not amend the Loan Documents;
(b)	exercise any right, power, authority, discretion or remedy of, or perform any obligation of, the Chargor under:
(i)	this Deed;
(ii)	any of the Loan Documents; or
(iii)	any agreement forming part of the Secured Property,
except that, in each case, the Attorney may not amend the Loan Documents;
(c)	do any thing which in the opinion of the Attorney is necessary or expedient for securing or perfecting the Charge and any other Security except that the Attorney may not amend the Loan Documents;
(d)	execute in favour of the Chargee any legal mortgage, transfer, assignment and any other assurance of any of the Secured Property of the Chargor;
(e)	execute deeds of assignment, composition or release;
(f)	sell or otherwise part with the possession of any of the Secured Property of the Chargor; and
(g)	generally, do any other thing, whether or not of the same kind as those set out in clauses 10.2(a) to 10.2(f), which in the opinion of the Attorney is necessary or expedient:
(i)	to more satisfactorily secure to the Chargee the payment of the Secured Moneys; or
Exhibit F-3 — Form of Australian Security Agreement

(ii)	in relation to any of the Secured Property of the Chargor, if the thing is of the same kind as that set out in clause 10.2(b) or 10.2(f).
10.3 Delegation and substitution
An Attorney may, at any time, for any of the purposes in clause 10.2, appoint or remove any substitute or delegate or sub-attorney.
11 Indemnities
11.1 Stamp duty indemnity
(a)	The Chargor indemnifies each Enforcing Party and each of its officers, employees and contractors (each an “Indemnified Party”) against any Loss which the Chargee pays, suffers, incurs or is liable for in connection with:
(i)	the stamping of, or any stamp duty payable on, any of the following:
(A)	the Charge;
(B)	any agreement or document entered into or signed under, or the performance or exercise of any right or obligation under, this Charge; and
(C)	any transaction contemplated under this Charge or under any agreement or document described in clause 11.1(a)(i)(B);
(ii)	any enquiry by a Government Agency (including any stamp duty or state revenue office) in connection with the assessment for stamp duty of any Loan Document;
(iii)	any litigation or administrative proceedings (including any objection made to a stamp duty or state revenue office) taken against or involving the Indemnified Party in connection with the assessment for stamp duty of the Loan Documents or transactions referred to therein; or
(iv)	any future, or any change in any present or future, stamp duty law or regulation or stamp duty or state revenue office practice (with which, if not having the force of law, compliance is in accordance with the practice of responsible bankers and financial institutions in the jurisdiction concerned), including any administration costs of an Indemnified Party in connection with the matters referred to above, any legal costs and expenses and any professional consultant’s fees for any of the above on a full indemnity basis.
(b)	The Chargee must give notice to the Chargor as soon as it becomes aware of any of the following events:
(i)	any enquiry by a Government Agency referred to in clause 11.1(a)(ii) involving it; or
Exhibit F-3 — Form of Australian Security Agreement

(ii)	any litigation or administrative proceedings taken against or involving it as contemplated by clause 11.1(a)(iii).
(c)	The Chargee agrees, at the cost of the Chargor, to assist the Chargor in responding to, and the Chargor’s participation in, any enquiry by a Government Agency referred to in clause 11.1(a)(ii).
11.2 Continuing indemnities and evidence of loss
(a)	Each indemnity of the Chargor contained in this Charge is a continuing obligation of the Chargor, despite:
(i)	any settlement of account; or
(ii)	the occurrence of any other thing,
and remains in full force and effect until:
(iii)	all moneys owing, contingently or otherwise, under any of the Loan Documents have been paid in full to the satisfaction of the Chargee;
(iv)	the Secured Moneys are paid in full to the satisfaction of the Chargee; and
(v)	each Security in respect of all the Secured Property subject to each Security has been finally discharged.
(b)	Each indemnity of the Chargor contained in a Loan Document is an additional, separate and independent obligation of that Chargor and no one indemnity limits the generality of any other indemnity.
(c)	Each indemnity of the Chargor contained in this Charge survives the termination of this Charge.
12 Taxes, costs and expenses
12.1 Taxes
The Chargor:
(a)	must pay or reimburse the Chargee on demand for any Tax, other than an Excluded Tax in respect of the Chargee, in respect of the execution, delivery, performance, release, discharge, amendment, enforcement or attempted enforcement or otherwise in respect of any of the following:
(i)	this Charge;
(ii)	any agreement or document entered into or signed under this Charge; and
(iii)	any transaction contemplated under this Charge or any agreement or document described in clause 12.1(a)(ii);
Exhibit F-3 — Form of Australian Security Agreement

(b)	must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 12.1(a) except to the extent that the fine, penalty or other cost is caused by the Chargee’s failure to lodge money or documents received from that party within 10 Business Days before the due date for lodgement; and
(c)	indemnifies the Chargee against any amount payable under clause 12.1(a) or 12.1(b) or both.
12.2 GST
(a)	Terms defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the same meaning in this clause 12.2 unless provided otherwise.
(b)	Notwithstanding any other provision of this Charge, in the event that the Chargee must pay any GST on any supply made by it to the Chargor under or in connection with this Charge, the Chargee may, in addition to any amount or consideration payable under this Charge, recover from the Chargor an additional amount on account of that GST, such amount to be calculated by multiplying the relevant amount or consideration payable by the recipient for the relevant supply by the prevailing GST rate.
(c)	Notwithstanding any other provisions of this Charge, in the event that the Chargee must pay any GST in relation to a Taxable Supply that is made to it under or in connection with this Charge, the Chargee may in addition to any other amounts, recover from the Chargor that GST less the amount of any input tax credit to which the indemnitee is entitled in respect of that payment.
(d)	The Chargee must issue a tax invoice to the recipient of a supply referred to in clause 12.2(b) no later than 10 Business Days after payment by the recipient of the GST inclusive consideration for that supply.
(e)	Any additional amount on account of GST recoverable from the Chargor pursuant to clause 12.2(b) or clause 12.2(c) shall be calculated without any deduction or set off of any other amount and is payable by the Chargor upon demand by the Chargee whether such demand is by means of an invoice or otherwise.
13 Protection
13.1 Protection of third parties
(a)	No person dealing with an Enforcing Party is:
(i)	bound to enquire whether:
(A)	the Charge of the Chargor has become enforceable;
(B)	an Enforcing Party is duly appointed; or
(C)	any Power has been properly or regularly exercised; or
Exhibit F-3 — Form of Australian Security Agreement

(ii)	affected by express notice that the exercise of any Power was unnecessary or improper.
(b)	The irregular or improper exercise of any Power is, as regards the protection of any person, regarded as authorised by the Chargor and this Deed, and is valid.
13.2 Protection of Enforcing Party
(a)	An Enforcing Party is not liable for any Loss including, but not limited to, consequential Loss arising directly or indirectly from:
(i)	any omission or delay in the exercise or non-exercise of any Power; or
(ii)	the neglect, default or dishonesty of any manager, Authorised Officer, employee, agent, accountant, auctioneer or solicitor of the Chargor or any Enforcing Party.
(b)	Clause 13.2(a) does not apply in respect of an Enforcing Party, to any Loss which arises from the wilful default, fraud, gross negligence or illegal acts of that Enforcing Party or its manager, Authorised Officers, employees, agents, accountants, auctioneers or solicitors.
14 Third party provisions
14.1 Independent obligations
Subject to the terms of the Loan Documents, this Deed is enforceable against the Chargor:
(a)	without the Chargee first enforcing any other Security;
(b)	whether or not the Chargee has:
(i)	made demand upon the Chargor;
(ii)	given notice to the Chargor or any other person in respect of anything; or
(iii)	taken any other steps against the Chargor or any other person; and
(c)	despite the occurrence of any event described in clause 14.2.
14.2 Unconditional nature of obligations
(a)	The Charge and the obligations of the Chargor under this Deed are absolute, binding and unconditional in all circumstances.
(b)	This Deed and the obligations of the Chargor under this Deed are not released, discharged or otherwise affected by anything which but for this provision might have that effect, including but not limited to:
(i)	the grant to any person of any time, waiver, covenant not to sue or other indulgence;
Exhibit F-3 — Form of Australian Security Agreement

(ii)	the release (including a release as part of any novation) or discharge of any person;
(iii)	the cessation of the obligations, in whole or in part, of any person under any Loan Document or any other document or agreement;
(iv)	the liquidation of any person;
(v)	any arrangement, composition or compromise entered into by the Chargee or any person;
(vi)	any Loan Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;
(vii)	any extinguishment, failure, loss, release, discharge, abandonment, impairment, compound, composition or compromise, in whole or in part, of any Loan Document or any other document or agreement;
(viii)	any Security Interest being given to the Chargee by any person;
(ix)	any alteration, amendment, variation, supplement, renewal or replacement of any Loan Document or any other document or agreement;
(x)	any moratorium or other suspension of any Power;
(xi)	any Enforcing Party exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce, any Power;
(xii)	any Enforcing Party obtaining a judgment against any person for the payment of any of the Secured Moneys;
(xiii)	any transaction, agreement or arrangement that may take place with the Chargee or any other person including the execution of a Loan Document;
(xiv)	any payment to any Enforcing Party, including any payment which at the payment date or at any time after the payment date is, in whole or in part, illegal, void, voidable, avoided or unenforceable;
(xv)	any failure to give effective notice to any person of any default under any Loan Document or any other document or agreement;
(xvi)	any legal limitation, disability or incapacity of any person;
(xvii)	any breach of any Loan Document or any other document or agreement;
(xviii)	the acceptance of the repudiation of, or termination of, any Loan Document or any other document or agreement;
(xix)	any Secured Moneys being irrecoverable for any reason;
Exhibit F-3 — Form of Australian Security Agreement

(xx)	any disclaimer by any person of any Loan Document or any other document or agreement;
(xxi)	any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Loan Document or any other document or agreement;
(xxii)	the opening of a new account of any person (whether alone or with others) with the Chargee or any other person or any transaction on or relating to the new account;
(xxiii)	any prejudice (including material prejudice) to any person as a result of:
(A)	any thing done, or omitted to be done, by the Chargor, any other Enforcing Party or any person;
(B)	any Enforcing Party or any other person selling or realising any property the subject of the Charge at less than the best price;
(C)	any failure or neglect by any Enforcing Party or any other person to recover the Secured Moneys from any person or by the realisation of any property the subject of the Charge; or
(D)	any other thing;
(xxiv)	the receipt by the Chargee of any dividend, distribution or other payment in respect of any liquidation;
(xxv)	the capacity in which the Chargor executed a Loan Document not being the capacity disclosed to the Chargee before the execution of the Loan Document;
(xxvi)	any other act, omission, matter or thing whatsoever, whether negligent or not:
(A)	any Loan Document or any other document or agreement not being valid or executed by, or binding on, any person; and
(B)	any increase in the Secured Moneys for any reason (including as a result of anything referred to above).
(c)	Clauses 14.2(a) and 14.2(b) apply irrespective of:
(i)	the consent or knowledge or lack of consent or knowledge, of the Chargee, any person of any event described in clause 14.2(b); or
(ii)	any rule of law or equity to the contrary.
14.3 No competition
(a)	Until the Secured Moneys have been Finally Paid to the satisfaction of the Chargee and the Securities have been discharged, the Chargor is not entitled to:
(i)	be subrogated to the Chargee;
Exhibit F-3 — Form of Australian Security Agreement

(ii)	claim or receive the benefit of:
(A)	any Security Interest, guarantee (including any Loan Document) or other document or agreement of which the Chargee has the benefit;
(B)	any moneys held by the Chargee; or
(C)	any Power;
(iii)	raise any defence or counterclaim in reduction or discharge of its obligations under the Loan Documents; or
(b)	raise any defence or counterclaim in reduction or discharge of its obligations under the Loan Documents. The Chargor must not do or seek, attempt or purport to do anything referred to in clause 14.3.
15 Saving provisions
15.1 Amounts payable on demand
If any amount payable by the Chargor under this Deed is not expressed to be payable on a specified date or within a specified time period that amount is payable by the Chargor promptly upon request by the Chargee.
15.2 Statutory powers
(a)	The powers of the Chargee under this Deed are in addition to any powers the Chargee has under applicable law.
(b)	Subject to the terms of the Loan Documents, to the extent not prohibited by law, before enforcing the Charge, or exercising any Power, an Enforcing Party is not required to give any notice or allow the expiration of any time to any person.
15.3 Continuing security
The Charge is a continuing security notwithstanding any settlement of account or any other thing until the Chargee has given a discharge of the Charge in respect of all the Secured Property under clause 3.
15.4 No merger of security
(a)	Nothing in this Deed merges, extinguishes, postpones, lessens or otherwise prejudicially affects:
(i)	any Security Interest in favour of the Chargee at any time;
(ii)	any indemnity in favour of the Chargee contained in any Loan Document; or
(iii)	any right, power, authority, discretion or remedy which the Chargee may have against the Chargor or any other person at any time.
Exhibit F-3 — Form of Australian Security Agreement

(b)	No other Security Interest including, but not limited to, any Security Interest held by the Chargee in any way prejudicially affects any right, power, authority, discretion or remedy of the Chargee under this Deed.
15.5 Exclusion of moratorium
To the extent not excluded by law, a provision of any legislation which at any time directly or indirectly:
(a)	lessens or otherwise varies or affects in favour of the Chargor any obligations under this Deed; or
(b)	stays, postpones or otherwise prevents or prejudicially affects the exercise of any Power, is negatived and excluded from this Deed and all relief and protection conferred on the Chargor by or under that legislation is also negatived and excluded so far as is permitted by law.
15.6 Conflict
Where any Power of an Enforcing Party under this Deed or any other Security is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, the powers conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.
15.7 Completion of blank securities
Subject to the terms of the Loan Documents, at any time after the Charge has become enforceable, the Enforcing Party or any Authorised Officer of the Chargee may complete, in favour of the Chargee, any appointee of the Chargee or any purchaser, any instrument executed in blank by or on behalf of the Chargor and deposited with the Chargee as security under this Deed.
15.8 Principal obligations
This Deed is:
(a)	a principal obligation and is not ancillary or collateral to any other Security Interest (other than a Permitted Security Interest) or other obligation however created; and
(b)	independent of, and unaffected by, any other Security Interest or other obligation however created which the Chargee may hold at any time in respect of the Secured Moneys.
15.9 No obligation to marshal
(a)	The doctrine of marshalling does not apply to the Chargee or the Chargor or in relation to the exercise of any Power.
(b)	The Chargee is not required before or after it enforces the Charge:
(i)	to enforce any Security Interest held, at any time, by the Chargee; or
Exhibit F-3 — Form of Australian Security Agreement

(ii)	to appropriate or recover any moneys or assets that the Chargee, at any time, holds or is entitled to receive.
15.10 Certificates
A certificate signed by an Authorised Officer of the Chargee stating:
(a)	the amount of the Secured Moneys due and payable; or
(b)	the amount of the Secured Moneys, whether currently due and payable or not, is conclusive evidence of that amount at the date stated on the certificate or failing that as at the date of that certificate unless the contrary is proved.
15.11 Chargee’s receipts
(a)	The receipt of any Authorised Officer of the Chargee for any money payable to or received by the Chargee under this Deed exonerates the payer from all Liability to enquire whether any of the Secured Moneys has become due and payable.
(b)	Every receipt of an officer of the Chargee effectually discharges the payer from:
(i)	any future Liability to pay the amount specified in the receipt; and
(ii)	being concerned to see the application of, or being answerable or accountable for any loss or misapplication of, the amount specified in the receipt.
16 Reinstatement of rights
If, under any law relating to insolvency, a person claims that a transaction (including a payment) in connection with this Charge or the Secured Moneys is void or voidable and the claim is upheld, conceded or comprised, then:
(a)	the Chargee is immediately entitled as against the Chargor to the rights in respect of the Secured Moneys to which they were entitled immediately before the transaction; and
(b)	on request from the Chargee, the Chargor agrees to do anything (including signing any document) to restore to the Chargee, any Security Interest (including this Charge) held by it from the Chargor on account of the Secured Moneys immediately before the transaction.
17 Notices
Section 9.01 of the Credit Agreement will apply with respect to all notices, requests, demands, consents, approvals, offers, agreements or other communications (“notices”) given by a party under or in connection with this Deed, and the address for service for all notices to the Chargor shall be given to it care of the Borrowers.
Exhibit F-3 — Form of Australian Security Agreement

18 PPS Act
18.1 PPS Act
Without limiting clause 5.3, the Chargor agrees to make such amendments to the Loan Documents (to which it is a party), and to do such other things, as the Chargee may require from time to time (whether before or after the registration commencement time) to:
(a)	ensure that any security interest granted to the Chargee is a first-ranking perfected security interest over all PPS property (except to the extent otherwise agreed in writing by the Chargee);
(b)	ensure that any security interest granted to the Chargee is perfected by control to the extent possible under the PPS Act; and
(c)	otherwise protect the Chargee’s position under any security interest in the context of the PPS Act.
18.2 Definitions
In this clause 18:
(a)	PPS Act means the Personal Property Securities Act 2009 (Cth);
(b)	PPS property means all property over which the Chargor is legally capable under the PPS Act of granting a security interest; and
(c)	terms have the meanings given to them in the PPS Act.
18.3 Further actions
The Chargee may, at the Chargor’s cost, do anything which that Chargor should have done under this Deed if the Chargor does not do so within the time period specified, or if none specified, promptly; or if in the Chargee’s reasonable opinion, the Chargor does not do so properly.
19 General
19.1 Governing law and jurisdiction
(a)	This Deed is governed by the laws of Victoria.
(b)	The Chargor irrevocably submits to the non-exclusive jurisdiction of the courts of Victoria.
(c)	The Chargor irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.
(d)	The Chargor irrevocably waives any immunity in respect of its obligations under this Deed that it may acquire from the jurisdiction of any court or any legal process for
Exhibit F-3 — Form of Australian Security Agreement

any reason including, but not limited to, the service of notice, attachment before judgment, attachment in aid of execution or execution.
19.2 Waivers
(a)	Waiver of any right arising from a breach of this Deed or of any Power arising upon default under this Deed or upon the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.
(b)	A failure or delay in exercise, or partial exercise, by the Chargee or any other Enforcing Party of:
(i)	a right arising from a breach of this Deed or the occurrence of an Event of Default; or
(ii)	a Power created or arising upon default under this Deed or upon the occurrence of an Event of Default, does not result in a waiver of that right or Power.
(c)	The Chargor is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this Deed or on a default under this Deed or on the occurrence of an Event of Default as constituting a waiver of that right or Power.
(d)	The Chargor may not rely on any conduct of an Enforcing Party as a defence to exercise of a right or Power by that Enforcing Party.
(e)	This clause may not itself be waived except by writing.
19.3 Variation
A variation of any term of this Deed must be in writing and signed by the parties.
19.4 Cumulative rights
The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of any Enforcing Party.
19.5 Assignment
(a)	The Chargee may assign its rights under this Deed without the consent of the Chargor.
(b)	The Chargor may not assign any of its rights under this Deed without the prior written consent of the Chargee.
19.6 Attorneys
Each of the attorneys executing this Deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.
Exhibit F-3 — Form of Australian Security Agreement

19.7 Electronic delivery of document
If a party delivers an executed counterpart of this Deed or any other document executed in connection with it (“Relevant Document”) by facsimile or other electronic means:
(a)	the delivery will be deemed to be an effective delivery of an originally executed counterpart; and
(b)	the party will still be obliged to deliver an originally executed counterpart, but the failure to do so will not effect the validity or effectiveness of the Relevant Document.
19.8 Counterparts
This Deed may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.
19.9 Inconsistency
In the event there is any inconsistency between:
(a) the provisions of this Deed; and
(b) the provisions of the Credit Agreement,
the provisions of the Credit Agreement prevail to the extent of the inconsistency.
Exhibit F-3 — Form of Australian Security Agreement

EXECUTED as a DEED

SIGNED, SEALED AND	)
DELIVERED by	)
)
)
as attorney for PTI HOLDING	)
COMPANY 2 PTY LIMITED	)
ACN 146 700 487 under power of	)
attorney dated	)
)
in the presence of:	)
)
)
)

Signature of witness	)	By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney

Name of witness (block letters)
Exhibit F-3 — Form of Australian Security Agreement

ROYAL BANK OF CANADA, in its capacity
as the Canadian administrative agent and
Canadian collateral agent for and on behalf of
the Canadian Secured Parties

By:
Name:
Title:

Exhibit F-3 — Form of Australian Security Agreement

EXHIBIT G-1
[Form of]
AMENDED AND RESTATED U.S. SUBSIDIARY GUARANTEE AGREEMENT
     AMENDED AND RESTATED U.S. SUBSIDIARY GUARANTEE AGREEMENT (as supplemented from time to time, this “Agreement”) dated as of December 10, 2010, among each of the Subsidiaries listed on Schedule I hereto (each such subsidiary individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) of OIL STATES INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “U.S. Collateral Agent”) for the Secured Parties (as defined in the U.S. Security Agreement).
     Reference is made to the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, PTI Group Inc. (the “Canadian Parent”), PTI Premium Camp Services Ltd. (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and U.S. Collateral Agent, and Royal Bank of Canada (“RBC”), as administrative agent and Canadian Collateral Agent for the Canadian Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Subsidiary Guarantors and the U.S. Collateral Agent are parties to that certain U.S. Subsidiary Guarantee Agreement dated as of October 30, 2003 (as heretofore amended, restated and otherwise modified, the “Existing U.S. Subsidiary Guarantee Agreement”).
     The Lenders have agreed to make Loans to the Borrowers, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Subsidiary Guarantors is a Domestic Subsidiary of the U.S. Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Banks. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Subsidiary Guarantors of a Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit, the Subsidiary Guarantors are willing to execute this Agreement.
     Accordingly, the parties hereto (a) agree that the Existing U.S. Subsidiary Guarantee Agreement is amended and restated in its entirety by this Agreement and (b) further agree as follows:
     SECTION 1. Guarantee. Each Subsidiary Guarantor unconditionally and irrevocably guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Borrowers of (i) the principal of
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Secured Parties under this Agreement, the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, (d) the due and punctual payment and performance of all obligations of either Borrower, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender (or an affiliate of a Lender) at the time such Hedging Agreement was entered into and (e) the due and punctual performance of all Banking Services Obligations provided to the Borrowers or any Subsidiary by any Lender or any Affiliate of a Lender (all the monetary and other obligations referred to in the preceding lettered clauses of this paragraph being referred to collectively as the “Obligations”). Each Subsidiary Guarantor further agrees that the Obligations may be extended, renewed or increased, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, renewal or increase of any Obligation.
     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of the U.S. Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrowers or any Subsidiary Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement, (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the U.S. Collateral Agent or any other Secured Party, or (d) any other defenses that might otherwise be available to a surety or a guarantor (other than the indefeasible payment in full in cash of the Obligations).
     SECTION 3. Security. Each of the Subsidiary Guarantors authorizes the U.S. Collateral Agent to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

     SECTION 4. Guarantee of Payment. Each Subsidiary Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the U.S. Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the U.S. Collateral Agent or any other Secured Party in favor of any Borrower or any other person.
     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than a defense of payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the U.S. Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or that would otherwise operate as a discharge of each Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Notwithstanding anything contained herein to the contrary, it is the intention of each Subsidiary Guarantor, the U.S. Collateral Agent and the other Secured Parties that the amount of the Obligations guaranteed by each Subsidiary Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Agreement or in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations guaranteed by each Subsidiary Guarantor under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable Insolvency Law or other law, rule or regulation of any Governmental Authority.
     SECTION 6. Defenses of Borrowers Waived. To the fullest extent permitted by applicable law, each of the Subsidiary Guarantors waives any defense based on or arising out of any defense of the Borrowers or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers, other than the final and indefeasible payment in full in cash of the Obligations. The U.S. Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrowers or any other guarantor or exercise any other right or remedy available to them against the Borrowers or any other guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

Subsidiary Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against a Borrower or any other Subsidiary Guarantor or guarantor, as the case may be, or any security. There are no conditions precedent to the enforcement of this Agreement, except as expressly contained herein. It shall not be necessary for the U.S. Collateral Agent or the other Secured Parties, in order to enforce payment by any Subsidiary Guarantor under this Agreement, to show any proof of a Borrower’s default, to exhaust the U.S. Collateral Agent or the other Secured Parties’ remedies against the Borrowers, any other guarantor, or any other Person liable for the payment or performance of the Obligations or to enforce any other means of obtaining payment or performance of the Obligations. The U.S. Collateral Agent and the other Secured Parties shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Obligations.
     SECTION 7. Agreement to Pay. In furtherance of the foregoing and not in limitation of any other right that the U.S. Collateral Agent or any other Secured Party has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of a Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the U.S. Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations.
     SECTION 8. Indemnity, Subrogation, Contribution and Subordination. (a) In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to paragraph (c) below), the Borrowers agree that (i) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Borrowers shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Borrowers shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
     (b) Each Subsidiary Guarantor (a “Contributing Guarantor”) agrees (subject to paragraph (c) below) that, in the event a payment shall be made by any other Subsidiary Guarantor under the U.S. Subsidiary Guarantee Agreement or assets of any other Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Subsidiary Guarantor (the “Claiming Subsidiary Guarantor”) shall not have been fully indemnified by the Borrowers as provided in paragraph (a) above, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 21, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

paragraph (b) shall be subrogated to the rights of such Claiming Subsidiary Guarantor under paragraph (a) above to the extent of such payment.
     (c) Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under paragraphs (a) and (b) above and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrowers or any Subsidiary Guarantor to make the payments required by paragraphs (a) and (b) above (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations hereunder, and each Subsidiary Guarantor shall remain liable for the full amount of its obligations hereunder. In addition, any indebtedness of the Borrowers now or hereafter held by any Subsidiary Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Subsidiary Guarantor on account of (i) any subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrowers while an Event of Default has occurred and is continuing, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the U.S. Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
     SECTION 9. Information. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the U.S. Collateral Agent or the other Secured Parties will have any duty to advise any of the Subsidiary Guarantors of information known to it or any of them regarding such circumstances or risks.
     SECTION 10. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date. Each Subsidiary Guarantor has determined that its guarantee hereunder is necessary and convenient to the conduct, promotion and attainment of the business of such Subsidiary Guarantor and each Borrower.
     SECTION 11. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations (other than wholly contingent indemnification obligations) then due and owing have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the Aggregate L/C Exposure has been reduced to zero and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Subsidiary Guarantor upon the bankruptcy or reorganization of a Borrower, any Subsidiary Guarantor or otherwise.
     SECTION 12. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Subsidiary Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to the U.S. Collateral Agent, and a counterpart hereof shall have been executed on behalf of the U.S. Collateral Agent, and thereafter shall be binding upon such Subsidiary Guarantor and the U.S. Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor, the U.S. Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.
     SECTION 13. Waivers; Amendment. (a) No failure or delay of the U.S. Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the U.S. Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors with respect to which such waiver, amendment or modification relates and the U.S. Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
     SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it in care of the U.S. Borrower.
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

     SECTION 16. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the U.S. Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Banks regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Aggregate L/C Exposure does not equal zero and as long as the Commitments and the commitment of the Issuing Banks to issue Letters of Credit have not been terminated.
     (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 12. Delivery of an executed signature page to this Agreement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 18. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.
     SECTION 19. Jurisdiction; Consent to Service of Process. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the U.S. Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.
     (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.
     SECTION 21. Additional Subsidiary Guarantors. Pursuant to Section 5.09 of the Credit Agreement, each Domestic Subsidiary that is a Material Subsidiary of the U.S. Borrower that was not a Material Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Subsidiary Guarantor. Upon execution and delivery after the date hereof by the U.S. Collateral Agent and such Domestic Subsidiary of an instrument in the form of Annex 1, such Domestic Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.
     SECTION 22. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 22 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

     (a) Fraudulent Transfer Laws. Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Subsidiary Guarantor under this Agreement on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors.
     SECTION 23. Amendment and Restatement. The Subsidiary Guarantors and the U.S. Collateral Agent have agreed that this Agreement is an amendment and restatement of the Existing U.S. Subsidiary Guarantee Agreement in its entirety and the terms and provisions hereof supersede the terms and provisions thereof, and this Agreement is not a new or substitute agreement or novation of the Existing U.S. Subsidiary Guarantee Agreement.
[Remainder of this page intentionally left blank. Signature page follows.]
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I HERETO]
By:
Name:
	Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as U.S. Collateral Agent,
By:
Name:
Title:

Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

Schedule I to the
Amended and Restated
U.S. Subsidiary Guarantee Agreement
Subsidiary Guarantors
Acute Technological Services, Inc.
Capstar Drilling GP, L.L.C.
Capstar Drilling, Inc.
Capstar Drilling LP, L.L.C.
Capstar Holding, L.L.C.
General Marine Leasing, LLC
Oil States Energy Services, Inc.
Oil States Industries, Inc.
Oil States Management, Inc.
Oil States Skagit SMATCO, LLC
PTI Group USA LLC
PTI Mars Holdco 1, LLC
Sooner Holding Company
Sooner, Inc.
Sooner Pipe, L.L.C.
Specialty Rental Tools & Supply, L.L.C.
Stinger Wellhead Protection, Inc.
Well Testing, Inc.
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

Annex 1 to the
Amended and Restated
U.S. Subsidiary Guarantee Agreement
     SUPPLEMENT NO. ____ dated as of [_______] (the “Supplement”), to the Amended and Restated U.S. Subsidiary Guarantee Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “U.S. Subsidiary Guarantee Agreement”), among each of the subsidiaries listed on Schedule I thereto (each such subsidiary individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) of OIL STATES INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the “U.S. Collateral Agent”) for the Secured Parties (as defined in the U.S. Security Agreement).
     A. Reference is made to the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, PTI Group Inc. (the “Canadian Parent”), PTI Premium Camp Services Ltd. (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and Collateral Agent, and Royal Bank of Canada (“RBC”), as administrative agent and collateral agent for the Canadian Lenders.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the U.S. Subsidiary Guarantee Agreement and the Credit Agreement.
     C. The Subsidiary Guarantors have entered into the U.S. Subsidiary Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.09 of the Credit Agreement, each Domestic Subsidiary that is a Material Subsidiary of the U.S. Borrower that was not a Material Subsidiary on the date of the Credit Agreement is required to enter into the U.S. Subsidiary Guarantee Agreement as a Subsidiary Guarantor. Section 21 of the U.S. Subsidiary Guarantee Agreement provides that additional Domestic Subsidiaries of the U.S. Borrower may become Subsidiary Guarantors under the U.S. Subsidiary Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic Subsidiary of the U.S. Borrower (the “New Subsidiary Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the U.S. Subsidiary Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
     Accordingly, the U.S. Collateral Agent and the New Subsidiary Guarantor agree as follows:
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

     SECTION 1. In accordance with Section 21 of the U.S. Subsidiary Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the U.S. Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the U.S. Subsidiary Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Subsidiary Guarantor” in the U.S. Subsidiary Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The U.S. Subsidiary Guarantee Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Subsidiary Guarantor represents and warrants to the U.S. Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the U.S. Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the U.S. Collateral Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the U.S. Subsidiary Guarantee Agreement shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the U.S. Subsidiary Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the U.S. Subsidiary Guarantee Agreement. All communications and
Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature below, with a copy to the U.S. Borrower.
     SECTION 8. The New Subsidiary Guarantor agrees to reimburse the U.S. Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the U.S. Collateral Agent.
     IN WITNESS WHEREOF, the New Subsidiary Guarantor and the U.S. Collateral Agent have duly executed this Supplement to the U.S. Subsidiary Guarantee Agreement as of the day and year first above written.

[Name Of New Subsidiary Guarantor],
By:
Name:
Title:
Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as U.S. Collateral Agent,
By:
Name:
Title:

Exhibit G-1 — Form of Amended and Restated U.S. Subsidiary Guarantee Agreement

EXHIBIT G-2
[Form of]
AMENDED AND RESTATED
CANADIAN SUBSIDIARY GUARANTEE AGREEMENT
     AMENDED AND RESTATED CANADIAN SUBSIDIARY GUARANTEE AGREEMENT (this “Agreement”) dated as of December 10, 2010, among each of the Subsidiaries listed on Schedule I hereto (each such subsidiary individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) of PTI GROUP INC., a corporation amalgamated under the laws of the Province of Alberta (the “Canadian Parent”), PTI Premium Camp Services Ltd., a corporation amalgamated under the laws of the Province of Alberta (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers”) and ROYAL BANK OF CANADA (“RBC”), as collateral agent (in such capacity, the “Canadian Collateral Agent”) for the Secured Parties (as defined in the Canadian Security Agreement).
     Reference is made to the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Canadian Borrowers, Oil States International, Inc. (the “U.S. Borrower” and, together with the Canadian Borrowers, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and U.S. Collateral Agent, and Royal Bank of Canada, as administrative agent and Canadian Collateral Agent for the Canadian Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Subsidiary Guarantors and The Bank of Nova Scotia, in its capacity as former Canadian collateral agent, are parties to that certain Canadian Subsidiary Guarantee Agreement dated as of October 30, 2003 (as heretofore amended, restated and otherwise modified, the “Existing Canadian Subsidiary Guarantee Agreement”).
     The Canadian Lenders have agreed to make Canadian Loans to the Canadian Borrowers, and the Issuing Banks have agreed to issue Canadian Letters of Credit for the account of the Canadian Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Subsidiary Guarantors is a Subsidiary of the Canadian Borrowers and acknowledges that it will derive substantial benefit from the making of the Canadian Loans by the Canadian Lenders, and the issuance of the Canadian Letters of Credit by the Issuing Banks. The obligations of the Canadian Lenders to make Canadian Loans and of the Issuing Banks to issue Canadian Letters of Credit are conditioned upon, among other things, the execution and delivery by the Subsidiary Guarantors of a Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Canadian Lenders to make Canadian Loans and the Issuing Banks to issue Canadian Letters of Credit, the Subsidiary Guarantors are willing to execute this Agreement.
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

     Accordingly, the parties hereto (a) agree that the Existing Canadian Subsidiary Guarantee Agreement is amended and restated in its entirety by this Agreement and (b) further agree as follows:
     SECTION 1. Guarantee. Each Subsidiary Guarantor unconditionally and irrevocably guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by each of the Canadian Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Canadian Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Canadian Borrowers under the Credit Agreement in respect of any Canadian Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Canadian Borrowers to the Secured Parties under this Agreement, the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Canadian Borrowers under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of each Canadian Loan Party under or pursuant to this Agreement and the other Loan Documents, (d) the due and punctual payment and performance of all obligations of the Canadian Borrowers, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Canadian Lender (or an affiliate of a Canadian Lender) at the time such Hedging Agreement was entered into and (e) the due and punctual performance of all Banking Services Obligations provided to the Canadian Borrowers or any Subsidiary by any Lender or any Affiliate of a Lender (all the monetary and other obligations referred to in the preceding lettered clauses of this paragraph being referred to collectively as the “Obligations”). Each Subsidiary Guarantor further agrees that the Obligations may be extended, renewed or increased, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, renewal or increase of any Obligation. If any or all of the Obligations are not duly paid or performed by the Canadian Borrowers and are not recoverable under the guarantee provided for in this Agreement for any reason, each Grantor will, as a separate and distinct obligation, indemnify and save harmless the Canadian Collateral Agent and the Secured Parties from and against all losses resulting from the failure of the Canadian Borrowers to pay and perform such Obligations.
     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Canadian Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of the Canadian Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Canadian Borrowers or any
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

Subsidiary Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement, (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Canadian Collateral Agent or any other Secured Party, or (d) any other defenses that might otherwise be available to a surety or a guarantor (other than the indefeasible payment in full in cash of the Obligations).
     SECTION 3. Security. Each of the Subsidiary Guarantors authorizes the Canadian Collateral Agent to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.
     SECTION 4. Guarantee of Payment. Each Subsidiary Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Canadian Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Canadian Collateral Agent or any other Secured Party in favor of the Canadian Borrowers or any other person.
     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than a defense of payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Canadian Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or that would otherwise operate as a discharge of each Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).
     SECTION 6. Defenses of Canadian Borrower Waived. To the fullest extent permitted by applicable law, each of the Subsidiary Guarantors waives any defense based on or arising out of any defense of the Canadian Borrowers or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrowers, other than the final and indefeasible payment in full in cash of the Obligations. The Canadian Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Canadian Borrowers or any other guarantor or exercise any other right or remedy available to them against the Canadian Borrowers or any other guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Subsidiary Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Canadian Borrowers or any other Subsidiary Guarantor or guarantor, as the case may be, or any security.
     SECTION 7. Agreement to Pay. In furtherance of the foregoing and not in limitation of any other right that the Canadian Collateral Agent or any other Secured Party has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Canadian Borrowers or any other Canadian Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Canadian Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations.
     SECTION 8. Indemnity, Subrogation, Contribution and Subordination. (a) In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to paragraph (c) below), the Canadian Borrowers agree that (i) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Canadian Borrowers shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Canadian Borrowers shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
     (b) Each Subsidiary Guarantor (a “Contributing Guarantor”) agrees (subject to paragraph (c) below) that, in the event a payment shall be made by any other Subsidiary Guarantor under the Canadian Subsidiary Guarantee Agreement or assets of any other Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Subsidiary Guarantor (the “Claiming Subsidiary Guarantor”) shall not have been fully indemnified by the Canadian Borrowers as provided in paragraph (a) above, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 21, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

Guarantor pursuant to this paragraph (b) shall be subrogated to the rights of such Claiming Subsidiary Guarantor under paragraph (a) above to the extent of such payment.
     (c) Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under paragraphs (a) and (b) above and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Canadian Borrowers or any Subsidiary Guarantor to make the payments required by paragraphs (a) and (b) above (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations hereunder, and each Subsidiary Guarantor shall remain liable for the full amount of its obligations hereunder. In addition, any indebtedness of the Canadian Borrowers now or hereafter held by any Subsidiary Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Subsidiary Guarantor on account of (i) any subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Canadian Borrowers while an Event of Default has occurred and is continuing, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Canadian Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
     SECTION 9. Information. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Canadian Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Canadian Collateral Agent or the other Secured Parties will have any duty to advise any of the Subsidiary Guarantors of information known to it or any of them regarding such circumstances or risks.
     SECTION 10. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date. Each Subsidiary Guarantor has determined that its guarantee hereunder is necessary and convenient to the conduct, promotion and attainment of the business of such Subsidiary Guarantor and the Canadian Borrowers.
     SECTION 11. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations (other than wholly contingent indemnification obligations) then due and owing have been indefeasibly paid in full and the Canadian Lenders have no further commitment to lend under the Credit Agreement, the Canadian L/C Exposure has been reduced to zero and the Issuing Banks have no further obligation to issue Canadian Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Subsidiary Guarantor upon the bankruptcy or reorganization of the Canadian Borrowers, any Subsidiary Guarantor or otherwise.
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

     SECTION 12. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Subsidiary Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to the Canadian Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Canadian Collateral Agent, and thereafter shall be binding upon such Subsidiary Guarantor and the Canadian Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor, the Canadian Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the issued and outstanding shares of a Subsidiary Guarantor are sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.
     SECTION 13. Waivers; Amendment. (a) No failure or delay of the Canadian Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Canadian Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors with respect to which such waiver, amendment or modification relates and the Canadian Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
     SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA.
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

     SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it in care of the Canadian Parent.
     SECTION 16. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Canadian Collateral Agent and the other Secured Parties and shall survive the making by the Canadian Lenders of the Canadian Loans and the issuance of the Canadian Letters of Credit by the Issuing Banks regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Canadian Loan or any other fee or amount payable under this Agreement or any other Canadian Loan Document is outstanding and unpaid or the Canadian L/C Exposure does not equal zero and as long as the Canadian Commitments and the commitment of the Issuing Banks to issue Canadian Letters of Credit have not been terminated.
     (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 12. Delivery of an executed signature page to this Agreement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 18. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.
     SECTION 19. Jurisdiction; Consent to Service of Process. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Alberta or Ontario court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in Alberta or Ontario. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Canadian Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

other Loan Documents against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.
     (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Alberta or Ontario court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.
     SECTION 21. Additional Subsidiary Guarantors. Pursuant to Section 5.09 of the Credit Agreement, each Subsidiary that is a Material Subsidiary of the Canadian Parent that was not a Material Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Subsidiary Guarantor. Upon execution and delivery after the date hereof by the Canadian Collateral Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.
     SECTION 22. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 22 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
     (a) SECTION 23. Fraudulent Transfer Laws. Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Subsidiary Guarantor under this Agreement on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors.
     SECTION 24. Amendment and Restatement. The Subsidiary Guarantors and the Canadian Collateral Agent have agreed that this Agreement is an amendment and restatement of the Existing Canadian Subsidiary Guarantee Agreement in its entirety and the terms and provisions hereof supersede the terms and provisions thereof, and this Agreement is not a new or substitute agreement or novation of the Existing Canadian Subsidiary Guarantee Agreement.
[Remainder of this page intentionally left blank. Signature page follows.]
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
[EACH OF THE SUBSIDIARY GUARANTORS
LISTED ON SCHEDULE I HERETO]

by:
Name:
	Title:	Authorized Signatory

ROYAL BANK OF CANADA,
as Canadian Collateral Agent

By:
Name:
Title:
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

Schedule I to the
Amended and Restated Canadian Subsidiary Guarantee Agreement
Subsidiary Guarantors
Crown Camp Services Ltd.
PTI Camp Installations Ltd.
PTI International Inc.
PTI International Ltd.
PTI Noble Structures Inc.
PTI Travco Modular Structures Ltd.
Stinger Wellhead Protection (Canada) Incorporated
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

Annex 1 to the
Amended and Restated
Canadian Subsidiary Guarantee Agreement
     SUPPLEMENT NO. __ dated as of [_____] (the “Supplement”) to the Amended and Restated Canadian Subsidiary Guarantee Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Canadian Subsidiary Guarantee Agreement”), among each of the Subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) of PTI GROUP INC., a corporation amalgamated under the laws of the Province of Alberta (the “Canadian Parent”), PTI Premium Camp Services Ltd., a corporation amalgamated under the laws of the Province of Alberta (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers”), and Royal Bank of Canada (“RBC”), as collateral agent (in such capacity, the “Canadian Collateral Agent”) for the Secured Parties (as defined in the Canadian Security Agreement).
     A. Reference is made to the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Canadian Borrowers, Oil States International, Inc. (the “U.S. Borrower” and, together with the Canadian Borrowers, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and Collateral Agent, and Royal Bank of Canada, as administrative agent and collateral agent for the Canadian Lenders.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Canadian Subsidiary Guarantee Agreement and the Credit Agreement.
     C. The Subsidiary Guarantors have entered into the Canadian Subsidiary Guarantee Agreement in order to induce the Canadian Lenders to make Canadian Loans and the Issuing Banks to issue Canadian Letters of Credit. Pursuant to Section 5.09 of the Credit Agreement, each Subsidiary that is a Material Subsidiary of the Canadian Borrowers that was not a Material Subsidiary on the date of the Credit Agreement is required to enter into the Canadian Subsidiary Guarantee Agreement as a Subsidiary Guarantor. Section 22 of the Canadian Subsidiary Guarantee Agreement provides that additional Subsidiaries of the Canadian Borrowers may become Subsidiary Guarantors under the Canadian Subsidiary Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Canadian Borrowers (the “New Subsidiary Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Canadian Subsidiary Guarantee Agreement in order to induce the Canadian Lenders to make additional Canadian Loans and the Issuing Banks to issue additional Canadian Letters of Credit and as consideration for Canadian Loans previously made and Canadian Letters of Credit previously issued.
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

     Accordingly, the Canadian Collateral Agent and the New Subsidiary Guarantor agree as follows:
     SECTION 1. In accordance with Section 21 of the Canadian Subsidiary Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Canadian Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Canadian Subsidiary Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof in all material respects. Each reference to a “Subsidiary Guarantor” in the Canadian Subsidiary Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Canadian Subsidiary Guarantee Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Subsidiary Guarantor represents and warrants to the Canadian Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Canadian Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Canadian Collateral Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the Canadian Subsidiary Guarantee Agreement shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA.
     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Canadian Subsidiary Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Canadian Subsidiary Guarantee Agreement. All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Canadian Borrower.
     SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Canadian Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Canadian Collateral Agent.
     IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Canadian Collateral Agent have duly executed this Supplement to the Canadian Subsidiary Guarantee Agreement as of the day and year first above written.

[Name Of New Subsidiary Guarantor]
By:
Name:
Title:
Address:

ROYAL BANK OF CANADA, as Canadian Collateral Agent
By:
Name:
Title:

Exhibit G-2 — Form of Amended and Restated Canadian Subsidiary Guarantee Agreement

EXHIBIT G-3
[Form of]

AMENDED AND RESTATED

U.S. BORROWER GUARANTEE AGREEMENT
     AMENDED AND RESTATED U.S. BORROWER GUARANTEE AGREEMENT dated as of December 10, 2010, (this “Agreement”) between OIL STATES INTERNATIONAL, INC., a Delaware corporation (the “Guarantor”), and ROYAL BANK OF CANADA (“RBC”), as collateral agent (in such capacity, the “Canadian Collateral Agent”) for the Secured Parties (as defined in the Canadian Security Agreement).
     Reference is made to the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, PTI Group Inc. (the “Canadian Parent”), PTI Premium Camp Services Ltd. (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and U.S. Collateral Agent, and Royal Bank of Canada, as administrative agent and Canadian Collateral Agent for the Canadian Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Guarantor and the Canadian Collateral Agent are parties to that certain U.S. Borrower Guarantee Agreement dated as of October 30, 2003 (as heretofore amended, restated and otherwise modified, the “Existing U.S. Borrower Guarantee Agreement”).
     The Canadian Lenders have agreed to make Loans to the Canadian Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the accounts of the Canadian Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Canadian Borrowers are wholly owned Subsidiaries of the Guarantor, and the Guarantor acknowledges that it will derive substantial benefit from the making of Loans by the Canadian Lenders to the Canadian Borrowers, and the issuance of Letters of Credit by the Issuing Banks for the accounts of the Canadian Borrowers. The obligations of the Canadian Lenders to make Loans and of the Issuing Banks to issue Letters of Credit for the accounts of the Canadian Borrowers are conditioned upon, among other things, the execution and delivery by the Guarantor of a U.S. Borrower Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Canadian Lenders to make Loans to the Canadian Borrowers and the Issuing Banks to issue Letters of Credit for the accounts of the Canadian Borrowers, the Guarantor is willing to execute this Agreement.
     Accordingly, the parties hereto (a) agree that the Existing U.S. Borrower Guarantee Agreement is amended and restated in its entirety by this Agreement and (b) further agree as follows:
Exhibit G-3 — Form of Amended and Restated U.S. Borrower Guarantee Agreement

     SECTION 1. Guarantee. The Guarantor unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Canadian Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Canadian Borrowers, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Canadian Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Canadian Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Canadian Borrowers under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Loan Party under or pursuant to the Loan Documents, (d) the due and punctual payment and performance of all obligations of the Canadian Borrowers, monetary or otherwise, under each Hedging Agreement entered into with any counterparty that was a Lender (or an affiliate of a Lender) at the time such Hedging Agreement was entered into and (e) the due and punctual performance of all Banking Services Obligations provided to the Canadian Borrowers or any Subsidiary by any Lender or any Affiliate of a Lender (all the monetary and other obligations referred to in the preceding lettered clauses of this paragraph being referred to collectively as the “Obligations”).
     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Canadian Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Canadian Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Canadian Borrowers under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Canadian Collateral Agent or any other Secured Party.
     SECTION 3. Security. The Guarantor authorizes the Canadian Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment of this Agreement and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.
     SECTION 4. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to
Exhibit G-3 — Form of Amended and Restated U.S. Borrower Guarantee Agreement

require that any resort be had by the Canadian Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Canadian Collateral Agent or any other Secured Party in favor of the Canadian Borrowers or any other person.
     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Canadian Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).
     SECTION 6. Defenses of Canadian Borrowers Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Canadian Borrowers or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrowers, other than the final and indefeasible payment in full in cash of the Obligations. The Canadian Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Canadian Borrowers or any other guarantor or exercise any other right or remedy available to them against the Canadian Borrowers or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Canadian Borrowers or any other guarantor, as the case may be, or any security. There are no conditions precedent to the enforcement of this Agreement, except as expressly contained herein. It shall not be necessary for the Canadian Collateral Agent or the other Secured Parties, in order to enforce payment by the Guarantor under this Agreement, to show any proof of a Borrower’s default, to exhaust the Canadian Collateral Agent or the other Secured Parties’ remedies against the Borrowers, any other guarantor, or any other Person liable for the payment or performance of the Obligations or to enforce any other means of obtaining payment or performance of the Obligations. The Canadian Collateral Agent and the other Secured Parties shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Obligations.
Exhibit G-3 — Form of Amended and Restated U.S. Borrower Guarantee Agreement

     SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Canadian Collateral Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Canadian Borrowers or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Canadian Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Canadian Collateral Agent or any Secured Party as provided above, all rights of the Guarantor against the Canadian Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Canadian Borrowers now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Canadian Borrowers while an Event of Default has occurred and is continuing, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Canadian Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
     SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Canadian Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Canadian Collateral Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.
     SECTION 9. Representations and Warranties. The Guarantor represents and warrants that all representations and warranties relating to it contained in the Credit Agreement are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date. The Guarantor has determined that its guarantee hereunder is necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor and the Canadian Borrowers.
     SECTION 10. Termination. The guarantee made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Canadian Lenders have no further commitment to lend under the Credit Agreement, the Canadian L/C Exposure has been reduced to zero and the Canadian Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or the Guarantor upon the bankruptcy or reorganization of the Canadian Borrowers, the Guarantor or otherwise.
     SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf
Exhibit G-3 — Form of Amended and Restated U.S. Borrower Guarantee Agreement

of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Canadian Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Canadian Collateral Agent, and thereafter shall be binding upon the Guarantor and the Canadian Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Canadian Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).
     SECTION 12. Waivers; Amendment. (a) No failure or delay of the Canadian Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Canadian Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Canadian Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
     SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.
     SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Canadian Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Banks regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Aggregate L/C Exposure does not equal zero and as long as the Commitments and the commitment of the Issuing Banks to issue Letters of Credit have not been terminated.
Exhibit G-3 — Form of Amended and Restated U.S. Borrower Guarantee Agreement

     (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.
     SECTION 18. Jurisdiction; Consent to Service of Process. (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Canadian Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.
     (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY
Exhibit G-3 — Form of Amended and Restated U.S. Borrower Guarantee Agreement

OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
     SECTION 20. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of the Guarantor against any or all the obligations of the Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
     (a) Fraudulent Transfer Laws. Anything contained in this Agreement to the contrary notwithstanding, the obligations of the Guarantor under this Agreement on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors.
     SECTION 21. Amendment and Restatement. The Guarantor and the Canadian Collateral Agent have agreed that this Agreement is an amendment and restatement of the Existing U.S. Borrower Guarantee Agreement in its entirety and the terms and provisions hereof supersede the terms and provisions thereof, and this Agreement is not a new or substitute agreement or novation of the Existing U.S. Borrower Guarantee Agreement.
[SIGNATURE PAGE FOLLOWS]
Exhibit G-3 — Form of Amended and Restated U.S. Borrower Guarantee Agreement

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OIL STATES INTERNATIONAL, INC.,
By:
Name:
Title:

ROYAL BANK OF CANADA, as Canadian Collateral Agent,
By:
Name:
Title:

Exhibit G-3 — Form of Amended and Restated U.S. Borrower Guarantee Agreement

EXHIBIT G-4
[Form of]

AMENDED AND RESTATED PTI HOLDCO SUB GUARANTEE AGREEMENT
     AMENDED AND RESTATED PTI HOLDCO SUB GUARANTEE AGREEMENT dated as of December 10, 2010 (the “Agreement”), between 892493 ALBERTA INC., a corporation organized and existing under the laws of Alberta (the “Guarantor”), and ROYAL BANK OF CANADA (“RBC”), a bank organized under the laws of Canada, as collateral agent (in such capacity, the “Canadian Collateral Agent”) for the Secured Parties (as defined in the Amended and Restated Canadian Security Agreement).
     Reference is made to the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, PTI Group Inc. (the “Canadian Parent”), PTI Premium Camp Services Ltd. (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and U.S Collateral Agent, and Royal Bank of Canada (“RBC”), as administrative agent and Canadian Collateral Agent for the Canadian Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Guarantor and The Bank of Nova Scotia, in its capacity as the former Canadian collateral agent, are parties to that certain PTI Holdco Sub Guarantee Agreement dated as of October 30, 2003 (as heretofore amended, restated and otherwise modified, the “Existing PTI Holdco Sub Guarantee Agreement”).
     The Canadian Lenders have agreed to make Canadian Loans to the Canadian Borrowers, and the Issuing Bank has agreed to issue Canadian Letters of Credit for the accounts of the Canadian Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Canadian Borrowers are wholly owned Subsidiaries of the Guarantor, and the Guarantor acknowledges that it will derive substantial benefit from the making of Canadian Loans by the Canadian Lenders to the Canadian Borrowers, and the issuance of Canadian Letters of Credit by the Issuing Banks for the accounts of the Canadian Borrowers. The obligations of the Canadian Lenders to make Canadian Loans and of the Issuing Banks to issue Canadian Letters of Credit for the accounts of the Canadian Borrowers are conditioned upon, among other things, the execution and delivery by the Guarantor of a PTI Holdco Sub Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Canadian Lenders to make Canadian Loans to the Canadian Borrowers and the Issuing Banks to issue Canadian Letters of Credit for the accounts of the Canadian Borrowers, the Guarantor is willing to execute this Agreement.
     Accordingly, the parties hereto (a) agree that the Existing PTI Holdco Sub Guarantee Agreement is amended and restated in its entirety by this Agreement and (b) further agree as follows:
Exhibit G-4 — Form of Amended and Restated PTI Holdco Sub Guarantee Agreement

     SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Canadian Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Canadian Loans made to the Canadian Borrowers, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Canadian Borrowers under the Credit Agreement in respect of any Canadian Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Canadian Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Canadian Borrowers under or pursuant to the Credit Agreement and the other Loan Documents (c) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of each Canadian Loan Party under or pursuant to this Agreement and the other Loan Documents, (d) the due and punctual payment and performance of all obligations of the Canadian Borrowers, monetary or otherwise, under each Hedging Agreement entered into with any counterparty that was a Canadian Lender (or an affiliate of a Canadian Lender) at the time such Hedging Agreement was entered into and (e) the due and punctual performance of all Banking Services Obligations provided to the Canadian Borrowers or any Subsidiary by any Lender or any Affiliate of a Lender (all the monetary and other obligations referred to in the preceding lettered clauses of this paragraph being referred to collectively as the “Obligations”).
     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Canadian Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Canadian Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Canadian Borrowers under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Canadian Collateral Agent or any other Secured Party.
     SECTION 3. Security. The Guarantor authorizes the Canadian Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.
Exhibit G-4 — Form of Amended and Restated PTI Holdco Sub Guarantee Agreement

     SECTION 4. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Canadian Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Canadian Collateral Agent or any other Secured Party in favor of the Canadian Borrowers or any other person.
     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Canadian Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).
     SECTION 6. Defenses of Canadian Borrowers Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Canadian Borrowers or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrowers, other than the final and indefeasible payment in full in cash of the Obligations. The Canadian Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Canadian Borrowers or any other guarantor or exercise any other right or remedy available to them against the Canadian Borrowers or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Canadian Borrowers or any other guarantor, as the case may be, or any security.
     SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Canadian Collateral Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Canadian Borrowers or any other Canadian Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the
Exhibit G-4 — Form of Amended and Restated PTI Holdco Sub Guarantee Agreement

Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Canadian Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Canadian Collateral Agent or any Secured Party as provided above, all rights of the Guarantor against the Canadian Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Canadian Borrowers now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Canadian Borrowers while an Event of Default has occurred and is continuing, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Canadian Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
     SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Canadian Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Canadian Collateral Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.
     SECTION 9. Representations and Warranties. The Guarantor represents and warrants that all representations and warranties relating to it contained in the Credit Agreement are true and correct in all material respects. The Guarantor has determined that its guarantee hereunder is necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor and the Canadian Borrowers.
     SECTION 10. Termination. The Guarantee made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Canadian Lenders have no further commitment to lend under the Credit Agreement, the Canadian L/C Exposure has been reduced to zero and the Issuing Banks have no further obligation to issue Canadian Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or the Guarantor upon the bankruptcy or reorganization of the Canadian Borrowers, the Guarantor or otherwise.
     SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Canadian Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Canadian Collateral Agent, and thereafter shall be binding upon the Guarantor and the Canadian
Exhibit G-4 — Form of Amended and Restated PTI Holdco Sub Guarantee Agreement

Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Canadian Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).
     SECTION 12. Waivers; Amendment. (a) No failure or delay of the Canadian Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Canadian Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Canadian Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
     SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA.
     SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.
     SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Canadian Collateral Agent and the other Secured Parties and shall survive the making by the Canadian Lenders of the Canadian Loans and the issuance of the Canadian Letters of Credit by the Issuing Banks regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Canadian Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Canadian L/C Exposure does not equal zero and as long as the Canadian Commitments and the commitment of the Issuing Banks to issue Canadian Letters of Credit have not been terminated.
     (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in
Exhibit G-4 — Form of Amended and Restated PTI Holdco Sub Guarantee Agreement

any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.
     SECTION 18. Jurisdiction; Consent to Service of Process. (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Alberta or Ontario court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Alberta or Ontario court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Canadian Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.
     (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Alberta or Ontario court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE,
Exhibit G-4 — Form of Amended and Restated PTI Holdco Sub Guarantee Agreement

THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
     SECTION 20. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of the Guarantor against any or all the obligations of the Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
     (b) SECTION 21. Fraudulent Transfer Laws. Anything contained in this Agreement to the contrary notwithstanding, the obligations of the Guarantor under this Agreement on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors.
     SECTION 22. Amendment and Restatement. The Guarantor and the Canadian Collateral Agent have agreed that this Agreement is an amendment and restatement of the Existing PTI Holdco Sub Guarantee Agreement in its entirety and the terms and provisions hereof supersede the terms and provisions thereof, and this Agreement is not a new or substitute agreement or novation of the Existing PTI Holdco Sub Guarantee Agreement.
[SIGNATURE PAGE FOLLOWS]
Exhibit G-4 — Form of Amended and Restated PTI Holdco Sub Guarantee Agreement

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

892493 ALBERTA INC.
By:
Name:
Title:

ROYAL BANK OF CANADA, as Canadian Collateral Agent
By:
Name:
Title:

Exhibit G-4 — Form of Amended and Restated PTI Holdco Sub Guarantee Agreement

EXHIBIT G-5
[Form of]
AUSTRALIAN GUARANTEE
See Attached.
Exhibit G-5 — Form of Australian Guarantee

Each party listed in Schedule 1 as a Guarantor
and
Royal Bank of Canada
Deed of Guarantee
Arnold Bloch Leibler
Ref: BNM 011562615
ABL/1311342v6
Exhibit G-5 — Form of Australian Guarantee

Exhibit G-5 — Form of Australian Guarantee

Exhibit G-5 — Form of Australian Guarantee

THIS DEED is made on	2010
PARTIES
Each party listed in Schedule 1 (each a “Guarantor”)

and

ROYAL BANK OF CANADA]
in its capacity as the Canadian administrative agent and Canadian collateral agent for and on behalf of the Canadian Secured Parties of Level 46, 2 Park Street, Sydney NSW 2000
(“Collateral Agent”)
BACKGROUND
A	The Guarantors enter into this Deed to secure the payment of the Secured Moneys.

B	The Canadian Secured Parties require the Guarantors execute this Deed as consideration for the Canadian Secured Parties entering into the Credit Agreement (and thereby providing the Loans to the Canadian Borrowers).
AGREED TERMS
1	Definitions and interpretation

1.1	Definitions
In this document, unless the context requires otherwise:
“Canadian Borrower” means each entity listed in Schedule 2.
“Canadian Secured Parties” has, for the avoidance of doubt, the meaning given to the term “Secured Parties” in the Canadian Security Agreement.
“Claim” includes any liability or loss.
“Costs” includes any charges and expenses, including those incurred in connection with advisers.
“Credit Agreement” means the Amended and Restated Credit Agreement dated on or about the date of this Deed between Oil States International Inc., the Canadian Borrowers, Wells Fargo Bank, N.A. as U.S. administrative agent and U.S. collateral agent, the Lenders, the Collateral Agent and others.
Exhibit G-5 — Form of Australian Guarantee

“Deed” means this Deed of Guarantee.
“Government Agency” means:
(a)	a government or government department;
(b)	a governmental, semi-governmental, regulatory or judicial entity or authority; or
(c)	a person (whether autonomous or not) who is charged with the administration of a law.
Loans” means:
(d)	the Canadian Revolving Credit Loan or a Canadian Term Loan made pursuant to the Credit Agreement; and
(e)	any Canadian Letters of Credit issued to or for the account of the Canadian Borrowers.
“Obligor” means a Guarantor, a Borrower, a Canadian Subsidiary Guarantor, U.S. Borrower or a U.S. Subsidiary Guarantor.
“Release” means any of release, compromise, discharge, set off, disclaimer, abandonment, alienation, abrogation, suspension, moratorium or other like action.
“Secured Money” means all money which a Canadian Borrower is or at any time may become actually or contingently liable to pay to or for the account of a Canadian Secured Party for any reason whatsoever under or in connection with:
(a)	the Loans, whether or not currently contemplated (including by way of principal, interest, fees, costs, indemnity, Guarantee, charges, duties or expenses, or payment of liquidated or unliquidated damages under or in connection with the Loans, or as a result of a breach of or default under or in connection with the Loans);
(b)	each Hedging Agreement entered into with a counterparty that was a Canadian Lender (or an Affiliate of a Canadian Lender) at the time such Hedging Agreement was entered into;
(c)	any and all obligations whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services; and
(d)	all other monetary liabilities by way of principal, interest, fees, costs, indemnity, Guarantee, charges, duties or expenses, or payment of liquidated or unliquidated damages under or in connection with the Loan Documents, or as a result of a breach of or default under or in connection with, the Loan Documents.
It also includes money that the Canadian Borrowers would have been liable to pay but for its Insolvency, or some other reason.
Exhibit G-5 — Form of Australian Guarantee

1.2	Incorporated definitions
A word or phrase (other than one defined in clause 1.1) defined in the Credit Agreement has the same meaning in this document.
1.3	Interpretation
In this document, unless the context requires otherwise:
(a)	the singular includes the plural and vice versa;
(b)	words denoting any gender include all genders;
(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;
(d)	a reference to a party, clause, paragraph, schedule or annexure is a reference to a party, clause, paragraph, schedule or annexure to or of this document;
(e)	a reference to this document includes any schedules or annexures;
(f)	headings are for convenience and do not affect interpretation;
(g)	the background or recitals to this document are adopted as and form part of this document;
(h)	a reference to any document or agreement includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;
(i)	a reference to “$”, “A$” or “dollar” is a reference to Australian currency;
(j)	a reference to a time is a reference to Australian Eastern Standard Time or Australian Eastern Daylight Time, whichever is appropriate;
(k)	a reference to a party includes its executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;
(l)	a reference to writing includes any method of representing words, figures or symbols in a permanent and visible form;
(m)	words and expressions denoting natural persons include bodies corporate, partnerships, associations, firms, governments and governmental authorities and agencies and vice versa;
(n)	a reference to any legislation or to any provision of any legislation includes:
(i)	any modification or re enactment of the legislation;
(ii)	any legislative provision substituted for, and all legislation, statutory instruments and regulations issued under, the legislation or provision; and
(iii)	where relevant, corresponding legislation in any Australian State or Territory;
Exhibit G-5 — Form of Australian Guarantee

(o)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this document or any part of it;
(p)	the words “including”, “for example”, “such as” or other similar expressions (in any form) are not words of limitation;
(q)	a reference to any act of a company includes an act performed in general meeting or on the company’s behalf by its directors, officers, employees, share registrars, accountants, solicitors or agents; and
(r)	a reference to a body (including, but not limited to, an institute, association or authority) whether statutory or not:
(i)	which ceases to exist; or
(ii)	whose powers or functions are transferred to another body,
is a reference to the body which replaces it or which substantially succeeds to its powers or functions.
1.4	Benefit of guarantees and indemnities
The guarantees and the indemnities provided in this Deed are held by the Collateral Agent for and on behalf of the Canadian Secured Parties and any amendment, waiver, consent or decision under this Deed by the Collateral Agent will only be entered into, granted or made in accordance with the terms of the Credit Agreement.
1.5	Capacity of Collateral Agent
The Collateral Agent enters into this Deed as trustee for the Canadian Secured Parties pursuant to and in accordance with Section 8 of the Credit Agreement.
2	Guarantee
2.1	Guarantee
The Guarantors unconditionally and irrevocably guarantee to the Collateral Agent:
(a)	the due and punctual payment of any and all of the Secured Moneys as and when due; and
(b)	the punctual performance and observance of the Canadian Borrowers’ other obligations under the Credit Agreement and the other Loan Documents.
2.2	Payment
The Guarantors unconditionally and irrevocably agree to pay to the Collateral Agent the Secured Moneys in the same manner as the Canadian Borrowers are required to pay the Secured Moneys upon receipt by the Guarantors of any demand in writing made by the
Exhibit G-5 — Form of Australian Guarantee

Collateral Agent on a Guarantor if the Canadian Borrowers do not pay the Secured Moneys on time and in accordance with the Loan Documents.

3	Nature of obligations
3.1	Principal Obligation
Each obligation of the Guarantors under this Deed is a principal obligation and is not ancillary or collateral to any other obligation howsoever created or arising.
3.2	Primary debtor
As between the Guarantors and the Collateral Agent, the Guarantors are liable under this Deed as a principal and as a primary debtor for the payment of the Secured Moneys.
3.3	Joint and several basis
The guarantees and the indemnities provided in this Deed by the Guarantors are made on joint and several basis and references to the “Guarantors” are therefore references to the Guarantors jointly and severally.
4	No release of obligations
4.1	No Release of obligations
The liability of the Guarantors under this Deed shall not be affected by any act, omission, matter or thing which but for this provision might operate to Release or otherwise exonerate the Guarantors from its obligations in whole or in part including, without limitation:
(a)	the grant to any one or more persons of time, waiver or other indulgence or consideration or concession, approval or consent, or the Release or discharge of any one or more of the Obligors;
(b)	the compounding, dealing or compromise with or Release of any one or more of the Obligors or any other person in relation to all or any part of the Secured Moneys;
(c)	the agreement to any new term for, or any extension or other variation of, a Loan Document or any novation or assignment of any interest, right or obligation of any party to a Loan Document;
(d)	the postponement of the exercise of any power of sale or any other power right or remedy conferred on a Canadian Secured Party by any Loan Document;
(e)	the enforcement or forbearance from enforcing:
(i)	any provision in or implied by any Loan Document or any other document or agreement; or
Exhibit G-5 — Form of Australian Guarantee

(ii)	any other rights, remedies or securities of or available to the Collateral Agent under or in respect of or implied by any Loan Document or any other agreement or otherwise;
(f)	the holding or taking of additional Liens and/or collateral Guarantees from any Obligor to secure part of or the whole of the Secured Moneys or any obligation of the Canadian Borrowers under a Loan Document;
(g)	the recovery of any judgment against the Canadian Borrowers;
(h)	the failure or omission by a Canadian Secured Party, the Canadian Borrowers or any other person to give notice to a Guarantor of any default by any Obligor under any Loan Document or any other agreement or arrangement with a Canadian Secured Party; or
(i)	any legal limitation, disability, incapacity, failure or other circumstance related to any Obligor or any other person.
4.2	Release and compromise
In addition to and without in any way limiting the provisions of clause 4.1, the Collateral Agent or a Canadian Secured Party may at any time and from time to time (whether in respect of a Loan Document or the Secured Moneys or otherwise) exercise any of their rights and powers against or Release or compromise or compound with any Obligor without giving notice to or obtaining the consent of the Guarantors, and without in any way releasing, discharging or affecting the liability of the Guarantors under this Deed or prejudicing or affecting any right, power, claim or remedy that the Collateral Agent may have against the Guarantors under this Deed.
5	Enforceability
This Deed shall at all times be absolute, unconditional, valid and enforceable against the Guarantors and shall not be subject to any reduction, termination or other impairment by any set-off, deduction, counterclaim, agreement, defence, suspension, deferment or otherwise and the Guarantors shall not be Released, relieved or discharged from any obligations under this Deed nor shall any such obligations be prejudiced or affected by any reason whatsoever including without limitation:
(a)	any default, misrepresentation, negligence or other action or inaction of any kind by a Canadian Secured Party or any other person whether under or in connection with any Loan Document or any unrelated transaction;
(b)	any falsity, inaccuracy, insufficiency or forgery of or in any certification or notice which on its face is or purports to be given, signed or authorised pursuant to a Loan Document;
(c)	any failure by the Collateral Agent, a Canadian Secured Party or any Obligor to enquire whether any certification or notice has been inaccurately transmitted, sent or received or has been sent by an authorised person;
(d)	any dissolution of any Obligor or any other person;
Exhibit G-5 — Form of Australian Guarantee

(e)	any impossibility or illegality of performance of the obligations under this Deed or any Loan Document or any other agreement or any act of any Governmental Agency or arbitrator, including any law now or hereafter in effect in any jurisdiction affecting any of the terms of this Deed, any other document issued, procured to be issued or delivered pursuant to this Deed or any Loan Document and any other agreement entered into or delivered pursuant to or in connection with this Deed;
(f)	the granting by a Canadian Secured Party to any Obligor at any time, of any indulgence, consideration or time to do or perform any act matter or thing required to be done pursuant to or in connection with the Loan Documents, the Secured Moneys or in connection with any unrelated transaction;
(g)	by reason of any transaction or arrangement which may take place between a Canadian Secured Party and any one or more of the Obligors;
(h)	a Canadian Secured Party or any Obligor or any of them becoming a party to or bound by any administration of affairs;
(i)	any neglect, omission or default of a Canadian Secured Party or any Obligor whereby the whole or any part of the liability of any Obligor to any Canadian Secured Party under any Loan Document would but for this provision have been affected or discharged (whether in whole or in part);
(j)	a Canadian Secured Party failing or neglecting to recover by the realisation of any Lien held by that Canadian Secured Party or otherwise any of the Secured Moneys;
(k)	any other laches, acts or omission or mistake on the part of a Canadian Secured Party or any Obligor;
(l)	the whole or partial Release or transfer of any Liens held by a Canadian Secured Party whether for consideration or not;
(m)	any agreement, or any understanding, contract or written arrangement between a Canadian Secured Party and any Obligor which is, becomes or is proven to be illegal, invalid, void, voidable or unenforceable for any reason whatsoever;
(n)	any variation, amendment or novation of any Loan Document or of any of the obligations of the Canadian Secured Parties and/or any Obligor arising pursuant to a Loan Document or any agreement to vary, amend or novate any one or more of such obligations or a Loan Document; and
(o)	any transfer or assignment of the rights of a Canadian Secured Party or any Obligor pursuant to a Loan Document to any person or any agreement to transfer or assign such rights.
6	Extent of guarantee and indemnity

6.1	Present and future obligations

This Deed applies to the present and future obligations of the Guarantors under this Deed.
Exhibit G-5 — Form of Australian Guarantee

6.2	Irrespective of law or equity
This Deed applies irrespective of any rule or law or equity to the contrary. Each Guarantor waives all of its respective rights, whether as surety or otherwise and whether legal, equitable, statutory or otherwise, that may at any time be contrary to or inconsistent with this Deed.
6.3	No waiver
No failure to exercise and no delay in exercising, on the part of a Canadian Secured Party, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of that or any other right or remedy.
6.4	Cumulative
The rights and remedies provided in this Deed are cumulative and are not exclusive of any rights or remedies provided by law.
7	Continuing guarantee and indemnity
7.1	Continuing Obligations
The guarantees and the indemnities provided in this Deed are continuing guarantees and indemnities and accordingly neither this Deed nor any obligation of a Guarantor under this Deed shall be, or be considered or deemed to be, discharged or Released in any way other than by:
(a)	the payment of the Secured Moneys; and
(b)	the issue to and receipt by the Guarantors of a deed of release and discharge executed by the Collateral Agent in respect of this Deed.
7.2	Deed Enforceable
Each of the provisions of this Deed are enforceable unless they have been satisfied according to the terms of this Deed notwithstanding that any obligation arising under any Loan Document may be wholly or partially extinguished, Released or unenforceable for any reason whatsoever.
8	Recovery of irrecoverable moneys
8.1	Survival of obligation to pay
Clause 8.2 applies if:
(a)	a Canadian Borrower is, becomes, or is held or found not to be bound or no longer to be bound by the provisions of a Loan Document to which it is a party; or
Exhibit G-5 — Form of Australian Guarantee

(b)	liabilities of a Canadian Borrower under a Loan Document to which it is a party or any other obligation of that Canadian Borrower whatsoever, is or are abrogated, suspended, reduced, diminished, disclaimed or modified in any way, whether by operation of law (including but not limited to incapacity, disability, voidness, unenforceability, illegality or any invalidating cause whatsoever under any law) or for any other reason whatsoever.
8.2	Recovery of irrecoverable Moneys
If this clause 8.2 applies, the Guarantors:
(a)	as a separate, independent and additional liability under this Deed, agree to indemnify and keep indemnified the Collateral Agent in respect of all Claims and Costs which the Collateral Agent or other Canadian Secured Parties may suffer or incur by reason of or in respect of all claims caused or contributed to by the irrecoverability of that part of the Secured Moneys; and
(b)	as principal debtors, agree to pay to the Collateral Agent on demand in writing made from time to time and at any time a sum equal to the amount of such of the Secured Moneys owed by the Canadian Borrowers which are so irrecoverable and the terms of this Deed shall, mutatis mutandis, apply as far as possible as if the sums of money covered by this indemnity were defined in this Deed to be part of the Secured Moneys.
8.3	Avoidance of payment
If any payment that has been made to a Canadian Secured Party by or on behalf of any Obligor is subsequently avoided by reason of or pursuant to any law or otherwise, then:
(a)	the payment shall be deemed not to have discharged or affected the liability of the Guarantors under this Deed; and
(b)	that Canadian Secured Party and each Obligor shall be restored to the position each would have been in and that Canadian Secured Party shall be entitled to exercise all the powers, rights and remedies which that Canadian Secured Party would have had if the payment had not been made.
9	Guarantor’s representations and warranties
9.1	Representations and warranties
Each Guarantor represents and warrants that as at the date of this Deed:
(a)	all the representations and warranties relating to it in the Credit Agreement are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects);
(b)	it has the power to enter into this Deed and has taken all necessary action to authorise the execution, deliver and performance of this Deed;
Exhibit G-5 — Form of Australian Guarantee

(c)	this Deed constitutes a legally valid and binding obligation of the Guarantors enforceable in accordance with its terms; and
(d)	the execution, delivery and performance of this Deed will not violate any provision of:
(i)	any law or regulation or any order or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory; and
(ii)	except in respect of a Loan Document, any security agreement, deed, contract, undertaking or other instrument to which the Guarantors are a party or which is binding on the Guarantors and does not and will not result in the creation or imposition of any security over any of its assets pursuant to the provision of any such security agreement, deed, contract, undertaking or other instrument.
9.2	Reliance
The Guarantors acknowledge that in continuing to provide financial accommodation pursuant to a Loan Document the relevant Canadian Secured Party has relied on the representations and warranties (including but not limited to those in clauses 9.1) given by the Guarantors in this Deed.
10	No rights of subrogation
10.1	No subrogation
Until the Canadian Secured Parties have been irrevocably paid and have unconditionally received all the Secured Moneys owing to the Canadian Secured Parties and each Obligor has complied with all the provisions and obligations under each Loan Document to be performed and observed by that Obligor, the Guarantors shall not be entitled on any ground whatsoever to:
(a)	assert any right of contribution or to be subrogated in respect of any moneys paid to the Canadian Secured Parties; or
(b)	to marshal or claim the benefit of any Lien held by the Canadian Secured Parties; and
(c)	in the event of the administration of the affairs of a Canadian Borrower, either directly or indirectly to receive the benefit of any dividend or payment resulting from that administration without the prior written consent of the Collateral Agent or to lodge any proof or to make any claim in respect thereof in competition with the Canadian Secured Parties so as to diminish any amount that but for such dividend payment proof or claim, the Canadian Secured Parties would be entitled to receive. The receipt by the Canadian Secured Parties of any dividend or other payment in any such circumstances shall not prejudice the right of the Collateral Agent to recover from the Guarantors so much of the Secured Moneys as have not been paid to the Collateral Agent.
Exhibit G-5 — Form of Australian Guarantee

10.2	Suspense account
The Guarantors authorise any Canadian Secured Party to prove in the dissolution of any person for all moneys which the Guarantors shall have paid under this Deed and to retain and to carry into a suspense account and to appropriate at the discretion of the Canadian Secured Parties any dividends received in the dissolution of any such person and all other moneys received in respect of the Secured Moneys (including, without limitation, received under this Deed) until the Canadian Secured Parties have been paid in full in respect of the Secured Moneys.
11	Notifications and disclosure
11.1	Obligations of the Guarantor
The Guarantors agree to notify the Collateral Agent in writing forthwith if a Guarantor becomes aware:
(a)	of any Event of Default under any Loan Document or any event which with the giving of notice of lapse of time or other event may become an Event of Default under, or breach of any provision of, any Loan Document; or
(b)	of any breach or default hereunder by a Guarantor or any fact, matter or thing which may materially affect a Guarantors’ ability to perform any of its obligations under this Deed.
11.2	Non disclosure of Obligors affairs
The Collateral Agent is not obliged to disclose to the Guarantors anything relating to any Obligor or its affairs or to any transaction or agreement contemplated or entered into between a Canadian Secured Party and any Obligor and no failure to make any disclosure shall entitle the Guarantors to the Release or discharge of any of its obligations under this Deed.
12	Set off and payments in gross
(a)	The Collateral Agent may, if a Guarantor has an account with the Collateral Agent, use any credit balance in that account to pay any Secured Moneys which are due and payable under this Deed.
(b)	All payments which the Guarantors are required to make under this Deed must be:
(i)	without any set-off, counterclaim or condition; and
(ii)	without any deduction or withholding for any tax or duty or any other reason.
Exhibit G-5 — Form of Australian Guarantee

13	No inducement
The Guarantors agree and acknowledge that, except for the consideration expressly recited, the Guarantors were not induced to enter into and to execute this Deed by any consideration, promise, representation statement or information of any kind or nature whatsoever (whether express or implied and whether solicited or unsolicited) given or offered to the Guarantors by or on behalf of a Canadian Secured Party or by any Obligor.
14	Marshalling
14.1	No obligation to marshal
The Collateral Agent shall be under no obligation to marshal in favour of the Guarantors any Lien held by the Collateral Agent or any of the funds or assets which or upon which the Collateral Agent may be entitled to receive or claim.
14.2	Canadian Secured Party’s discretion
A Canadian Secured Party may at its absolute discretion vary, exchange, renew, modify, Release, refuse to complete or to enforce or to assign any judgment, specialities, Guarantee or other securities or instruments, whether negotiable or otherwise, held by a Canadian Secured Party and whether satisfied by payment or not, without affecting or discharging the liability of the Guarantors under this Deed.
15	Certificates
Any certificate signed by the Collateral Agent certifying the amount of any liability of a Guarantor under this Deed at the date stated in the certificate or certifying as to any other act, matter or thing relating to this Deed as at the date so stated shall in all courts and at all times be conclusive evidence of what is so certified, save for manifest error.
16	Notices
Section 9.01 of the Credit Agreement will apply with respect to all notices, notices, requests, demands, consents, approvals, offers, agreements or other communications (“notices”) given by a party under or in connection with this Deed, and the address for service for all notices to the Guarantors shall be given to it care of the Canadian Borrowers.
17	General
17.1	Entire agreement
This document constitutes the entire agreement between the parties in relation to its subject matter. All prior discussions, undertakings, agreements, representations, warranties and
Exhibit G-5 — Form of Australian Guarantee

indemnities in relation to that subject matter are replaced by this document and have no further effect.
17.2	Paramountcy of document
If this document conflicts with any other document, agreement or arrangement, this document prevails to the extent of the inconsistency.
17.3	No merger
The provisions of this document will not merge on completion of any transaction contemplated in this document and, to the extent any provision has not been fulfilled, will remain in force.
17.4	Attorneys
Each person who executes this document on behalf of a party under a power of attorney warrants that he or she has no notice of the revocation of that power or of any fact or circumstance that might affect his or her authority to execute this document under that power.
17.5	Amendment
This document may not be amended or varied unless the amendment or variation is in writing signed by all parties, together with any consents required under the Credit Agreement.
17.6	Assignment
No Guarantor may assign or transfer its rights or obligations under this Deed without the prior written consent of the Collateral Agent and to the extent permitted under the Credit Agreement. The Collateral Agent may assign its rights under this Deed, subject to complying with any requirements specified in the Credit Agreement.
17.7	Severability
Part or all of any provision of this document that is illegal or unenforceable will be severed from this document and will not affect the continued operation of the remaining provisions of this document.
17.8	Waiver
Waiver of any power or right under this document:
(a)	must be in writing signed by the party entitled to the benefit of that power or right; and
(b)	is effective only to the extent set out in that written waiver.
Exhibit G-5 — Form of Australian Guarantee

17.9	Rights, remedies additional
Any rights and remedies that a person may have under this document are in addition to and do not replace or limit any other rights or remedies that the person may have.
17.10	Further assurances
Each party must do or cause to be done all things necessary to give full effect to this document and the transactions contemplated by it (including, but not limited to, the execution of documents).
17.11	Costs
The provisions in Section 9.05 of the Credit Agreement shall apply with respect to the costs incurred by a Canadian Secured Party in respect to the preparation, negotiation, execution and delivery of this Deed. The Guarantors will bear their own legal, accounting and other costs for the preparation and execution of this Deed.
17.12	Counterparts
This document may be executed in any number of counterparts and all counterparts taken together will constitute one document.
17.13	Governing law and jurisdiction
This document will be governed by and construed in accordance with the laws in force in the State of Victoria and each party submits to the non-exclusive jurisdiction of the courts of that State.
19.9	Inconsistency
In the event there is any inconsistency between:
(a)	the provisions of this Deed; and
(b)	the provisions of the Credit Agreement,
the provisions of the Credit Agreement prevail to the extent of the inconsistency.
Exhibit G-5 — Form of Australian Guarantee

SCHEDULE 1 — GUARANTORS
2.	PTI Holding Company 1 Pty Limited ACN 146 700 441.
3.	PTI Holding Company 2 Pty Limited ACN 146 700 487.
Exhibit G-5 — Form of Australian Guarantee

SCHEDULE 2 — BORROWERS
4.	PTI Group Inc., a corporation amalgamated under the laws of the Province of Alberta.
5.	PTI Premium Camp Services Ltd., a corporation amalgamated under the laws of the Province of Alberta.
Exhibit G-5 — Form of Australian Guarantee

EXECUTED as a DEED

SIGNED, SEALED AND DELIVERED by	)
)
)
as attorney for PTI HOLDING COMPANY 1)
PTY LIMITED ACN 146 700 441 under	)
power of attorney dated	)
)
in the presence of:	)
)
)
)
Signature of witness	)	By executing this deed the attorney
	)	states that the attorney has received
	)	no notice of revocation of
Name of witness (block letters))		the power of attorney

SIGNED, SEALED AND DELIVERED by	)
)
)
as attorney for PTI HOLDING	)
COMPANY 2 PTY LIMITED ACN 146)
700 487 under	)
power of attorney dated	)
)
in the presence of:	)
)
)
Signature of witness	)	By executing this deed the attorney
	)	states that the attorney has
	)	received no notice of revocation
	)	of the power of attorney
Exhibit G-5 — Form of Australian Guarantee

ROYAL BANK OF CANADA, in its capacity
as the Canadian administrative agent and
Canadian collateral agent for and on behalf of
the Canadian Secured Parties

By:
Name:
Title:

Exhibit G-5 — Form of Australian Guarantee

EXHIBIT H-1
[Form of]
OPINION OF VINSON & ELKINS L.L.P.
December 10, 2010
Each of the Addressees Listed in
the Attached Schedule I
     Re:     $1,050,000,000 Credit Facility
Ladies and Gentlemen:
     We have acted as counsel to Oil States International, Inc., a corporation organized under the laws of the State of Delaware (the “U.S. Borrower”), in connection with certain aspects of the transactions contemplated by the Amended and Restated Credit Agreement, dated as of December 10, 2010 (the “Agreement”), among the U.S. Borrower, PTI Group, Inc., a corporation amalgamated under the laws of the Province of Alberta (the “Canadian Parent”), PTI Premium Camp Services Ltd., a corporation amalgamated under the laws of the Province of Alberta (“PTI Premium” and collectively with the Canadian Parent, the “Canadian Borrowers”), the lenders party thereto, Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”) and as U.S. collateral agent (the “U.S. Collateral Agent”), and Royal Bank of Canada, as Canadian administrative agent (the “Canadian Administrative Agent”) and as Canadian collateral agent (the “Canadian Collateral Agent”). This opinion letter is furnished to you pursuant to Section 4.02(a)(iii) of the Agreement. Unless otherwise defined in the body of this opinion letter, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement. Other terms that are defined in the Uniform Commercial Code as in effect in the State of New York (the “NY UCC”) have the same meaning when used herein unless otherwise indicated by the context in which such terms are so used.
     In rendering the opinions set forth below, we have reviewed an execution copy of the following documents and instruments:
     (i) the Agreement;
     (ii) each U.S. Revolving Note, dated as of December 10, 2010 by the U.S. Borrower in favor of a U.S. Lender;
     (iii) each U.S. Term Note, dated as of December 10, 2010 by the U.S. Borrower in favor of a U.S. Lender;
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

     (iv) the Amended and Restated U.S. Pledge Agreement, dated as of December 10, 2010 (the “U.S. Pledge Agreement”), among the U.S. Borrower, the Subsidiary Pledgors party thereto and the U.S. Collateral Agent;
     (v) the Amended and Restated U.S. Security Agreement, dated as of December 10, 2010 (the “U.S. Security Agreement”), among the U.S. Borrower, the U.S. Subsidiary Guarantors party thereto and the U.S. Collateral Agent;
     (vi) the Amended and Restated U.S. Borrower Guarantee Agreement, dated as of December 10, 2010 (the “U.S. Borrower Guarantee Agreement”), among the U.S. Borrower and the Canadian Collateral Agent;
     (vii) the Amended and Restated U.S. Subsidiary Guarantee Agreement, dated as of December 10, 2010 (the “U.S. Subsidiary Guarantee Agreement”), among the U.S. Subsidiary Guarantors party thereto and the U.S. Collateral Agent;
     (viii) each of the agreements listed on Schedule II hereto (“Applicable Contracts”);
     (ix) the Designated Companies’ constitutive documents listed on Schedule III hereto (the “Organizational Documents”); and
     (x) unfiled copies of the UCC-1 Financing Statements listed on Schedule IV hereto (the “UCC Financing Statements”).
     The documents listed in clause (i) through (vii) above are referred to herein as the “Opinion Documents”. Additionally, in rendering the opinions set forth below, we have reviewed such other records, certificates and documents as we have deemed appropriate for the purposes of such opinions. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon statements of public officials and officers or other representatives of the Designated Companies and on the representations and warranties relating to factual matters set forth in the Opinion Documents. As used herein, the term “Designated Subsidiary” means, collectively, the entities referred to on Schedule V hereto. As used herein, the term “Designated Companies” means, collectively, the U.S. Borrower and the Designated Subsidiaries.
     In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies, which assumptions we have not independently verified. In addition, with your permission and without independent investigation, we have made the following assumptions:
     (i) Each party to the Opinion Documents other than the Designated Companies (each such party a “Transaction Party”) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

     (ii) Each Transaction Party has full power and authority (corporate, partnership, limited liability company or otherwise) to execute, deliver and perform its obligations under the Opinion Documents to which it is a party;
     (iii) Each Opinion Document has been duly executed and delivered by each Transaction Party that is a party thereto;
     (iv) The execution, delivery and performance by each Transaction Party of the Opinion Documents to which it is a party have been duly authorized by all necessary entity action (corporate, partnership, limited liability company or otherwise) and do not contravene the constituent documents of such Transaction Party;
     (v) The execution, delivery and performance by each Transaction Party and the Designated Companies of the Opinion Documents to which it is a party do not result in the breach of any document or instrument binding on it, except that we have not made such assumption with respect to (a) the Organizational Documents, as to which we express our opinion in paragraph 5(a) below, and (b) the Applicable Contracts, as to which we express our opinion in paragraph 5(c) below;
     (vi) The execution, delivery and performance by each Transaction Party and each Designated Company of the Opinion Documents to which it is a party do not contravene any provision of any law, rule, regulation, order, validation, writ, judgment, injunction, decree, determination or award applicable to any of them, except that we have not made such assumption with respect to Applicable Laws (as defined in paragraph 5 below) and Applicable Orders (as defined in paragraph 5 below), in each case applicable to Designated Companies and the Canadian Borrowers, as to which we express our opinion in paragraphs 5(b) and 5(d) below;
     (vii) No authorization, approval, consent, order, validation, license, franchise, permit or other action by, and no notice to or filing, recording or registration with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by each Transaction Party and each Designated Company of the Opinion Documents to which it is a party that has not been duly obtained or made and that is not in full force and effect, except that we have not made such assumption with respect to Governmental Approvals (as defined in paragraph 6 below) required to be obtained or taken by any Designated Company or any Canadian Borrower as to which we express our opinion in paragraph 6 below;
     (viii) The Opinion Documents constitute the valid, binding and enforceable obligations of each party thereto (other than each Designated Company and each Canadian Borrower); and
     (ix) The laws of any jurisdiction other than the laws that are the subject of this opinion letter do not affect the terms of the Opinion Documents or the opinion rendered herein.
     Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that:
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

1.	(a) Each Delaware Corporation is validly existing and is in good standing under the laws of the State of Delaware.
(b)	Each Delaware Limited Liability Company is validly existing and in good standing under the laws of the State of Delaware.

(c)	Each Texas Corporation is validly existing and is in good standing under the laws of the State of Texas.
2.	(a) Each Delaware Corporation has the corporate power and authority to execute and deliver each Opinion Document to which it is a party and to perform its obligations thereunder. The execution and delivery by each Delaware Corporation of each Opinion Document to which it is a party and the performance by such Delaware Corporation of its obligations thereunder have been duly authorized by all requisite corporate action on the part of such Delaware Corporation.
(b) Each Delaware Limited Liability Company has the limited liability company power and authority to execute and deliver each Opinion Document to which it is a party and to perform its obligations thereunder. The execution and delivery by each Delaware Limited Liability Company of each Opinion Document to which it is a party and the performance by each such Delaware Limited Liability Company of its obligations thereunder have been duly authorized by all requisite limited liability company action on the part of such Delaware Limited Liability Company.

(c) Each Texas Corporation has the corporate power and authority to execute and deliver each Opinion Document to which it is a party and to perform its obligations thereunder. The execution and delivery by each Texas Corporation of each Opinion Document to which it is a party and the performance by such Texas Corporation of its obligations thereunder have been duly authorized by all requisite corporate action on the part of such Texas Corporation.
3.	Each Opinion Document to which each Designated Company is a party has been duly executed and delivered by such Designated Company.
4.	Each Opinion Document to which a Designated Company or a Canadian Borrower is a party constitutes the valid and binding obligation of such Designated Company or Canadian Borrower enforceable against such Designated Company or Canadian Borrower in accordance with its terms under the laws of the State of New York.
5.	The execution and delivery by each Designated Company and each Canadian Borrower of each Opinion Document to which it is a party do not, and the performance by such Designated Company and such Canadian Borrower of its obligations thereunder will not: (a) with respect to any Designated Company, violate such Designated Company’s Organizational Documents; (b) result in any violation by the Designated Company or any Canadian Borrower of any Applicable Law (as defined below); (c) breach or result in a default under any Applicable Contract; or (d) result in any violation of any order, writ, judgment or decree listed in Schedule VI hereto (“Applicable Orders”).
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

“Applicable Laws” means those laws of the State of New York and the United States of America and the rules and regulations adopted thereunder that, in our experience, are normally applicable to transactions of the type contemplated by the Opinion Documents. Furthermore, the term “Applicable Laws” does not include, and we express no opinion with regard to (a) any state or federal laws, rules or regulations relating to: (i) pollution or protection of the environment; (ii) zoning, land use, building or construction; (iii) occupational, safety and health or other similar matters; (iv) labor and employee rights and benefits, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended; (v) the regulation of utilities, including without limitation, the Federal Power Act, the Public Utility Holding Company Act of 2005 and the Public Utility Regulatory Policies Act of 1978, as amended; (vi) antitrust and trade regulation; (vii) tax; (viii) except as expressly set forth in paragraph 10 below, securities, including without limitation, the Investment Company Act of 1940, as amended; (ix) corrupt practices, including, without limitation, the Foreign Corrupt Practices Act of 1977; (x) copyrights, patents and trademarks; and (xi) communication, telecommunication or similar matters; and (b) any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.
6.	No Governmental Approval (as defined below) that has not been obtained or taken and is not in full force and effect, is required to be obtained or taken by any Designated Company or any Canadian Borrower to authorize, or is required in connection with, the execution and delivery by such Designated Company or any Canadian Borrower of each Opinion Document to which it is a party or the performance by such Designated Company or any Canadian Borrower of its obligations thereunder except: (a) the filing of the UCC Financing Statements in the filing offices set forth in paragraph 8 below; and (b) Governmental Approvals not required to consummate the transactions occurring on the date hereof but required to be obtained or made after the date of this opinion letter to enable each Designated Company or each Canadian Borrower to comply with requirements of Applicable Law including those required to maintain existence and good standing of such Designated Company or such Canadian Borrower.
“Governmental Approvals” means any consent, approval, license or authorization of, or filing, recording or registration with, any Governmental Authority pursuant to any Applicable Laws (as defined in paragraph 5 above).
7.	The provisions of the U.S. Security Agreement and the U.S. Pledge Agreement are effective to create in favor of the U.S. Collateral Agent to secure the Obligations (as defined therein), a valid security interest in all of the applicable Designated Company’s right, title and interest in and to that portion of the Collateral (as defined therein) in which a security interest may be created under Article 9 of the NY UCC without giving effect to the laws referred to in Section 9-201 thereof (the “Article 9 Collateral”).
8.	To the extent that the filing of a financing statement can be effective to perfect a security interest in the Article 9 Collateral under the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”), or the Uniform Commercial
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

Code as in effect in the State of Texas (the “Texas UCC”), the security interest in favor of the U.S. Collateral Agent in that portion of the Article 9 Collateral described in the UCC Financing Statements will be perfected upon the proper filing of the UCC Financing Statements in the office of the Secretary of State of the State of Delaware (with respect to the Delaware Corporations and the Delaware Limited Liability Companies) and the Secretary of State of the State of Texas (with respect to the Texas Corporations). For purposes of our opinion set forth in this paragraph 8 as to the Delaware UCC, we have based such opinion solely on our review of the generally available compilations of Article 9 of the Delaware UCC as in effect on the date hereof and we have not reviewed any other laws of the State of Delaware in connection with such opinion or retained or relied on any opinion or advice of Delaware counsel.
9.	With respect to that portion of the Article 9 Collateral consisting of the Certificated Securities described on Schedule VII hereto, upon the U.S. Collateral Agent taking possession in the State of New York of the certificates evidencing such Certificated Securities which are accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective endorsement, the security interest of the U.S. Collateral Agent therein is perfected by “control” (within the meaning of Section 8-106 of the NY UCC).
10.	No Designated Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
11.	We call your attention to the fact that the Opinion Documents select the internal laws of the State of New York as the governing law except, with respect to the U.S. Security Agreement and U.S. Pledge Agreement, where the laws of another jurisdiction govern perfection and the effect of perfection or non-perfection. It is our opinion that a federal or state court sitting in the State of New York should honor the parties’ choice of the internal laws of the State of New York as the law applicable to the Opinion Documents (to the extent set forth in such Opinion Documents).
12.	Assuming that the Designated Companies and the Canadian Borrowers will comply with the provisions of the Agreement relating to the use of proceeds, the execution and delivery of the Agreement by the Designated Companies and the Canadian Borrowers and the making of the Loans thereunder and the application of the proceeds thereof does not violate Regulation U or X of the Board of Governors of the Federal Reserve System.
     In rendering the foregoing opinions, we have also assumed, with your permission, and without independent investigation on our part, the following:
     A. With respect to our opinions set forth in paragraphs 7 through 9 above, we have assumed that each Designated Company has, or has the power to transfer, rights in the properties in which it is purporting to grant a security interest sufficient for attachment of such security interest within the meaning of Section 9-203 of the NY UCC and the Delaware UCC and Section 9.203 of the Texas UCC.
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

     B. With respect to our opinions set forth in paragraphs 7 through 9 above, we have assumed that the U.S. Collateral Agent has acquired its interests in the Article 9 Collateral for value within the meaning of Section 9-203 of the NY UCC and the Delaware UCC and Section 9.203 of the Texas UCC.
     C. With respect to our opinions set forth in paragraphs 7 through 9 above, we have assumed the descriptions of collateral contained in or attached as schedules to, the U.S. Security Agreement, the U.S. Pledge Agreement and the UCC Financing Statements sufficiently describe (for the purposes of the attachment and perfection of security interests) the collateral intended to be covered thereby.
     D. With respect to our opinion set forth in paragraph 8 above, we have relied on the Designated Company’s Organizational Documents as the basis for determining that (i) the correct legal name of the U.S. Borrower is Oil States International, Inc; (ii) the correct legal name of each Designated Subsidiary is as set forth on Schedule V hereto; (iii) the correct organizational identification number of each Designated Company is as set forth on the Financing Statements; (iv) each Delaware Corporation and each Delaware Limited Liability Company is solely organized under the laws of the State of Delaware; and (v) each Texas Corporation is solely organized under the laws of the State of Texas.
     E. With respect to our opinions set forth in paragraph 9 above, we have assumed that the certificates evidencing the Certificated Securities will at all times be held by the U.S. Collateral Agent in the State of New York.
     The opinions set forth above are subject to the following qualifications and exceptions:
     (a) The opinions in paragraphs 1 through 3 above, to the extent they relate to the Delaware Corporations and Delaware Limited Liability Companies, are limited in all respects to the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), and the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act” and, together with the Delaware General Corporation law, the “Delaware Entity Statutes”). The opinions in paragraph 1 above to the extent they relate to the existence and good standing of the Designated Companies in the State of Delaware are based solely on the Good Standing Certificate as to such Designated Companies, dated on or about December 3, 2010, issued by the Secretary of State of the State of Delaware. The opinions in paragraph 1 above to the extent they relate to the existence and good standing of such Designated Companies in the State of Texas are based solely on the Certificate of Account Status as to such Designated Companies, dated on or about December 2, 2010, issued by the Texas Comptroller of Public Accounts and the Certificate of Fact as to such Designated Companies, dated December 2, 2010, issued by the Secretary of State of the State of Texas. Our opinions contained herein to the extent they relate to matters regarding the Delaware Entity Statutes are based on our review of the Delaware Entity Statutes. We have not reviewed any other laws of the State of Delaware (other than the Delaware UCC and the Delaware Entity Statutes), including, without limitation, any interpretations of such statutes, or retained or relied on any opinion or advice of Delaware counsel.
     (b) The enforceability of each Opinion Document and the provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

now or hereafter in effect relating to or affecting enforcement of creditors’ rights generally and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether such enforcement is considered in a proceeding in equity or at law.
     (c) With respect to our opinion set forth in paragraph 4, we express no opinion with respect to the validity or enforceability of the following provisions to the extent that they are contained in the Opinion Documents: (i) provisions purporting to release, exculpate, hold harmless, or exempt any person or entity from, or to require indemnification or contribution of or by any person or entity for, liability for any matter to the extent that the same are inconsistent with applicable law (including case law) or with public policy; (ii) provisions purporting to waive, subordinate or not give effect to rights to notice, demands, legal defenses or other rights or benefits that cannot be waived, subordinated or rendered ineffective under applicable law; (iii) provisions purporting to provide remedies inconsistent with applicable law; (iv) provisions purporting to render void and of no effect any transfers of any Designated Company’s and Canadian Borrower’s rights in any collateral in violation of the terms of the Opinion Documents; (v) other than with respect to our opinions set forth in paragraphs 7 through 9 above, provisions relating to the creation, attachment, perfection or enforceability of any security interest; (vi) provisions relating to powers of attorney, severability or set-offs; (vii) provisions stating that a guarantee will not be affected by a modification of the obligation guaranteed in cases in which that modification materially changes the nature or amount of such obligation; (viii) provisions that limit the obligation of a guarantor, co-borrower or co-obligor (or provide for any rights of contribution as against another guarantor or co-borrower or co-obligor or any other party) based upon the potential unenforceability, invalidity, or voidability of a guarantee or joint obligation under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws; (ix) provisions restricting access to courts or purporting to affect the jurisdiction or venue of courts (other than the courts of the State of New York with respect to Opinion Documents governed by the laws of the State of New York); (x) provisions setting out methods for service of process; (xi) provisions purporting to exclude all conflicts of law rules; (xii) provisions pursuant to which a party agrees that a judgment rendered by a court or other tribunal in one jurisdiction may be enforced in any other jurisdiction; (xiii) provisions providing that decisions by a party are conclusive or may be made in its sole discretion; (xiv) provisions providing for liquidated damages or any “make whole”, “yield maintenance”, or “premium amount” to the extent that they may be deemed a penalty; (xv) provisions that require any Designated Company to indemnify any other party to such Opinion Document against loss in obtaining the currency due under such Opinion Document from a court judgment in another currency; or (xvi) provisions providing for voting of claims in bankruptcy. Additionally, with respect to our opinion set forth in paragraph 4 above, such opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights. Our opinions are based solely on our reading of the Opinion Documents. We note that enforceability of the Opinion Documents may be affected by the parties course of dealing, or by waivers, modifications or amendments (whether made in writing, orally, or by course of conduct), and we express no opinion on the effect of the foregoing on the enforceability of the Opinion Documents.
     (d) Insofar as our opinions set forth in paragraphs 4 and 11 above relate to the enforceability under New York law of the provisions of the Opinion Documents choosing New
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

York law as the governing law thereof, such opinion is rendered solely in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney’s Sess. Law of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law §§5-1401 (McKinney 1989)) (the “Act”) and is subject to the qualifications that such enforceability (i) as specified in the Act, does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the NY UCC, (ii) may be limited by public policy considerations of any jurisdiction in which enforcement of such provisions is sought, and (iii) is subject to any U.S. Constitutional requirement under the Full Faith and Credit Clause or the Due Process Clause thereof or the exercise of any applicable judicial discretion in favor of another jurisdiction.
     (e) Certain of the remedial provisions with respect to the Article 9 Collateral (including waivers with respect to the exercise of remedies against the collateral) contained in the U.S. Security Agreement and the U.S. Pledge Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the U.S. Security Agreement and the U.S. Pledge Agreement, taken as a whole, and the U.S. Security Agreement and the U.S. Pledge Agreement, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits intended to be provided thereby (it being understood that we express no opinion as to the adequacy of such provisions to the extent it is necessary to seek execution or enforcement of rights or remedies under the laws of any jurisdiction outside the State of New York). Additionally, we note that the remedies under the U.S. Security Agreement and U.S. Pledge Agreement to sell or offer for sale Article 9 Collateral constituting securities are subject to compliance with applicable state and federal securities laws. We call to your attention that some of the Pledgors under the U.S. Pledge Agreement are organized in jurisdictions other than Delaware and Texas (including outside of the United States), and we express no opinion as to the effect of the laws of such other jurisdictions on the opinions herein stated. Our opinion with respect to the security interests of the U.S. Collateral Agent in the Certificated Securities is limited to the NY UCC and the laws of the jurisdiction of an issuer of pledged securities may affect, among other things, whether the securities are characterized as certificated securities, the exercise of remedies with respect to such securities and the exercise of voting or other rights with respect to such securities.
     (f) In the case of property which becomes Article 9 Collateral after the date hereof, our opinion in paragraph 7 above, as to the creation and validity of the security interests therein described, is subject to the effect of Section 552 of the Federal Bankruptcy Code, which limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to such security interest arising from a security agreement entered into by the debtor before the commencement of such case.
     (g) We express no opinion as to Article 9 Collateral that is subject to a state statute or a statute, regulation or treaty of the United States referred to in Section 9-311(a) of the NY UCC, Section 9-311(a) of the Delaware UCC or Section 9.311(a) of the Texas UCC.
     (h) With respect to our opinions set forth in paragraphs 7 and 8 above, we express no opinion as to Article 9 Collateral consisting of commercial tort claims.
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

     (i) With respect to our opinion in paragraph 8 above, we express no opinion as to the perfection of a security interest in any items of collateral that are or are to become fixtures, as extracted collateral or timber to be cut.
     (j) Other than the filing of the UCC Financing Statements in the filing offices set forth in our opinion in paragraph 8 above, we express no opinion as to any other actions (including any filings or registrations) that may be necessary under any applicable law in connection with perfection of a security interest in Article 9 Collateral consisting of patents, trademarks, copyrights or other intellectual property rights.
     (k) With respect to our opinions set forth in paragraphs 7 through 9, we express no opinion as to the priority of any security interest.
     (l) We express no opinion herein regarding the enforceability of any provision in an Opinion Document that purports to prohibit, restrict or condition the assignment of any Designated Company’s rights or obligations under such Opinion Document to the extent that such restriction on assignability is governed by Sections 9-406 through 9-409 of the NY UCC.
     (m) With respect to our opinions set forth in paragraphs 7 through 9 above, the attachment and perfection of the Agent’s security interest in proceeds is limited to the extent set forth in Section 9-315 of the NY UCC, Section 9-315 of the Delaware UCC or Section 9.315 of the Texas UCC.
     (n) We express no opinion as to any actions that may be required to be taken periodically under the NY UCC, the Delaware UCC, the Texas UCC or under any other applicable law in order for the effectiveness of the Financing Statements or perfection of any security interest to be maintained.
     We express no opinion as to the laws of any jurisdiction other than: (i) the laws of the State of New York, (ii) the federal laws of the United States of America; (iii) with respect to our opinions set forth in paragraphs 1, 2, 3 and 5(a), the Delaware Entity Statutes and the laws of the State of Texas and (iv) as indicated in paragraph 8 above, the Delaware UCC and the Texas UCC. We note that the Canadian Borrowers are organized and existing under the laws of the Province of Alberta, Canada. We express no opinion as to (a) the laws of the Province of Alberta or the federal laws of Canada, or (b) the effect that such laws may have on the opinions rendered herein.
     This opinion has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind.
     This opinion letter is rendered as of the date set forth above. We expressly disclaim any obligation to update this letter after such date.
     This opinion letter is given solely for your benefit and the benefit of the Lenders in connection with the transactions contemplated by the Opinion Documents and may not be furnished to, or relied upon by, any other person or for any other purpose without our prior written consent. Notwithstanding the foregoing, at your request, we hereby consent to reliance hereon by any future assignee of the Lenders’ interests in the loans under the Agreement
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 9.04 of the Agreement, on the condition and understanding that (a) this letter speaks only as of the date hereof, (b) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any person other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware, and (c) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

Very truly yours, DRAFT Vinson & Elkins LLP
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

SCHEDULE I TO OPINION LETTER
Addressees
Wells Fargo Bank N.A., as U.S. Administrative Agent and U.S. Collateral Agent
Royal Bank of Canada, as Canadian Administrative Agent and Canadian Collateral Agent
Each Lender party to the Agreement as of the date hereof
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

SCHEDULE II TO OPINION LETTER
Applicable Contracts
1. Indenture dated as of June 21, 2005 by and between the U.S. Borrower and Wells Fargo Bank, National Association, as trustee, and the Global Notes representing $175,000,000 aggregate principal amount of 2 3/8% Contingent Convertible Senior Notes due 2025.
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

SCHEDULE III TO OPINION LETTER
Organizational Documents
Company Name
Acute Technological Services, Inc.
     a. Certificate of Formation dated as of March 28, 2008
     b. Amended and Restated Bylaws
Capstar Drilling, Inc.
     a. Certificate of Incorporation dated as of April 26, 1966
     b. Certificate of Amendment dated as of December 22, 2009
     c. Bylaws dated as of July 21, 1970
Capstar Drilling GP, L.L.C.
     a. Certificate of Formation dated as of July 26, 2002
     b. Limited Liability Company Agreement dated as of July 26, 2002
Capstar Drilling LP, L.L.C.
     a. Certificate of Formation dated as of July 26, 2002
     b. Limited Liability Company Agreement dated as of July 26, 2002
Capstar Holding, L.L.C.
     a. Certificate of Formation dated as of June 28, 2007
     b. Certificate of Amendment dated December 21, 2009
     c. Limited Liability Company Agreement dated as of June 28, 2007
General Marine Leasing, LLC
     a. Certificate of Formation dated as of December 19, 2002
     b. Limited Liability Company Agreement dated as of December 20, 2002
Oil States Energy Services, Inc.
     a. Certificate of Incorporation dated as of December 19, 2002
     b. Bylaws dated as of December 20, 2002
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

Oil States Management, Inc.
     a. Certificate of Incorporation dated as of December 19, 2002
     b. Bylaws dated as of December 20, 2002
Oil States Industries, Inc.
     a. Certificate of Incorporation dated as of October 28, 1983
     b. Bylaws
Oil States Skagit SMATCO, LLC
     a. Certificate of Formation dated as of December 21, 2001
     b. Limited Liability Company Agreement dated as of December 21, 2001
PTI Group USA LLC
     a. Certificate of Formation dated as of November 30, 2009
     b. Limited Liability Company Agreement dated as of November 30, 2009
PTI Mars Holdco 1, LLC
     a. Certificate of Formation dated as of October 5, 2010
     b. Limited Liability Company Agreement dated as of October 5, 2010
Sooner Holding Company
     a. Certificate of Incorporation dated as of June 25, 1996
     b. Bylaws dated as of June 26, 1996
Sooner, Inc.
     a. Certificate of Incorporation dated as of June 29, 1998
     b. Bylaws dated as of July 2, 1998
Sooner Pipe, L.L.C.
     a. Certificate of Formation dated as of June 28, 2007
     b. Amended and Restated Limited Liability Company Agreement dated as of August 31, 2010
Specialty Rental Tools & Supply, L.L.C.
     a. Certificate of Formation dated as of June 28, 2007
     b. Limited Liability Company Agreement dated as of June 28, 2007
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

Stinger Wellhead Protection, Incorporated
     a. Certificate of Incorporation dated as of July 29, 1988
     b. Certificate of Amendment dated as of March 28, 2005
     c. Articles of Incorporation dated as of July 29, 1988
     d. Articles of Amendment to the Articles of Incorporation dated as of May 12, 2005
     e. Bylaws
Well Testing, Inc.
     a. Certificate of Incorporation dated as of June 21, 2007
     b. Bylaws dated as of July 16, 2007
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

SCHEDULE IV TO OPINION LETTER
Financing Statements
The following financing statements on form UCC-1, naming the Person listed below as debtor and the Agent as secured party for the benefit of the Lenders, to be filed in the office listed opposite the name of such debtor:

Name of Debtor	Filing Office
Acute Technological Services, Inc.	Texas Secretary of State
Capstar Drilling, Inc.	Texas Secretary of State
Capstar Drilling GP, L.L.C.	Delaware Secretary of State
Capstar Drilling LP, L.L.C.	Delaware Secretary of State
Capstar Holding, L.L.C.	Delaware Secretary of State
General Marine Leasing, L.L.C.	Delaware Secretary of State
Oil States Energy Services, Inc.	Delaware Secretary of State
Oil States Management, Inc.	Delaware Secretary of State
Oil States Industries, Inc.	Delaware Secretary of State
Oil States Skagit SMATCO, LLC	Delaware Secretary of State
PTI Group USA LLC	Delaware Secretary of State
PTI Mars Holdco 1, LLC	Delaware Secretary of State
Sooner Holding Company	Delaware Secretary of State
Sooner, Inc.	Delaware Secretary of State
Sooner Pipe, L.L.C.	Delaware Secretary of State
Specialty Rental Tools & Supply, L.L.C.	Delaware Secretary of State
Stinger Wellhead Protection, Incorporated	Texas Secretary of State
Well Testing, Inc.	Delaware Secretary of State
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

SCHEDULE V TO OPINION LETTER
Designated Subsidiaries
Delaware Corporations (together with the U.S. Borrower, referred to herein as such)
Oil States Energy Services, Inc., a Delaware corporation
Oil States Industries, Inc., a Delaware corporation
Oil States Management, Inc., a Delaware corporation
Sooner, Incorporated, a Delaware corporation
Sooner Holding Company, a Delaware corporation
Well Testing, Inc., a Delaware corporation
Delaware Limited Liability Companies (referred to herein as such)
Capstar Drilling GP, L.L.C., a Delaware limited liability company
Capstar Drilling LP, L.L.C., a Delaware limited liability company
Capstar Holding, L.L.C., a Delaware limited liability company
General Marine Leasing, LLC, a Delaware limited liability company
Oil States Skagit SMATCO, LLC, a Delaware limited liability company
PTI Group USA LLC, a Delaware limited liability company
PTI Mars Holdco 1, LLC, a Delaware limited liability company
Sooner Pipe, L.L.C., a Delaware limited liability company
Specialty Rental Tools & Supply, L.L.C., a Delaware limited liability company
Texas Corporations (referred to herein as such)
Acute Technological Services, Inc., a Texas corporation
Capstar Drilling, Inc., a Texas corporation
Stinger Wellhead Protection, Incorporated, a Texas corporation
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

SCHEDULE VI TO OPINION LETTER
Applicable Orders
None.
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

SCHEDULE VII TO OPINION LETTER
Certificated Securities

Owner	Issuer	Percentage Owned	Percentage Pledged	No. of Shares/Units	Certificate No.
Oil States	General Marine	100%	100%	n/a	001
International, Inc.	Leasing, LLC
Oil States	Oil States	100%	100%	1,000	1
International, Inc.	Management, Inc.
Oil States	Oil States	100%	100%	100	8
International, Inc.	Industries, Inc.
Oil States	Oil States Energy	100%	100%	1,000	1
International, Inc.	Services, Inc.
Oil States	PTI Group USA	100%	100%	100 Units	1
International, Inc.	LLC
Oil States	Sooner Inc.	100%	100%	1,000	1
International, Inc.
Oil States	Oil States Skagit	100%	100%	500	002
Industries, Inc.	SMATCO, LLC
Oil States	Oil States	100%	65%	650,000	7
Industries, Inc.	Industries (UK)
	Limited			65,000	10
Oil States	Oil States	100%	65%	65	8
Industries, Inc.	Industries (Asia)
	PTE LTD
Oil States Skagit	Oil States	96%	65%	1,400	28
SMATCO, LLC	Industries
	(Thailand) Ltd.
				65,800	21
Oil States Energy	Capstar Drilling	100%	100%	n/a	2
Services, Inc.	LP, L.L.C.
Oil States Energy	Capstar Drilling	100%	100%	n/a	001
Services, Inc.	GP, L.L.C.
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

Owner	Issuer	Percentage Owned	Percentage Pledged	No. of Shares/Units	Certificate No.
Oil States Energy Services, Inc.	Stinger Wellhead	100%	65%	650	2AC
	Protection (Canada)
	Incorporated			172	2BC

Oil States Energy Services, Inc.	Well Testing, Inc.	100%	100%	400	1
Oil States Energy Services, Inc.	Stinger Wellhead	100%	65%	3,000	8
	International, Inc.
Oil States Energy Services, Inc.	Stinger Wellhead	100%	100%	120	7
	Protection,
	Incorporated
Capstar Drilling LP, L.L.C.	Capstar Holding, L.L.C.	99.99%	100%	n/a	3
Capstar Drilling LP, L.L.C.	Specialty Rental	99.99%	100%	n/a	001
	Tools & Supply, L.L.C.
Capstar Drilling GP, L.L.C.	Capstar Holding, L.L.C.	.01%	100%	n/a	4
Capstar Drilling GP, L.L.C.	Specialty Rental	.01%	100%	n/a	002
	Tools & Supply, L.L.C.
Capstar Holding, L.L.C.	Capstar Drilling, Inc.	100%	100%	27,882	26
PTI Mars Holdco 1, LLC	3045843 Nova Scotia Company	100%	65%	1	2R
				1	3
				1	4
Sooner Inc.	Sooner Pipe, L.L.C.	100%	100%	100	3
Sooner Pipe, L.L.C.	Sooner Holding Company	100%	100%	500	4
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

Owner	Issuer	Percentage Owned	Percentage Pledged	No. of Shares/Units	Certificate No.
Sooner Pipe, L.L.C.	A-Z Terminal	100%	100%	1,000	5
	Corporation
Exhibit H-1 — Form of Opinion of Vinson & Elkins L.L.P.

EXHIBIT H-2
[Form of]
OPINION OF FRASER MILNER CASGRAIN LLP
December 10, 2010
Wells Fargo Bank, N.A.
as U.S. Administrative Agent
1000 Louisiana Street
Houston, Texas 77002
Royal Bank of Canada
as Canadian Administrative Agent
200 Bay Street, 12th Floor
P.O. Box 50
Toronto, Ontario M5J 2W7
Each of the Canadian Lenders listed on Annex I hereto and each other person that becomes party to the Credit Agreement referenced below as a Canadian Lender
Re: PTI Group Inc. and PTI Premium Camp Services Ltd. and certain of their Subsidiaries
Ladies and Gentlemen:
     We have acted as counsel to PTI Group Inc. (the “Canadian Parent”) and PTI Premium Camp Services Ltd. (“PTI Premium”), each a corporation amalgamated under the laws of the Province of Alberta (the “Canadian Borrowers”), and each of the persons listed on Annex II hereto (such persons, together with the Canadian Borrowers, collectively being the “Canadian Obligors”), in connection with that certain Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of December 10, 2010, among Oil States International, Inc. (the “U.S. Borrower”), the Canadian Borrowers, the lenders signatory thereto (the “Lenders”), Wells Fargo Bank, N.A., as U.S. Administrative Agent for the Lenders, Royal Bank of Canada, as Canadian Administrative Agent and Canadian Collateral Agent for the Canadian Lenders (the “Canadian Collateral Agent”), and JPMorgan Chase, N.A., as Syndication Agent for the Lenders, and The Toronto-Dominion Bank and The Bank of Nova Scotia, as Co-Documentation Agents for the Lenders. This opinion is being furnished to you pursuant to Section 4.02(a)(iii)(2) of the Credit Agreement. Each capitalized term not defined herein or in Annex I, Annex II or Annex III hereto shall have the meaning ascribed such term in the Credit Agreement.
I — OPINION
     In our capacity as counsel, we have examined copies of the Credit Agreement and the documents listed on Annex III hereto (such documents collectively being the “Loan Documents”). Based upon that examination, on the post-registration search results applicable to the amendments to the security registrations described in Annex IV hereto and on such investigation of the laws of the Province of Alberta as we have deemed necessary, and subject to the exceptions, limitations, qualifications and assumptions herein contained, we are of the opinion that:
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

1. Each Canadian Obligor is a corporation amalgamated or incorporated, validly existing and in good standing under the laws of the Province of Alberta. The Canadian Obligors have the requisite corporate power and authority to execute, deliver and perform their respective obligations under the Loan Documents to which each is a party and each Canadian Borrower has the requisite power and authority to borrow Canadian Loans under the Credit Agreement. Each of the Loan Documents to which any Canadian Obligor is a party has been duly authorized, executed and delivered by such person, respectively.
2. Each of the Canadian Obligors has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, each of the Loan Documents to which it is a party. The execution, delivery and performance by each Canadian Obligor of its obligations under the Loan Documents to which it is a party will not result in a violation of such person’s respective Certificates or Articles of Amalgamation or Incorporation or By-laws, as applicable. The execution, delivery and performance by each Canadian Obligor of its obligations under the Loan Documents to which it is a party will not (i) result in a violation of any laws of the Province of Alberta, (ii) to our knowledge, result in a violation of or constitute a breach or default under any material agreement, instrument or judicial or regulatory order binding upon it or its properties, or (iii) to our knowledge, result in the creation or imposition of any Lien or any of its properties pursuant to any such material agreement, instrument or judicial or regulatory order.
3. Each of the Loan Documents to which each Canadian Obligor is a party constitutes the legal, valid and binding obligation of such person party thereto, enforceable against such person in accordance with its terms to the extent that the laws of the Province of Alberta are applicable.
4. Except for the filings described in paragraph I(8) below, no authorization, consent, approval, license or exemption of, or filing or registration with, any Governmental Authority of Canada or the Province of Alberta is necessary for either the due execution and delivery by any Canadian Obligor of the Loan Documents to which it is a party or the repayment by the Canadian Borrowers of the Canadian Loans.
5. Except as disclosed pursuant to the Credit Agreement, there are, to our knowledge, no actions, suits or proceedings pending or threatened against any Canadian Obligor which involves the possibility of any judgment or liability against such Canadian Obligor which could reasonably be expected to have a Material Adverse Effect.
6. Each of the Amended and Restated Canadian Security Agreement (the “Canadian Security Agreement”) and the Amended and Restated Canadian Pledge Agreement (the “Canadian Pledge Agreement”) creates in favour of the Canadian Collateral Agent a security interest in the collateral described therein in which a security interest may be created under the Personal Property Security Act (Alberta) (the “PPSA”) as security for the obligations described therein.
7. Assuming delivery in Ontario to, and continued possession in Ontario by, the Canadian Collateral Agent of all share certificates for the securities listed on Schedule II to the Canadian Pledge Agreement, together with the Stock Powers therefor with respect to the pledged shares identified as such in the Canadian Pledge Agreement (the “Pledged Shares”), the execution and delivery of the Canadian Pledge Agreement and the Stock Powers with the share certificates attached perfects the security interest created in the Pledged Shares as security for the obligations described therein. All necessary corporate action has been taken by the Canadian Borrowers and each of the Canadian Subsidiaries to authorize
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

the transfer of the Pledged Shares contemplated by the Canadian Pledge Agreement including any subsequent transfer of the Pledged Shares by the Canadian Collateral Agent upon enforcement of the Canadian Pledge Agreement. PTI Holdco Sub is the registered owner of all the issued and outstanding shares in the capital of the Canadian Parent. The Canadian Parent is the registered owner of all the issued and outstanding shares in the capital of each of PTI Premium, Crown Camp Services Ltd., PTI Camp Installations Ltd., PTI International Ltd., PTI Travco Modular Structures Ltd., PTI International Inc., PTI Noble Structures Inc., Norwel Developments Limited, PTI Atlantic Ltd. and Ek’Ati Services Ltd. PTI Premium is the registered owner of all of the issued and outstanding shares in the capital of Christina Lake Enterprises Ltd.
8. Registrations have been made by us in all public offices provided for under the laws of the Province of Alberta where such registrations are necessary to preserve, perfect or protect the security interest (the “Security Interest”) created by each of the Canadian Security Agreement and the Canadian Pledge Agreement (the “Canadian Security Agreements”) in favour of the Canadian Collateral Agent in the collateral described therein (the “Collateral”). The particulars of such registrations are listed in Annex IV hereto.
9. A court of competent jurisdiction in the Province of Alberta, if properly presented with a choice of law issue, will honor the choice of New York law to govern the Credit Agreement.
10. A court of competent jurisdiction in the Province of Alberta would uphold the choice of the laws of the State of New York as the proper law governing the Credit Agreement provided that such choice of law is:
     a) bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction); and
     b) not contrary to public policy, as that term is understood under the laws of the Province of Alberta.
As at the date hereof, we are not aware of any reason why the choice of the laws of the State of New York would be found not to be bona fide or to be contrary to public policy under the laws of the Province of Alberta.
11. In an action brought before a court of competent jurisdiction in the Province of Alberta with regard to the Credit Agreement, the laws of the State of New York would, subject to the foregoing, to the extent specifically pleaded and proved as a fact by expert evidence, be recognized and applied by such court to all issues which, under conflict of laws rules in effect in the Province of Alberta, are to be determined in accordance with the proper or governing law of the contract, provided however, that a court in the Province of Alberta:
     a) would not enforce provisions of the Credit Agreement or the applicable provisions of the laws of the State of New York which such court would characterize as procedural, penal, revenue, or expropriatory in nature or as contrary to public policy;
     b) would retain discretion to decline to hear such action if it is contrary to public policy for such court to do so, or if such court is not the proper forum to hear such action, or if concurrent proceedings are being brought elsewhere; and
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

     c) may not enforce an obligation enforceable under the laws of the State of New York where performance of the obligation would be illegal by the law of the place of performance.
12. The laws of the Province of Alberta would permit an action to be brought in a court of competent jurisdiction in the Province of Alberta on any final, conclusive, subsisting and unsatisfied judgment in personam of the foreign jurisdiction, which is not impeachable as void or voidable under the internal laws of that foreign jurisdiction, for a sum certain if:
     a) the court rendering that judgment had jurisdiction over the judgment debtor and such court acted within its jurisdiction, as recognized by the courts of the Province of Alberta;
     b) that judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy as such term is understood under the laws of the Province of Alberta and is not contrary to any order made under the Foreign Extraterritorial Measures Act (Canada);
     c) the granting of that judgment was not contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court rendering that judgment;
     d) the enforcement of that judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws;
     e) no new admissible evidence relevant to the action is discovered prior to the rendering of the judgment by the courts in the Province of Alberta;
     f) no manifest error occurred in the granting of that judgment, in the case where that judgment was obtained by default;
     g) the defendant had attorned to the jurisdiction, and was duly served with the process, of the court rendering that judgment, or appeared; and
     h) there has been compliance with the applicable limitation of actions legislation in the Province of Alberta.
II — QUALIFICATIONS
     The foregoing opinions are subject to the following exceptions, limitations, qualifications and assumptions:
1. We have assumed that:
     a) the Pledged Shares evidenced by the applicable share certificates will be delivered to the Canadian Collateral Agent, on behalf of the Canadian Lenders, in Ontario and will henceforth remain in the continuous possession of the Canadian Collateral Agent, on behalf of the Canadian Lenders, in Ontario; and
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

     b) the Canadian Collateral Agent, in connection with the Canadian Pledge Agreement, has had no notice of an adverse claim within the meaning of Section 1(1)(a) of the Securities Transfer Act (Alberta).
2. Under the present laws of the Province of Alberta, the validity, perfection and effect of perfection or non-perfection of a security interest in an investment property in the form of a certificated security is governed by the laws of the jurisdiction where the share certificate is located at the time the security interest attaches and, as a result, if the Pledged Shares are located in Ontario at the time that the Security Interest created by the Canadian Pledge Agreement attaches, then the laws of the Province of Ontario (not the laws of the Province of Alberta) will govern the validity, perfection and effect of perfection or non-perfection of such Security Interest.
3. To the extent that the Collateral is comprised of motor vehicles, trailers, mobile homes, boats, outboard motors or aircraft, the Security Interest in that type of personal property can be more effectively perfected if the Canadian Security Agreement and the filings described in paragraph I(8) above set out the serial numbers of such personal property. Further, to the extent that the Collateral is comprised of trademarks, patents, copyrights, industrial designs or other intellectual property, the Security Interest in that type of personal property can be more effectively perfected if the Canadian Security Agreement is registered under the appropriate federal laws of the Canada.
4. Our opinion expressed in paragraph I(1) above as to the validity and subsistence of the Canadian Obligors is based solely on our review of the certificates of status dated December 6, 2010 issued by the Registrar of Corporations (Alberta).
5. Our opinions set forth above are limited to the laws of the Province of Alberta and the laws of Canada applicable therein and we express no opinion as to the laws of any other jurisdiction.
6. The validity or enforceability of the Loan Documents to which any of the Canadian Obligors is a party may be subject to or affected or limited by:
     a) the interests of those persons described in section 20 of the PPSA except to the extent that the Security Interest was perfected at the time that those persons’ interests arose;
     b) the duty of the Canadian Collateral Agent to exercise remedies on default in good faith and in a commercially reasonable manner;
     c) terms of the Canadian Security Documents which purport to limit liability for failure to discharge duties imposed by the PPSA, which terms may be void;
     d) the possibility that the PPSA may affect the enforcement of certain remedies contained in the Canadian Security Documents to the extent that such remedies are inconsistent or contrary to the PPSA provided that, in our opinion, the provisions of the PPSA will not make the remedies provided under the Canadian Security Documents inadequate for the practical realization in the Province of Alberta of the benefit of the security constituted thereby in accordance with applicable law;
     e) applicable bankruptcy, insolvency, fraudulent preference and conveyance, reorganization, moratorium, liquidation, public policy or other laws generally affecting the enforceability of the rights of creditors. In particular, but without limiting the generality of the foregoing, we express no opinion on the enforceability of the provisions of Section 7.16 of the Canadian Security Agreement,
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

Section 23 of the Amended and Restated Canadian Subsidiary Guarantee Agreement or Section 21 of the Amended and Restated PTI Holdco Sub Guarantee Agreement;
     f) general principles of equity and equitable remedies which are only available in the discretion of the courts;
     g) the rights and privileges of the Crown and its agents; and
     h) applicable laws regarding limitations of actions.
7. No opinion is expressed as to the validity or enforceability of the Security Interest in any portion of the Collateral:
     a) to which the PPSA does not apply;
     b) which is not identifiable or traceable; or
     c) which constitutes proceeds of the Collateral and which is not identifiable or traceable.
8. No opinion is expressed as to the priority of the Canadian Security Documents or the Security Interest or any other mortgage, charge, assignment, security interest or other right or claim of the Canadian Collateral Agent in or to the Collateral.
9. The Security Interest in proceeds must be perfected by registration or possession within 15 days after the Security Interest in the original Collateral attaches to those proceeds unless:
     a) the proceeds consist of money, cheques or deposit accounts; or
     b) the proceeds are of a kind that are within the description of the original Collateral or are sufficiently described in the financing statements (the “Financing Statements”) evidencing the filings described in paragraph I(8) above under the PPSA.
10. No opinion is expressed as to the title of the Canadian Obligors to the Collateral and, as a result, no opinion is expressed as to the effectiveness of the Security Interest in the Collateral where effectiveness depends on the title of the Collateral and, without restricting the generality of the foregoing, the Security Interest in property, assets or rights not yet acquired by the Canadian Obligors may not be effective until that property, assets or rights have been acquired by the Canadian Obligors.
11. The continuing effectiveness of the registrations of the Financing Statements is subject to the following:
     a) the registrations described in the Financing Statements are valid for finite time periods and must be renewed by the registration of financing change statements under the PPSA prior to the expiry dates applicable to such registrations (with the exception of the land charges which are valid for infinity and need not be renewed); and
     b) if the Canadian Collateral Agent discovers that any Canadian Obligor has changed or is about to change its name or that any Canadian Obligor has transferred or is about to transfer any portion of its interest in the Collateral to a third party, then the Canadian Collateral Agent must file a
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

financing change statement under the PPSA within 15 days after discovering that the change or the transfer has or is about to occur in order to protect the Security Interest;
and we take no responsibility for the registration of the financing change statements in the circumstances described above.
12. No opinion is expressed as to the enforceability of the provisions of the Loan Documents to which any Canadian Obligor is a party which do any of the following:
     a) restrict access to legal or equitable remedies or defences;
     b) purport to establish evidentiary standards;
     c) purport to waive or affect any rights to notices;
     d) provide for non-judicial foreclosure or self-help remedies;
     e) relate to delay or omission of enforcement of remedies; or
     f) relate to time periods for complying with demands or determinations made by the Canadian Collateral Agent or other parties in the exercise of a discretion purported to be given by them if made in an unreasonable or arbitrary fashion.
13. In giving our opinions set forth herein we have assumed (a) the legal capacity of all natural persons, (b) the genuineness of all signatures of the persons signing each of the Loan Documents on behalf of the parties thereto, (c) the validity, binding effect and enforceability of each of the Loan Documents against each of the parties thereto (other than the Canadian Obligors), (d) the conformity to original authentic documents of all documents submitted to us as copies and the authenticity of the originals of such documents, (e) that each party to the Loan Documents (other than the Canadian Obligors) (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has full power, authority, and legal right to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (iii) has duly authorized by all requisite action its execution, delivery, and performance thereof, and (iv) has duly executed and delivered such documents by its duly authorized officers, (f) that the Security Interest in the Pledged Shares has been validly perfected in accordance with the laws of the jurisdiction in which the certificates were situated at the time the Security Interest attached to the Pledged Shares, and (g) that the corporate minute books of the Canadian Obligors which we have examined contain complete and accurate copies of the resolutions of the directors and shareholders of the Canadian Obligors. As to questions of fact material to such opinions we have, to the extent we deemed appropriate, relied upon the representations set forth in the Loan Documents (other than statements, directly or in effect, of any legal conclusion expressed herein) and upon an officer’s certificate of the Canadian Obligors, dated the date hereof.
14. The opinions expressed herein are as of the date hereof, and we make no undertaking to supplement such opinions as facts and circumstances come to our attention (including, without limitation, amendments to any of the Loan Documents) or changes in the law occur which could affect such opinions.
15. When used herein, the phrases “to our knowledge” and “of which we are aware” mean or refer to the actual knowledge of the matters herein referred to on the part of those lawyers presently with
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

our firm who have given substantive attention to the transactions described in this opinion and such phrases do not include constructive knowledge or knowledge imputed to this firm under common law principles of agency or otherwise.
16. The opinions rendered herein are for the sole benefit of, and may only be relied upon by, the Agents and the Canadian Lenders and their successors and assigns in accordance with the Credit Agreement and the opinions herein expressed are not to be used, circulated or otherwise referred to in connection with any transaction other than those contemplated by the Loan Documents. We have not been asked to, and we do not, render any opinion as to any matter except as specifically set forth herein.
Yours truly,
FRASER MILNER CASGRAIN LLP
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

Annex I
Canadian Lenders
1.	Wells Fargo Financial Corporation

2.	Royal Bank of Canada

3.	JPMorgan Chase Bank, N.A.

4.	The Toronto-Dominion Bank

5.	The Bank of Nova Scotia

6.	DNB NOR Bank ASA

7.	Bank of America, N.A.

8.	HSBC Bank USA, N.A.

9.	Credit Suisse First Boston

10.	Sumitomo Mitsui Banking Corporation

11.	Natixis, New York Branch

12.	U.S. Bank National Association

13.	Barclays Bank plc

14.	Comerica Bank

15.	National Australia Bank Limited

16.	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

Annex II
Canadian Obligors
1.	PTI Group Inc.

2.	PTI Premium Camp Services Ltd.

3.	Crown Camp Services Ltd.

4.	PTI Camp Installations Ltd.

5.	PTI International Ltd.

6.	PTI Travco Modular Structures Ltd.

7.	892493 Alberta Inc.

8.	PTI International Inc.

9.	Stinger Wellhead Protection (Canada) Incorporated

10.	PTI Noble Structures Inc.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

Annex III
Loan Documents
1.	Credit Agreement;

2.	Canadian Subsidiary Guarantee Agreement;

3.	PTI Holdco Sub Guarantee Agreement;

4.	Canadian Security Agreement;

5.	Canadian Pledge Agreement; and

6.	Stock Powers with share certificates attached described in and delivered pursuant to the Canadian Pledge Agreement (the “Stock Powers”).
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

Annex IV
Particulars of Security Registrations
1. Personal Property Registry (Alberta)
     (a) A financing statement was registered against PTI Group Inc., as debtor, at the Personal Property Registry (Alberta) on June 18, 2009 as registration number 09061819535 claiming a security interest in all present and after-acquired personal property of the debtor, as amended by the financing change statement registered on December 6, 2010 as registration number 10120603840.
     (b) A financing statement was registered against PTI Premium Camp Services Ltd., as debtor, at the Personal Property Registry (Alberta) on June 18, 2009 as registration number 09061819517 claiming a security interest in all present and after-acquired personal property of the debtor, as amended by the financing change statement registered on December 6, 2010 as registration number 10120605311.
     (c) A financing statement was registered against PTI Travco Modular Structures Ltd., as debtor, at the Personal Property Registry (Alberta) on June 18, 2009 as registration number 09061819477 claiming a security interest in all present and after-acquired personal property of the debtor, as amended by the financing change statement registered on December 6, 2010 as registration number 10120605187.
     (d) A financing statement was registered against PTI Camp Installations Ltd., as debtor, at the Personal Property Registry (Alberta) on June 18, 2009 as registration number 09061819424 claiming a security interest in all present and after-acquired personal property of the debtor, as amended by the financing change statement registered on December 6, 2010 as registration number 10120605308.
     (e) A financing statement was registered against Crown Camp Services Ltd., as debtor, at the Personal Property Registry (Alberta) on June 18, 2009 as registration number 09061819611 claiming a security interest in all present and after-acquired personal property of the debtor, as amended by the financing change statement registered on December 6, 2010 as registration number 10120605244.
     (f) A financing statement was registered against PTI International Inc., as debtor, at the Personal Property Registry (Alberta) on June 18, 2009 as registration number 09061819241 claiming a security interest in all present and after-acquired personal property of the debtor, as amended by the financing change statement registered on December 6, 2010 as registration number 10120605287.
     (g) A financing statement was registered against PTI International Ltd., as debtor, at the Personal Property Registry (Alberta) on June 18, 2009 as registration number 09061819365 claiming a security interest in all present and after-acquired personal property of the debtor, as amended by the financing change statement registered on December 6, 2010 as registration number 10120605256.
     (h) A financing statement was registered against Stinger Wellhead Protection (Canada) Incorporated, as debtor, at the Personal Property Registry (Alberta) on February 28, 2006 as registration number 06022830753 claiming a security interest in all present and after-acquired personal property of the debtor, as amended by the financing change statement registered on December 6, 2010 as registration number 10120605356.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

     (i) A financing statement was registered against Stinger Wellhead Protection (Canada) Incorporated, as debtor, at the Personal Property Registry (Alberta) on June 18, 2009 as registration number 09061819498 claiming a security interest in all present and after-acquired personal property of the debtor, as amended by the financing change statement registered on December 6, 2010 as registration number 10120605408.
     (j) A financing statement was registered against 892493 Alberta Inc., as debtor, at the Personal Property Registry (Alberta) on June 18, 2009 as registration number 09061819286 claiming a security interest in all present and after-acquired personal property of the debtor, as amended by the financing change statement registered on December 6, 2010 as registration number 10120605332.
     (k) A financing statement was registered against PTI Noble Structures Inc., as debtor, at the Personal Property Registry (Alberta) on June 18, 2009 as registration number 09061819442 claiming a security interest in all present and after-acquired personal property of the debtor, as amended by the financing change statement registered on December 6, 2010 as registration number 10120605420.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

Annex V
Permitted Liens
See summary of personal property searches attached as Appendix 1 hereto.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

Appendix 1
to Annex V to Fraser Milner Casgrain LLP Opinion
SUMMARY OF PERSONAL PROPERTY SEARCH RESULTS
PTI GROUP INC.
Personal Property Registry — Alberta (Effective November 29, 2010)
Security agreement registered by Koch Ford Lincoln Sales (2003) Ltd. as registration number 07072733616. This registration expires July 27, 2011.
Security agreement registered by The Bank of Nova Scotia as registration number 09061819535. This registration expires June 18, 2019.
Security agreement registered by Coast Wholesale Appliances LP as registration number 09072019646. This registration expires July 20, 2014.
Security agreement registered by Sysco Montana, Inc. as registration number 10082310626. This registration expires August 23, 2015.
Garage keepers’ lien registered by Brandt Tractor Ltd. as registration number 10101410399. This registration expires April 14, 2011.
Garage keepers’ lien registered by Kal Tire A Corporate Partnership as registration number 10102019053. This registration expires April 20, 2011.
Security agreement registered by Northgate Industries Ltd. as registration number 10110234796. This registration expires November 2, 2011.
Garage keepers’ lien registered by Kal Tire — Leduc (650) as registration number 10112517771. This registration expires May 25, 2011.
Personal Property Registry — British Columbia (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 032519F. This registration expires June 18, 2019.
Repairers lien registered by Kal Tire A Corporate Partnership as registration number 764150F. This registration expires March 14, 2011.
Personal Property Registry — Saskatchewan (Effective November 29, 2010)
None.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

Personal Property Registry — Manitoba (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 200910378308. This registration expires June 18, 2019.
Personal Property Registry — Ontario (Effective November 29, 2010)
None.
Personal Property Registry — Newfoundland (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 7445259. This registration expires June 19, 2019.
Personal Property Registry — Yukon Territory (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 78618. This registration expires June 18, 2019.
Personal Property Registry — Northwest Territories (Effective November 29, 2010)
None.
Personal Property Registry — Nunavut (Effective November 29, 2010)
None.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

PTI TRAVCO MODULAR STRUCTURES LTD.
Personal Property Registry — Alberta (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 09061819477. This registration expires June 18, 2019.
Land charge registered by The Bank of Nova Scotia as registration number 03110403882. This registration does not expire.
Personal Property Registry — British Columbia (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 032511F. This registration expires June 18, 2019.
Personal Property Registry — Saskatchewan (Effective November 29, 2010)
None.
Personal Property Registry — Manitoba (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 200910376402. This registration expires June 18, 2019.
Personal Property Registry — Ontario (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 20090618 1414 1862 9448. This registration expires June 18, 2019.
Personal Property Registry — Newfoundland (Effective November 30, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 7445240. This registration expires June 19, 2019.
Personal Property Registry — Yukon Territory (Effective November 30, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 78592. This registration expires June 18, 2019.
Personal Property Registry — Northwest Territories (Effective November 30, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 706176. This registration expires June 19, 2019.
Personal Property Registry — Nunavut (Effective November 29, 2010)
None.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

CROWN CAMP SERVICES LTD.
Personal Property Registry — Alberta (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 09061819611. This registration expires June 18, 2019.
Personal Property Registry — British Columbia (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 032523F. This registration expires June 18, 2019.
Personal Property Registry — Saskatchewan (Effective November 29, 2010)
None.
Personal Property Registry — Manitoba (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 200910378502. This registration expires June 18, 2019.
Personal Property Registry — Ontario (Effective November 29, 2010)
None.
Personal Property Registry — Newfoundland (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 7445268. This registration expires June 19, 2019.
Personal Property Registry — Yukon Territory (Effective December 1, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 78626. This registration expires June 18, 2019.
Personal Property Registry — Northwest Territories (Effective November 30, 2010)
None.
Personal Property Registry — Nunavut (Effective November 30, 2010)
None.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

PTI INTERNATIONAL LTD.
Personal Property Registry — Alberta (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 09061819365. This registration expires June 18, 2019.
Personal Property Registry — British Columbia (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 032503F. This registration expires June 18, 2019.
Personal Property Registry — Saskatchewan (Effective November 29, 2010)
None.
Personal Property Registry — Manitoba (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 200910375600. This registration expires June 18, 2019.
Personal Property Registry — Ontario (Effective November 29, 2010)
None.
Personal Property Registry — Newfoundland (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 7445188. This registration expires June 19, 2019.
Personal Property Registry — Yukon Territory (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 78576. This registration expires June 18, 2019.
Personal Property Registry — Northwest Territories (Effective November 29, 2010)
None.
Personal Property Registry — Nunavut (Effective November 29, 2010)
None.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

PTI INTERNATIONAL INC.
Personal Property Registry — Alberta (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 09061819241. This registration expires June 18, 2019.
Personal Property Registry — British Columbia (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 032500F. This registration expires June 18, 2019.
Personal Property Registry — Saskatchewan (Effective November 29, 2010)
None.
Personal Property Registry — Manitoba (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 200910374701. This registration expires June 18, 2019.
Personal Property Registry — Ontario (Effective November 29, 2010)
None.
Personal Property Registry — Newfoundland (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 7445151. This registration expires June 19, 2019.
Personal Property Registry — Yukon Territory (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 78543. This registration expires June 18, 2019.
Personal Property Registry — Northwest Territories (Effective November 29, 2010)
None.
Personal Property Registry — Nunavut (Effective November 29, 2010)
None.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

PTI CAMP INSTALLATIONS LTD.
Personal Property Registry — Alberta (Effective November 29, 2010)
Security agreement registered by Buckwold Western Ltd. as registration number 09010518184. This registration expires January 5, 2012.
Security agreement registered by The Bank of Nova Scotia as registration number 09061819424. This registration expires June 18, 2019.
Garage keepers’ lien registered by Bobcat of Fort McMurray as registration number 10092333774. This registration expires March 23, 2011.
Garage keepers’ lien registered by Bobcat of Fort McMurray as registration number 1010289962. This registration expires April 28, 2011.
Personal Property Registry — British Columbia (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 032504F. This registration expires June 18, 2019.
Personal Property Registry — Saskatchewan (Effective November 29, 2010)
None.
Personal Property Registry — Manitoba (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 200910376100. This registration expires June 18, 2019.
Personal Property Registry — Ontario (Effective November 29, 2010)
None.
Personal Property Registry — Newfoundland (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 7445160. This registration expires June 19, 2019.
Personal Property Registry — Yukon Territory (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 78584. This registration expires June 18, 2019.
Personal Property Registry — Northwest Territories (Effective November 29, 2010)
None.
Personal Property Registry — Nunavut (Effective November 29, 2010)
None.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

PTI PREMIUM CAMP SERVICES LTD.
Personal Property Registry — Alberta (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 09061819517. This registration expires June 18, 2019.
Land charge registered by The Bank of Nova Scotia as registration number 03110403940. This registration does not expire.
Security agreement registered by Sissons Enterprises Corp. as registration number 08121729992. This registration expires December 17, 2018.
Security agreement registered by Lions Gate Trailers Ltd. as registration number 09050514986. This registration expires May 5, 2012.
Security agreement registered by Black Diamond LP as registration number 10080429513. This registration expires August 4, 2011.
Security agreement registered by Atco Structures & Logistics Ltd. as registration number 10081129017. This registration expires August 11, 2011.
Security agreement registered by Black Diamond LP as registration number 10081932333. This registration expires August 19, 2011.
Security agreement registered by Sysco Montana, Inc. as registration number 10082310626. This registration expires August 23, 2015.
Security agreement registered by Lions Gate Trailers Ltd. as registration number 10091033073. This registration expires September 10, 2013.
Security agreement registered by Alta-Fab Structures Ltd. as registration number 10093024379. This registration expires September 23, 2011.
Security agreement registered by Alta-Fab Structures Ltd. as registration number 10101336058. This registration expires October 13, 2011.
Security agreement registered by Alta-Fab Structures Ltd. as registration number 10101336066. This registration expires October 13, 2011.
Security agreement registered by Alta-Fab Structures Ltd. as registration number 10101407171. This registration expires October 14, 2011.
Personal Property Registry — British Columbia (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 032513F. This registration expires June 18, 2019.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

Personal Property Registry — Saskatchewan (Effective November 29, 2010)
Land charge registered by The Bank of Nova Scotia as registration number 120179294. This registration does not expire.
Security agreement registered by The Bank of Nova Scotia as registration number 300472953. This registration expires June 22, 2019.
Personal Property Registry — Manitoba (Effective November 29, 2010)
Security Agreement registered by The Bank of Nova Scotia as registration number 200322894600. This registration does not expire.
Security agreement registered by The Bank of Nova Scotia as registration number 200910377808. This registration expires June 18, 2019.
Personal Property Registry — Ontario (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 20090618 1414 1862 9447. This registration expires June 18, 2019.
Personal Property Registry — Newfoundland (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 7445133. This registration expires June 19, 2019.
Personal Property Registry — Yukon Territory (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 78600. This registration expires June 18, 2019.
Personal Property Registry — Northwest Territories (Effective November 30, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 706184. This registration expires June 19, 2019.
Personal Property Registry — Nunavut (Effective November 30, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 140905. This registration expires June 22, 2019.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

892493 ALBERTA INC.
Personal Property Registry — Alberta (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 09061819286. This registration expires June 18, 2019.
Personal Property Registry — British Columbia (Effective November 29, 2010)
None.
Personal Property Registry — Saskatchewan (Effective November 29, 2010)
None.
Personal Property Registry — Manitoba (Effective November 29, 2010)
None.
Personal Property Registry — Ontario (Effective November 29, 2010)
None.
Personal Property Registry — Newfoundland (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 7445204. This registration expires June 19, 2019.
Personal Property Registry — Yukon Territory (Effective November 30, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 78550. This registration expires June 18, 2019.
Personal Property Registry — Northwest Territories (Effective November 29, 2010)
None.
Personal Property Registry — Nunavut (Effective November 29, 2010)
None.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

STINGER WELLHEAD PROTECTION (CANADA) INCORPORATED
Personal Property Registry — Alberta (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 06022830753. This registration expires February 28, 2011.
Land charge registered by The Bank of Nova Scotia as registration number 06022830787. This registration does not expire.
Security agreement registered by The Bank of Nova Scotia as registration number 09061819498. This registration expires June 18, 2019.
Security agreement registered by IOS Financial Services as registration number 08120920143. This registration expires December 9, 2014.
Garage keepers’ lien registered by Kal Tire A Corporate Partnership as registration number 10092828432. This registration expires March 28, 2011.
Garage keepers’ lien registered by Kal Tire A Corporate Partnership as registration number 10102626633. This registration expires April 26, 2011.
Personal Property Registry — British Columbia (Effective November 29, 2010)
None.
Personal Property Registry — Saskatchewan (Effective November 29, 2010)
Writ of execution provincial or creditors’ relief certificate registered by Saskatchewan Finance — Revenue Division as registration number 300516012. This registration expires October 18, 2019.
Personal Property Registry — Manitoba (Effective November 29, 2010)
None.
Personal Property Registry — Ontario (Effective November 29, 2010)
None.
Personal Property Registry — Newfoundland (Effective November 29, 2010)
None.
Personal Property Registry — Yukon Territory (Effective November 30, 2010)
None.
Personal Property Registry — Northwest Territories (Effective November 30, 2010)
None.
Personal Property Registry — Nunavut (Effective November 29, 2010)
None.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

PTI NOBLE STRUCTURES INC.
Personal Property Registry — Alberta (Effective November 29, 2010)
Security agreement registered by The Bank of Nova Scotia as registration number 09061819442. This registration expires June 18, 2019.
Security agreement registered by Buckwold Western Ltd. as registration number 05072620684. This registration expires July 26, 2011.
Personal Property Registry — British Columbia (Effective November 29, 2010)
None.
Personal Property Registry — Saskatchewan (Effective November 29, 2010)
None.
Personal Property Registry — Manitoba (Effective November 29, 2010)
None.
Personal Property Registry — Ontario (Effective November 29, 2010)
None.
Personal Property Registry — Newfoundland (Effective November 29, 2010)
None.
Personal Property Registry — Yukon Territory (Effective November 30, 2010)
None.
Personal Property Registry — Northwest Territories (Effective November 30, 2010)
None.
Personal Property Registry — Nunavut (Effective November 30, 2010)
None.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

CHRISTINA LAKE ENTERPRISES LTD.
Personal Property Registry — Alberta (Effective December 1, 2010)
None.
Personal Property Registry — British Columbia (Effective December 1, 2010)
None.
Personal Property Registry — Saskatchewan (Effective December 1, 2010)
None.
Personal Property Registry — Manitoba (Effective December 1, 2010)
None.
Personal Property Registry — Ontario (Effective December 1, 2010)
None.
Personal Property Registry — Newfoundland (Effective December 1, 2010)
None.
Personal Property Registry — Yukon Territory (Effective December 1, 2010)
None.
Personal Property Registry — Northwest Territories (Effective December 1, 2010)
None.
Personal Property Registry — Nunavut (Effective December 1, 2010)
None.
Exhibit H-2 — Form of Opinion of Fraser Milner Casgrain LLP

EXHIBIT I
[Form of]
COMPLIANCE CERTIFICATE
     This certificate dated as of ________ ___, 20__ is prepared pursuant to the Amended and Restated Credit Agreement dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oil States International, Inc., a Delaware corporation (the “U.S. Borrower”), PTI Group Inc., a corporation amalgamated under the laws of the Provinces of Alberta (the “Canadian Parent”), PTI Premium Camp Services Ltd., a corporation amalgamated under the laws of the Province of Alberta (“PTI Premium” and, together with the Canadian Parent, the “Canadian Borrowers” and, together with the U.S. Borrower, the “Borrowers”), the Lenders party thereto, Wells Fargo Bank, N.A. as U.S. administrative agent and U.S. collateral agent (the “Administrative Agent”) for the Lenders, and Royal Bank of Canada as Canadian administrative agent and Canadian collateral agent (the “Canadian Administrative Agent”) for the Canadian Lenders.
     The undersigned, on behalf of the U.S. Borrower, hereby certifies and warrants that [     ] is a Financial Officer of the U.S. Borrower and that, as such, he or she is authorized to execute this certificate for and on behalf of the U.S. Borrower. Except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, to the best knowledge of the undersigned, at no time during the period from [       ] through [       ] (the “Certificate Period”) did a Default or an Event of Default exist.

	Covenant	Maximum/Minimum	Actual
(a)	In accordance with the covenant set forth in Section 6.10 of the Credit Agreement, the Interest Coverage Ratio of the U.S. Borrower, for previous four consecutive fiscal quarters (taken as one accounting period), was:	Minimum 3.00 to 1.00	[ ]

(b)	In accordance with the covenant set forth in Section 6.11 of the Credit Agreement, the Leverage Ratio, as of the last day of the Certificate Period, was:	Maximum _____ to 1.00[24]	[ ]
A calculation sheet reflecting the above-computations is attached hereto as Schedule 1.

[24]	(a) 3.50 to 1.00 for each fiscal quarter ending after the Effective Date through December 31, 2011, (b) 3.25 to 1.00 for each fiscal quarter ending from March 31, 2012 through December 31, 2012 or (c) 3.00 to 1.00 for each fiscal quarter thereafter.
Exhibit I — Form of Compliance Certificate

     IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ____ day of [                     ], [           ].

OIL STATES INTERNATIONAL, INC.,
By:
Name:
Title:

Exhibit I — Form of Compliance Certificate

SCHEDULE 1
to
EXHIBIT I
CALCULATION SHEET
Exhibit I — Form of Compliance Certificate

EXHIBIT J
[Form of]
DISCOUNT NOTE

Cdn. $__________________	Date:__________________
          FOR VALUE RECEIVED, the undersigned unconditionally promises to pay on __________________ 20____ to or to the order of [NAME OF CANADIAN LENDER MAKING B/A EQUIVALENT LOANS] (“Holder”), the sum of Cdn. $_______________________ with no interest thereon.
          The undersigned hereby waives presentment, protest and notice of every kind and waives any defenses based upon indulgences which may be granted by the Holder to any party liable hereon and or days of grace.
          This promissory note evidences a B/A Equivalent Loan, as defined in the Amended and Restated Credit Agreement dated December 10, 2010 among Oil States International, Inc., a Delaware corporation, PTI Group Inc., a corporation amalgamated under the laws of the Province of Alberta, and PTI Premium Camp Services Ltd., a corporation amalgamated under the laws of the Province of Alberta, as Borrowers, each of the Guarantors, a syndicate of financial institutions, as Lenders, Wells Fargo Bank, N.A., as Administrative Agent for the Lenders, and Royal Bank of Canada, as Canadian Administrative Agent for the Canadian Lenders, and constitutes evidence of indebtedness to the Holder arising from such B/A Equivalent Loan.

[PTI GROUP INC.

By:
Name:
	Title:	]

[PTI PREMIUM CAMPS SERVICES LTD.
By:
Name:
	Title:	]

Exhibit J — Form of Discount Note

Schedule 1.01(a)
Rolled Letters of Credit

Issuing
Bank	L/C #	Amount	Beneficiary of L/C
Wells Fargo	NZS902122	$26,500.00	HSBC Bank Middle East
Wells Fargo	NTS906467	$25,000.00	JPM Chase/National Bank of Iraq
Cap One	SB-009954-ER	$7,997,000.00	Zurich American Insurance Co.
Wells Fargo	NTS906528	$679,617.00	Kiewit International Projects, Inc.
Wells Fargo	NZS902166	$120,000.00	HSBC Bank Middle East
Wells Fargo	NTS906667	$30,000.00	Kasikorn Bank
Wells Fargo	NTS904445	$4,355,070.20	HSBC London
Wells Fargo	NTS906463	$1,220,276.85	Dragados Offshore Mexico, S.A.
Wells Fargo	NTS906473	$94,610.00	PT. Bank Mandiri
Wells Fargo	NTS906375	$195,000.00	HSBC Indonesia
Wells Fargo	NTS905271	$65,766.04	HSBC Singapore
Cap One	SB-009162-ER	$25,000.00	Reliance Insurance Company
Wells Fargo	NTS906327	$12,346.72	EMDAD, LLC
Cap One	SB-009186-SS	$233,800.00	National Union Fire Insurance
Wells Fargo	NTS950026	$124,614.42	Industrial & Comm. Bank of China
Wells Fargo	NTS950016	$40,000.00	JPM Chase/National Bank of Iraq
Wells Fargo	NTS950011	$105,000.00	HSBC India
Wells Fargo	NTS950018	$104,151.50	Barclays Bank
Wells Fargo	NTS906109	$100,420.00	State Bank of India
Wells Fargo	NTS906443	$15,810.80	EMDAD, LLC
Wells Fargo	NTS906578	$64,348.00	Bank of China
Wells Fargo	NTS904887	$680,000.00	Lloyds TSB Bank Plc
Cap One	SB-010384-SS	$75,000.00	Liberty Mutual Insurance Co.
Wells Fargo	NTS903780	$853,372.38	Bancomer
Wells Fargo	NTS903939	$869,925.56	Bancomer
Wells Fargo	NZS904975	$87,000.00	HSBC London
Wells Fargo	NTS906313	$26,000.00	HSBC Singapore
Wells Fargo	NTS906316	$41,232.00	Larsen&Toubro
Wells Fargo	NTS906165	$39,731.52	HSBC Indonesia
Wells Fargo	NTS906127	$61,705.00	HSBC Singapore
Wells Fargo	NTS905836	$110,757.00	HSBC Singapore
Wells Fargo	NTS906250	$815,690.00	OCBC Bank (Malaysia) Berhad
Wells Fargo	NTS905571	$32,166.20	HSBC London
Wells Fargo	NTS904824	$797,295.10	HSBC London
Wells Fargo	NTS906578	$8,059.75	Bank of China
Wells Fargo	NZS905707	$520,857.23	European Maritime Commerce BV
Wells Fargo	NTS906210	$30,425.00	Citibank Indonesia
Wells Fargo	NTS906391	$688,117.80	HSBC Middle East
Wells Fargo	NTS906513	$41,968.00	EMDAD, LLC
Wells Fargo	NTS906668	$333,975.00	Barclays Bank

	Total:	$21,747,609.07

Schedule 1.01(a) — Rolled Letters of Credit

Issuing
Bank	L/C #	Amount	Beneficiary of L/C
BNS	S18572/227346	C$130,000.00	Minister of Finance (Alberta)
BNS	S18572/228420	C$25,000.00	Summit Real Estate LP
BNS	S18572/249085	C$79,860.00	Minister of Finance (Alberta)
BNS	S18572/266910	C$100,000.00	Minister of Finance (Alberta)

	Total:	C$334,860.00

Schedule 1.01(a) — Rolled Letters of Credit

Schedule 1.01(b)
U.S. Subsidiary Guarantors

Acute Technological Services, Inc.
Capstar Drilling LP, L.L.C.
Capstar Holding, L.L.C.
Capstar Drilling, Inc.
Capstar Drilling GP, L.L.C.
General Marine Leasing, LLC
Oil States Energy Services, Inc
Oil States Management, Inc.
Oil States Industries, Inc.
Oil States Skagit SMATCO, LLC
PTI Group USA LLC
PTI Mars Holdco1, LLC
Sooner Inc.
Sooner Pipe, L.L.C.
Sooner Holding Company
Specialty Rental Tools & Supply, L.L.C.
Stinger Wellhead Protection, Incorporated
Well Testing, Inc.
Schedule 1.01(b) — U.S. Subsidiary Guarantors

Schedule 1.01(c)
Canadian Subsidiary Guarantors

892493 Alberta Inc.
PTI Travco Modular Structures Ltd.
PTI Camp Installations Ltd.
Crown Camp Services Ltd.
PTI International Inc.
PTI International Ltd.
Stinger Wellhead Protection (Canada) Incorporated
PTI Noble Structures Inc.
Schedule 1.01(c) — Canadian Subsidiary Guarantors

Schedule 2.01
Lenders and Commitments
Commitments

			Canadian
	U.S. Revolving	U.S. Term	Revolving	Canadian Term	Total
Bank	Commitment	Commitment	Commitment	Commitment	Commitment
Wells Fargo Bank, N.A.	$58,427,815	$23,371,129	$0	$0	$81,798,944.00
Wells Fargo Financial Corporation Canada	$0	$0	$48,715,041	$19,486,015	$68,201,056.00
Royal Bank of Canada	$38,951,877	$15,580,752	$32,476,694	$12,990,677	$100,000,000.00
JPMorgan Chase Bank, N.A.	$47,619,048	$19,047,619	$23,809,524	$9,523,809	$100,000,000.00
The Bank of Nova Scotia	$30,952,381	$12,380,952	$15,476,191	$6,190,476	$65,000,000.00
Toronto Dominion (Texas) LLC	$18,969,514	$7,587,805	$0	$0	$26,557,319.00
The Toronto-Dominion Bank	$0	$0	$27,459,058	$10,983,623	$38,442,681.00
DNB NOR Bank ASA	$23,809,524	$9,523,809	$11,904,762	$4,761,905	$50,000,000.00
Bank of America, N.A.	$23,809,524	$9,523,809	$0	$0	$33,333,333.00
Bank of America, N.A., acting through its Canada Branch	$0	$0	$11,904,762	$4,761,905	$16,666,667.00
HSBC Bank USA, N.A.	$23,809,524	$9,523,809	$0	$0	$33,333,333.00
HSBC Bank Canada	$0	$0	$11,904,762	$4,761,905	$16,666,667.00
Credit Suisse AG	$23,809,524	$9,523,809	$11,904,762	$4,761,905	$50,000,000.00
Fifth Third Bank	$35,714,286	$14,285,714	$0	$0	$50,000,000.00
Schedule 2.01 — Lenders and Commitments

			Canadian
	U.S. Revolving	U.S. Term	Revolving	Canadian Term	Total
Bank	Commitment	Commitment	Commitment	Commitment	Commitment
Sumitomo Mitsui Banking Corporation	$23,809,524	$9,523,809	$0	$0	$33,333,333.00
Sumitomo Mitsui Banking Corporation of Canada	$0	$0	$11,904,762	$4,761,905	$16,666,667.00
Natixis, New York Branch	$18,095,238	$7,238,095	$9,047,619	$3,619,048	$38,000,000.00
U.S. Bank National Association	$18,095,238	$7,238,095	$9,047,619	$3,619,048	$38,000,000.00
Capital One, N.A.	$27,142,857	$10,857,143	$0	$0	$38,000,000.00
Barclays Bank plc	$18,095,238	$7,238,095	$9,047,619	$3,619,048	$38,000,000.00
Comerica Bank	$18,095,238	$7,238,095	$9,047,619	$3,619,048	$38,000,000.00
Amegy Bank National Association	$19,047,618	$7,619,048	$0	$0	$26,666,666.00
National Australia Bank Limited	$19,047,619	$7,619,048	$0	$0	$26,666,667.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$12,698,413	$5,079,365	$0	$0	$17,777,778.00
Bank of Tokyo-Mitsubishi UFJ (Canada)	$0	$0	$6,349,206	$2,539,683	$8,888,889.00
TOTAL	$500,000,000	$200,000,000	$250,000,000	$100,000,000	$1,050,000,000
Schedule 2.01 — Lenders and Commitments

Schedule 3.08
Subsidiaries

			% Ownership
			Interest of U.S.
	Jurisdiction	Outstanding	Borrower and
Subsidiary Name	of Formation	Equity Interests	its Subsidiaries
892493 Alberta Inc.	Alberta	100 Class A Common Shares	100%
892489 Alberta Inc.	Alberta	100 Common Shares; 1,757 Exchangeable Shares	100% of Common Shares
3045843 Nova Scotia Company	Nova Scotia	Three Common Shares	100%
AcuteCyberTwo LLC	Texas	Membership Interest	100%
Acute Technological Services, Inc.	Texas	1,045,454 Shares of common stock	100%
ATSCyberone LLC	Texas	Membership Interest	100%
A-Z Terminal Corporation	Oklahoma	1,000 shares	100%
Capstar Drilling GP, L.L.C.	Delaware	Membership Interest	100%
Capstar Drilling LP, L.L.C.	Delaware	Membership Interest	100%
Capstar Drilling, Inc.	Texas	27, 882 shares of common stock	100%
Capstar Holding, L.L.C.	Delaware	Membership Interest	100%
Chickasaw Distributors, Inc.	Texas	N/A	29%
Christina Lake Enterprises Ltd.	Alberta	100 Common Shares	100%
Crown Camp Services Ltd	Alberta	100 Class “A” Shares; 25.67 Class “A”Shares	100%
CyberSolda IMCSS LTDA.	Brazil	1,200,000 shares	100%
Ek’Ati Services Ltd.	Northwest Territories	51 Class “A”Shares; 49 Class “B”Shares	100%
Elastomeric Actuators, Inc.	Texas	1,000 shares	60%
Especiality Rental Tools & Supplies de Mexico S.A. de C.V.	Tabasco, Mexico	500 shares	100%
General Marine Construction, Inc.	Louisiana	1,000 Common	100%
Schedule 3.08 — Subsidiaries and Special Purpose Business Entities

			% Ownership
			Interest of U.S.
	Jurisdiction	Outstanding	Borrower and
Subsidiary Name	of Formation	Equity Interests	its Subsidiaries
General Marine Leasing, LLC	Delaware	Membership Interest	100%
General Marine Offshore Equipment, Inc.	Louisiana	1,000 Common	100%
G&T Oil States Industries Private Limited	India	1,456,360	25%
*MSL Nominees Pty Ltd.
Norwel Developments Limited	Northwest Territories	200 Class “A”Common Shares	100%
Oil States Industries do Brasil — Instalacoes Maritimas Ltda.	Rio de Jeneiro, Brazil	Quotas — uncertificated	100%
Oil States Energy Services, Inc.	Delaware	1,000 shares of common stock	100%
Oil States Industries (Asia) PTE LTD	Singapore	100 common	100%
Oil States Industries (Thailand) Ltd.	Rayong, Thailand	67,200 ordinary shares	96%
Oil States Industries (UK) Limited	Scotland	35,000	100%
Oil States Industries Nigeria Limited	Nigeria	4,950,000	99%
Oil States Industries, Inc.	Delaware	1,000 shares of common	100%
Oil States Klaper Limited	England	599,902 shares	100%
Oil States Management, Inc.	Delaware	1,000 shares of common stock	100%
Oil States Martec de Mexico	Mexico	50,000 Common	100%
Oil States MCS, Ltd.	England	200,000 shares	100%
Oil States Skagit SMATCO, LLC	Delaware	Membership Interest issued in unit increments — 500 units	100%
Oil States Uniäo S.A.	Brazil	10,200 Common	51%
PTI Atlantic Ltd.	Newfoundland and Labrador	100 common shares	100%
PTI Camp Installations Ltd	Alberta	100 Class “A” Shares	100%
PTI Group USA LLC	Delaware	Membership Interest	100%
Schedule 3.08 — Subsidiaries and Special Purpose Business Entities

			% Ownership
			Interest of U.S.
	Jurisdiction	Outstanding	Borrower and
Subsidiary Name	of Formation	Equity Interests	its Subsidiaries
PTI Group Inc.	Alberta	4,722,490 Class “A” Common Shares; 1,500,000 Class “B” Common Shares; 904,200 Class “C” Common Shares; 634,265 Class “D” Common Shares	100%
PTI Holding Company 1 Pty Ltd.	Australia	1, share	100%
PTI Holding Company 2 Pty Ltd.	Australia	1, share	100%
PTI International (Europe) BV	The Netherlands	18 common shares	100%
PTI International Inc.	Alberta	100 Common Shares	100%
PTI International Ltd.	Alberta	100,100 Class A Shares	100%
PTI Mars Coöperatief 1 U.A	Netherlands	Membership Interest	100%
PTI Mars Coöperatief 2 U.A	Netherlands	Membership Interest	100%
PTI Mars Coöperatief 3 U.A	Netherlands	Membership Interest	100%
PTI Mars Holdco 1, LLC	Delaware	Membership Interest	100%
PTI Mars Holdco 2, LLC	Delaware	Membership Interest	100%
PTI Mars Holdco 3, LLC	Delaware	Membership Interest	100%
PTI Mars Holdco 4, LLC	Delaware	Membership Interest	100%
PTI Noble Structures Inc.	Alberta	100 shares	100%
PTI Premium Camp Services Ltd.	Alberta	489.66 Class A Shares	100%
PTI Remote Site Services USA Inc.	Alaska	1,500 shares	100%
PTI Travco Modular Structures Ltd.	Alberta	429,648 Shares	100%
Quality Oilfield Services (2001), Ltd.	Barbados	n/a	100%
Sooner Holding Company	Delaware	500 shares	100%
Schedule 3.08 — Subsidiaries and Special Purpose Business Entities

			% Ownership
			Interest of U.S.
	Jurisdiction	Outstanding	Borrower and
Subsidiary Name	of Formation	Equity Interests	its Subsidiaries
Sooner Inc.	Delaware	1,000 shares	100%
Sooner Pipe & Supply Nigeria Limited	Nigeria	2,000,000	100%
Sooner Pipe & Supply Venezuela S.A.	Venezuela	100 shares	100%
Sooner Pipe, L.L.C.	Delaware	Membership Interest	100%
Specialty Rental Tools & Supply, L.L.C	Delaware	Membership Interest	100%
Stinger Mexicana S.A. de C.V.	Tamaulipas, Mexico	$53,000.00	100%
Stinger Wellhead International, Inc.	Commonwealth of the Bahamas	3,000 shares	100%
Stinger Wellhead Protection (Canada) Incorporated	Alberta	1,000 Class A Common shares; 266 Class B Common shares	100%
Stinger Wellhead Protection, Incorporated	Texas	120 shares	100%
*The MAC Linen Services Pty Ltd.
*The MAC Services Group Limited
Tree Savers International (USA), Inc.	Oklahoma	1,000 shares	100%
Well Testing, Inc.	Delaware	400 shares of common	100%

*	Entities will become subsidiaries on the Implementation Date.
Special purpose Business Entities
Buffalo Metis Catering Ltd.
Metis Catering Joint Venture Ltd.
Spectrum Catering Ltd.
Kusawa Catering Ltd.
Asaki Catering Ltd.
Schedule 3.08 — Subsidiaries and Special Purpose Business Entities

Schedule 3.09
Litigation
None.
Schedule 3.09 — Litigation

Schedule 3.16(a)
Unfunded Plans
None.
Schedule 3.16(a) — Unfunded Plans

Schedule 3.16(b)
Canadian Benefit Plans

Company Name	Non-union / Union	Pension Plan type	Health & Wellness
PTI Premium Camp Services Ltd.	Salaried / Hourly	Matching RRSP — GWL	PTI — Sun Life

Buffalo Metis Catering Ltd.	Salaried/Local 401 UFCW	PTI provided RRSP — GWL	PTI — Sun Life

PTI Group Inc.		Matching RRSP — GWL	PTI — Sun Life

Crown Camp Services Ltd.	Salaried	Matching RRSP — GWL	PTI — Sun Life

Crown Camp Services Ltd.	Union — Lakeside	Union Defined Benefit Plan	Union- ARM Management

Crown Camp Services Ltd.	Union- Mildred Lake/Syncrude Cafeteria	Union Defined Benefit Plan	Union- ARM Management *

Norwel Developments Limited	Salaried	Matching RRSP — GWL	PTI — Sun Life

PTI Travco Modular Structures Ltd.	Salaried and Union — Local 2010 Carpenters	Matching RRSP — GWL	PTI — Sun Life

PTI Camp Installations Ltd.	All Trades	Union Defined Benefit Plan	Union Plan

PTI Camp Installations	Salaried and Hourly — Admin.	Matching RRSP — GWL	PTI — Sun Life

PTI Noble	Salaried and Non Union Hourly	Matching RRSP — GWL	PTI — Sun Life

Notes:
RRSP = Registered Retirement Savings Plan
GWL = Great West Life

*	contract expires 12/31/10
Schedule 3.16(b) — Canadian Benefit Plans

Schedule 3.17
Environmental Matters
None.
Schedule 3.17 — Environmental Matters

Schedule 6.01
Outstanding Indebtedness on Effective Date
1. Indebtedness reflected on the consolidated balance sheet of the U.S. Borrower dated as of September 30, 2010.
2. Indebtedness reflected on the consolidated statement of financial position of the MAC Group dated as of June 30, 2010.
Schedule 6.01 — Outstanding Indebtedness on Effective Date

Schedule 6.02
Liens Existing on Effective Date
Debtor: Chickasaw Distributors, Inc.

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Texas Secretary of State	08-0014605620	4/29/2008	Sooner Pipe, L.L.C.
Debtor: Oil States Industries, Inc.

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Delaware Secretary of State	61103126	4/3/2006	U. S. Bancorp
Delaware Secretary of State	61880137	6/2/2006	Inter-Tel Leasing, Inc.
Delaware Secretary of State	62792422	8/11/2006	Toyota Motor Credit Corporation
Delaware Secretary of State	20080261089	1/22/2008	Inter-Tel Leasing, Inc.
Delaware Secretary of State	20081857216	5/30/2008	Inter-Tel Leasing, Inc.
Delaware Secretary of State	20082710661	8/7/2008	NMHG Financial Services Inc.
Delaware Secretary of State	20083049549	9/9/2008	Mitel Leasing, Inc.
Delaware Secretary of State	20083269113	9/26/2008	Leaf Funding, Inc.
Delaware Secretary of State	20091148367	4/9/2009	Air Liquide Instrial U.S. LP
Delaware Secretary of State	20092663331	8/19/2009	Mitel Leasing, Inc.
Debtor: Oil States International, Inc.

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Delaware Secretary of State	20071114403	3/26/2007	Crown Credit Company
Schedule 6.02 — Liens Existing on Effective Date

Debtor: Oil States Skagit Smatco, LLC

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Delaware Secretary of State	20070925411	3/12/2007	Inter-Tel Leasing, Inc.
Debtor: PTI Atlantic Ltd.

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Northwest Territories	392561-CT9	11/23/2006	The Toronto-Dominion Bank
Debtor: PTI Camp Installations Ltd.

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Alberta	09010518184	1/5/2009	Buckwold Western Ltd.
Alberta	10092333774	9/23/2010	Bobcat of Fort McMurray
Alberta	1010289962	10/28/2010	Bobcat of Fort McMurray
Debtor: PTI Group Inc.

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Alberta	07072733616	7/27/2007	Koch Ford Lincoln Sales (2003) Ltd & HSBC
Alberta	09072019646	7/20/2009	Coast Wholesale Appliances LP
Alberta	10081029883	8/10/2010	Edmonton Kenworth Ltd
Alberta	10081131468	8/11/2010	Edmonton Kenworth Ltd
Alberta	10082310626	8/23/2010	Sysco Montana, Inc.
Alberta	10091522823	9/15/2010	Kal Tire A Corporate Partnership
Alberta	10092223737	9/22/2010	Kal Tire A Corporate Partnership
Alberta	10101410399	10/14/2010	Bradt Tractor Ltd.
Schedule 6.02 — Liens Existing on Effective Date

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Alberta	10102019053	10/20/2010	Kal Tire A Corporate Partnership
Alberta	10110234796	11/2/2010	Northgate Industries Ltd.
Alberta	10112517771	11/25/2010	Kal Tire — Leduc (650)
British Columbia	764150F	9/15/2010	Kal Tire A Corporate Partnership
     Debtor: PTI Noble Structures Inc.

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Alberta	05072620684	7/26/2005	Buckwold Western Ltd.
     Debtor: PTI Premium Camp Services Ltd.

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Alberta	08121729992	12/17/2008	Sisson Enterprises Corp & Tanks Direct
Alberta	10081129017	8/11/2010	Atco Structures & Logistics Ltd
Alberta	09050514986	5/5/2010	Lions Gate Trailers Ltd.
Alberta	10080429513	8/4/2010	Black Diamond LP
Alberta	10081932333	8/19/2010	Black Diamond LP
Alberta	10082310626	8/23/2010	Sysco Montana, Inc.
Alberta	10091033073	9/10/2010	Lions Gate Trailers Ltd.
Alberta	10093024379	9/30/2010	Alta-Fab Structures Ltd.
Alberta	10101336058	10/13/2010	Alta-Fab Structures Ltd.
Alberta	10101336066	10/13/2010	Alta-Fab Structures Ltd.
Alberta	10101407171	10/14/2010	Alta-Fab Structures Ltd.
Schedule 6.02 — Liens Existing on Effective Date

     Debtor: PTI Travco Modular Structures Ltd.

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Alberta	08111917690	11/19/2008	Arpac Storage Systems Corporation
     Debtor: Stinger Wellhead Protection (Canada) Incorporated

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Saskatchewan	300516012	10/16/2009	Saskatchewan Finance
Alberta	10092822432	9/28/2010	Kal Tire A Corporate Partnership
Alberta	101012626633	10/26/2010	Kal Tire A Corporate Partnership
Alberta	8120920143	12/9/2008	IOS Financial Services
     Debtor: Stinger Wellhead Protection, Incorporated

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Texas Secretary of State	05-0030320215	9/29/2005	Susquehanna Patriot Commercial Leasing Company,
Inc. and FPC Funding II LLC
Texas Secretary of State	05-0032196511	10/17/2005	Dell Financial Services, L.P.
     Debtor: The Mac Services Group Limited

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Australia	690247	9/4/1999	National Australia Bank Limited
Australia	1278948	3/22/2006	Bank of New Zealand Australia
Australia	1284291	4/4/2006	Bank of New Zealand Australia
Australia	1662794	11/7/2008	Bank of New Zealand Australia
Australia	1662795	11/7/2008	National Australia Bank Limited
Schedule 6.02 — Liens Existing on Effective Date

JURISDICTION	FILE #	FILE DATE	SECURED PARTY
Australia	1666611	7/21/2008	Bank of New Zealand Australia
Australia	1666622	7/21/2008	National Australia Bank Limited
Schedule 6.02 — Liens Existing on Effective Date

Schedule 6.04
Existing Investments
1. Investments reflected on the consolidated balance sheet of the U.S. Borrower dated as of September 30, 2010.
2. Intercompany Investments existing on the Effective Date.
Schedule 6.04 — Existing Investments